   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1999
                                                       REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                       AMERICAN HOME PRODUCTS CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    2834                                   13-2526821
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                         ------------------------------

                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                                 (973) 660-5000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------

                           LOUIS L. HOYNES, JR., ESQ.
                            JEFFREY S. SHERMAN, ESQ.
                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                                 (973) 660-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

     CHARLES I. COGUT, ESQ.           GREGORY L. JOHNSON, ESQ.             LOU R. KLING, ESQ.
    WILLIAM E. CURBOW, ESQ.            WARNER-LAMBERT COMPANY            EILEEN T. NUGENT, ESQ.
   SIMPSON THACHER & BARTLETT              201 TABOR ROAD                SKADDEN, ARPS, SLATE,
      425 LEXINGTON AVENUE        MORRIS PLAINS, NEW JERSEY 07950          MEAGHER & FLOM LLP
    NEW YORK, NEW YORK 10017               (973) 385-2000                   919 THIRD AVENUE
         (212) 455-2000                                                 NEW YORK, NEW YORK 10022
                                                                             (212) 735-3000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this registration statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                                                                      PROPOSED               PROPOSED
                                                  AMOUNT               MAXIMUM               MAXIMUM               AMOUNT OF
          TITLE OF EACH CLASS OF                   TO BE           OFFERING PRICE           AGGREGATE            REGISTRATION
       SECURITIES TO BE REGISTERED             REGISTERED(1)          PER UNIT          OFFERING PRICE(2)           FEE(2)
Common Stock, par value $0.33 1/3 per
 share (and associated preferred share
 purchase rights)                              1,391,816,197             N/A            $75,071,686,707.30        $19,818,926

(1) Represents the maximum number of shares of common stock of American Home Products Corporation, par value $0.33 1/3 per share, including the associated preferred share purchase rights, issuable upon consummation of the merger based on the exchange ratio of 1.4919 shares of AHP common stock to be exchanged for each outstanding share of common stock of Warner-Lambert Company, par value $1.00 per share (other than shares of Warner-Lambert common stock owned by AHP or held by Warner-Lambert, which shall be cancelled in the merger), and based on (a) the number of outstanding shares of Warner-Lambert common stock plus (b) the number of shares of Warner-Lambert common stock that could be issued prior to the effective time of the merger. This registration statement also relates to an indeterminate number of shares of AHP common stock (and associated preferred share purchase rights) that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.

(2) Pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, the registration fee was calculated based on the product of
    (1) 932,915,207 shares of Warner-Lambert common stock on a fully diluted basis and (2) $80.47 per share, the average of the high and low sale prices for shares of Warner-Lambert common stock on the New York Stock Exchange on December 14, 1999.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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       [PRELIMINARY DRAFT DATED DECEMBER 17, 1999--SUBJECT TO COMPLETION]

[LOGO]                                                                                [LOGO]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of American Home Products Corporation and Warner-Lambert Company have unanimously approved a merger of equals designed to create the world's largest pharmaceutical and consumer health products company. In addition to its leading global business in pharmaceuticals and consumer health care products, the combined company will also have a powerful pipeline of innovative products and strong biotechnology capabilities. The combined company will be named AmericanWarner, Inc.

    When the merger is completed, Warner-Lambert stockholders will receive
1.4919 shares of AmericanWarner common stock for each share of Warner-Lambert common stock. AHP stockholders will continue to own their existing shares which after the merger will automatically represent shares of AmericanWarner. We
estimate that AmericanWarner will issue approximately   billion shares to
Warner-Lambert stockholders in the merger. Each company's stockholders as a group will own approximately 50% of the combined company.

    The shares of the combined company will be traded on the New York Stock Exchange under the symbol "AWI."

    We are asking the AHP stockholders to approve an amendment to AHP's certificate of incorporation to increase the number of shares of common stock that AHP is authorized to issue and to change the name of AHP to AmericanWarner, Inc., to approve the issuance of shares of common stock to Warner-Lambert stockholders in connection with the merger and to approve an amendment to AHP's by-laws increasing the size of AHP's board of directors. We are asking the Warner-Lambert stockholders to approve the merger and adopt the merger agreement.

    We cannot complete the merger unless the stockholders of Warner-Lambert approve the merger and adopt the merger agreement and the stockholders of AHP approve the amendment to AHP's certificate of incorporation and the issuance of common stock in connection with the merger.

    We have each scheduled a special meeting of our respective stockholders to vote on these important matters.

    The dates, times and places of the meetings are:

    For AHP stockholders:
               , 2000

    [TIME]

    [PLACE]

    For WARNER-LAMBERT stockholders:

               , 2000

    [TIME]

    [PLACE]

    This document provides you with detailed information about the proposed merger. It also contains information about our companies from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this document carefully. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 19 FOR A DESCRIPTION OF THE VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING THE PROPOSED TRANSACTION.

    We are very enthusiastic about this merger and the strength and capabilities we expect from the combined company.

    WE JOIN WITH ALL THE OTHER MEMBERS OF THE TWO COMPANIES' BOARDS OF DIRECTORS IN RECOMMENDING THAT YOU VOTE IN FAVOR OF THE PROPOSALS.

Very truly yours,

John R. Stafford                                       Lodewijk J.R. de Vink
Chairman, President and                                Chairman, President and
Chief Executive Officer                                Chief Executive Officer
American Home Products Corporation                     Warner-Lambert Company

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED       , 2000 AND IS FIRST BEING
MAILED TO THE STOCKHOLDERS OF AHP AND WARNER-LAMBERT ON OR ABOUT       , 2000.

                                     [LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

    NOTICE IS HEREBY GIVEN that American Home Products Corporation will hold a
special meeting of its stockholders on       ,         , 2000 at       a.m.,
local time, at             for the following purposes:

    1. To consider and vote upon a proposal to amend AHP's restated certificate of incorporation to change the name of AHP to "AmericanWarner, Inc." and increase the total number of authorized shares of AHP common stock from
       2,400,000,000 to           .

    2. To consider and vote on a proposal to approve the issuance of shares of AHP common stock, $0.33 1/3 par value per share, pursuant to an Agreement and Plan of Merger, dated as of November 3, 1999, among AHP, a subsidiary of AHP and Warner-Lambert Company. A copy of the merger agreement is attached as Appendix A to the joint proxy statement/prospectus accompanying this notice.

    3. To consider and vote upon a proposal to amend AHP's by-laws to increase the maximum number of AHP directors from 15 to 24.

    4. To transact such other business as may properly come before the special meeting.

    The board of directors of AHP has fixed the close of business on
            , 2000 as the record date for the determination of stockholders entitled to receive notice of and vote at the AHP special meeting or any adjournment or postponement thereof. A list of the stockholders entitled to vote at the AHP special meeting will be available for inspection by stockholders of record during ordinary business hours at [meeting place/city of meeting place] during the ten-day period prior to the date of the AHP special meeting, and will also be available at the AHP special meeting.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSALS LISTED ABOVE, WHICH ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                                                       By Order of the Board of Directors

                                                       Eileen M. Lach
                                                       SECRETARY

Madison, New Jersey
          , 2000

                                -- IMPORTANT --

           Your vote is important and we urge you to complete, sign, date and mail your proxy card as promptly as possible or use the toll-free telephone number on the proxy card to submit your proxy by telephone by following the instructions on the proxy card. In this way, if you are unable to attend in person, your shares can nevertheless be voted at the AHP special meeting. A return envelope is enclosed for your convenience.
             Remember, your vote is important, so please act today!

                                     [LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

    A special meeting of stockholders of Warner-Lambert Company will be held at
      a.m., local time, on            , 2000 at             , to consider and
vote on the following matters described in the accompanying joint proxy statement/prospectus:

    1. To approve and adopt an Agreement and Plan of Merger, dated as of November 3, 1999, among American Home Products Corporation, Warner-Lambert Company and a subsidiary of American Home Products Corporation, and the merger contemplated by that agreement; and

    2. To transact such other business as may properly come before the special meeting.

    The board of directors of Warner-Lambert Company has fixed the close of
business on             , 2000 as the record date for the determination of
stockholders entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof. A list of the stockholders entitled to vote will be open to the examination of stockholders at Warner-Lambert Company, [35 Waterview Boulevard, Parsippany, New Jersey] during ordinary business hours from
            , 2000 to the date of the meeting and will also be available at the Warner-Lambert special meeting.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AND ADOPT THE MERGER AGREEMENT, BOTH OF WHICH ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

                                          By Order of the Board of Directors

                                          Rae G. Paltiel
                                          SECRETARY

        , 2000
Warner-Lambert Company
201 Tabor Road
Morris Plains, NJ 07950

                             YOUR VOTE IS IMPORTANT

               To be sure your shares are represented at the meeting,
              please complete, date, sign and mail your proxy card
           in the enclosed postage-paid envelope as soon as possible.
               You may vote in person at the meeting even if you
                            send in your proxy card.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE
  AHP/WARNER-LAMBERT MERGER.............      1
SUMMARY.................................      4
  The Companies.........................      4
  The Special Meetings..................      4
  Votes Required........................      4
  The Record Dates for Voting at the
    Meetings............................      5
  Our Recommendations to our
    Stockholders........................      5
  The Merger Agreement..................      5
  What You Will Receive in the Merger...      5
  Board of Directors and Management of
    AmericanWarner Following the
    Merger..............................      5
  Interests of Certain Persons in the
    Merger..............................      6
  Conditions to the Merger..............      6
  Termination...........................      6
  Termination Fees......................      7
  Stock Option Agreements...............      8
  Regulatory Approvals..................      8
  Accounting Treatment..................      8
  Opinions of Financial Advisors........      8
  Material United States Federal Income
    Tax Consequences....................      8
  No Appraisal Rights...................      9
  Listing of AmericanWarner Common
    Stock...............................      9
  The Certificate of Incorporation
    Amendment...........................      9
  The By-Law Amendment..................      9
  Selected Historical Financial
    Information.........................     10
  Significant Events Affecting Financial
    Trends..............................     11
  Unaudited Pro Forma Combined Selected
    Financial Information...............     14
  Summary Unaudited Financial
    Projections.........................     15
  Comparative Per Share Information.....     16
  Comparative Per Share Market Price and
    Dividend Information................     18
RISK FACTORS............................     19
FORWARD-LOOKING STATEMENTS..............     21
THE PROPOSED MERGER.....................     23
  AHP Proposals.........................     23
  Warner-Lambert Proposal...............     23
  Background of the Merger..............     23
  Our Reasons for the Merger............     38
  Factors Considered by, and
    Recommendation of, the Board of
    Directors of Warner-Lambert.........     41
  Factors Considered by, and
    Recommendation of, the Board of
    Directors of AHP....................     45
  Opinion of Financial Advisor to
    Warner-Lambert......................     47
  Opinions of Financial Advisors to
    AHP.................................     47
  Accounting Treatment..................     47
  Material United States Federal Income
    Tax Consequences....................     47
  Regulatory Approvals..................     49
  No Appraisal Rights...................     49
  Certain Litigation....................     49
THE COMPANIES...........................     51
  American Home Products Corporation....     51
  Warner-Lambert Company................     51
THE SPECIAL MEETINGS....................     53
  Date, Times and Places................     53
  Matters to be Considered at the
    Special Meetings....................     53
  Record Date; Stock Entitled to Vote;
    Quorum; Plan Participants...........     53
  Votes Required........................     54
  Share Ownership of Management.........     54
  Shares Held in Street Name; Voting of
    Proxies.............................     55
UNAUDITED PRO FORMA COMBINED CONDENSED
  FINANCIAL STATEMENTS..................     57
INTERESTS OF CERTAIN PERSONS IN THE
  MERGER................................     67
  AHP's Arrangements with Executive
    Officers............................     67
  Warner-Lambert's Arrangements with
    Executive Officers..................     68
  Board of Directors....................     69
  Ownership of Common Stock; Stock
    Options.............................     69
  Indemnification; Directors' and
    Officers' Insurance.................     69
THE MERGER AGREEMENT....................     71
  General...............................     71
  Closing Matters.......................     71
  Consideration to be Received in the
    Merger; Treatment of Stock
    Options.............................     71
  Exchange of Certificates in the
    Merger..............................     72
  Fractional Shares.....................     73
  Listing of AmericanWarner Stock.......     73

  Name Change; Board of Directors;
    Executive Officers; and Company
    Headquarters........................     73
  Covenants.............................     74
  Other Covenants and Agreements........     77
  Representations and Warranties........     78
  Conditions............................     79
  Termination of the Merger Agreement...     80
  Amendments, Extensions and Waivers....     83
STOCK OPTION AGREEMENTS.................     84
  The Stock Options.....................     84
  When the Stock Options May Be
    Exercised...........................     84
  Cash Election.........................     84
  Limitation on Total Profit............     85
  Other Provisions......................     85
  Effect of Stock Option Agreements.....     86
BOARD OF DIRECTORS AND MANAGEMENT OF
  AMERICANWARNER FOLLOWING THE MERGER...     87
  Directors.............................     87
  Committees of the Board of
    Directors...........................     87
  Compensation of Directors.............     87
  Officers..............................     88
  Chief Executive Officer and
    Chairman............................     88
  Other Senior Management...............     88
  Executive Compensation................     88
COMPARISON OF STOCKHOLDERS' RIGHTS......     89
  Authorized Capital....................     89
  Board of Directors....................     89
  Committee of Directors................     90
  Newly Created Directorships and
    Vacancies...........................     90
  Removal of Directors..................     91
  Classified Board......................     91
  Officers..............................     91
  Advance Notice of Stockholder-Proposed
    Business at Annual Meetings.........     92
  Amendments to Governing Documents.....     93
  Rights Plans..........................     94
DESCRIPTION OF AMERICANWARNER CAPITAL
  STOCK.................................     95
  AmericanWarner Common Stock...........     95
  AmericanWarner Preferred Stock........     95
  AmericanWarner Rights Plan............     96
  Transfer Agent and Registrar..........     97
LEGAL MATTERS...........................     98
EXPERTS.................................     98
FUTURE STOCKHOLDER PROPOSALS............     98
WHERE YOU CAN FIND MORE INFORMATION.....     99

Appendix A              Merger Agreement........     A-1
Appendix B              Warner-Lambert Stock
                        Option Agreement........     B-1
Appendix C              AHP Stock Option
                        Agreement...............     C-1
Appendix D              Opinion of Bear, Stearns
                        & Co. Inc...............     D-1
Appendix E              Opinion of Chase
                        Securities Inc..........     E-1
Appendix F              Opinion of Morgan
                        Stanley & Co.
                        Incorporated............     F-1

                             QUESTIONS AND ANSWERS
                      ABOUT THE AHP/WARNER-LAMBERT MERGER

Q:   WHY ARE THE TWO COMPANIES PROPOSING TO
     MERGE?
A:   The boards of directors of AHP and
     Warner-Lambert believe that this merger
     of equals will create the world's
     largest pharmaceuticals and consumer
     health care company, with the scientific
     depth, global marketing strength and
     financial resources to take greater
     advantage of new opportunities and to
     bring innovative new products to market
     faster.
Q:   WHAT WILL BE THE STRENGTHS OF THE
     COMBINED COMPANY?
A:   We expect the combined company to
     benefit from:
     - a strong diversified pipeline with
     over 20 new products expected by 2002;
     - leading products in major therapeutic
       areas;
     - its number one position in over-the-
       counter products with a portfolio of
       globally recognized brand names;
     - complementary technologies and larger
       R&D spending than any of our
       competitors;
     - a strong management team; and
     - significant cost savings.
Q:   WHAT WILL BE THE NAME OF THE COMBINED
     COMPANY?
A:   The combined company will be named
     AmericanWarner, Inc. upon completion of
     the merger.
Q:   WHAT WILL WARNER-LAMBERT STOCKHOLDERS
     RECEIVE FOR THEIR WARNER-LAMBERT SHARES?
A:   Warner-Lambert stockholders will receive
     1.4919 shares of AmericanWarner common
     stock in exchange for each of their
     shares of Warner-Lambert common stock.
     AmericanWarner will not issue fractional
     shares in the merger. As a result, the
     total number of shares of AmericanWarner
     common stock that Warner-Lambert
     stockholders will receive in the merger
     will be rounded down to the nearest
     whole number, and Warner-Lambert
     stockholders will receive a cash payment
     for the value of the remaining fraction
     of a share of AmericanWarner common
     stock that they would otherwise receive,
     if any.
     EXAMPLE:  IF YOU CURRENTLY OWN 200
     SHARES OF WARNER-LAMBERT COMMON STOCK,
     THEN AFTER THE MERGER YOU WILL BE
     ENTITLED TO RECEIVE 298 SHARES OF
     AMERICANWARNER COMMON STOCK AND A CHECK
     FOR THE MARKET VALUE OF THE 0.38
     FRACTIONAL SHARE.
Q:   WILL AHP STOCKHOLDERS RECEIVE ANY SHARES
     AS A RESULT OF THE MERGER?
A:   No. AHP stockholders will continue to
     hold the AHP shares they currently own.
     After the merger, these shares will
     automatically represent shares of
     AmericanWarner.
Q:   HOW IS THIS TRANSACTION BEING
     STRUCTURED?
A:   The transaction is a merger of equals.
     Neither company is acquiring the other
     and, following the merger,
     AmericanWarner will operate as one
     company.
Q:   WHO WILL MANAGE AMERICANWARNER?
A:   Lodewijk J.R. de Vink, the Chairman,
     President and Chief Executive Officer of
     Warner-Lambert, will be the Chief
     Executive Officer and a member of the
     board of directors of AmericanWarner and
     will report to the board of directors of
     AmericanWarner. John R. Stafford, the
     Chairman, President and Chief Executive
     Officer of AHP, will be the Chairman of
     the board of directors of AmericanWarner
     until 18 months following the completion
     of the merger. Following Mr. Stafford's
     retirement, Mr. de Vink will succeed him
     as Chairman. AHP and Warner-Lambert will
     each have equal representation on
     AmericanWarner's board of directors, and
     the employees of AmericanWarner will
     work together to create a single new
     business entity.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE
     COMPLETED?
A:   We are working to complete the merger in
     the second quarter of 2000. However, it
     is possible that delays in obtaining
     regulatory approvals and other factors
     outside the control of the parties could
     require us to complete the merger at a
     later time.
Q:   WHAT HAPPENS TO MY FUTURE DIVIDENDS?
A:   Although dividends are subject to future
     approval and declaration by AHP's and
     Warner-Lambert's respective boards of
     directors, AHP and Warner-Lambert each
     currently plan to continue to pay
     regular quarterly dividends on their
     common stock until the closing of the
     merger. AHP's current quarterly dividend
     is $0.23 per share of common stock, or
     $0.92 per share on an annual basis.
     Warner-Lambert's current quarterly
     dividend is $0.20 per share of common
     stock, or $0.80 per share on an annual
     basis. The dividend policy of
     AmericanWarner will be determined by its
     board of directors following the merger.
     In formulating this policy, we expect
     that the AmericanWarner board of
     directors will consider various factors,
     including the earnings, financial
     position, cash flows and growth
     strategies of AmericanWarner.
Q:   WHAT ARE THE TAX CONSEQUENCES OF THE
     MERGER TO STOCKHOLDERS?
A:   Warner-Lambert stockholders who exchange
     their shares of Warner-Lambert common
     stock solely for shares of
     AmericanWarner common stock pursuant to
     the merger will not recognize any gain
     or loss on the exchange for United
     States federal income tax purposes,
     except with respect to the cash, if any,
     received in lieu of fractional share
     interests of AmericanWarner. The merger
     will not have any tax consequences for
     AHP stockholders. To review the tax
     consequences to stockholders in greater
     detail, see page 47.
Q:   WHAT WILL WARNER-LAMBERT STOCKHOLDERS'
     TAX BASIS BE IN THE AMERICANWARNER
     COMMON STOCK THEY RECEIVE IN THE MERGER?
A:   Each Warner-Lambert stockholder's tax
     basis in his or her total shares of
     AmericanWarner common stock will equal
     the stockholder's current tax basis in
     his or her Warner-Lambert common stock
     reduced by the amount of basis allocable
     to fractional shares for which the
     stockholder receives a cash payment.
Q:   WHAT DO I NEED TO DO NOW?
A:   After you have carefully read this
     document, indicate in your proxy card
     how you want to vote and mail your
     signed proxy card in the enclosed return
     envelope as soon as possible, so that
     your shares may be represented at your
     company's special meeting. AHP
     stockholders may also choose to use the
     toll-free telephone number on the proxy
     card to submit their proxy by telephone
     by following the instructions on the
     proxy card. The AHP and Warner-Lambert
     special meetings will both take place on
              , 2000.
Q:   IF MY SHARES ARE HELD IN "STREET NAME"
     BY MY BROKER, WILL MY BROKER VOTE MY
     SHARES FOR ME?
A:   No. Your broker will vote your shares on
     proposals other than AHP's by-law
     amendment only if you provide
     instructions on how to vote. You should
     instruct your broker how to vote your
     shares, following the directions
     provided by your broker. Your broker
     will not be able to vote your shares on
     proposals other than AHP's by-law
     amendment without instructions from you.
Q:   SHOULD I SEND IN MY STOCK CERTIFICATES
     NOW?
A:   No. After the merger is completed, we
     will send Warner-Lambert stockholders
     who hold stock certificates written
     instructions for exchanging their share
     certificates. If you are an AHP
     stockholder and hold stock certificates
     for your shares, you should retain your
     certificates as the company's name
     change will not require surrender of
     your AHP stock certificates. AHP stock
     certificates will automatically
     represent shares of AmericanWarner after
     the merger.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED
     MY PROXY CARD?
A:   Yes. You can change your vote at any
     time before your proxy is voted at your
     company's special meeting. You can do
     this in one of three ways. First, you
     can send a written notice to your
     company's Corporate Secretary stating
     that you would like to revoke your
     proxy. Second, you can complete and
     submit a new proxy card (or, AHP
     stockholders may choose to use the
     toll-free telephone number on the proxy
     card to submit their new proxy by
     telephone) by following the instructions on the proxy card. Third, you can attend your company's special meeting and vote in person. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:   WHO CAN HELP ANSWER QUESTIONS?
A:   If you have more questions about the
     merger or need assistance in voting your
     shares, please contact:

                AHP STOCKHOLDERS:
             D. F. KING & CO., INC.
                 77 Water Street
             New York, New York 10005
                  1-800-628-8509

                        or

            MACKENZIE PARTNERS, INC.
                 156 Fifth Avenue
             New York, New York 10010
                  1-800-322-2885

           WARNER-LAMBERT STOCKHOLDERS:
              GEORGESON SHAREHOLDER
               COMMUNICATIONS INC.
                 17 State Street
             New York, New York 10004
                  1-800-223-2064

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED TO YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 99.

THE COMPANIES (SEE PAGE 51)

AMERICAN HOME PRODUCTS CORPORATION
Five Giralda Farms
Madison, New Jersey 07940
(973) 660-5000
Internet address: http://www.ahp.com

    AHP is one of the world's largest research-based pharmaceutical and health care products companies and is a leader in the discovery, development, manufacturing and marketing of prescription drugs (human and veterinary) and vaccines, consumer health care, biotechnology and agricultural products.

WARNER-LAMBERT COMPANY
201 Tabor Road
Morris Plains, New Jersey 07950
(973) 385-2000
Internet address: http://www.warnerlambert.com

    Warner-Lambert develops, manufactures and markets a widely diversified line of health care and consumer products. Its principal industry segments are pharmaceutical products, consisting principally of pharmaceuticals, biologicals and empty hard-gelatin capsules; consumer health care products, consisting principally of over-the-counter health care, shaving and pet care products; and confectionery products, consisting principally of chewing gums and breath mints. Warner-Lambert markets its pharmaceutical products throughout most of the world under the Parke-Davis name.

THE SPECIAL MEETINGS (SEE PAGE 53)

    AHP.  The special meeting of stockholders of AHP will be held at
            ,            ,            . At the AHP special meeting, we will ask
the AHP stockholders to approve:

    Proposal 1--the amendment to the AHP certificate of incorporation increasing the number of authorized shares of common stock and changing the name of AHP to AmericanWarner, Inc.,

    Proposal 2--the issuance of shares of AmericanWarner common stock to Warner-Lambert stockholders, and

    Proposal 3--the amendment to the AHP by-laws increasing the maximum number of directors on the board of AHP from 15 to 24.

    The merger will not be completed unless AHP's stockholders approve proposals 1 and 2. Approval of proposal 3, however, is not required to complete the merger.

    WARNER-LAMBERT.  The special meeting of stockholders of Warner-Lambert will
be held at             ,            ,            . At the Warner-Lambert special
meeting, we will ask the holders of shares of Warner-Lambert common stock to approve the merger and adopt the merger agreement.

    The merger will not be completed unless the Warner-Lambert stockholders approve the merger and adopt the merger agreement.

VOTES REQUIRED (SEE PAGE 54)

    AHP. Proposal 1 requires the affirmative vote of the holders of a majority of all of the outstanding shares of AHP common stock and AHP preferred stock, voting together as a single class, and the holders of a majority of the outstanding shares of AHP common stock, voting separately as a single class. Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal by the holders of outstanding shares of AHP common stock and AHP preferred stock, voting together as a single class. Proposal 3 requires the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of AHP common stock and AHP preferred stock, voting together as a single class.

    WARNER-LAMBERT. The adoption of the merger agreement and approval of the merger requires the affirmative vote of a majority of the outstanding shares of Warner-Lambert common stock entitled to vote on the proposal.

THE RECORD DATES FOR VOTING AT THE MEETINGS (SEE PAGE 53)

    AHP.  The close of business on             , 2000 is the record date for
determining which holders of AHP capital stock are entitled to vote at the AHP
special meeting. At the record date, there were       shares of AHP common stock
and       shares of AHP preferred stock entitled to vote at the AHP special meeting.

    WARNER-LAMBERT.  The close of business on             , 2000 is the record
date for determining which holders of Warner-Lambert common stock are entitled to vote at the Warner-Lambert special meeting. At the record date, there were shares of Warner-Lambert common stock entitled to vote at the Warner-Lambert special meeting.

OUR RECOMMENDATIONS TO OUR STOCKHOLDERS (SEE PAGE 41)

    AHP. AHP's board of directors believes that the merger agreement and the merger are fair to and in the best interests of AHP and its stockholders and has approved and declared advisable the merger agreement and the merger and each of the AHP proposals. The AHP board recommends that AHP stockholders vote FOR each of the AHP proposals.

    WARNER-LAMBERT. Warner-Lambert's board of directors believes that the merger agreement and the merger are fair to and in the best interests of Warner-Lambert and its stockholders and has approved and declared advisable the merger agreement and the merger. The Warner-Lambert board recommends that Warner-Lambert stockholders vote FOR the proposal to adopt the merger agreement and approve the merger.

    COVENANT TO RECOMMEND. Each company's board of directors has agreed not to alter its recommendation under the merger agreement but is permitted to withdraw or change its recommendation if that company receives an acquisition proposal from a third party which the board concludes is superior to the proposed merger between AHP and Warner-Lambert or if a material adverse development occurs with respect to the other party.

THE MERGER AGREEMENT (SEE PAGE 71)

    The merger agreement is attached as Appendix A to this joint proxy statement/ prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger.

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGE 71)

    AHP STOCKHOLDERS. After the merger, each share of AHP common stock will remain outstanding and will automatically represent one share of common stock of AmericanWarner.

    WARNER-LAMBERT STOCKHOLDERS. At the effective time of the merger, each share of Warner-Lambert common stock will be converted into 1.4919 shares of AmericanWarner common stock. AmericanWarner will not issue fractional shares in the merger. As a result, the total number of shares of AmericanWarner common stock that Warner-Lambert stockholders will receive in the merger will be rounded down to the nearest whole number, and Warner-Lambert stockholders will receive a cash payment for the value of the remaining fraction of a share of AmericanWarner common stock that they would otherwise receive.

BOARD OF DIRECTORS AND MANAGEMENT OF AMERICANWARNER FOLLOWING THE MERGER (SEE PAGE 73)

    Upon completion of the merger, the board of directors of AmericanWarner will consist of either 14 or 20 members, half selected by Warner-Lambert and half selected by AHP. Whether the AmericanWarner board of directors will consist of 14 or 20 members will be determined prior to the effective time of the merger and will depend upon whether the AHP stockholders approve the amendment to AHP's by-laws at the AHP special meeting which would allow the AHP board of directors to increase its size beyond the current maximum of 15 directors. If the AHP stockholders approve this amendment, AmericanWarner's board of directors will consist of 20 members. If this amendment is not approved, AmericanWarner's board of directors will consist of 14 members. Regardless of its size, the AmericanWarner board of directors will consist of individuals who are directors or officers of AHP or Warner-Lambert. AHP and Warner-Lambert will be represented equally on the board of AmericanWarner.

    Immediately after the merger, Lodewijk J. R. de Vink, Chairman, President and Chief Executive Officer of Warner-Lambert, will be the Chief Executive Officer of AmericanWarner, reporting to its board of directors, and John R. Stafford, Chairman, President and Chief Executive Officer of AHP, will be Chairman. Mr. Stafford will serve as Chairman for a period of 18 months following the merger, at which time he will retire, and Mr. de Vink will assume the duties of Chairman. The remainder of the senior management team of AmericanWarner will be made up of individuals who currently hold senior executive positions at AHP or Warner-Lambert.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 67)

    When AHP and Warner-Lambert stockholders consider their respective board of directors' recommendations that they vote in favor of the AHP or Warner-Lambert proposals, as the case may be, AHP and Warner-Lambert stockholders should be aware that a number of AHP and Warner-Lambert officers and directors may have interests in the merger that may be different from, or in addition to, their interests.

CONDITIONS TO THE MERGER (SEE PAGE 79)

    The completion of the merger depends upon the satisfaction of a number of conditions, including the following:

    - AHP stockholders' approval of the amendment to AHP's certificate of incorporation and the issuance of common stock in the merger--but not the approval of the by-law amendment;

    - Warner-Lambert stockholders' adoption and approval of the merger agreement and the merger;

    - the material accuracy as of the closing of each party's representations and warranties contained in the merger agreement;

    - the performance by each party of its obligations under the merger agreement;

    - the clearance of the merger under antitrust laws and the receipt of other required regulatory approvals;

    - the absence of any injunction that prohibits the merger;

    - the ability of AmericanWarner to account for the merger as a pooling of interests;

    - the occurrence, or in some cases the non-occurrence, of specified events related to settlement of AHP's diet-drug litigation; and

    - the receipt of legal opinions as to the tax-free nature of the merger.

TERMINATION (SEE PAGE 80)

    We can agree to terminate the merger agreement without completing the merger, and either party can terminate the merger agreement if any of the following occurs:

    - the merger is not completed by November 15, 2000;

    - after taking a vote, the required approvals of either AHP or Warner-Lambert stockholders are not received;

    - a court or other governmental authority permanently prohibits the transactions contemplated by the merger agreement;

    - the board of directors of the other party withdraws, modifies or qualifies in any adverse manner its approval or recommendation in favor of the merger, or resolves to take such action; or

    - a third party acquires 15% or more of the other party's common stock.

In addition, Warner-Lambert may terminate the merger agreement:

    - at any time during the ten business day period following the earlier of:

    (1) June 30, 2000, if on or before that date the diet-drug litigation settlement condition is not satisfied; or

    (2) the date prior to June 30, 2000 on which the satisfaction of the diet-drug litigation settlement condition is determined to be not possible; or

    - at any time during the ten business day period following the delivery to Warner-Lambert of a fully executed settlement agreement relating to AHP's diet-drug litigation if that settlement agreement is not substantially on the same terms as the memorandum of understanding relating to the diet-drug litigation, and the terms in the settlement agreement which are not substantially the same as in the memorandum of understanding are, in the aggregate, materially adverse to AHP.

TERMINATION FEES (SEE PAGE 81)

    Either AHP or Warner-Lambert will be required to pay the other a fee of $1.8 billion if:

    (1) the other party terminates the merger agreement as a result of a third party acquiring 15% or more of the non-terminating party's shares of common stock; or

    (2) the other party terminates the merger agreement because the non-terminating party has changed its recommendation of the merger and either:

        (a) the recommendation change was by reason of a superior proposal or

        (b) at or before the recommendation change there was a more favorable business combination proposal outstanding; or

    (3) the merger is not completed by November 15, 2000 and the merger agreement is terminated in the following circumstances:

        (a) on or before November 15, 2000 there is outstanding a business combination proposal with respect to that party from a third party,

        (b) following the business combination proposal and prior to termination of the merger agreement, that party breaches any of its covenants, which breach materially contributes to the failure of the merger to be completed prior to November 15, 2000, and

        (c) within 12 months of the termination of the merger agreement, that party enters into an agreement with a third party regarding a business combination or completes a business combination.

    In the case of clause (3) above, if both clauses (a) and (c) apply, but not clause (b), either AHP or Warner-Lambert will only be required to pay the other a fee of $180 million.

    Either AHP or Warner-Lambert will be required to pay the other a fee of $900 million if it changes its recommendation of the merger, the other party terminates the merger agreement, and at that time there is not a more favorable business combination proposal from a third party outstanding. In addition, if within 12 months the party paying this fee enters into an agreement regarding a more favorable business combination or completes a more favorable business combination, then that party will be required to pay an additional fee of $1 billion, subject to a $100 million reduction if the stock option agreement is exercisable.

    Either AHP or Warner-Lambert will be required to pay the other a fee of $900 million if it fails to obtain its required stockholder approval and at or before that time there is a business combination proposal from a third party. In addition, if within 12 months the party paying this fee enters into an agreement regarding a business combination or completes a business combination, then that party will be required to pay an additional fee of $900 million.

STOCK OPTION AGREEMENTS (SEE PAGE 84)

    In connection with the merger agreement, AHP and Warner-Lambert entered into two stock option agreements under which AHP granted to Warner-Lambert an option to purchase approximately 14.9% of AHP's outstanding common stock, at a price of $56.00 per share, and Warner-Lambert granted to AHP an option to purchase approximately 14.9% of Warner-Lambert's outstanding common stock, at a price of $83.81 per share. These exercise prices represent our closing stock prices on November 3, 1999, the last trading day prior to the public announcement of the execution of the merger agreement. The option is exercisable under circumstances in which AHP is required to pay Warner-Lambert or Warner-Lambert is required to pay AHP, as applicable, aggregate termination fees in the amount of at least $1.8 billion as described above.

    The stock option agreements limit the amount of profit either party is permitted to receive as a result of payment of the termination fee and the exercise of the option to $2 billion in total. We have attached the stock option agreements as Appendices B and C to this joint proxy statement/prospectus.

REGULATORY APPROVALS (SEE PAGE 49)

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits us from completing the merger until after we have filed the required notification and report forms and furnished additional information and materials to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission, if requested, and the required waiting period has expired or terminated. AHP and Warner-Lambert each filed the required notification and report forms with the Antitrust Division and the Federal Trade
Commission on             .

    AHP and Warner-Lambert each conduct business in countries that are members of the European Union, and the merger requires the prior review of the European Commission. AHP and Warner-Lambert intend to formally notify the European Commission of the merger shortly.

    AHP and Warner-Lambert each conduct business in foreign countries that are not members of the European Union. The merger may require the review and approval of regulatory bodies in some of these countries.

ACCOUNTING TREATMENT (SEE PAGE 47)

    We expect the merger to qualify as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGE 47)

    In deciding to approve the merger, our boards of directors considered opinions from our respective financial advisors to the effect that, as of the date of the opinions and based upon and subject to various qualifications and assumptions described in the opinions, the exchange ratio of 1.4919 shares of AmericanWarner common stock for each share of Warner-Lambert common stock was fair from a financial point of view to our respective stockholders. Warner-Lambert received an opinion from its financial advisor, Bear, Stearns & Co. Inc. and AHP received separate opinions from its two financial advisors, Chase Securities Inc. and Morgan Stanley & Co. Incorporated. These opinions are attached as Appendices D, E and F, respectively, to this joint proxy statement/prospectus. We encourage you to read these opinions in their entirety.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 47)

    Neither AHP nor Warner-Lambert, nor their respective stockholders, will recognize any gain or loss for United States federal income tax purposes as a result of the merger, except for tax that may be payable by Warner-Lambert stockholders because of cash received for fractional shares. We have conditioned the merger on our receipt of legal opinions to this effect.

    THE TAX CONSEQUENCES OF THE MERGER TO WARNER-LAMBERT STOCKHOLDERS WILL DEPEND ON THE PARTICULAR FACTS OF EACH WARNER-LAMBERT STOCKHOLDER'S OWN SITUATION. THEREFORE, WARNER-LAMBERT STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE MERGER'S SPECIFIC TAX CONSEQUENCES.

NO APPRAISAL RIGHTS (SEE PAGE 49)

    Both of our companies are organized under Delaware law. Under Delaware law, neither AHP nor Warner-Lambert stockholders are entitled to dissenters' appraisal rights in connection with the merger.

LISTING OF AMERICANWARNER COMMON STOCK (SEE PAGE 73)

    The shares of AmericanWarner common stock to be issued to Warner-Lambert stockholders in the merger will be listed on the New York Stock Exchange and its trading symbol will be "AWI."

THE CERTIFICATE OF INCORPORATION AMENDMENT

    AHP stockholders are being asked to approve the amendment to the AHP certificate of incorporation that would increase the number of authorized shares
of common stock from 2.4 billion to      billion shares and change the name of
AHP to AmericanWarner, Inc.

    After the merger, the AHP certificate of incorporation, as amended, will be the certificate of incorporation of AmericanWarner.

THE BY-LAW AMENDMENT

    AHP stockholders are also being asked to approve the amendment to AHP's by-laws that would increase the maximum number of AHP directors from 15 to 24.

    Pursuant to the merger agreement, the AHP board of directors will also make amendments to the AHP by-laws to implement various governance arrangements consistent with a merger of equals structure, such as board composition and management of the combined company.
    After the merger, the AHP by-laws, as amended, will be the by-laws of AmericanWarner.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

    We are providing the following financial information to assist you in your analysis of the financial aspects of the merger. We derived the AHP information from audited financial statements of AHP as of and for the years ended
December 31, 1994 through 1998 and unaudited financial statements as of and for the nine months ended September 30, 1999 and 1998. We derived the Warner-Lambert information from the audited statements of income for the years ended
December 31, 1996 through 1998, audited balance sheets as of December 31, 1998 and 1997, and unaudited financial statements as of and for all other periods presented, all of which were restated to reflect the consummation of the acquisition of Agouron Pharmaceuticals, Inc. in May 1999, which was accounted for under the pooling of interests method of accounting. The information is only a summary and should be read in conjunction with the historical financial statements of AHP and Warner-Lambert and related notes contained in the annual reports and other information that has been filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 99 for information on where you can obtain copies of this other information.

AHP HISTORICAL FINANCIAL INFORMATION

                                        FOR THE NINE MONTHS
                                               ENDED
                                           SEPTEMBER 30,                   FOR THE YEARS ENDED DECEMBER 31,
                                     -------------------------   ----------------------------------------------------
                                        1999          1998         1998       1997       1996       1995       1994
                                     -----------   -----------   --------   --------   --------   --------   --------
                                     (UNAUDITED)   (UNAUDITED)
(IN MILLIONS, EXCEPT FOR PER SHARE
  AMOUNTS)
Net sales..........................    $10,083       $10,232     $13,463    $14,196    $14,088    $13,376     $8,966
Net (loss) income..................     (1,820)        2,125       2,474      2,043      1,883      1,680      1,528
Basic (loss) earnings per share....      (1.39)         1.62        1.88       1.58       1.48       1.36       1.24
Diluted (loss) earnings per share
  (1)..............................      (1.39)         1.59        1.85       1.56       1.46       1.34       1.24
Dividends per common share.........      0.675         0.645        0.87       0.83     0.7825      0.755      0.735
Book value per common share........       4.31          7.10        7.33       6.29       5.44       4.42       3.48
Total assets.......................     23,743        21,038      21,079     20,825     20,785     21,363     21,675
Long-term debt.....................      3,622         3,923       3,859      5,032      6,021      7,809      9,973

------------------------
(1) For the nine months ended September 30, 1999, the average number of common shares outstanding used in calculating the diluted loss per share is the same as the average number of common shares outstanding used in the calculation of the basic loss per share since the inclusion of the common stock equivalents in the diluted loss per share calculation would have an antidilutive effect.

WARNER-LAMBERT HISTORICAL FINANCIAL INFORMATION

                                           FOR THE NINE MONTHS
                                                  ENDED
                                              SEPTEMBER 30,                   FOR THE YEARS ENDED DECEMBER 31,
                                        -------------------------   ----------------------------------------------------
                                           1999          1998         1998       1997       1996       1995       1994
                                        -----------   -----------   --------   --------   --------   --------   --------
                                        (UNAUDITED)   (UNAUDITED)                           (1)        (1)        (1)
(IN MILLIONS, EXCEPT FOR PER SHARE
  AMOUNTS)
Net sales.............................    $ 9,394        $7,708     $10,744     $8,408     $7,231     $7,040     $6,417
Net income............................      1,246           925       1,273        862        747        724        687
Basic earnings per share..............       1.46          1.09        1.50       1.03       0.89       0.88       0.84
Diluted earnings per share............       1.41          1.05        1.45       0.99       0.88       0.87       0.83
Dividends per common share............       0.60          0.48        0.64       0.51       0.46       0.43       0.41
Book value per common share...........       5.35          4.33        4.57       3.61       3.23       2.80       2.24
Total assets..........................     10,538         8,858       9,520      8,352      7,339      6,216      5,569
Long-term debt........................      1,281         1,289       1,267      1,836      1,721        635        536

------------------------
(1) Warner-Lambert financial statements have been restated for the acquisition of Agouron Pharmaceuticals, Inc. in May 1999. Restated amounts in 1995 and 1994 as well as the 1996 balance sheet amounts have been derived from unaudited financial statements.

                 SIGNIFICANT EVENTS AFFECTING FINANCIAL TRENDS

    AHP and Warner-Lambert report quarterly and annual earnings results in their SEC filings using methods required by U.S. generally accepted accounting principles, or "GAAP." Sometimes the financial results reported in this way include significant events and transactions which are not expected to occur regularly in the future. Examples of these events and transactions include gains or losses on the sales of businesses, the costs of completing major acquisitions and other business development activities, the costs of business restructurings, a significant litigation settlement and other unusual operating activities.

    A description of significant events and transactions which help to review and understand both companies' past performances are briefly described below. See "--Selected Historical Financial Information."

SIGNIFICANT EVENTS AFFECTING AHP'S FINANCIAL TRENDS

NINE MONTHS ENDED SEPTEMBER 30, 1999

    Net loss for the nine months ended September 30, 1999 included:

    - an after-tax diet drug litigation charge of $3,287 million ($2.51 per share--diluted) in connection with litigation brought against AHP by people who used the antiobesity products REDUX (dexfenfluramine) or PONDIMIN (fenfluramine). The charge provides for expected payments to settlement funds contemplated by the nationwide, class action settlement, other judgments and settlements including claims for primary pulmonary hypertension and any opt outs, and future legal costs, net of available insurance;

    - an after-tax special charge of $53 million ($0.04 per share--diluted) related to the suspension of shipments and administration, and trade returns of ROTASHIELD, AHP's rotavirus vaccine;

    - an after-tax special charge of $127 million ($0.10 per share--diluted) to provide for the restructuring of AHP's Cyanamid Agricultural Products ("Cyanamid") business and the impairment of a Cyanamid manufacturing facility; and

    - an after-tax operating charge of $93 million ($0.07 per share--diluted) for the Cyanamid U.S. inventory buyback program instituted as a result of changes in the way Cyanamid will market and distribute its products and in preparation for the launch of new U.S. soybean herbicide premixed products containing glyphosate and Cyanamid's imidazolinone chemistry.

    Excluding these charges, net income and diluted earnings per share for the nine months ended September 30, 1999 were $1,740 million and $1.33, respectively. The $1.33 diluted earnings per share calculation includes the $0.02 per share benefit of excluding the dilutive impact of common stock equivalents.

    Total assets at September 30, 1999 increased compared to December 31, 1998 due primarily to increased deferred tax assets generated as a result of the diet drug litigation charge previously discussed and the impact of marketable securities purchased by Immunex Corporation, a majority-owned subsidiary of AHP, from the proceeds of a $450 million convertible subordinated note issued to AHP by Immunex.

    Long-term debt for the same period reflected a decrease due primarily to AHP's $1 billion 7.7% notes, due February 15, 2000, being classified as short-term debt at September 30, 1999. This decrease was offset, in part, by an increase in borrowings through the use of commercial paper to finance treasury stock acquisitions as part of the AHP stock repurchase program and financing the $450 million convertible subordinated note issued to AHP by Immunex Corporation, as previously discussed.

NINE MONTHS ENDED SEPTEMBER 30, 1998

    Net income for the nine months ended September 30, 1998 included an after-tax gain of $331 million ($0.25 per share-diluted) due to the sale of the Sherwood-Davis & Geck medical devices business. Excluding the gain on sale, net income and diluted earnings per share for the nine months ended September 30, 1998 were $1,794 million and $1.34, respectively.

    Long-term debt at September 30, 1998 decreased compared to December 31, 1997 as the proceeds from the sale of the Sherwood-Davis & Geck medical devices business were used primarily to reduce outstanding commercial paper.

1998

    Net income for the year ended December 31, 1998 included:

    - an after-tax gain of $331 million ($0.25 per share--diluted) due to the sale of the Sherwood-Davis & Geck medical devices business; and

    - an after-tax restructuring charge of $241 million ($0.18 per share--diluted) related to the reorganization of the pharmaceutical and nutritional supply chains (primarily in the Asian-Pacific and Latin American regions), the reorganization of the U.S. pharmaceutical and consumer health care distribution systems and a reduction in personnel from the globalization of certain business units.

    Excluding these items, net income and diluted earnings per share for 1998 were $2,384 million and $1.78, respectively.

    Long-term debt at December 31, 1998 decreased compared to December 31, 1997 due primarily to the reduction of outstanding commercial paper from the proceeds of the sale of the Sherwood-Davis & Geck medical devices business offset, in part, by an increase in commercial paper used to finance the acquisition of the vitamin and nutritional supplement products business of Solgar Vitamin and Herb Company Inc., which was accounted for under the purchase method of accounting.

1997

    Net income for the year ended December 31, 1997 included after-tax special charges aggregating $117 million ($0.09 per share--diluted) to record the one-time costs associated with the voluntary market withdrawal of the antiobesity products REDUX and PONDIMIN. Excluding these charges, net income and diluted earnings per share for 1997 were $2,160 million and $1.65, respectively.

    Long-term debt at December 31, 1997 reflected a decrease compared to December 31, 1996 due primarily to the pay-down of commercial paper and notes payable with cash flows provided by operating activities offset, in part, by the commercial paper used to finance the acquisition of the worldwide animal health business of Solvay S.A., which was accounted for under the purchase method of accounting.

1996

    Net income for the year ended December 31, 1996 included:

    - an after-tax gain of $706 million ($0.55 per share--diluted) from the sale of a majority interest (80%) in the American Home Foods business, and

    - after-tax special charges aggregating $698 million ($0.54 per share--diluted) relating to the acquisition by AHP of the remaining equity interest in Genetics Institute, Inc. In conjunction with the acquisition, these after-tax special charges were recognized for the portion of the purchase price allocated to acquired in-process research and development ($470 million) and for the liquidation of Genetics Institute's outstanding stock options as of December 31, 1996 ($228 million). Excluding these items, net income and diluted earnings per share for 1996 were $1,875 million and $1.45, respectively.

    Total assets at December 31, 1996 decreased compared to December 31, 1995 due primarily to the sale of a majority interest in the American Home Foods business as described above. Proceeds received from the sale were used primarily to purchase the remaining equity interest in Genetics Institute. Long-term debt decreased due primarily to the pay-down of commercial paper with cash flows provided by operating activities.

1995

    Net income for the year ended December 31, 1995 included:

    - an after-tax gain of $624 million ($0.50 per share--diluted) due to the sale of the South American oral health care business;

    - after-tax special charges aggregating $308 million ($0.25 per share--diluted) attributable to provisions for environmental liabilities related to American Cyanamid Company due to changes in estimates and to provisions for other special charges, including the shutdown and discontinuance of the U.S. infant nutritional business and other contingent liability adjustments;

    - an after-tax restructuring charge of $117 million ($0.09 per share diluted) to recognize the costs of implementing the integration plan for the American Cyanamid acquisition related to AHP operations; and

    - the effects of the acquisition of American Cyanamid Company in November 1994. The acquisition was accounted for under the purchase method of accounting.

    Excluding the environmental and restructuring charges and the gain on sale, net income and diluted earnings per share for 1995 were $1,481 million and $1.18, respectively.

    Long-term debt at December 31, 1995 reflected a significant decrease as compared to December 31, 1994 due primarily to the pay-down of commercial paper with cash flows provided by operating activities and proceeds from sales of businesses and other assets.

1994

    Net income for the year ended December 31, 1994 included an after-tax charge of $113 million ($0.09 per share--diluted) for the cost of implementing two restructuring programs related primarily to the U.S. pharmaceutical and consumer health care businesses. These programs resulted in the elimination of excess production capacity and associated workforce, primarily through the closure of a manufacturing facility and further workforce reductions through various organizational effectiveness initiatives. Excluding this charge, net income and diluted earnings per share for 1994 were $1,641 million and $1.33, respectively.

SIGNIFICANT EVENTS AFFECTING WARNER-LAMBERT'S FINANCIAL TRENDS

    The historical financial information for Warner-Lambert on page 59 reflects steadily improving financial performance. A major contributor to this performance was the launch of Warner-Lambert's cholesterol-lowering agent LIPITOR in February 1997.

    In May 1999, Warner-Lambert consummated the acquisition of Agouron Pharmaceuticals, Inc., which was accounted for under the pooling of interests method of accounting. Under the pooling of interests method of accounting, the financial statements of both Warner-Lambert and Agouron were combined as if they were always one company. Accordingly, Warner-Lambert restated its consolidated balance sheets at December 31, 1998 and 1997, and the related consolidated statements of income and comprehensive income and of cash flows for each of the three years in the period ended December 31, 1998, in a Current Report on Form 8-K filed on December 17, 1999.

          UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

    We expect that the merger will be accounted for under the pooling of interests method of accounting, which means that for accounting and financial reporting purposes we will treat our companies as if they had always been combined. For a more detailed description of pooling of interests accounting, see "The Proposed Merger--Accounting Treatment" on page 47.

    The following unaudited pro forma combined selected financial information has been derived from, and should be read in conjunction with, the "Unaudited Pro Forma Combined Condensed Financial Statements" and related notes on pages 57 through 66.

    We have presented below unaudited pro forma combined selected financial information that reflects the pooling of interests method of accounting and is intended to give you a better picture of what our businesses might have looked like had they always been combined, I.E., giving effect to the merger between AHP and Warner-Lambert as if it had occurred on January 1, 1996, the first day of the first period for which financial information is presented here. The companies may have performed differently if they were combined. You should not rely on the unaudited pro forma combined selected financial information as being indicative of the historical results that would have occurred or the future results that will result after the merger. You should also review the discussion of the significant events affecting each company under "--Significant Events Affecting Financial Trends" on page 11.

                                                 FOR THE NINE MONTHS
                                                        ENDED               FOR THE YEARS ENDED
                                                    SEPTEMBER 30,               DECEMBER 31,
                                                 -------------------   ------------------------------
                                                   1999       1998       1998       1997       1996
                                                 --------   --------   --------   --------   --------
(IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
Net sales......................................  $19,477    $17,940    $24,207    $22,604    $21,319
Net (loss) income (1)..........................     (574)     3,050      3,747      2,905      2,630
Basic (loss) earnings per share (1)............    (0.22)      1.18       1.45       1.14       1.05
Diluted (loss) earnings per share (1)(2).......    (0.22)      1.15       1.42       1.11       1.03
Dividends per common share (3)
Book value per common share....................     3.95       5.04       5.23       4.39       3.82
Total assets...................................   34,281
Long-term debt.................................    4,903

(1) Excluding the after-tax diet drug litigation charge of $3,287, the after-tax ROTASHIELD special charge of $53, the after-tax Cyanamid special charge of $127 and the after-tax impact of the Cyanamid U.S. inventory buyback program of $93, net income was $2,986 and earnings per share-basic and diluted both were $1.16 for the nine months ended September 30, 1999. For the nine months ended September 30, 1999, the diluted earnings per share calculation includes the $0.03 per share benefit of excluding the dilutive impact of common stock equivalents.

(2) For the nine months ended September 30, 1999, the average number of common shares outstanding used in calculating the diluted loss per share is the same as the average number of common shares outstanding used in the calculation of the basic loss per share since the inclusion of the common stock equivalents in the diluted loss per share calculation would have an antidilutive effect.

(3) AHP's current quarterly dividend is $0.23 per share of common stock ($0.92 per share annualized) and is subject to future approval and declaration by the board of directors of AHP. Warner-Lambert's current quarterly dividend is $0.20 per share of common stock ($0.80 per share annualized) and is subject to future approval and declaration by the board of directors of Warner-Lambert. The dividend policy of AmericanWarner will be determined by its board of directors following the effective time of the merger. In formulating such policy, it is expected that the board of directors will consider various factors, including the earnings, financial position, cash flows and growth strategies of AmericanWarner. The initial dividend rate, as well as all future dividends declared by AmericanWarner, will be subject to the discretion of the board of directors of AmericanWarner.

                    SUMMARY UNAUDITED FINANCIAL PROJECTIONS

    We expect AmericanWarner to have significant growth in the next few years from its combined operations as follows:

                                                                     FOR THE YEARS ENDED
                                                                        DECEMBER 31,
                                                          -----------------------------------------
                                                            1999       2000       2001       2002
(IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)               --------   --------   --------   --------
Net sales...............................................  $26,311    $29,674    $32,753    $36,121
  Pharmaceuticals.......................................   17,244     19,749     22,007     24,477
  Consumer health care..................................    4,440      4,860      5,280      5,749
Net income (1)..........................................    3,923      4,759      5,736      6,818
Diluted earnings per share (1)..........................     1.48       1.79       2.15       2.55

------------------------

(1) For the year ended December 31, 1999, this information excludes the AHP diet drug litigation charge, the ROTASHIELD special charge, the Cyanamid special charge and the anticipated AmericanWarner one-time costs of the merger transaction.

    We have based this information on management's estimate of the combined operations of AmericanWarner as if the transaction had closed on January 1, 1999. The net income estimates include the gradual phase-in of $1.2 billion of estimated annual pre-tax cost synergy savings starting mid-year 2000, which are expected to be substantially achieved by the end of 2002.

    We expect net sales to grow approximately 11%, on a compounded basis, while net income and diluted earnings per share are expected to grow approximately 20% on a compounded basis during the periods presented. This growth is expected to be derived, in part, from over 20 anticipated pharmaceutical product launches during the periods presented. There is also potential for additional revenue synergies, which have not been factored into the projections. The annual cost synergy savings estimate of $1.2 billion represents approximately 9% of the 1999 projected applicable base pre-merger operating expenses of the combined pharmaceutical and consumer health care segments and corporate functions.

    SINCE PROJECTIONS ARE INHERENTLY SPECULATIVE IN NATURE, YOU SHOULD EXPECT THAT, IN ADDITION TO NEW INFORMATION DISCOVERED BY AMERICANWARNER SUBSEQUENT TO THE DATE OF THEIR PREPARATION, ONE OR MORE OF THE ASSUMPTIONS USED IN THE PROJECTIONS MAY NOT MATERIALIZE OR MAY VARY SIGNIFICANTLY FROM ACTUAL RESULTS. THE LIKELIHOOD OF SUCH VARIANCES WILL INCREASE OVER TIME. ACCORDINGLY, ACTUAL RESULTS ACHIEVED DURING THE PERIODS PRESENTED MAY VARY FROM THE PROJECTIONS, AND THESE VARIATIONS MAY BE MATERIAL AND ADVERSE. IN PARTICULAR, THE PROJECTIONS ASSUME THE CONSUMMATION OF CERTAIN INTEGRATION INITIATIVES THAT WILL PRODUCE THE PROJECTED COST SYNERGY SAVINGS. IF SOME OR ALL OF THESE INITIATIVES DO NOT OCCUR OR ARE MATERIALLY DELAYED, THE PROJECTIONS MAY NOT BE ACHIEVED. Furthermore, the projections and cost synergy savings estimates were not prepared with a view toward compliance with published guidelines of the SEC, the American Institute of Certified Public Accountants or generally accepted accounting principles. AHP's and Warner-Lambert's independent public accountants did not prepare, examine or compile the projections and, accordingly, do not express an opinion or any form of assurance with respect to the projections. Therefore, you should not place undue reliance on the summary unaudited financial projections as indicators of the future results of AmericanWarner. The independent public accountants' reports incorporated by reference in this document relate to the historical financial statements of AHP and Warner-Lambert. These reports do not extend to the summary unaudited financial projections and should not be read to do so.

                       COMPARATIVE PER SHARE INFORMATION

    The following table sets forth selected historical per share information of AHP and Warner-Lambert and combined per share information on an unaudited pro forma combined basis after giving effect to the merger between AHP and Warner-Lambert as if it had occurred on January 1, 1996 under the pooling of interests method of accounting assuming that 1.4919 shares of AmericanWarner common stock had been issued in exchange for each outstanding share of Warner-Lambert common stock. You should read this information in conjunction with the selected historical audited and unaudited financial information, included elsewhere in this document, and the historical audited and unaudited financial statements of AHP and Warner-Lambert and related notes that are incorporated in this document by reference. The pro forma per share information combining AHP and Warner-Lambert is derived from, and should be read in conjunction with, the unaudited pro forma combined condensed financial statements and related notes included elsewhere in this document. Unaudited Pro Forma Warner-Lambert Per Share Equivalents are calculated by multiplying the Unaudited Pro Forma Combined per share amounts by 1.4919. The AHP historical per share information is derived from audited financial statements of AHP as of and for the years ended December 31, 1998, 1997 and 1996 and unaudited financial statements of AHP as of and for the nine months ended September 30, 1999 and 1998. The Warner-Lambert historical per share information is derived from the audited statements of income for the years ended December 31, 1998, 1997 and 1996, audited balance sheets as of December 31, 1998 and 1997 and unaudited financial statements as of and for all other periods presented, all of which were restated to reflect the consummation of the acquisition by Warner-Lambert of Agouron Pharmaceuticals, Inc., in May 1999.

    The unaudited pro forma combined comparative per share information does not purport to represent what the actual financial position or results of operations of AHP and Warner-Lambert would have been had the merger occurred on January 1, 1996 or to project AHP's and Warner-Lambert's financial position or results of operations for any future date or period.

                                                    FOR THE NINE MONTHS
                                                           ENDED                  FOR THE YEARS ENDED
                                                       SEPTEMBER 30,                  DECEMBER 31,
                                                 -------------------------   ------------------------------
                                                    1999          1998         1998       1997       1996
                                                 -----------   -----------   --------   --------   --------
                                                 (UNAUDITED)   (UNAUDITED)
UNAUDITED PRO FORMA COMBINED
Basic (loss) earnings per share (1)............    $(0.22)       1$.18        $1.45      $1.14     $1.05
Diluted (loss) earnings per share (1)(2).......     (0.22)       1.15          1.42       1.11      1.03
Dividends per common share (3).................
Book value per common share....................      3.95        5.04          5.23       4.39      3.82

UNAUDITED PRO FORMA WARNER-LAMBERT PER SHARE
EQUIVALENTS
Basic (loss) earnings per share (1)............     (0.33)       1.76          2.16       1.70      1.57
Diluted (loss) earnings per share (1)(2).......     (0.33)       1.72          2.12       1.66      1.54
Dividends per common share (3).................
Book value per common share....................      5.89        7.52          7.80       6.55      5.70

WARNER-LAMBERT--HISTORICAL
Basic earnings per share.......................      1.46        1.09          1.50       1.03      0.89
Diluted earnings per share.....................      1.41        1.05          1.45       0.99      0.88
Dividends per common share.....................      0.60        0.48          0.64       0.51      0.46
Book value per common share (4)................      5.35        4.33          4.57       3.61      3.23

AMERICAN HOME PRODUCTS--HISTORICAL
Basic (loss) earnings per share (1)............     (1.39)       1.62          1.88       1.58      1.48
Diluted (loss) earnings per share (1)(2).......     (1.39)       1.59          1.85       1.56      1.46
Dividends per common share.....................      0.675       0.645         0.87       0.83      0.7825
Book value per common share....................      4.31        7.10          7.33       6.29      5.44

------------------------

(1) Excluding the after-tax diet drug litigation charge, the after-tax ROTASHIELD special charge, the after-tax Cyanamid special charge and the after-tax impact of the Cyanamid U.S. inventory buyback program for the nine months ended September 30, 1999, basic and diluted earnings per share would both be $1.16 per share for Unaudited Pro Forma Combined, $1.73 per share for Unaudited Pro Forma Warner-Lambert Per Share Equivalents and $1.33 per share for AHP--Historical. For the nine months ended September 30, 1999, the diluted earnings per share calculation for Unaudited Pro Forma Combined, Unaudited Pro Forma Warner-Lambert Per Share Equivalents and AHP--Historical includes the respective $0.03, $0.04, and $0.02 per share benefit of excluding the dilutive impact of common stock equivalents.

(2) For the nine months ended September 30, 1999, the average number of common shares outstanding used in calculating the diluted loss per share is the same as the average number of common shares outstanding used in the calculation of the basic loss per share since the inclusion of the common stock equivalents in the diluted loss per share calculation would have an antidilutive effect.

(3) AHP's current quarterly dividend is $0.23 per share of common stock ($0.92 per share annualized) and is subject to future approval and declaration by the board of directors of AHP. Warner-Lambert's current quarterly dividend is $0.20 per share of common stock ($0.80 per share annualized) and is subject to future approval and declaration by the board of directors of Warner-Lambert. The dividend policy of AmericanWarner will be determined by its board of directors following the effective time of the merger. In formulating such policy, it is expected that the board of directors will consider various factors, including the earnings, financial position, cash flows and growth strategies of AmericanWarner. The initial dividend rate, as well as all future dividends declared by AmericanWarner, will be subject to the discretion of the board of directors of AmericanWarner.

(4) Warner-Lambert--Historical financial information has been restated for the acquisition of Agouron Pharmaceuticals, Inc. in May 1999. The restated 1996 balance sheet used to calculate Warner-Lambert--Historical 1996 book value per common share has been derived from an unaudited balance sheet.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    AHP common stock is listed on the New York Stock Exchange under the symbol "AHP." Warner-Lambert common stock is listed on the New York Stock Exchange under the symbol "WLA" and is also listed on the Chicago, Pacific, London and Zurich stock exchanges.

    The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of AHP common stock and Warner-Lambert common stock as reported on the NYSE Composite Transaction Tape and the dividends declared on such stock.

                                                                 AHP                         WARNER-LAMBERT
                                                            COMMON STOCK                      COMMON STOCK
                                                   -------------------------------   -------------------------------
                                                      MARKET PRICE         CASH         MARKET PRICE         CASH
                                                   -------------------   DIVIDENDS   -------------------   DIVIDENDS
                                                     HIGH       LOW      DECLARED      HIGH       LOW      DECLARED
                                                   --------   --------   ---------   --------   --------   ---------
1997
  First Quarter..................................   $34.44     $28.81     $0.205      $31.08     $23.17      $0.13
  Second Quarter.................................    40.38      28.50      0.205       41.83      27.88       0.13
  Third Quarter..................................    42.44      34.19      0.205       49.08      41.44       0.13
  Fourth Quarter.................................    39.41      33.72      0.215       50.88      36.17       0.13

1998
  First Quarter..................................   $48.88     $37.75     $0.215      $56.88     $39.38      $0.16
  Second Quarter.................................    54.25      43.75      0.215       71.56      55.00       0.16
  Third Quarter..................................    58.75      46.19      0.215       85.94      64.75       0.16
  Fourth Quarter.................................    56.50      43.94      0.225       82.00      60.13       0.16

1999
  First Quarter..................................   $68.19     $51.19     $0.225      $77.00     $63.50      $0.20
  Second Quarter.................................    70.25      51.00      0.225       72.63      61.00       0.20
  Third Quarter..................................    58.44      38.50      0.225       73.50      60.81       0.20

    On November 2, 1999, the last full trading day on the NYSE before rumors of the merger appeared in the marketplace, the AHP common stock closed at $50.38 per share and the Warner-Lambert common stock closed at $78.44 per share. On November 3, 1999, the last full trading day on the NYSE prior to the public announcement of the execution of the merger agreement, AHP common stock closed at $56.00 per share and Warner-Lambert common stock closed at $83.81 per share.
On        , 2000, the most recent practicable date prior to the printing of this joint proxy statement/ prospectus, the closing price on the NYSE Composite
Transaction Tape was $      per share of AHP common stock and $     per share of
Warner-Lambert common stock. AHP and Warner-Lambert stockholders are urged to obtain current market quotations for the shares of AHP common stock and Warner-Lambert common stock prior to making any decision with respect to the merger. The "equivalent per share price" of shares of Warner-Lambert common stock in the table below represents the per share closing market price for AHP common stock reported on the NYSE Composite Transaction Tape at such specified date, multiplied by the exchange ratio of 1.4919.

                                                                                           WARNER-
                                                                                           LAMBERT
                                                                      WARNER-LAMBERT     EQUIVALENT
                                                    AHP SHARE PRICE    SHARE PRICE     PER SHARE PRICE
                                                    ---------------   --------------   ---------------
November 2, 1999..................................       $50.38           $78.44           $75.16
November 3, 1999..................................        56.00            83.81            83.55
          , 2000..................................

    Following the consummation of the merger, shares of Warner-Lambert common stock will cease to be traded on the NYSE and shares of AmericanWarner common stock, including all shares of AHP previously traded on the NYSE under the trading symbol "AHP," will be traded on the NYSE under the new trading symbol, "AWI."

                                  RISK FACTORS

    AHP AND WARNER-LAMBERT STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THOSE FACTORS DISCUSSED IN THE DOCUMENTS THAT WE HAVE FILED WITH THE SEC WHICH WE HAVE INCORPORATED BY REFERENCE INTO THIS DOCUMENT, AND THE OTHER INFORMATION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS, BEFORE VOTING ON THE PROPOSALS RELATING TO THE MERGER.

THE VALUE OF AMERICANWARNER SHARES TO BE RECEIVED IN THE MERGER WILL FLUCTUATE

    The number of shares of AmericanWarner common stock to be received in the merger for each share of Warner-Lambert common stock is fixed. However, the market prices of AHP common stock and Warner-Lambert common stock when the merger takes place may vary from their market prices at the date of this document and at the date of the special meetings of the stockholders of AHP and
Warner-Lambert. For example, during the 12 month period ending on       , the
most recent date prior to the mailing of this joint proxy statement/prospectus,
the closing price of AHP common stock varied from a low of $      to a high of
$      and ended that period at $      , and the closing price of Warner-Lambert
common stock varied from a low of $      to a high of $      and ended that
period at $      . See "Summary--Comparative Per Share Market Price and Dividend
Information" on page 18 for more detailed share price information.

    These variations may be the result of various factors including:

    - changes in the business, operations or prospects of AHP, Warner-Lambert or AmericanWarner;

    - litigation developments;

    - market assessments as to whether and when the merger will be consummated;

    - the timing of the merger;

    - regulatory considerations; and

    - general market and economic conditions.

    The merger may not be completed until a significant period of time has passed after the AHP and Warner-Lambert special meetings. Therefore, at the time of their special meetings, AHP and Warner-Lambert stockholders will not know the exact value of the AmericanWarner common stock that will be issued in connection with the merger.

    Stockholders of AHP and Warner-Lambert are urged to obtain current market quotations for AHP and Warner-Lambert common stock.

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE OUR OPERATIONS AND REALIZE THE FULL COST SAVINGS WE ANTICIPATE

    The merger involves the integration of two companies that have previously operated independently. The difficulties of combining the companies' operations include:

    - the necessity of coordinating geographically separated organizations;

    - integrating personnel with diverse business backgrounds; and

    - combining different corporate cultures.

    The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business, results of operations or financial condition of AmericanWarner.

    Among the factors considered by the AHP and the Warner-Lambert boards of directors in connection with their respective approvals of the merger agreement were the opportunities for economies of scale and operating efficiencies that could result from the merger. We cannot give any assurance that these savings will be realized within the time periods contemplated or realized at all.

WE WILL INCUR SIGNIFICANT EXPENSES AND RESTRUCTURING CHARGES IN CONNECTION WITH THE MERGER TRANSACTION

    AHP and Warner-Lambert expect AmericanWarner to incur pre-tax charges to operations, currently estimated to be between $1.5 and $2.1 billion, to reflect costs associated with combining the operations of the two companies, transaction fees and other costs incidental to the merger. The majority of these costs will be recorded upon the consummation of the merger. This estimate includes an
anticipated one-time pre-tax charge of approximately $      million for direct
incremental merger-related transaction costs and between $      and $
billion of other related charges and restructuring expenses. These amounts are preliminary estimates and are therefore subject to change. Additional unanticipated expenses may be incurred in the integration of the businesses of AHP and Warner-Lambert. Although AHP and Warner-Lambert expect that the elimination of duplicative expenses as well as the realization of other efficiencies related to the integration of the businesses may offset additional expenses over time, we cannot give any assurance that this net benefit will be achieved in the near term, or at all. See "Unaudited Pro Forma Combined Condensed Financial Statements" on page 57 for more detail on the charges we expect to incur in connection with the merger.

THE MERGER MAY CAUSE DILUTION TO HISTORICAL AHP EARNINGS

    The merger and the transactions contemplated by the merger agreement have a dilutive effect on historical earnings per share of AHP due to the additional shares that will be issued in the merger. On a historical basis for AHP, diluted earnings per share was $1.85 for the year ended December 31, 1998, as compared to $1.42 on a pro forma basis for AmericanWarner. However, since AHP's results of operations yielded a loss for the nine months ended September 30, 1999, the merger and the transactions contemplated by the merger agreement do not have a dilutive effect on historical loss per share of AHP for this period. The pro forma amounts do not include synergies resulting from the merger. See "Unaudited Pro Forma Combined Condensed Financial Statements" on page 57 for additional pro forma financial information for AmericanWarner.

OBTAINING REQUIRED REGULATORY APPROVALS MAY DELAY CONSUMMATION OF THE MERGER

    Consummation of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods, and any extension of the waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. AHP and Warner-Lambert intend to vigorously pursue all required regulatory approvals, including approval by the European Commission. No assurance can be given, however, that these approvals will be obtained, or, if they are obtained, as to the terms, conditions and timing of these approvals. The requirement for these approvals could delay the consummation of the merger for a significant period of time after AHP and Warner-Lambert stockholders have approved the proposals relating to the merger at their respective special meetings. See "The Merger Agreement--Conditions" on page 79 for a discussion of the conditions to the consummation of the merger and "The Proposed Merger--Regulatory Approvals" on page 49 for a description of the regulatory approvals necessary in connection with the merger.

                           FORWARD-LOOKING STATEMENTS

    We have made forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each company's management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of AHP, Warner-Lambert and AmericanWarner. Forward-looking statements include the information in this document, specifically, regarding:

- projections                              - the combined company
- efficiencies/cost avoidance              - future economic performance
- cost savings                             - the timetable for completing the merger
- revenue synergies                        - future acquisitions
- income and margins                       - management's plans
- earnings per share                       - business portfolios
- growth                                   - merger and integration related expenses
- economies of scale                       - product launches
- combined operations

    These statements may be preceded by, followed by or include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

    With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

    Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in "Risk Factors" above and elsewhere in this document and in the documents which are incorporated by reference in this document, could affect the future results of AHP and Warner-Lambert, and of AmericanWarner after the completion of the merger, and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

COMPETITIVE FACTORS

    - the impact of competitive products, including generic competition

    - the timing of the introduction of new products

    - the financial resources of competitors

    - the ability to respond to price pressures imposed by managed care groups, institutions and government agencies

    - the ability to respond to technological advances attained by competitors and patents granted to competitors

    - the ability to manufacture products competitively and cost effectively

OPERATING FACTORS

    - changes in the favorable market reaction to AHP's and Warner-Lambert's significant pharmaceutical products

    - the ability to identify new viable chemical compounds and technologies and commercialize innovative and competitive products worldwide

    - the ability to successfully complete clinical trials and obtain and maintain regulatory approval for new products in the United States and other countries

    - the ability to gain consumer acceptance for our new products and technologies

    - the ability to secure and defend intellectual property rights and, when appropriate, license required technology

    - the ability to generate cash flows or obtain financing to fund growth

    - the ability to complete and integrate appropriate acquisitions, strategic alliances and joint ventures

    - the ability to respond to unexpected safety or efficacy concerns arising with respect to marketed products, whether or not scientifically justified, leading to product recalls, litigation, withdrawals or declining sales

    - the ability to complete successful remediation efforts related to the calendar year 2000

ECONOMIC AND INDUSTRY CONDITIONS

    - the effect of economic conditions, inflation and interest rates generally

    - the effect of changes in currency exchange rates and political and economic conditions worldwide

    - the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters

    - the calendar year 2000 causing a general economic downturn relating to year 2000 failures in the U.S. and other countries, failures in global banking systems and capital markets, or extended failures by public and private utility companies or common carriers supplying services to AHP or Warner-Lambert

                              THE PROPOSED MERGER

    We are furnishing this joint proxy statement/prospectus to stockholders of AHP and Warner-Lambert in connection with the solicitation of proxies by the boards of directors of AHP and Warner-Lambert for use at the special meetings of their respective stockholders.

AHP PROPOSALS

    At AHP's special meeting, stockholders will be asked to vote to approve:

    (1) Proposal 1--the amendment of the certificate of incorporation of AHP providing for:

       - changing the name of AHP to AmericanWarner, Inc.; and

       - increasing in the number of authorized shares of AHP common stock from
         2,400,000,000 to          .

    (2) Proposal 2--the issuance of shares of AmericanWarner common stock in connection with the merger.

    (3) Proposal 3--the amendment of the by-laws of AHP to increase the maximum number of directors on AHP's board of directors from 15 to 24.

    THE MERGER WILL NOT BE COMPLETED UNLESS AHP'S STOCKHOLDERS APPROVE PROPOSALS 1 AND 2. APPROVAL OF PROPOSAL 3, HOWEVER, IS NOT NECESSARY TO COMPLETE THE MERGER.

WARNER-LAMBERT PROPOSAL

    At Warner-Lambert's special meeting, Warner-Lambert stockholders will be asked to vote to adopt the merger agreement and approve the merger.

    THE MERGER WILL NOT BE COMPLETED UNLESS WARNER-LAMBERT'S STOCKHOLDERS ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

BACKGROUND OF THE MERGER

    In recent years, AHP's management and board of directors have concluded that the pharmaceutical and consumer healthcare businesses are in an era of accelerating change that will have a significant impact on the future competitive position of companies engaged in those businesses. As demand for research and development increases and companies look for ways to speed the development and marketing of breakthrough products in these fields, many companies have sought and, AHP believes, will continue to seek opportunities through consolidation to create efficiencies and growth and to become world leaders in the most advanced science and technology. In this regard, in the fourth quarter of 1997, representatives of AHP engaged in preliminary discussions with representatives of SmithKline Beecham PLC regarding a possible strategic merger between the two companies. On May 31, 1998, AHP and Monsanto Company entered into a merger agreement contemplating a merger of equals transaction between the two companies. Neither the SmithKline Beecham discussions nor the Monsanto merger agreement resulted in completed business combinations for AHP. From time to time thereafter, AHP continued to consider the possibility of a business combination transaction with a large pharmaceutical company, as well as other strategic alternatives, to enhance its competitive position and stockholder value.

    In June 1998, Warner-Lambert's management, with the assistance of McKinsey & Company, began reviewing the growth initiatives available to Warner-Lambert in preparation for assisting the Warner-Lambert board in its determination of the company's strategic path.

    Notwithstanding Warner-Lambert's excellent performance and prospects, in November 1998, the Warner-Lambert board, with the assistance of management and outside advisors, commenced a review of Warner-Lambert's growth initiatives. This review grew out of the Warner-Lambert board's belief that it needed to maintain an ongoing proactive effort to address future value enhancement for the benefit of Warner-Lambert's stockholders. Following the November 1998 Warner-Lambert board meeting, Warner-Lambert management, with McKinsey & Company's assistance, continued this strategic review process for approximately eight months. During this period, Warner-Lambert management evaluated Warner-Lambert's long-term position in the pharmaceutical and consumer healthcare industries in order to develop the company's strategic plan for the future. Among the possible alternatives management and the Warner-Lambert board examined were: pursuing an internal growth strategy only; engaging in a series of acquisitions, joint ventures, alliances and licensing arrangements; and engaging in a strategic business combination. This process culminated in the June 27, 1999 board meeting described below.

    Prior to the June 1999 Warner-Lambert board meeting, John R. Stafford, chairman of the board, president and chief executive officer of AHP, telephoned Lodewijk J.R. de Vink, chairman of the board, president and chief executive officer of Warner-Lambert. During the course of the telephone conversation, Mr. Stafford expressed his interest in exploring the possibility of a business combination between the two companies. Mr. de Vink deferred any discussions until after the June board meeting consideration of Warner-Lambert's strategic alternatives.

    On June 27, 1999, the Warner-Lambert board of directors met to review and discuss, among other things, Warner-Lambert's strategic path. The Warner-Lambert board reviewed management's evaluation and concluded that Warner-Lambert, with its world class research facilities and staff and its future product pipeline, had excellent capabilities and growth prospects. The Warner-Lambert board also concluded that those strong capabilities and prospects could be better enhanced for stockholders if Warner-Lambert engaged in a strategic merger, with a company with complementary products and pipeline, that enhanced Warner-Lambert's already strong position.

    As part of that June board meeting review of Warner-Lambert's strategic path, the Warner-Lambert board considered an analysis of industry participants that might best satisfy the strategy favored by the board. AHP was at the top of the list, and the clear first choice, based on a comparative assessment of a number of criteria, including expansion and strengthening of therapeutic area focus, building and strengthening of a technology platform, strengthening of the overall pipeline (particularly near term), continued building of an OTC presence and expected ease of integration. The Warner-Lambert board, in light of these findings, discussed the contacts from Mr. Stafford and the possibility of exploring a transaction with AHP. The Warner-Lambert board concluded that a transaction with AHP would not only enhance Warner-Lambert's growth potential based on Warner-Lambert's highly successful growth strategy, but would insure that Warner-Lambert stockholders would have a very large participation in that value creation. At the conclusion of the meeting, the Warner-Lambert board authorized Mr. de Vink to explore whether a business combination with AHP could be developed.

    On July 7, 1999, Messrs. de Vink and Stafford met briefly and discussed the concept of a strategic business combination of Warner-Lambert and AHP and agreed to discuss the topic in more detail at a future date.

    On July 12, July 16 and July 21, 1999, Messrs. de Vink and Stafford discussed their views on the parameters of a business combination of Warner-Lambert and AHP. During these conversations, Messrs. de Vink and Stafford discussed the strategic benefits of a transaction, the potential for significant cost savings, potential management structures of a combined company and the issues involved in integrating both companies. Mr. Stafford also discussed with Mr. de Vink that any such transaction should include both termination fees and stock option agreements. In connection with these discussions, Warner-Lambert and AHP signed a mutual confidentiality and standstill agreement on

July 27, 1999 restricting the disclosure of confidential information and the purchase of the other company's common stock.

    Messrs. de Vink and Stafford met again on July 28, 1999 to further discuss a number of aspects of a possible business combination of Warner-Lambert and AHP, including the basis for an acceptable exchange ratio, the strategic benefits of such a transaction, the potential areas for cost savings and issues involving senior management positions in a combined company. Messrs. de Vink and Stafford agreed that each would recommend to their respective boards of directors that a strategic business combination of Warner-Lambert and AHP be structured as a "merger of equals." On July 29, 1999, the Warner-Lambert board met and Mr. de Vink reported on his conversations with Mr. Stafford. At the conclusion of the meeting, the Warner-Lambert board authorized Mr. de Vink to pursue further discussions with AHP. These discussions continued throughout August 1999.

    On August 6, 1999, a jury in Texas awarded a significant verdict for the plaintiff in one of a large number of personal injury diet drug lawsuits against AHP. AHP's stock price declined following the announcement of this award. The case was subsequently settled for less than 10% of the award.

    On August 9, 1999, Mr. Stafford informed AHP board members of his discussions with Warner-Lambert. On August 16, 1999, Mr. de Vink reported to the Warner-Lambert board on the status of discussions with AHP, recent events affecting AHP and its stock price and his plans to meet with Mr. Stafford later that evening to discuss further developing a proposal for a strategic business combination of Warner-Lambert and AHP. On the evening of August 16, 1999, Messrs. de Vink and Stafford met again to discuss a possible transaction, at which time they discussed, among other things, the recent jury verdict against AHP involving diet drugs, the effect of recent events on AHP's stock price, the basis for an acceptable exchange ratio in light of the recent decline in AHP's stock price, the composition of the board, the succession of chief executive officer and chairman of the board of a combined company, the name of the combined company, and selections to certain senior management positions. In late August, following the meeting with Mr. de Vink, Mr. Stafford again advised AHP board members of his discussions with Mr. de Vink.

    Because of the uncertainty surrounding AHP's diet drug litigation and its impact on AHP's stock price, the parties were unable to reach agreement on the basis for establishing an exchange ratio and on determining how to handle the risks associated with the diet drug litigation. Accordingly, on August 31, 1999, Messrs. de Vink and Stafford agreed that they would suspend discussions regarding a business combination between the two companies for 30 days while AHP pursued a settlement of the litigation and that during this period neither party would talk to other merger candidates.

    On September 3, 1999, and again on September 28, 1999, the Warner-Lambert board met to discuss the status of discussions with AHP and the recent court ruling which related to AHP. The Warner-Lambert board reviewed the strategic benefits of a business combination of Warner-Lambert and AHP and discussed the impact of recent events on discussions with AHP and the potential for accomplishing a business combination with AHP.

    On October 7, 1999, AHP announced that it had entered into a memorandum of understanding regarding a comprehensive national settlement relating to its diet drug litigation. In light of this development, strategic business combination discussions between Warner-Lambert and AHP were revived.

    On the evening of October 11, 1999, Messrs. de Vink and Stafford met to continue to discuss the potential strategic business combination of Warner-Lambert and AHP. At this meeting, they reviewed the recent proposed settlement of the diet drug litigation, including its potential effect on AHP, and the strategic benefits and synergies that could result from combining the two companies in a merger of equals. At the meeting, Messrs. de Vink and Stafford also discussed the potential basis for establishing an acceptable exchange ratio. Messrs. de Vink and Stafford considered their respective roles in a combined company, and agreed that Mr. Stafford should remain chairman of the board of the combined company for 18 months following the merger and that Mr. de Vink should be chief executive officer of the combined company reporting to the board of directors following the merger and become chairman of the board at the expiration of Mr. Stafford's 18-month term as chairman. They also exchanged views with respect to the composition of the board and senior management of the combined company.

    On October 12, 1999, members of senior management of Warner-Lambert and AHP met to discuss possible transaction structures, further due diligence that Warner-Lambert and AHP expected to conduct, potential terms of a merger transaction and a possible timetable for the transaction. Representatives of Skadden, Arps, Slate, Meagher & Flom LLP, Warner-Lambert's special outside counsel, and Simpson Thacher & Bartlett, AHP's special outside counsel, were also present at the meeting. At the meeting, counsel to AHP indicated that as had been previously stated by Mr. Stafford and in light of the fact that AHP had had two prior potential transactions not close, AHP was unwilling to engage in a transaction without the reciprocal termination fee provisions and stock option agreements which were being discussed by the parties. At the conclusion of the meeting, AHP's outside legal counsel provided Warner-Lambert and its outside legal counsel with a draft merger agreement and, shortly thereafter, draft stock option agreements.

    On October 12, 1999, Warner-Lambert engaged Debevoise & Plimpton, special outside counsel to Warner-Lambert, to undertake a due diligence examination of AHP's diet drug litigation and an examination of the announced settlement to resolve such litigation. Throughout the remainder of October, Debevoise & Plimpton reported to Warner-Lambert's senior management on the results of its examination of AHP's diet drug litigation and the announced settlement to resolve such litigation.

    At a meeting of the board of directors of Warner-Lambert held on October 14, 1999, Mr. de Vink informed the board of directors of the recent conversations with AHP and indicated that meetings with AHP's management were to be held later in the week. The board reviewed the proposed business combination with AHP, including the strategic rationale for the merger, recent events affecting AHP, the basis discussed for establishing an acceptable exchange ratio, the name of a combined company, succession of the chief executive officer and chairman of the board of a combined company and the composition of the board of directors of a combined company. Mr. de Vink informed the Warner-Lambert board of directors that management intended, subject to the board of directors' concurrence, to continue negotiations with AHP and, assuming these negotiations were successful, to reconvene the board of directors in the near future, at which time a more in-depth analysis and presentation would be made to the board of directors regarding the proposed business combination.

    From mid-October through November 3, 1999, representatives of Warner-Lambert and AHP and their advisors participated in numerous telephone calls and meetings to conduct continuing reciprocal legal, business, accounting and financial due diligence. Commencing the week of October 18 representatives of Warner-Lambert and Skadden, Arps and AHP and Simpson Thacher engaged in discussions regarding the proposed merger agreement and related documents.

    On October 21, 1999, the second trading day preceding the October 25(th) letter from Pfizer discussed below, Mr. William C. Steere, Jr., chairman of the board and chief executive officer of Pfizer and Dr. Henry A. McKinnell, president and chief operating officer of Pfizer, sold 180,000 and 160,956 shares of Pfizer, respectively, for aggregate proceeds of $7,255,800 and $6,488,136, respectively. According to THE WALL STREET JOURNAL, a spokesman for Pfizer stated that Messrs. Steere and McKinnell made their transactions on October 21(st) "ahead of any knowledge of a merger combination."

    On October 25, 1999, without any prior indication to Warner-Lambert that he might do so, and in violation of the standstill and confidentiality provisions of the LIPITOR agreements discussed below, Mr. Steere of Pfizer delivered a letter to Mr. de Vink "seek[ing]... permission to make a [business combination] proposal along the lines we have in mind." The October 25(th) letter did not elaborate on what was intended by a business combination and did not include any economic terms. A copy of the October 25(th) letter follows:

    October 25, 1999

    Mr. Lodewijk de Vink

    Chairman and CEO

    Warner-Lambert Co.

    201 Tabor Road

    Morris Plains, NJ 07950

    Dear Lodewijk:

    As I am sure you are aware, there are "rumors on the street" that a significant company, or companies, in our industry are considering a business combination with your Company. As we have come to know the quality of products, management and operations of Warner-Lambert over the last several years, we expect you will attract substantial acquisition interest over time. The need for more resources and to share science and technology is more apparent every day and is evidenced by continued industry consolidation. Our strategic relationship with you since 1996 is a good example of the advantages obtainable through consolidation of our strengths, and has convinced us of the value of exploring a business combination between our Companies.

    As you know, our respective Companies entered into a Confidentiality Agreement as of March 4, 1996 with respect to the joint development and marketing of LIPITOR. That Confidentiality Agreement contains a "standstill" provision. If you have any interest in exploring a business combination, we believe a transaction between our companies makes the most business sense, and we should collectively consider expanding the relationship between our companies beyond the initiative we recently both announced. We would like to explore with you the merits of our interest and ideas. We believe that such a business combination would provide substantial value both in the short and long run to our shareholders, employees, customers and other constituents that you serve. Because of our strategic relationship with your Company, we represent the best opportunity to establish a combined business that will provide your shareholders the highest possible value. The concept that we have in mind would yield to them, on a tax-free basis, an investment in a larger and stronger Company with more liquidity and combined growth potential that would substantially enhance profitability. Our opportunities for your employees and management would also be enhanced and the risk of an undesirable suitor would be effectively eliminated. We believe strongly that the combination of our Companies would provide the opportunity for the best possible transaction in what could be the strongest, most creative pharmaceutical company in the world. Our continuing business relationship with Warner-Lambert is very important to us and we certainly would not take any action that could jeopardize that relationship. Also, of course, the March 4(th) Confidentiality Agreement requires us to seek your permission to make a proposal along the lines we have in mind. Recognizing the significant advantages to our respective shareholders, we would encourage you to grant that permission so that you and your Board can review for yourselves the value we place on our historical relationship with your Company, on your talented management and employee pool, and on the positive effects that a business combination between our Companies could have.

    We would be delighted to meet with you to discuss our thoughts at your convenience.

    Sincerely,
    /s/ William C. Steere, Jr.

    Warner-Lambert and Pfizer have had a business relationship since June 1996, when Warner-Lambert had entered into a series of co-promotion and marketing agreements with Pfizer regarding LIPITOR, a drug discovered and developed by Warner-Lambert's research and development group for use in lowering cholesterol levels. Because the drug was such a valuable asset of Warner-Lambert's, Warner-Lambert specifically focused from the outset on the need for, and negotiated for and obtained, Pfizer's agreement to various confidential information use and standstill protections. These protections were designed to prevent Pfizer, once it had access to confidential information concerning LIPITOR, from influencing or controlling Warner-Lambert or its destiny for Pfizer's own purposes. These provisions were intended to protect the value of LIPITOR for Warner-Lambert stockholders, not Pfizer's. Pfizer agreed, among other things, that:

    - It would not use confidential information about LIPITOR other than in performance of the LIPITOR arrangements.

    - It would not offer or propose to acquire Warner-Lambert or its stock.

    - It would not engage in any proxy contests or consent solicitations with respect to Warner-Lambert.

    - It would not seek to control or influence Warner-Lambert or its management or board.

    - It would not seek to change the standstill or request Warner-Lambert to waive any of the standstill restrictions, including those listed above.

    - Once a business combination involving Warner-Lambert was announced (if at all), Pfizer would still not be released from the standstill restrictions, unless the other party to the business combination was an "acquiring person."

    Warner-Lambert and Pfizer are currently in litigation regarding the LIPITOR agreements, including the standstill arrangements described above. See "Certain Litigation" on page 49 for a more complete description of the litigation.

    Promptly after receiving the letter from Pfizer, Mr. de Vink called a Warner-Lambert board meeting, which was convened on the morning of October 27, 1999. The Warner-Lambert board discussed the October 25(th) letter from Pfizer and its implications for the pending transaction with AHP. The Warner-Lambert board found the letter somewhat surprising, first, in light of prior public statements by Pfizer that it was not interested in acquiring other pharmaceutical businesses, but would grow internally, and, second, because the letter plainly breached Pfizer's standstill agreement. Notwithstanding this, Mr. de Vink recommended, and the Warner-Lambert board concurred, that he should meet with Mr. Steere and advise Mr. Stafford of the letter and the proposed meeting. Mr. de Vink telephoned Mr. Steere that day and indicated that he was disappointed and surprised that, given the close business relationship between the companies, Mr. Steere would without notice deliver a letter of that nature rather than simply pick up the phone. Mr. de Vink further indicated, however, that while Warner-Lambert was not waiving the standstill agreement, he wished to meet with Mr. Steere as soon as possible to discuss the letter. On the afternoon of October 27(th), Messrs. de Vink and Steere met at Pfizer's offices for approximately 45 minutes to discuss Mr. Steere's October 25(th) letter.

    At the October 27(th) meeting, a number of matters were raised relating to the letter, including the following:

    - In direct response to the October 25(th) letter, Mr. de Vink inquired as to what Mr. Steere had in mind with respect to the business combination referred to in his letter;

    - Mr. Steere responded that he had not really given a lot of thought to the matter, and indicated that he did not have any specific terms of a transaction in mind, that he had not discussed a business combination transaction between Pfizer and Warner-Lambert with Pfizer's board (although he personally believed Pfizer was the best partner for Warner-Lambert), that management of the combined company could come from both companies, that the boards could be combined and that dislocations in achieving cost savings could be shared by both companies;

    - Mr. Steere stated that if his means of communication had offended Warner-Lambert, he would be willing to "tear up" his letter;

    - Mr. Steere also said Pfizer was separately pursuing a sizable acquisition and might not be capable of pursuing concurrently both that acquisition and a Warner-Lambert transaction;

    - Mr. Steere said that at a regularly scheduled Pfizer board meeting to be held the next day he would mention his discussion and meeting with Mr. de Vink to Pfizer's directors, who, according to Mr. Steere, at this time were unaware of his letter; and

    - Although Mr. Steere referred to a potential premium that Pfizer might offer, he said that he viewed Warner-Lambert as already "expensive" to acquire.

    Mr. Steere made no inquiry in that meeting as to the status of any transaction that Warner-Lambert might be pursuing. The meeting ended with Mr. Steere asking if he could talk to Mr. de Vink in two weeks. Mr. de Vink said that this did not fit his timetable and that he would call Mr. Steere the next day following Pfizer's board meeting.

    On October 27, 1999, Mr. de Vink telephoned Mr. Stafford and stated that, in light of the Pfizer letter, it would not be possible for Warner-Lambert to proceed with a merger transaction in which the exchange ratio would value the AHP shares at any premium to market, as had been previously discussed by the parties. The next day, Mr. Stafford telephoned Mr. de Vink to inform him that he would be prepared to recommend to the AHP board an at-market exchange ratio.

    On the morning of October 28, 1999, the Warner-Lambert board of directors met to discuss the meeting between Messrs. de Vink and Steere and the implications for the proposed AHP transaction of such meeting and the letter that preceded it. The board discussed, among other things, the vagueness and tentativeness of the thoughts expressed by Mr. Steere, including that he indicated he did not have any specific terms in mind with respect to a business combination involving Warner-Lambert, that he had not previously discussed the possibility with his board and that, because of another transaction the Pfizer board was actively considering, if any Warner-Lambert/Pfizer transaction might develop, its timing might only be in the indefinite future.

    At the October 28(th) board meeting, the Warner-Lambert board also discussed the proposed strategic business combination with AHP, and the strategic rationale for such combination. For a number of reasons, the board concluded that it would not be in the best interests of Warner-Lambert's stockholders to pursue what, effectively, would be a possibility of an acquisition of Warner-Lambert by Pfizer. Among the Warner-Lambert board's reasons were:

    - the board of Warner-Lambert recently reached a clear conclusion, after extensive study, as to the best strategic path for Warner-Lambert. That strategic path did not include being acquired at this time by a significantly larger company which would result in Warner-Lambert's carefully developed strategy for growth and value enhancement being abandoned and replaced by that of the larger company;

    - the board of Warner-Lambert's continuing belief (although no final decision had been made) that the proposed strategic combination with AHP represented a very valuable opportunity, both in absolute and relative terms (especially considering the recent decline in the trading price of the AHP shares as a result of the diet drug litigation and the recent discussions between Mr. de Vink and Mr. Stafford relating to the exchange ratio), for implementing the chosen strategic path for creating value for Warner-Lambert stockholders; and

    - the advanced stage and satisfactory nature of the discussions between Warner-Lambert and AHP, and the significant risk of losing the AHP transaction after months of discussions between the parties if Warner-Lambert were to suddenly pursue a possible transaction with Pfizer that clearly was still, at best, in the most preliminary stages of consideration by Pfizer. In that regard, the Warner-Lambert board took note of the fact that Mr. Steere had proposed no terms, that he had referred to Warner-Lambert as "expensive" even at current levels, that he said Pfizer was pursuing another transaction and was not sure that Pfizer could pursue two at once. The Warner-Lambert board also understood that a company in AHP's position would be expected to be very unwilling to play the "stalking horse" by keeping its transaction available while Pfizer made up its mind what it wanted to do. This was especially the case with AHP, which recently had been involved in a publicly announced business combination and a separate series of publicly announced discussions regarding a business combination, neither of which had resulted in a completed transaction.

    On the afternoon of October 28, 1999, Messrs. de Vink and Steere spoke by telephone during which Mr. de Vink informed Mr. Steere of the Warner-Lambert board's conclusion that it did not wish to abandon Warner-Lambert's strategic path to pursue a course involving an acquisition of Warner-Lambert by Pfizer. Mr. de Vink advised Mr. Steere that Warner-Lambert was considering a strategic business combination and that, were that to be accomplished, he would be open in the future to talking again when the two companies could be of more comparable size. Mr. de Vink assured Mr. Steere that the strategic combination being considered by Warner-Lambert would not negatively affect Warner-Lambert's LIPITOR arrangements with Pfizer and expressed hope that Pfizer would also act in good faith. Mr. Steere expressed disappointment that Warner-Lambert did not select Pfizer, but wished Mr. de Vink good luck and indicated that he was not inclined at that time to take any action if Warner-Lambert were to announce a transaction with another party. Also, during this conversation Messrs. de Vink and Steere agreed to arrange a meeting between Dr. Anthony H. Wild, executive vice president and president of the pharmaceutical sector of Warner-Lambert and Dr. McKinnell to discuss outstanding issues on and finalize certain arrangements relating to LIPITOR. At no time in the conversation did Mr. Steere make or indicate a desire to make a specific offer with respect to a business combination between Warner-Lambert and Pfizer, nor did he indicate that he had made any progress in his own mind in formulating the terms of any such proposal. Mr. Steere said nothing to indicate that the Pfizer board had even considered the issue at its meeting earlier that day. Pfizer did not contact Warner-Lambert again--and the parties had no further discussions concerning either a possible transaction with Pfizer or the AHP transaction--until the meeting between Drs. Wild and McKinnell, which was held on November 2, 1999, the day prior to execution of the merger agreement between Warner-Lambert and AHP.

    On October 30, 1999, Messrs. de Vink and Stafford met, together with Messrs. Larini and Blount, Warner-Lambert's and AHP's chief financial officers, and Messrs. Johnson and Hoynes, Warner-Lambert's and AHP's general counsels, to discuss a number of the remaining issues.

    On October 31, 1999, the board of directors of Warner-Lambert met for over five hours to consider the proposed business combination with AHP and to review the terms and conditions of the proposed merger agreement and related documents. Mr. de Vink reported on his October 28(th) conversation with Mr. Steere. Warner-Lambert management once again reviewed in detail the objectives and strategic benefits of a merger with AHP, including cost savings and the fit between the two companies' products, pipelines, complementary business strengths and research and development projects, and reported on the business, financial and legal due diligence they had conducted on AHP. Skadden Arps reviewed the fiduciary duties of the Warner-Lambert directors, as well as the principal terms and conditions of the proposed merger agreement and related documents. Debevoise & Plimpton gave a detailed presentation concerning its examination of AHP's diet drug litigation and the terms of the proposed settlement. A detailed discussion was held concerning, and the Warner-Lambert board reviewed, with the participation of Warner-Lambert's management and legal and financial advisors, among other things:

    - the strategic path that the Warner-Lambert board had selected;

    - the attributes of Warner-Lambert and AHP, separately and on a combined basis, in light of the chosen strategic path;

    - the principal terms of the proposed merger agreement and the stock option agreements, including:

       - as they related generally to third party proposals that might be made following their execution, and, in particular:

           - the circumstances under which each company would be free to provide information to, and negotiate with, a third party who made a competing proposal,

           - the circumstances in which termination fees would be payable,

           - the fact that a third party making a competing proposal would be precluded from consummating a transaction with Warner-Lambert, or AHP, using the pooling of interests method of accounting and would have to utilize purchase accounting (which would result in the recognition of a significant amount of goodwill),

           - the fact that both Warner-Lambert and AHP would be obligated under the merger agreement to present the combination of Warner-Lambert and AHP to their respective stockholders for approval notwithstanding a competing proposal from a third party, even one which the board that received such proposal recommended as superior to the combination of Warner-Lambert and AHP, and that pending a stockholder vote on the Warner-Lambert/AHP combination the parties' rights plans (and rights thereunder) could not be amended or redeemed,

           - the provisions in the proposed merger agreement with respect to AHP's diet drug litigation and liabilities, and

           - the proposed timing of the stockholders' meetings, and the effect of such timing;

    - the financial terms of the proposed combination including their fairness to the Warner-Lambert stockholders; and

    - due diligence activities with respect to AHP including an extensive report by counsel regarding AHP's diet drug litigation and proposed settlement.

    The Warner-Lambert board discussed with its advisors the ability and likelihood of third parties making competing proposals to Warner-Lambert if such third parties were unable to utilize pooling accounting. It was noted that non-U.S. companies generally do not utilize pooling accounting and that pooling accounting would not likely be available, even in the United States, after 2000. The Warner-

Lambert board concluded that the merger of equals with AHP was a highly desirable business opportunity for Warner-Lambert and that Pfizer's interest was vague and tentative, and questionable as to whether it would ever be pursued. The Warner-Lambert board also concluded that it would be unwise to delay and jeopardize the highly desirable and deliberately conceived AHP transaction. Warner-Lambert's board discussed with its advisors the remaining open issues in, and the timing of, the proposed transaction with AHP. Thereafter, Warner-Lambert's board instructed management to finalize merger negotiations with AHP and complete the necessary transaction documents, with a view to having a board meeting or meetings later during the week to review the results of additional due diligence and consider and vote on a definitive transaction.

    On November 1, 1999, a telephonic meeting of the AHP board of directors was convened to review and consider the status of the discussions relating to the proposed business combination transaction with Warner-Lambert. Mr. Stafford reviewed for the AHP board the proposed principal terms of the transaction and the strategic benefits of combining the two companies. Mr. Stafford also informed the AHP board of Pfizer's October 25 letter to Warner-Lambert and related developments. Representatives of Chase Securities Inc. and Morgan Stanley & Co. Incorporated also gave financial presentations relating to the proposed business combination.

    On November 1, 1999, Messrs. Stafford and de Vink agreed in principle on an exchange ratio, subject to approval by the boards of AHP and Warner-Lambert. From November 1 through November 3, 1999, AHP, Warner-Lambert and their respective counsel continued to negotiate and finalize the terms of the merger agreement and related documents. During this period, Mr. Stafford and counsel to AHP reiterated on several occasions the position that AHP was unwilling to engage in the transaction with Warner-Lambert without the reciprocal termination fee provisions and stock option agreements which had been discussed by the parties since July of 1999.

    On November 2, 1999, Dr. Wild of Warner-Lambert and Dr. McKinnell of Pfizer had their previously scheduled meeting to discuss certain of the arrangements between Warner-Lambert and Pfizer regarding LIPITOR. During the meeting
Dr. McKinnell expressed his regret that Warner-Lambert was not choosing to engage in a business combination transaction with Pfizer and his concern as to the effect on the LIPITOR arrangements if Warner-Lambert pursued a transaction with a party of whom Pfizer did not approve. During the meeting Dr. McKinnell inquired as to how close Warner-Lambert was to announcing a transaction with a third party. Dr. Wild acknowledged that Warner-Lambert was involved in discussions with another company with respect to such a transaction, but did not indicate when such a transaction would be agreed to or announced. At no time during the meeting did Dr. McKinnell make a specific offer or elaborate on the intentions of Pfizer with respect to a business combination. As Mr. Steere had to Mr. de Vink, Dr. McKinnell wished Dr. Wild good luck.

    During the evening of November 2, reporters from THE WALL STREET JOURNAL contacted both AHP and Warner-Lambert to inquire about a rumor to the effect that the parties were about to agree to a business combination of the two companies. As a result, the two companies decided to accelerate final consideration of the proposed AHP/Warner-Lambert merger, and meetings of the Warner-Lambert and AHP boards were scheduled for the evening of November 3. On the morning of November 3, 1999, an article appeared in THE WALL STREET JOURNAL and stories appeared in other media sources discussing a potential merger of AHP and Warner-Lambert. Also that morning, representatives of AHP and Warner-Lambert confirmed through media sources that the two parties were engaged in merger discussions.

    On November 3, 1999, following the appearance of the media stories, Mr. Steere sent another letter to Mr. de Vink stating that Pfizer was interested in a business combination with Warner-Lambert and that he would like to meet to discuss his thoughts on the matter. This letter, again, did not elaborate on the meaning, or terms, of a business combination and made no specific proposal. A copy of the November 3(rd) letter follows:

    November 3, 1999

    Mr. Lodewijk de Vink

    Chairman and CEO

    Warner-Lambert Co.

    201 Tabor Road

    Morris Plains, NJ 07950

    Dear Lodewijk:

    I was extremely surprised and disappointed to read in this morning's Wall Street Journal that WL is about to enter into a business combination with AHP in a so called "merger of equals" and without any premium to the shareholders of WL. This is especially the case in light of my recent letter to you and our meeting of October 27, in which I made clear Pfizer's willingness to provide a vastly superior proposal to WL and its shareholders. We are still anxious to have you and your Board's support for our making an offer.

    Having read the article on your pending merger with AHP, a company not only substantially smaller than we are, but certainly not positioned in the key pharmaceutical industry as we are, I feel compelled to use this opportunity to reiterate what I believe are the advantages of a transaction with us. They include:

    - The best possible price for your Shareholders

    - Substantial increase in market depth and liquidity

    - The greatest synergies for the combined companies

    - Complimentary technology and science

    - Worldwide marketing exposure for your products, especially your number 1 product, LIPITOR, which is achieving its excellent market acceptance in large part as a result of our world class marketing and sales organizations working in conjunction with yours.

    - Substantial expansion of opportunities for management and key employees

    - Long term value for all our Shareholders

    - Substantial new R&D, marketing, manufacturing and capital resources for WL important projects

    - Strengthening your participation in future industry growth and consolidation--we would be putting together the two fastest growing companies in the industry.

    Because of our strategic relationship with your Company, we represent the best opportunity to establish a combined business that will provide your shareholders the highest possible value. We would like to discuss with you the merits of our interest and ideas. We believe that a business combination between our two companies would provide substantial value both in the short and long term to your shareholders, employees, customers and other constituents that you serve. The concept that we have in mind would yield to them, on a tax-free basis, an investment in a larger and stronger Company with more liquidity and combined growth potential that would substantially enhance profitability. Our opportunities for your employees and management would also be enhanced. We believe strongly that the combination of our Companies would provide the opportunity for the best possible transaction with an attractive premium for your shareholders in what could be the strongest, most creative pharmaceutical company in the world.

    We would be delighted to meet with you to discuss our thoughts. We would urge that such a meeting take place at your earliest convenience.

    Sincerely,
    /s/ William C. Steere, Jr.

    In addition, on November 3, 1999, M. Anthony Burns, a board member of Pfizer, telephoned W.R. Howell, a Warner-Lambert board member, to inquire whether the Warner-Lambert board was aware of the Pfizer interest, which Mr. Howell confirmed. Mr. Burns also indicated that he had been aware, at or about the time of Mr. Steere's first letter to Mr. de Vink, of Mr. Steere's interest in pursuing an acquisition of Warner-Lambert. Also on November 3, Dana
G. Mead, also a board member of Pfizer, approached Robert N. Burt, a Warner-Lambert board member, at a conference to note Pfizer's interest in pursuing a transaction with Warner-Lambert. During this conversation, Mr. Mead, when informed by Mr. Burt of his belief that Pfizer would not be able to use pooling-of-interests accounting in an acquisition of Warner-Lambert, indicated that Pfizer understood that and that it was not a problem. At no time during the conversation did Mr. Burt (who had been present at the October 27(th), 28(th) and 31(st) Warner-Lambert board meetings) indicate, as it has been subsequently alleged by Pfizer, that he was unaware of Pfizer's interest in a transaction with Warner-Lambert.

    Later, on November 3, 1999, a special meeting of the board of directors of Warner-Lambert was held, at which all of Warner-Lambert's directors were present. At this meeting, Skadden Arps updated the board of directors on the final terms of the merger and stock option agreements, including changes since the prior meeting, and again reviewed with the board its fiduciary duties. Bear Stearns delivered its fairness opinion. In light of Pfizer's expression of interest, the Warner-Lambert board focused particularly on, and actively discussed, among other things:

    - the letters from Mr. Steere and contacts from the other Pfizer directors, and the fact that still no specific proposal had been made by Pfizer;

    - the board's continuing belief in the stockholder value opportunity represented by the strategic path the board previously had chosen and the unique implementation opportunity presented by the definitive transaction terms with AHP;

    - its concern that it would not be in the best interests of Warner-Lambert's stockholders to pursue an indefinite expression of interest from Pfizer, which if it materialized at all seemed to be months away, particularly if pursuing such interest would put the AHP transaction at risk;

    - AHP's position, as stated to Warner-Lambert and reported at the Board meeting, that AHP would not continue discussions with Warner-Lambert or remain willing to agree to a business combination with Warner-Lambert if Warner-Lambert commenced negotiations with Pfizer;

    - the board's specific resulting understanding that, in order to commence negotiations with Pfizer at that time, Warner-Lambert effectively would be abandoning the fully developed, extremely attractive transaction with AHP that it had been working on for the prior four months;

    - that AHP had not changed its position, which it had taken since the outset of discussions in July, that its willingness to enter into a transaction with Warner-Lambert was conditioned on including in the terms of the transaction the termination fee and stock option grant to AHP which it had been proposing, and the board's belief that such provisions were not unusual in transactions of this type;

    - as to the termination fee, the view of Warner-Lambert's financial advisor, Bear, Stearns & Co. Inc., as to the reasonableness of the fee in relation to comparable transactions; and

    - as to the stock option grant by Warner-Lambert to AHP, the accounting impact that it might have on third parties if they were to intervene. The Warner-Lambert board noted that some potential parties would not care about pooling accounting--possibly including Pfizer, based on the Pfizer director's comment--for reasons including that pooling accounting was not available to non-U.S. companies and, even in the U.S., pooling accounting would not likely be available after December 31, 2000.

    In this regard, the Warner-Lambert board also took note of the fact that Mr. de Vink had, notwithstanding the standstill obligations to which Pfizer was subject, clearly asked Mr. Steere what Mr. Steere had in mind with respect to the business combination suggested in his October 25(th) letter and that Mr. Steere responded, as described above, that he had not thought about specific terms or raised it with the Pfizer board. In fact, Mr. Steere never indicated to Mr. de Vink in any conversation that Pfizer had in fact formulated a concrete or specific offer but was not informing Warner-Lambert of that offer because of the continuing restriction of the standstill. Thus it was felt that Mr. Steere's failure at such time and thereafter to specify the terms of any transaction was not a result of the standstill agreement--which Pfizer had disregarded on several occasions--but rather because Pfizer had not formulated any terms for a transaction. The Warner-Lambert board also considered that all of the provisions in the proposed transaction documents with AHP which placed some constraint on third party interest were mutual--that is, for example, AHP had granted Warner-Lambert a reciprocal option on AHP shares and had agreed to a termination fee. It was felt that the time and effort expended on, expense incurred in, and potential opportunity cost of, agreeing to a large and complicated business combination were considerable, especially so with a transaction expected to be pending and open to third party intervention for over six months. Therefore, for the benefit of Warner-Lambert stockholders, the Warner-Lambert board wanted to obtain protection in the event that a third party intervened by bidding for AHP, thus possibly depriving Warner-Lambert stockholders of the benefit of the contemplated merger of equals with AHP. The Warner-Lambert board was aware of rumors that AHP might be a target. It was felt that this protection for Warner-Lambert could not be obtained without being willing to give AHP the same protections that it was demanding. Following these presentations and further discussion, the Warner-Lambert board of directors unanimously approved the merger and stock option agreements and decided to recommend that the Warner-Lambert stockholders approve and adopt the merger agreement and the merger.

    Also, on November 3, 1999, a special meeting of the board of directors of AHP was held, at which all of AHP's directors were present. At this meeting, Simpson Thacher & Bartlett reviewed for the AHP board of directors the final terms of the merger agreement and the stock option agreements and the board's fiduciary duties. AHP's senior management gave presentations, including with respect to the businesses of Warner-Lambert and the financial impact of the transaction. Chase Securities Inc. and Morgan Stanley & Co. Incorporated delivered their fairness opinions and discussed the contents thereof. Following these presentations and after discussion, the AHP directors unanimously approved the merger agreement and the stock option agreements and decided to recommend that the AHP stockholders approve each of the AHP proposals relating to the merger.

    On November 3, 1999, following the approval of AHP's and Warner-Lambert's respective boards of directors, the parties executed the merger agreement and the related documents. Prior to the commencement of trading on November 4, 1999, Warner-Lambert and AHP issued a joint press release announcing the execution of the merger agreement.

    At 8:45 in the morning on November 4, 1999, Dr. Wild telephoned
Dr. McKinnell to inform him of the execution of the merger agreement and to confirm Warner-Lambert's intention to move forward in finalizing the arrangements the parties had been discussing on LIPITOR.

    Within hours of the announcement and an analyst meeting in the morning at which Warner-Lambert and AHP described the transaction and summarized its contemplated benefits, the prices of both companies' stock rose and by midday reflected an aggregate market value increase of over $10.4 billion from their combined market value prior to the media stories on the preceding day.

    On November 4, 1999, Mr. Steere, in violation of Pfizer's standstill and confidentiality obligations, sent a letter to Mr. de Vink and to the Warner-Lambert board of directors containing a conditional offer to acquire Warner-Lambert in a merger in which stockholders of Warner-Lambert would receive
2.5 shares of Pfizer common stock for each share of Warner-Lambert common stock. Pfizer conditioned its offer on the elimination of the termination fee and stock option grant, to which Warner-Lambert is contractually bound in its signed agreements with AHP. Pfizer also started a lawsuit claiming these provisions to be invalid. Pfizer also publicly announced such proposal and letter. A copy of the November 4(th) letter follows:

    November 4, 1999

    Mr. Lodewijk de Vink

    Chairman and CEO

    Warner-Lambert Co.

    201 Tabor Road

    Morris Plains, NJ 07950

    Dear Lodewijk:

    As you know from our previous communications, my Board of Directors and I believe firmly that Pfizer and Warner-Lambert Co., the two fastest-growing companies in the industry, would represent a compelling combination and excellent strategic fit, creating superior value for all our shareholders. We have not made a definitive proposal prior to this time as a result of the "standstill" provision in the confidentiality agreement we entered into on March 4, 1996. Because of your announcement today relating to the agreement with American Home Products and the resulting release from the standstill, we are pleased to make the following proposal.

    I want to reiterate that I have repeatedly tried over the past few weeks to discuss with you the merits of a combination between Pfizer and Warner-Lambert. Unfortunately, our efforts have been rejected--a response that is particularly disappointing given the substantial success represented by our partnership in developing and marketing LIPITOR, which both our companies have publicly acknowledged. My letters dated November 3 and October 25--as well as our conversation on October 27--clearly demonstrated our desire to make the best possible proposal for your company and its shareholders within the "standstill" framework we had agreed to.

    Since the standstill agreement is no longer operative, we are now prepared to offer a tax-free merger in which your shareholders would receive 2 1/2 shares of Pfizer common stock for each outstanding share of common stock of Warner-Lambert. Customary and appropriate provisions will be made for outstanding options and warrants. Based on yesterday's closing market price, this offer represents a $96.40 per share purchase price for each Warner-Lambert share, a premium of 30% over the last month's average closing price of your shares. This $82.4 billion offer represents a very substantial premium over the proposed AHP transaction as well. In addition, our proposal envisions combining the Boards of both companies. Our offer is conditioned solely on the elimination of the egregious $2 billion "break-up fee" and the improper issuance of the stock option which would prevent us (but not AHP) from utilizing a pooling of interest accounting for this transaction as well as entering into the appropriate documentation.

    The Pfizer Board has approved a transaction on the terms set forth above and we are prepared to move expeditiously to definitive agreements.

    A transaction with us offers distinct advantages to Warner-Lambert and its shareholders. Specific strengths of this combination include:

    - The 30% premium for your shareholders over the average closing price of your shares for the last month

    - Enhanced, truly global scale--including $4 billion in combined R&D and $28 billion in combined revenues

    - Complementary and broadly-diversified therapeutic pipelines

    - The opportunity to achieve at least $1.2 billion in cost savings and efficiencies

    - Complementary operations on which to build growth--including Warner-Lambert's strong OTC platform and Pfizer's powerful global marketing and sales infrastructure

    - Opportunities to expand on our current highly successful relationship

    - Greater growth opportunities for management and key employees

    Given the demands of today's competitive environment, I hope that Warner-Lambert would settle for nothing less than a combination with the best possible peer: Pfizer.

    Given what we could accomplish together for all our most important constituencies, we remain surprised that you have not shown more interest in joining forces. Nevertheless, we stand ready to meet at any time to discuss any--or all--aspects of our proposed transaction.

    On behalf of your shareholders, employees and all of your constituencies, we urge you and Warner-Lambert's Board of Directors to recognize the immediate and long-term superior value of this transaction.

    Sincerely,
    /s/ William C. Steere, Jr.
    Chairman & CEO
    cc: Warner-Lambert Board of Directors

    On November 4, 1999, the Warner-Lambert board met to consider the unsolicited conditional Pfizer proposal which had been publicly announced earlier that day and to discuss the litigation commenced by Pfizer. Under the merger agreement between AHP and Warner-Lambert, each party retained the right to deal with acquisition proposals made to it by third parties after the agreement was signed. Specifically, if a proposal were made to Warner-Lambert or AHP which its board, in good faith, believes is, or is reasonably likely to result in, a "superior proposal"--that is, a proposal that (1) is better for its stockholders from a financial point of view than the Warner-Lambert/AHP combination and (2) is reasonably capable of being completed--then such party may enter into discussions and negotiations with respect to such proposal. See "The Merger Agreement--Covenants--No Solicitation" for a discussion of each company's obligations with respect to acquisition proposals.

    Because Pfizer conditioned its proposal on the elimination of contractual provisions in Warner-Lambert's agreement with AHP, which Warner-Lambert had no ability by itself to remove and had no reason to believe that AHP will agree to remove, and because the board did not believe that a legal challenge to such provisions would prevail, Warner-Lambert's board was unable to conclude that Pfizer's conditional proposal on its face was reasonably likely to be completed. Accordingly, based on the facts then existing, the Warner-Lambert board concluded on November 4, 1999 that the Pfizer conditional proposal did not meet the capability of completion test, and that the board was not in a position at that time to take any action with respect to the Pfizer proposal. Following the board meeting, Warner-Lambert issued a press-release to that effect and that it supported the transaction with AHP.

    On November 15, 1999, Warner-Lambert issued a press release announcing that it was "reviewing Pfizer's actions and assessing the steps [Warner-Lambert] should take in light of any breaches of the LIPITOR agreements determined to have occurred as a result of such actions." Among the steps Warner-Lambert announced it was considering was the termination of its LIPITOR agreements with Pfizer. Warner-Lambert also announced that it was seeking to make public, for the benefit of Warner-Lambert and Pfizer stockholders, the confidential terms of the LIPITOR agreements between Warner-Lambert and Pfizer that Pfizer was "using to its advantage in connection with its interest in acquiring Warner-Lambert." On November 15, Pfizer agreed with Warner-Lambert's request to make public the terms of the LIPITOR agreements, and, on the following day, Warner-Lambert made public all of those agreements.

    On November 23, 1999, Pfizer sued Warner-Lambert and AHP alleging, among other things, that Pfizer is not in breach of the LIPITOR agreements. On November 29, 1999, Warner-Lambert counterclaimed against Pfizer, alleging that Pfizer is in breach of the LIPITOR agreements and seeking a declaratory judgment that Warner-Lambert is entitled to terminate such agreements. See "Certain Litigation" on page 49 for a discussion of the Pfizer litigation.

    On November 30, in response to Warner-Lambert's filing of the counterclaim against Pfizer, AHP informed Warner-Lambert that it was "prepared to work with Warner-Lambert to provide a mechanism, consistent with [the AHP/Warner-Lambert] merger agreement, for fairly allocating to Warner-Lambert's shareholders additional value ultimately created by the recovery of the marketing rights to LIPITOR."

OUR REASONS FOR THE MERGER

    While each of AHP and Warner-Lambert has excellent growth potential and prospects for its immediate and long term future as a stand-alone entity, we believe that a combination of the two companies will create a leading global pharmaceuticals and consumer healthcare company with greater diversity, breadth and financial resources that will have the opportunity to enhance stockholder value in ways that are unlikely to be achieved by AHP or Warner-Lambert on an individual basis. Specifically, the combined company would be uniquely positioned to:

    - realize enhanced revenue potential;

    - realize significant cost savings;

    - realize the benefits of combining AHP's and Warner-Lambert's complementary technology platforms;

    - realize the benefits of having market leadership in multiple major therapeutic categories; and

    - realize the benefits of a strong management team drawn from both companies.

    ENHANCED REVENUE POTENTIAL. The combined company would be a substantially larger enterprise with a broader and more diversified product line than either AHP or Warner-Lambert on a stand-alone basis, with pro-forma estimated 1999 combined total sales of $26.3 billion. As competition intensifies in the industries in which AHP and Warner-Lambert participate, we believe that a combined company will benefit from an enhanced potential for revenue growth in the following areas and for the following reasons:

    - PHARMACEUTICALS. The combined company will be the number one company in pharmaceutical sales with pro-forma estimated combined total 1999 sales of $17.2 billion, selling such leading products as LIPITOR, PREMARIN, REZULIN, EFFEXOR, NEURONTIN, ACCUPRIL, VIRACEPT, ENBREL, ZOSYN/ TAZOCIN, DILANTIN and several leading oral contraceptive products. We believe that our enhanced market presence and sales penetration in key products, coupled with our increased research and development capabilities which may lead to the development of novel pharmaceutical products and our enhanced capabilities to successfully bring such products to market, will lead to enhanced potential for revenue growth.

    - OVER THE COUNTER PRODUCTS. The combined company will be the number one company in over the counter sales with pro-forma estimated combined total 1999 sales of $4.4 billion, selling such leading products with globally recognized brand names as ADVIL, ANACIN, SUDAFED, BENADRYL, ROBITUSSIN, DIMETAPP, ZANTAC 75, LUBRIDERM, CENTRUM, SOLGAR, LISTERINE, NEOSPORIN, CALTRATE AND PREPARATION H. In addition, given the increased size of the combined company's product portfolio, the combined company would have an enhanced ability to switch prescription products to the over the counter market. We believe that the combined company's strong global brand names, including our strength in nutritionals, coupled with our relationships with global retailers and our enhanced potential for over the counter switches leads to enhanced potential for revenue growth.

    - NEW PRODUCTS AND BROAD AND DIVERSIFIED PRODUCT LINE. The combination of AHP's strong near term pipeline of new products with Warner-Lambert's strong mid- to long-term pipeline of new products provides the combined company with the potential for sustainable revenue growth for the future. We estimate that by the end of 2002, the combined company will have brought approximately 21 new products to market, which we believe will lead to enhanced potential for sustainable revenue growth for the combined company. In addition, the broader and diversified product line of the combined company reduces the dependence on any one product and the risks associated with such dependence. For example, sales of LIPITOR in 1999 will comprise approximately 47% of Warner-Lambert's estimated pharmaceutical sales before giving effect to the merger. After giving effect to the merger, sales of LIPITOR in 1999 will comprise approximately 21% of the pro-forma estimated pharmaceutical sales of the combined company. We believe the new products in the combined company's pipeline and a broader and more diversified product line will result in an enhanced potential for sustainable revenue growth.

    - INCREASED SCALE. Scale has importance in many areas, including financial strength, research and development of new products, increased presence in major international markets, a reduction in the need to partner with third parties for major product launches, an increased ability to attract better licensing partners, improved penetration and higher market shares in certain key products, enhanced marketing and distribution capabilities, as well as enhancement of existing competencies. We believe the increased scale of the combined company, and the benefits in the areas mentioned above, will result in an enhanced potential for revenue growth.

    While we expect that we will be able to realize enhanced revenues, no assurance can be given that we will actually be able to do so.

    SIGNIFICANT COST SAVINGS: Based on our review of and assumptions about the operations and infrastructure of the two companies, we expect that the combined company will realize approximately $1.2 billion in annual pre-tax cost savings within three years of the merger. We expect to realize the approximate
$1.2 billion in annual cost savings within three years of the merger as follows:

    - $300 million by rationalizing corporate overhead and administration costs through the elimination of redundant corporate functions and facilities;

    - $300 million by integrating and eliminating redundancies in sales forces and functions of both companies to achieve sales efficiencies;

    - $250 million by integrating and eliminating redundancies in the two companies' research and development programs to achieve research and development efficiencies;

    - $150 million by integrating and eliminating redundancies in the two companies' manufacturing functions and facilities to achieve a reduction in cost of goods sold;

    - $150 million by integrating and eliminating redundancies in the two companies' marketing functions to achieve marketing efficiencies; and

    - $50 million by integrating and eliminating redundancies in the distribution functions of both companies to achieve distribution efficiencies.

    The estimated cost savings reflect the creation of cost reduction opportunities and efficiencies through the ability to consolidate separate stand-alone operations into a single entity. While we expect that we will be able to realize these cost savings, no assurance can be given that we will actually be able to do so.

    COMBINATION OF COMPLEMENTARY TECHNOLOGY PLATFORMS. We expect the combination of AHP's and Warner-Lambert's complementary technology platforms in small molecules, structure based drug design, combinational chemistry, protein therapeutics, vaccines and gene therapy will result in new opportunities for innovation in bringing new products to market. While we expect that the combination of our complementary technology platforms will result in new opportunities for innovation in bringing new products to market, no assurance can be given that we will be able to do so.

    LEADERSHIP IN MAJOR THERAPEUTIC CATEGORIES. The combined company will have leading products in the following major therapeutic categories:

    - Cardiovascular, with such major products as LIPITOR, ACCUPRIL and CORDARONE IV;

    - Diabetes, with the major product REZULIN;

    - Women's Health, with the major product PREMARIN;

    - Central Nervous System, with such major products as EFFEXOR, NEURONTIN, DILANTIN and SONATA;

    - Virology, with the major product VIRACEPT;

    - Pain and Arthritis, with the major product ENBREL; and

    - Vaccines, with such major products as PREVNAR and MENINGITEC.

    STRONG MANAGEMENT TEAM. A strong management team drawn from both companies will manage the combined company. John R. Stafford, currently chairman, president and chief executive officer of AHP, will be chairman of the combined company for 18 months after the merger and Lodewijk J.R. de Vink, currently chairman, president and chief executive officer of Warner-Lambert, will be chief executive officer of the combined company will report to, and be a member of, the board, and will become chairman of the combined company upon the expiration of Mr. Stafford's 18-month term. Members of the remaining senior management of the combined company will include key AHP and Warner-Lambert executives drawn from both companies. Our immediate task, beginning prior to the completion of the merger, is to plan the integration of our businesses and then successfully and quickly complete the integration.

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, THE BOARD OF DIRECTORS OF WARNER-LAMBERT

    At its meeting on November 3, 1999, the Warner-Lambert board of directors unanimously:

    - determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, Warner-Lambert and its stockholders;

    - directed that the proposed transaction be submitted for consideration by the Warner-Lambert stockholders; and

    - recommended that the Warner-Lambert stockholders vote FOR approval and adoption of the merger and the merger agreement.

    In the course of reaching its decision to adopt the merger agreement, the Warner-Lambert board of directors consulted with Warner-Lambert's management, as well as its outside legal counsel and its financial advisors, and considered the following material factors:

    (1) information concerning the financial performance and condition, results of operations, asset quality, prospects and businesses of each of Warner-Lambert and AHP as separate entities and on a combined basis, including:

       - the revenues of the companies, their complementary businesses and the potential for cost savings and revenue enhancement;

       - the recent and historical stock price performance of Warner-Lambert common stock and AHP common stock (including the recent decline in the trading price of the AHP shares as a result of the diet drug litigation); and

       - the percentage of the combined company Warner-Lambert's stockholders would own following the merger;

    (2) the strategic nature of the transaction, which combines AHP's and Warner-Lambert's complementary businesses, and creates a broader company with global reach and greater resources, enhanced future operating flexibility and increased opportunity for growth;

    (3) the potential benefits to be derived from a combination of the two companies as described under "--Our Reasons for the Merger" on pages 38 to 40, including potential cost savings and efficiencies that would result from the merger;

    (4) the current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in the pharmaceuticals and consumer healthcare industries (and the corresponding decrease in the number of attractive acquisitions and suitable merger partners);

    (5) the nature and timing of new products of both companies in their respective pipelines and the effect of combining such pipelines on the growth and results of operations of the combined company;

    (6) the nature of existing products to be sold by the combined company and the fact that the customer base to be served will be broader and more diverse;

    (7) the broader and more diverse product line of the combined company, including reduced dependence on LIPITOR;

    (8) the merger will present the opportunity for the stockholders of Warner-Lambert to participate in a larger company with a more diversified product line and, as stockholders of the combined company, benefit from future growth of the combined company;

    (9) the exchange ratio will enable Warner-Lambert stockholders to own approximately 50% of the outstanding stock of the combined company;

    (10) the analyses and presentations prepared by Bear Stearns, and Bear Stearns' written opinion to the effect that, as of November 3, 1999, and subject to the matters set out in its opinion, the exchange ratio was fair from a financial point of view to Warner-Lambert's stockholders;

    (11) the intended accounting of the merger as a pooling of interests which results in combined financial statements prepared on a basis consistent with the underlying view that stockholder interests in the two companies have simply been combined;

    (12) the ability to complete the merger as a reorganization for United States federal income tax purposes in which Warner-Lambert stockholders generally will not recognize any gain or loss, except for any gain or loss recognized in connection with cash received for fractional shares of the combined company's common stock;

    (13) the ability to consummate the merger, including the conditions to the merger requiring receipt of necessary regulatory approvals in accordance with the terms of the merger agreement;

    (14) the potential impact on AHP and the combined company of certain of AHP's pending and threatened litigation, including the proposed settlement of the diet drug litigation. The Warner-Lambert board received a detailed report from its special counsel on these matters. Among the risks and uncertainties considered by the Warner-Lambert board were the following:

       - the class action settlement of the diet drug litigation is subject to court approval and appeal and it is difficult to predict the ultimate outcome of such approval process;

       - the possibility that there would be substantial opt outs from the settlement, both during the initial opt out period and, thereafter, subject to the terms and conditions of the settlement agreement;

       - opt out claims and claims for primary pulmonary hypertension will be pursued as individual actions and may result in substantial settlements or judgments against AHP; and

       - although AHP believes that the $4.75 billion pre-tax ($3.29 billion after-tax) charge it took in the third quarter of 1999 is sufficient to cover anticipated payments under the class action settlement, other judgments and settlements involving opt out claims and claims for primary pulmonary hypertension, and costs associated with the defense of legal actions related to the diet drug litigation, such costs are inherently difficult to predict, and the actual cost associated with such litigation and claims may over the course of time exceed such reserve.

        The board concluded that the economic terms of the merger and the other terms of the merger agreement appropriately took into account, and adequately protected Warner-Lambert against, the risks described above.

    (15) the terms of the merger and stock option agreement regarding third party proposals, including (a) the potential payment to AHP of a termination fee, (b) the grant to AHP of an option to purchase shares of Warner-Lambert common stock, (c) that Warner-Lambert cannot terminate the merger agreement in order to enter into a transaction with a third party before the Warner-Lambert stockholders have had an opportunity to vote on the proposed merger with AHP and the timing of such vote, and (d) that the rights outstanding under the Warner-Lambert stockholder rights plans cannot be redeemed during the term of the merger agreement, and the potential effect of such provisions on possible efforts by other parties to acquire or otherwise combine with Warner-Lambert;

    (16) the fact that the merger and stock option agreements contain reciprocal provisions to those listed in (a) through (d) in item (15) immediately above and that the Warner-Lambert board was aware of rumors that AHP might be a target;

    (17) the grant to AHP of an option to purchase shares of Warner-Lambert common stock described in clause (15) above would generally prevent a third party competing with AHP from using pooling-of-interests accounting for a combination with Warner-Lambert; however the Warner-Lambert board also took into account that non-U.S. companies generally do not utilize pooling accounting, that pooling accounting would not likely be available, even in the United States, after 2000 and that Pfizer would not be prevented from proceeding with a transaction with Warner-Lambert that would be accounted for on a purchase basis. The board also considered the reciprocal effect of the grant to Warner-Lambert of the AHP option;

    (18) the importance of clarity of future leadership in ensuring achievement of stockholder value opportunities resulting from the merger and the Warner-Lambert board of directors' confidence in the abilities of Lodewijk J.R. de Vink and other members of the senior management team of Warner-Lambert, based on the board's familiarity with their record at Warner-Lambert, and the facts that:

       - Mr. de Vink will be the chief executive officer of the combined company reporting to the board upon completion of the merger and will be the chairman of the board of the combined company upon expiration of Mr. Stafford's 18-month term as chairman;

       - Dr. Wild will have overall responsibility for the human global pharmaceutical business, and that the two pharmaceutical research heads of the combined company--one of which will be drawn from each of AHP and Warner-Lambert--will both report to him; and

       - Mr. Larini will be the chief financial officer of the combined company;

    (19) the terms of the merger agreement, including composition of the board of directors, the management structure of the combined company and the intent to manage the combined company on a merger of equals basis, led by an integrated senior management team drawn from both companies;

    (20) the ability to successfully integrate the two companies and the risks associated therewith, including the impact of the merger on employees of Warner-Lambert;

    (21) the combined company will adopt the name "AmericanWarner, Inc.";

    (22) the headquarters of the combined company will be in Madison, New Jersey, the headquarters for the over the counter business will be in Morris Plains, New Jersey and the headquarters for the pharmaceuticals business will be in Radnor, Pennsylvania;

    (23) the two letters from Pfizer, the discussions between the two chairman of Warner-Lambert and Pfizer as well as other representatives of the two companies;

    (24) that pursuit of a transaction with Pfizer would very likely result in the loss for the stockholders of Warner-Lambert of what the board believes to be the highly desirable fully-developed AHP transaction which Warner-Lambert had been working on for the prior four months, in favor of the possibility of a transaction with Pfizer whose terms and timing, and hence benefits to Warner-Lambert stockholders, had not been furnished to Warner-Lambert despite Pfizer's having had an opportunity to present them and which might never be proposed or consummated. In reaching this conclusion the following additional factors, among others, relating to Pfizer and AHP were considered:

       - the board's continuing belief in the stockholder value opportunity represented by the strategic path the board had previously chosen and the unique implementation opportunity presented by the definitive transactions terms with AHP;

       - that the board of Warner-Lambert had determined to pursue a strategic path for Warner-Lambert that did not include it being acquired by a significantly larger company which would result in Warner-Lambert's strategy being replaced by the larger company's and the Warner-Lambert stockholders having a greatly diminished share of Warner-Lambert's growth potential;

       - that Pfizer stated that it was not certain that it could accomplish a transaction with Warner-Lambert in the near future given that it was pursuing a significant transaction involving the acquisition of another business and was not sure it could pursue the two transactions at once;

       - that no specific proposal or economic terms of a proposal had been offered by Pfizer, and the appearance that Pfizer had not given any serious consideration to the terms of a transaction with Warner-Lambert;

       - the timing and vagueness of the second letter from Pfizer which was sent to Warner-Lambert at a time when Warner-Lambert and AHP were on the verge of executing the merger agreement; and

       - AHP's positions, as stated to Warner-Lambert and reported at the board meeting that (1) AHP was not willing to delay execution of the merger agreement so as to permit Warner-Lambert to negotiate with Pfizer and
         (2) AHP was not willing to enter into the merger agreement without the termination fees and stock options previously discussed;

    (25) the interests that certain executive officers and directors of Warner-Lambert may have with respect to the merger in addition to their interests as stockholders of Warner-Lambert generally. See "Interests of Certain Persons in the Merger" on pages 67 to 70; and

    (26) the opportunity for Warner-Lambert stockholders to vote on the proposed merger of equals with AHP.

    In view of the variety of factors and the amount of information considered, the Warner-Lambert board of directors did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Warner-Lambert board of directors may have given different weights to different factors.

    The Warner-Lambert board of directors considered all these factors in reaching the conclusions and recommendations described above. These factors generally figured positively, as advantages or opportunities, with the following exceptions:

    - the factor described in clause (14) above, which figured negatively as a risk, but which, as noted in such clause, the Warner-Lambert board felt was manageable and reflected in the exchange ratio and the other terms of the merger agreement;

    - the factors described in clauses (15) and (17) above, which figured negatively as a drawback, but which the Warner-Lambert board felt was outweighed by the other benefits of the transaction, including the factor discussed in clause (16) above and the countervailing considerations discussed within factor (17) above;

    - the factor described in clause (20) above, which figured negatively as a risk, although one which the Warner-Lambert board felt could be managed successfully, particularly in light of the factor described in clause (18) above and in the detailed management arrangements that had already been agreed to between the parties;

    - the contacts from Pfizer discussed in clauses (23) and (24) above, which figured negatively, but which were not considered sufficient alone or in the aggregate with other negative factors--including by reason of factors discussed within clause (24)--to change the conclusion and recommendation of the Warner-Lambert board of directors;

    - the factor described in clause (25) above, which the Warner-Lambert board of directors considered to be neutral in its evaluation.

    For additional information concerning the matters discussed, and the conclusions reached, at various meetings of Warner-Lambert's board held between June 1998 and November 1999, see "Background of the Merger" on pages 23 to 38.

FACTORS CONSIDERED BY, AND RECOMMENDATION OF, THE BOARD OF DIRECTORS OF AHP

    At its meeting on November 3, 1999, the AHP board of directors unanimously:

    - determined that the merger agreement and the merger are fair to, and in the best interests of, AHP and its stockholders;

    - directed that the AHP proposals be submitted for consideration by the AHP stockholders; and

    - recommended that the AHP stockholders vote FOR the approval of the AHP proposals.

    In the course of reaching its decision to approve the merger agreement and the AHP proposals, at its meetings of November 1 and November 3, the AHP board of directors consulted with AHP's management, as well as its outside legal counsel and its financial advisors, and considered the following material factors:

    (1) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of each company as a separate entity and both companies on a combined basis;

    (2) the current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in the pharmaceutical industry;

    (3) the importance of market position, significant scale and scope and financial resources to a company's ability to compete effectively in the changing environment in the global pharmaceutical market, and the fact that the strategic combination of AHP's and Warner-Lambert's businesses would create the world's largest pharmaceutical and consumer health products company;

    (4) the nature and timing of new products of both companies in their respective pipelines and the effect of combining such pipelines on the growth and results of operations of the combined company;

    (5) the potential benefits to be derived from the combination of the two companies as described under "--Our Reasons for the Merger" on pages 38 to 40, and the possibility that achieving cost savings, operating efficiencies and synergies as a result of consummating the merger with Warner-Lambert might not be available to AHP on its own;

    (6) the current and historical market prices of the common stock of each company;

    (7) the dilutive impact of the merger on AHP earnings in the near term;

    (8) the analyses and presentation prepared by Chase and its written opinion to the effect that, as of November 3, 1999 and subject to the matters set out in the opinion, the exchange ratio was fair from a financial point of view to AHP and its stockholders;

    (9) the analyses and presentation prepared by Morgan Stanley and its oral opinion (subsequently confirmed in writing) to the effect that, as of November 3, 1999 and subject to the matters set out in the opinion, the exchange ratio was fair from a financial point of view to AHP's stockholders;

    (10) that the merger would enable the AHP stockholders to participate in a larger company with a more diversified product line and benefit, as stockholders, from future growth of the combined company;

    (11) that the exchange ratio would enable AHP stockholders to own approximately 50% of the outstanding stock of the combined company;

    (12) the composition of the AmericanWarner board of directors, the management structure and the intent to manage the combined company on a merger of equals basis, led by an integrated senior management team drawn from both companies;

    (13) the structure of the transaction as a reorganization for United States federal income tax purposes;

    (14) the intended accounting of the merger as a pooling of interests which results in the combined company's financial statements being prepared on a basis consistent with the underlying view that stockholder interests in the two companies have simply been combined;

    (15) the likelihood of obtaining regulatory approvals required to complete the merger;

    (16) the terms of the merger agreement and stock option agreements, including (a) the potential payment to Warner-Lambert of a termination fee, (b) the grant to Warner-Lambert of an option to purchase shares of AHP common stock, (c) that AHP cannot terminate the merger agreement in order to enter into a transaction with a third party before the AHP stockholders have had an opportunity to vote on the AHP proposals and the timing of such vote, and (d) that the rights outstanding under the AHP stockholder rights plan cannot be redeemed during the term of the merger agreement, and the potential effect of such provisions on possible efforts by other parties to acquire or otherwise combine with AHP (including the fact that the option grant would generally prevent a third party competing with Warner-Lambert from using pooling of interests treatment in effecting a combination with AHP);

    (17) that the merger and stock option agreements contain reciprocal provisions to those listed in item 16 above and that the AHP board was aware of the Pfizer contacts and letters;

    (18) contacts by Pfizer with Warner-Lambert and reports of the conversations between Messrs. Steere and de Vink in which Mr. Steere indicated that Pfizer was not inclined at that time to take any action if Warner-Lambert were to announce a transaction with another party;

    (19) the challenges of combining the businesses of two major corporations and the attendant risks of diverting management resources for an extended period of time;

    (20) the impact of the merger on the customers and employees of AHP;

    (21) that the combined company will adopt the name "AmericanWarner, Inc.";

    (22) that the headquarters of the combined company will be in Madison, New Jersey, the headquarters for the over the counter business will be in Morris Plains, New Jersey and the headquarters for the pharmaceutical business will be in Radnor, Pennsylvania;

    (23) the interests that certain executive officers and directors of AHP may have with respect to the merger in addition to their interests as stockholders of AHP generally. See "Interests of Certain Persons in the Merger" on pages 67 to 70; and

    (24) the opportunity for AHP stockholders to vote on the proposed merger of equals with Warner-Lambert.

    In reaching its decision to approve the merger and the AHP proposals and to recommend the approval of the AHP proposals to the AHP stockholders, the AHP board did not assign any relative or specific weight to the various factors considered and individual directors may have given differing weights to different factors.

OPINION OF FINANCIAL ADVISOR TO WARNER-LAMBERT

OPINIONS OF FINANCIAL ADVISORS TO AHP

ACCOUNTING TREATMENT

    It is a condition to the consummation of the merger that:

    - AHP receives and delivers to Warner-Lambert letters from AHP's independent public accountants dated as of the date of this joint proxy statement/prospectus and as of the closing of the merger stating that accounting for the merger as a pooling of interests under Opinion No. 16 of the Accounting Principles Board of the American Institute of Certified Public Accountants and applicable SEC rules and regulations is appropriate; and

    - Warner-Lambert receives and delivers to AHP and AHP's independent public accountants letters from Warner-Lambert's independent public accountants, dated as of the date of this joint proxy statement/prospectus and as of the closing of the merger, stating that they concur with Warner-Lambert's conclusion that no conditions exist that would preclude Warner-Lambert's ability to be a party in a business combination to be accounted for as a pooling of interests.

    Under the pooling of interests method of accounting, the assets and liabilities of AHP and Warner-Lambert will be carried forward to AmericanWarner at their historical recorded amounts. Results of operations of AmericanWarner will include the results of both AHP and Warner-Lambert for the entire fiscal year in which the merger occurs. The reported balance sheet amounts and results of operations of the separate corporations for prior periods will be combined, reclassified and conformed, as appropriate, to reflect the combined financial position and results of operations for AmericanWarner. See "Unaudited Pro Forma Combined Condensed Financial Statements" for these combined financial statements.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following general discussion summarizes the material United States federal income tax consequences of the merger and is based on the Internal Revenue Code of 1986, the regulations promulgated under the Internal Revenue Code, existing administrative interpretations and court decisions, all as of the date of this document. Future legislation, regulations, administrative interpretations or court decisions could significantly change these authorities either prospectively or retroactively. We do not address all aspects of United States federal income taxation that may be important to a stockholder in light of that stockholder's particular circumstances, or to stockholders subject to special rules, such as stockholders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or stockholders who acquired their shares of Warner-Lambert common stock through the exercise of options or similar derivative securities or otherwise as compensation. This discussion assumes that Warner-Lambert stockholders hold their respective shares of stock as capital assets within the meaning of
Section 1221 of the Internal Revenue Code.

    It is a condition to the obligations of our companies under the merger agreement to consummate the merger that AHP receive an opinion from Simpson Thacher & Bartlett and Warner-Lambert receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, on or before the date of this joint proxy statement/prospectus and, subsequently, on the closing date of the merger, to the effect that for United States federal income tax purposes the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that each of AHP, Warner-Lambert and a wholly-owned subsidiary of AHP will be a party to the reorganization within the meaning of
Section 368(b) of the Internal Revenue Code. These opinions of counsel will be based upon assumptions, representations and covenants, including those contained in certificates of officers of AHP, Warner-Lambert and others, which counsel will assume to be true, correct and complete. Based upon these opinions, the merger will have the United States federal income tax consequences discussed below.

    TAX IMPLICATIONS TO AHP STOCKHOLDERS. No gain or loss will be recognized for United States federal income tax purposes by holders of AHP common stock as a result of the merger.

    TAX IMPLICATIONS TO WARNER-LAMBERT STOCKHOLDERS.

    - No gain or loss will be recognized for United States federal income tax purposes by holders of Warner-Lambert common stock who exchange their Warner-Lambert common stock solely for AmericanWarner common stock pursuant to the merger except to the extent of cash, if any, received by such Warner-Lambert stockholders in lieu of the fractional share interests in AmericanWarner common stock deemed to have been received by such Warner-Lambert stockholders.

    - The adjusted tax basis of AmericanWarner common stock received in the merger by a Warner-Lambert stockholder, including the adjusted tax basis of any fractional share interest in AmericanWarner common stock deemed to have been received by such stockholder, will be the same as the adjusted tax basis of the shares of Warner-Lambert common stock exchanged for shares of AmericanWarner common stock.

    - The holding period of the AmericanWarner common stock received in the merger by a Warner-Lambert stockholder, including the holding period of any fractional share interest deemed to have been received by such stockholder, will include the holding period of the shares of Warner-Lambert common stock surrendered by such Warner-Lambert stockholder in exchange for AmericanWarner common stock, provided that such shares of Warner-Lambert common stock were held as a capital asset by such Warner-Lambert stockholder at the effective time of the merger.

    - Cash received by a holder of Warner-Lambert common stock in lieu of a fractional share interest in AmericanWarner common stock will result in the recognition of gain or loss for United States federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the share of Warner-Lambert common stock allocable to this fractional share interest. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period for such share of Warner-Lambert common stock is more than one year at the effective time of the merger and such share was held as a capital asset.

    TAX IMPLICATIONS TO AHP AND WARNER-LAMBERT. No gain or loss will be recognized for United States federal income tax purposes by AHP and Warner-Lambert solely as a result of the merger.

    TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER FOR EACH WARNER-LAMBERT STOCKHOLDER WILL DEPEND ON THE FACTS OF THAT STOCKHOLDER'S SITUATION. WE HAVE PRESENTED ABOVE ONLY A GENERAL SUMMARY OF TAX CONSEQUENCES. WARNER-LAMBERT STOCKHOLDERS ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER.

REGULATORY APPROVALS

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits us from completing the merger until after we have filed the required notification and report forms and furnished additional information and materials to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission, if requested, and the required waiting period has expired or terminated. AHP and Warner-Lambert filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on
          . There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, that it would not be successful. A challenge could be brought by governmental or private parties, and could seek to enjoin consummation of the merger or to compel the divestiture of businesses conducted by Warner-Lambert or AHP.

    Both Warner-Lambert and AHP conduct business in member states of the European Union. European Union Council Regulation No. 4064/89 and accompanying regulations require notification of and approval by the European Commission of specific mergers or acquisitions involving parties with worldwide sales and individual European Union sales exceeding specified thresholds before these mergers and acquisitions can be implemented. Warner-Lambert and AHP intend to formally notify the European Commission of the merger shortly. Completing the review and gaining approval under the European Commission merger regulation is a condition to completing the merger.

    AHP and Warner-Lambert each conducts business in foreign countries that are not members of the European Union. The merger will require the review and approval of regulatory bodies in some of these countries.

NO APPRAISAL RIGHTS

    Holders of Warner-Lambert common stock are not entitled to dissenters' appraisal rights under Delaware law that would give them the right to obtain the payment of cash in exchange for their Warner-Lambert common stock as a result of the merger. Holders of AHP common stock are also not entitled to dissenters' appraisal rights under Delaware law in connection with the merger.

CERTAIN LITIGATION

    Following the announcement of the proposed merger, on November 4, 1999, an action was filed by Pfizer Inc. in the Delaware Court of Chancery in and for New Castle County against Warner-Lambert, the members of the Warner-Lambert board of directors and AHP. The complaint was amended on November 15, 1999. The amended complaint, among other things, alleges that the provisions of the merger agreement which provide for a termination fee and the granting of the stock option to AHP under the Warner-Lambert stock option agreement are invalid, and seeks relief to enjoin the implementation of those provisions. The complaint further alleges that the provisions of the merger agreement which purportedly restrict Warner-Lambert's board of directors from amending its stockholder rights plan and from terminating the merger agreement under certain circumstances are also invalid, and seeks to enjoin those provisions as well. The complaint also alleges that the members of Warner-Lambert's board of directors have breached their fiduciary duties by entering into the merger agreement and, in particular, the provisions referred to above, and that AHP has aided and abetted such breaches. Moreover, the complaint asserts that Warner-Lambert and its directors breached their fiduciary duties to Warner-Lambert stockholders by allegedly declining to waive the terms of a standstill agreement between Warner-Lambert and Pfizer. The complaint claims that Warner-Lambert's board of directors was motivated in these alleged breaches by a desire to retain their positions. The complaint alleges that entering into the merger agreement constituted a breach of fiduciary duty by Warner-Lambert's directors in that it purportedly "chills" Pfizer's consent solicitation and seeks an injunction against any action to eliminate or hinder Pfizer's consent solicitation. The complaint seeks declaratory relief and incidental damages. Warner-Lambert, its board of directors and AHP believe that this Pfizer action is without merit and intend to vigorously defend against it. On November 17, 1999, Pfizer moved to preliminarily enjoin the merger. The parties agreed to an expedited discovery and briefing schedule and the hearing on the motion for preliminary injunction has been set for January 31, 2000. On December 3, 1999, Warner-Lambert and AHP filed answers to the amended complaint denying its substantive allegations.

    On November 23, 1999, Pfizer filed an additional complaint against Warner-Lambert and AHP alleging that Warner-Lambert breached the standstill agreement between Pfizer and Warner-Lambert. The complaint also alleges that AHP wrongfully interfered with Pfizer's contractual relationship with Warner-Lambert by inducing Warner-Lambert's alleged breach. The complaint seeks to enjoin the proposed merger between Warner-Lambert and AHP and to prevent AHP from receiving any benefits from its actions. The complaint also seeks a declaratory judgment that Pfizer has not breached the terms of the standstill agreement or any of the agreements between Warner-Lambert and Pfizer governing the co-promotion and marketing of Warner-Lambert's drug LIPITOR. Warner-Lambert and AHP believe that this Pfizer action is without merit and intend to vigorously defend against it.

    On November 29, 1999, Warner-Lambert filed an answer and counterclaims against Pfizer, asserting that Pfizer has itself breached the standstill agreement and the LIPITOR agreements. Warner-Lambert is seeking a declaratory judgment from the court that Warner-Lambert is entitled to terminate the LIPITOR agreements. On December 8, 1999, AHP filed an answer to Pfizer's LIPITOR complaint denying all of its substantive allegations. Upon motion by Warner-Lambert, the Court has scheduled a trial on the allegations of the LIPITOR complaint and counterclaims for April 10, 2000.

    In addition, approximately thirty-six lawsuits purporting to be class or derivative actions have been filed in the Court of Chancery of the State of Delaware. The Delaware class actions have been consolidated by order of the Chancery Court. One lawsuit purporting to be a class action has been filed in the Superior Court of New Jersey, Morris County. Two lawsuits, one purporting to be a class action and the other a derivative action, have been filed in the United States District Court for the District of New Jersey. The consolidated Delaware action and the New Jersey actions name as defendants Warner-Lambert, some of its officers and directors and AHP. These actions assert claims for breach of fiduciary duty based on allegations substantially identical to those in the lawsuit filed by Pfizer. These actions also assert claims against AHP for aiding and abetting the purported breaches of fiduciary duty by Warner-Lambert and its officers and directors. The actions seek an injunction of Warner-Lambert's merger with AHP, an injunction of the termination fee and the option granted to AHP and rescission or rescissory damages. On December 9, 1999, Warner-Lambert and AHP filed a motion to dismiss or stay the New Jersey state court action. Warner-Lambert, its officers and board of directors and AHP believe that these actions are without merit and intend to vigorously defend against them.

                                 THE COMPANIES

AMERICAN HOME PRODUCTS CORPORATION

    AHP, a Delaware corporation founded in 1926, is one of the world's largest research-based pharmaceutical and health care products companies. AHP is currently engaged in the discovery, development, manufacture, distribution and sale of a diversified line of products in three primary business segments: pharmaceuticals, consumer health care and agricultural products.

    PHARMACEUTICAL PRODUCTS. AHP's pharmaceuticals segment manufactures, distributes and sells branded and generic ethical pharmaceuticals, biologicals, nutritionals and animal biologicals and pharmaceuticals. Principal products for human use include women's health care products including PREMARIN, PREMPRO, PREMPHASE, LO/OVRAL (marketed as MIN-OVRAL internationally), NORDETTE and TRIPHASIL (marketed as TRINORDIOL internationally); cardiovascular products including CORDARONE and ZIAC; neuroscience therapies including ATIVAN, EFFEXOR and EFFEXOR XR; anti-inflammatory and gastroenterology drugs including LODINE and ZOTON (international markets only); anti-infectives including MINOCIN and ZOSYN (marketed as TAZOCIN internationally); vaccines; biopharmaceuticals including BENEFIX Coagulation Factor IX (Recombinant) and recombinant Factor VIII and; oncology therapies and infant nutritionals. ENBREL, for the treatment of rheumatoid arthritis, is jointly marketed by AHP and Immunex Corporation, an AHP majority-owned subsidiary. Principal animal health products include vaccines, pharmaceuticals (including anthelmintics), endectocides including CYDECTIN, and growth implants.

    CONSUMER HEALTH CARE PRODUCTS. The consumer health care segment manufactures, distributes and sells over-the-counter products such as analgesics including ADVIL; cough/cold/allergy remedies including ROBITUSSIN and DIMETAPP; nutritional supplements including CENTRUM, CENTRUM SILVER, CENTRUM herbals, CALTRATE and SOLGAR vitamins and herbal products; and hemorrhoidal, antacid and asthma relief products.

    AGRICULTURAL PRODUCTS. The agricultural products segment manufactures, distributes and sells crop protection and pest control products such as herbicides including PURSUIT (marketed as PIVOT internationally), PROWL (marketed as STOMP internationally) and RAPTOR; insecticides including COUNTER; fungicides and plant growth regulators.

WARNER-LAMBERT COMPANY

    Warner-Lambert develops, manufactures and markets a widely diversified line of pharmaceuticals, health care and consumer products. Its principal industry segments are pharmaceutical products, consumer health care products, and confectionery products, consisting principally of chewing gums and breath mints.

    PHARMACEUTICAL PRODUCTS. Warner-Lambert markets its pharmaceutical products throughout most of the world under the Parke-Davis name. Its products address a broad spectrum of medical needs and include the lipid regulators LIPITOR and LOPID; cardiovascular products such as ACCUPRIL and NITROSTAT; pain relievers such as VALORON-N and PONSTEL; NEURONTIN, DILANTIN and CEREBYX anticonvulsants; REZULIN for type-2 diabetes; the oral contraceptives ESTROSTEP and LOESTRIN; and VIRACEPT for HIV infection.

    Warner-Lambert's pharmaceutical products segment also includes CAPSUGEL, the world's largest producer of two-piece hard gelatin capsules for use in prescription and over-the-counter medication.

    CONSUMER HEALTH CARE PRODUCTS. Warner-Lambert's consumer health care products segment produces and markets over-the-counter health care products, shaving products and pet care products. Its extensive line of over-the-counter pharmaceuticals and health care products include LUBRIDERM dermatological products; NEOSPORIN and POLYSPORIN topical antibiotic ointments; cold and sinus preparations such as SUDAFED, SINUTAB and ACTIFED; BENADRYL cold and allergy products; BENYLIN cough syrup; MYADEC vitamins; NIX headlice treatments; LISTERINE mouthwashes and EFFERDENT denture cleaning products; ANUSOL and TUCKS hemorrhoidal products; ZANTAC 75 heartburn treatment; ROLAIDS antacids; QUANTERRA herbal supplements; and E.P.T. home pregnancy tests.

    Warner-Lambert markets its shaving products under the SCHICK and WILKINSON SWORD and other trademarks. The consumer health care products segment also manufactures and sells products for fish, reptiles and other small pets under the TETRA, SECOND NATURE and WHISPER trademarks.

    CONFECTIONERY PRODUCTS. Warner-Lambert's confectionery products segment manufactures, markets and sells chewing gums under such trademarks as TRIDENT, DENTYNE, CINN*A*BURST, MINT*A*BURST, CLORETS and CHICLETS; bubble gums under the BUBBLICIOUS and BUBBALOO trademarks; breath mints under the CERTS and CLORETS trademarks; and cough tablets and throat lozenges under the HALLS trademarks.

    RECENT ACQUISITION BY WARNER-LAMBERT. On May 17, 1999, Warner-Lambert consummated the acquisition of Agouron Pharmaceuticals, Inc., a California corporation. Under the terms of the merger agreement which governed the acquisition, each share of Agouron common stock was converted into 0.8934 shares of Warner-Lambert common stock. The value of the Warner-Lambert shares issued at the time of the consummation of the acquisition was approximately $2.1 billion. The Agouron transaction was accounted for using the pooling of interests method of accounting. Warner-Lambert has, consistent with this method of accounting and in accordance with GAAP, filed restated historical consolidated financial statements as of and for the three years ended December 31, 1998 in a Current Report on Form 8-K dated December 17, 1999, reflecting the consummation of the Agouron transaction.

    Except as described in this paragraph, all product names appearing in italics in this joint proxy statement/prospectus are trademarks of AHP, Warner-Lambert, their respective affiliates, related companies or licensors. ZANTAC 75 is a registered trademark of Glaxo Wellcome plc.

                              THE SPECIAL MEETINGS

    We are furnishing this joint proxy statement/prospectus to stockholders of AHP and Warner-Lambert in connection with the solicitation by the boards of directors of AHP and Warner-Lambert for use at the special meetings for their respective stockholders.

DATE, TIMES AND PLACES

    AHP.  AHP's special meeting will be held at       , at       local time, on
      , 2000.

    WARNER-LAMBERT.  Warner-Lambert's special meeting will be held at       , at
      , local time, on       , 2000.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

    See "The Proposed Merger--AHP Proposals" and "--Warner-Lambert Proposal" for a discussion of the proposals to be voted upon at the special meetings.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM; PLAN PARTICIPANTS

    AHP.  Owners of record of shares of AHP common stock or AHP preferred stock
at the close of business on       , 2000, the record date for AHP's special
meeting, are entitled to receive notice of and to vote at AHP's special meeting. AHP common stock and AHP preferred stock constitute the only outstanding classes
of voting securities of AHP. On the record date, approximately       shares of
AHP common stock and        shares of AHP preferred stock were issued and
outstanding and were held by approximately     and     holders of record,
respectively.

    Owners of record of shares of AHP common stock on the record date are each entitled to one vote per share and owners of AHP preferred stock on the record date are each entitled to 36 votes per share, on each matter to be considered at AHP's special meeting.

    A quorum of AHP stockholders is necessary to have a valid meeting of stockholders. A majority of the shares of AHP stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at AHP's special meeting in order for a quorum to be established. Shares held by AHP in its treasury or held by any majority-owned subsidiary of AHP do not count toward a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given. In the event that a quorum is not present at AHP's special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

    WARNER-LAMBERT.  Owners of record of shares of Warner-Lambert common stock
at the close of business on       , 2000, the record date for Warner-Lambert's
special meeting, are entitled to receive notice of and to vote at Warner-Lambert's special meeting. Warner-Lambert common stock is the only class of voting securities of Warner-Lambert. On the record date, approximately shares of Warner-Lambert common stock were issued and outstanding and were held
by approximately       holders of record.

    Owners of record of shares of Warner-Lambert common stock on the record date are each entitled to one vote per share on the approval and adoption of the merger agreement and the merger.

    A quorum of Warner-Lambert stockholders is necessary to have a valid meeting of stockholders. A majority of the shares of Warner-Lambert common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at Warner-Lambert's special meeting in order for a quorum to be established. Shares held by Warner-Lambert in its treasury or held by any majority-owned subsidiary of Warner-Lambert do not count toward a quorum. Abstentions and broker

"non-votes" count as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instruction is given. In the event that a quorum is not present at Warner-Lambert's special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

    AHP PLAN PARTICIPANTS. If you own AHP shares as a participant in the AHP Master Investment Plan, a proxy to vote AHP shares registered in your name will serve as instructions on how to vote shares held in custody for you pursuant to the plan. No further action from you is required to vote the shares in the plan. Accordingly, as transfer agent for AHP common stock, ChaseMellon Shareholder Services, L.L.C. will cause shares held in the name of its nominee for the account of plan participants to be voted in the same way as those stockholders vote shares registered in their name. If you do not submit a proxy to vote shares held in your name, the shares held for your account in the plan will not be voted.

    WARNER-LAMBERT PLAN PARTICIPANTS. If you own Warner-Lambert shares as a participant in the Warner-Lambert Savings and Stock Plan, you will receive a proxy card covering those shares. If you also own additional shares of Warner-Lambert common stock outside of those shares, you will receive two separate proxy cards: one proxy card that covers shares credited to your plan account and another proxy card relating to those shares of common stock that you own of record. Proxies properly voted will serve as voting instructions to T. Rowe Price, the trustee for the plan. Under the terms of the plan, if you do not submit a proxy for the shares held in custody for you under the plan, those shares will be voted by the trustee in accordance with the recommendation of Warner-Lambert's management.

VOTES REQUIRED

    AHP. The approval of the proposed amendment to AHP's certificate of incorporation requires the affirmative vote of the holders of a majority of all of the outstanding shares of AHP common stock and AHP preferred stock, voting together as a single class, and the holders of a majority of the outstanding shares of AHP common stock, voting separately as a single class. An abstention or a broker "non-vote" will have the same effect as a vote against the proposal.

    The approval of the issuance of shares of AHP common stock in connection with the merger requires the affirmative vote of a majority of the votes cast by the holders of outstanding shares of AHP common stock and AHP preferred stock, voting together as a single class. An abstention or a broker "non-vote" will have no effect on the vote.

    The approval of the proposed amendment to AHP's by-laws requires the affirmative vote of at least 80% of the voting power of the outstanding shares of AHP common stock and AHP preferred stock, voting together as a single class. An abstention or a broker "non-vote" will have the same effect as a vote against the proposal.

    WARNER-LAMBERT. The approval and adoption of the merger agreement and the merger requires the affirmative vote of a majority of the outstanding shares of Warner-Lambert common stock. An abstention or a broker "non-vote" will have the same effect as a vote against the proposal.

SHARE OWNERSHIP OF MANAGEMENT

    AHP. At the close of business on the record date, directors and executive officers of AHP and their affiliates beneficially owned and were entitled to
vote approximately       shares of AHP common stock and no shares of AHP
preferred stock, which represented approximately   % of the shares of AHP common
stock outstanding on that date. Each of those directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the shares of AHP common stock owned by him or her FOR each of the AHP proposals.

    WARNER-LAMBERT. At the close of business on the record date, directors and executive officers of Warner-Lambert and their affiliates beneficially owned and
were entitled to vote approximately       shares of Warner-Lambert common stock,
which represented approximately % of the shares of Warner-Lambert common stock outstanding on that date. Each of those directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the shares of Warner-Lambert common stock owned by him or her FOR the approval and adoption of the merger and the merger agreement.

SHARES HELD IN STREET NAME; VOTING OF PROXIES

    SHARES HELD IN "STREET NAME." Under the applicable rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote those customers' shares with respect to the proposals to be voted on at the special meetings other than AHP's by-law amendment in the absence of specific instructions from the customer. Brokers will have discretion to vote on the AHP by-law amendment in the absence of specific instruction from the customer. Broker "non-votes" are those shares held by a broker which are not voted because the customer has not provided instructions to the broker.

    SUBMITTING PROXIES. AHP and Warner-Lambert stockholders may vote their shares by attending their respective special meeting and voting their shares in person at the meetings, or by completing the enclosed proxy card, signing, dating and mailing it in the enclosed postage pre-paid envelope. If a proxy card is signed by a stockholder and returned without specific voting instructions, the shares represented by the proxy will be voted FOR each of the proposals presented at AHP's special meeting or FOR the proposal presented at Warner-Lambert's special meeting, as applicable.

    Abstentions may be specified with respect to the approval of any of the proposals by properly marking the abstain box on the proxy for that proposal or, for AHP stockholders, by so indicating in a telephone vote pursuant to the instructions on the card.

    AHP stockholders may also submit their proxies by telephone. The telephone voting procedures are designed to authenticate stockholders' voting by use of a personal identification number. These procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone are printed on the proxy card for stockholders of record of AHP.

    AHP and Warner-Lambert stockholders whose shares are held in "street name" (I.E., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at their respective special meeting.

    REVOKING PROXIES. AHP and Warner-Lambert stockholders of record may revoke their proxies at any time prior to the time their proxies are voted at their special meeting. Proxies may be revoked by written notice, including by telegram or telecopy, to the Corporate Secretary of AHP or Warner-Lambert, as applicable, by a later-dated proxy signed and returned by mail or by attending the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. AHP stockholders of record may also revoke proxies by a later-dated proxy using the telephone voting procedures. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the applicable special meeting as follows:

       FOR AHP STOCKHOLDERS, TO:
       American Home Products Corporation
       Five Giralda Farms
       Madison, NJ 07940
       Telecopy: (973) 660-7156
       Attention: Corporate Secretary

       FOR WARNER-LAMBERT STOCKHOLDERS, TO:
       Warner-Lambert Company
       201 Tabor Road
       Morris Plains, NJ 07950
       Telecopy: (973) 385-3927
       Attention: Corporate Secretary

    AHP stockholders who require assistance in changing or revoking a proxy should call D. F. King & Co., Inc. at 1-800-628-8509 or MacKenzie
Partners, Inc. at 1-800-322-2885 the agents retained by AHP to assist in its solicitation of proxies.

    Warner-Lambert stockholders who require assistance in changing or revoking a proxy should call Georgeson Shareholder Communications Inc., the agent retained by Warner-Lambert to assist in its solicitation of proxies, at 1-800-223-2064.

    OTHER BUSINESS; ADJOURNMENTS. We are not aware of any other business to be acted upon at either special meeting. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies will have discretion to act on those matters or to adjourn the meeting, according to their best judgment.

    Adjournments of the special meeting may be made for the purpose of, among other things, soliciting additional proxies. Neither company currently intends to seek an adjournment of its special meeting.

    PROXY SOLICITATION. We have agreed to share equally the cost of printing and mailing this joint proxy statement/prospectus. The cost of solicitation of proxies will be paid by AHP for solicitation of proxies from AHP stockholders and by Warner-Lambert for solicitation of proxies from Warner-Lambert stockholders. In addition to solicitation by mail, the directors, officers and employees of AHP and Warner-Lambert may also solicit proxies from stockholders by telephone, telecopy, telegram or other electronic means or in person. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

    AHP has retained D. F. King & Co., Inc. and MacKenzie Partners, Inc. to aid in the solicitation of proxies. As compensation for their services, D. F.
King & Co., Inc. will receive a fee of $          and MacKenzie Partners, Inc.
will receive a fee of $      . AHP has also agreed to reimburse D. F. King &
Co., Inc. and MacKenzie Partners, Inc. for their out of pocket expenses and indemnify them against certain liabilities arising out of or in connection with their engagement.

    Warner-Lambert has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. Georgeson Shareholder Communications Inc. will
receive a fee of $        as compensation for its services and reimbursement for
its related out-of-pocket expenses. Warner-Lambert has also agreed to indemnify Georgeson Shareholders Communications Inc. against certain liabilities arising out of or in connection with its engagement.

    DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS. THE EXCHANGE AGENT WILL SEND TRANSMITTAL FORMS WITH INSTRUCTIONS FOR THE SURRENDER OF CERTIFICATES REPRESENTING SHARES OF WARNER-LAMBERT COMMON STOCK TO FORMER WARNER-LAMBERT STOCKHOLDERS SHORTLY AFTER THE MERGER IS COMPLETED.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements give effect to the merger under the pooling of interests method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. Under this method of accounting, AHP and Warner-Lambert are treated as if they had always been combined for accounting and financial reporting purposes.

    We are providing the following information to aid in your analysis of the financial aspects of the merger. We derived this information from:

    - the audited financial statements of AHP as of and for the years ended December 31, 1996 through 1998 and the unaudited financial statements as of and for the nine months ended September 30, 1998 and 1999; and

    - the audited statements of income of Warner-Lambert for the years ended December 31, 1996 through 1998, audited balance sheets as of December 31, 1998 and 1997 and unaudited financial statements as of and for all other periods presented, all of which were restated to reflect the consummation of the acquisition of Agouron Pharmaceuticals, Inc. in May 1999, which was accounted for under the pooling of interests method of accounting.

    The pro forma financial information presented below should be read in conjunction with the historical financial information referred to above, all of which is included in, or incorporated by reference into this joint proxy statement/prospectus. To obtain copies of this information, see "Where You Can Find More Information" on page 99. The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated at the dates indicated, nor is it necessarily indicative of the future operating results or financial position of the combined company.

    The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the merger as if it had occurred on September 30, 1999, combining the balance sheets of AHP and Warner-Lambert at September 30, 1999. The Unaudited Pro Forma Combined Condensed Statements of Income give effect to the merger as if it had occurred on January 1, 1996, combining the results of AHP and Warner-Lambert for each year in the three-year period ended December 31, 1998 and for the nine-month periods ended September 30, 1999 and 1998.

    As a result of the merger, AHP and Warner-Lambert expect AmericanWarner to incur pre-tax charges to operations, currently estimated to be between $1.5 and $2.1 billion. This estimate includes an anticipated one-time pre-tax charge of
approximately $   million for direct incremental merger-related transaction
costs which will be substantially recorded upon consummation of the merger. The pre-tax charges also include various transition costs, currently estimated to be between $ and $ billion in connection with integrating the operations of AHP and Warner-Lambert. These transition costs include non-cash costs estimated to
be between $    and $    million. The transition costs consist principally of
costs associated with the elimination and consolidation of duplicate facilities, employee severance and other costs resulting from the merger. The exact timing, nature and amount of these transition costs are subject to change; however, the companies expect that the majority of these transition costs will be recorded upon consummation of the merger. These transition costs have not been reflected in the unaudited pro forma combined condensed financial statements.

    The unaudited pro forma combined condensed financial statements do not reflect any of the recurring cost savings and synergies, or future cost avoidance expected to result from the merger. Based on preliminary estimates by the managements of AHP and Warner-Lambert, AmericanWarner is expected to realize approximately $1.2 billion in annual pre-tax cost synergy savings within three years from the closing of the merger through the elimination of duplicate corporate and administrative programs, the creation of greater efficiencies in research and development and business processes, improved use of existing marketing resources and the combination of two workforces. The estimated cost synergy savings reflect the creation of cost reduction or cost avoidance opportunities through the ability to consolidate operations into a single entity. There can, however, be no assurance that any specific levels of cost savings or other synergies will be achieved within the time periods contemplated or will be achieved at all. For a discussion of the risks associated with our cost-savings assumptions, see "Risk Factors--We may be unable to successfully integrate our operations and realize the full cost savings we anticipate" on page 19.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999

                                               HISTORICAL       HISTORICAL        PRO FORMA    PRO FORMA
                                                AHP (1)     WARNER-LAMBERT (1)   ADJUSTMENTS   COMBINED
(IN MILLIONS)                                  ----------   ------------------   -----------   ---------
ASSETS
Cash.........................................    $ 2,146         $ 1,013            $  --       $ 3,159
Short-term investments.......................        437             587               --         1,024
Accounts receivable, less allowances.........      3,240           1,778               --         5,018
Inventories..................................      2,236           1,023               --         3,259
Prepaid expenses and other current assets
  including deferred taxes...................      1,537             648               --         2,185
                                                 -------         -------            -----       -------
  TOTAL CURRENT ASSETS.......................      9,596           5,049               --        14,645
Property, plant and equipment................      6,960           4,922               --        11,882
  Less accumulated depreciation..............      2,586           1,772               --         4,358
                                                 -------         -------            -----       -------
                                                   4,374           3,150               --         7,524
Goodwill and other intangibles, net of
  accumulated amortization...................      7,806           1,628               --         9,434
Investments and other assets including
  deferred taxes.............................      1,967             711               --         2,678
                                                 -------         -------            -----       -------
  TOTAL ASSETS...............................    $23,743         $10,538            $  --       $34,281
                                                 =======         =======            =====       =======

LIABILITIES
Short-term debt..............................    $ 1,951         $   233            $  --       $ 2,184
Accounts payable, trade......................        972             501               --         1,473
Other current liabilities....................      4,097           2,418               --         6,515
Federal, state and foreign income taxes......        529             226               --           755
                                                 -------         -------            -----       -------
  TOTAL CURRENT LIABILITIES..................      7,549           3,378               --        10,927
Long-term debt...............................      3,622           1,281               --         4,903
Accrued postretirement benefit obligations
  other than pensions........................        890             160               --         1,050
Other noncurrent liabilities.................      6,057           1,137               --         7,194

STOCKHOLDERS' EQUITY
Preferred stock..............................         --              --               --            --
Common stock.................................        435             856             (430)(3b)      861
Capital in excess of par value...............      3,266             708              430 (3b)    4,404
Retained earnings............................      2,508           3,640               --         6,148
Accumulated other comprehensive loss.........       (584)           (622)              --        (1,206)
                                                 -------         -------            -----       -------
  TOTAL STOCKHOLDERS' EQUITY.................      5,625           4,582               --        10,207
                                                 -------         -------            -----       -------
  TOTAL LIABILITIES AND STOCKHOLDERS'
    EQUITY...................................    $23,743         $10,538            $  --       $34,281
                                                 =======         =======            =====       =======

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

       UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (LOSS)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                               HISTORICAL       HISTORICAL        PRO FORMA    PRO FORMA
                                                AHP (1)     WARNER-LAMBERT (1)   ADJUSTMENTS   COMBINED
                                               ----------   ------------------   -----------   ---------
(IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
NET SALES....................................    $10,083          $9,394            $  --       $19,477
                                                 -------          ------            -----       -------
Cost of goods sold...........................      2,832           2,243               --         5,075
Selling, general and administrative
  expenses...................................      3,738           4,351               --         8,089
Research and development expenses............      1,293             902               --         2,195
Interest expense, net........................        171              19               --           190
Other (income) expense, net..................       (256)            124               --          (132)
Litigation settlement........................      4,750              --               --         4,750
Special charges..............................        277              --               --           277
                                                 -------          ------            -----       -------
Income (loss) before income taxes............     (2,722)          1,755               --          (967)
Provision (benefit) for taxes................       (902)            509               --          (393)
                                                 -------          ------            -----       -------
NET INCOME (LOSS)............................    $(1,820)         $1,246            $  --       $  (574)
                                                 =======          ======            =====       =======
BASIC EARNINGS (LOSS) PER SHARE..............    $ (1.39)         $ 1.46            $  --       $ (0.22)
                                                 =======          ======            =====       =======
DILUTED EARNINGS (LOSS) PER SHARE (2)........    $ (1.39)         $ 1.41            $  --       $ (0.22)
                                                 =======          ======            =====       =======
Average number of common shares outstanding
  during the period--basic...................      1,310             853              419 (2)     2,582
                                                 =======          ======            =====       =======
Average number of common shares outstanding
  during the period--diluted (2).............      1,310             883              389 (2)     2,582
                                                 =======          ======            =====       =======

    See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                               HISTORICAL       HISTORICAL        PRO FORMA    PRO FORMA
                                                AHP (1)     WARNER-LAMBERT (1)   ADJUSTMENTS   COMBINED
                                               ----------   ------------------   -----------   ---------
(IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
NET SALES....................................    $10,232          $7,708            $  --       $17,940
                                                 -------          ------            -----       -------
Cost of goods sold...........................      2,778           2,064               --         4,842
Selling, general and administrative
  expenses...................................      3,710           3,474               --         7,184
Research and development expenses............      1,245             725               --         1,970
Interest expense, net........................        170              47               --           217
Other (income) expense, net..................       (226)             70               --          (156)
Gains on sales of businesses.................       (592)            (67)              --          (659)
Restructuring charge.........................         --              93               --            93
                                                 -------          ------            -----       -------
Income before income taxes...................      3,147           1,302               --         4,449
Provision for taxes..........................      1,022             377               --         1,399
                                                 -------          ------            -----       -------
NET INCOME...................................    $ 2,125          $  925            $  --       $ 3,050
                                                 =======          ======            =====       =======
BASIC EARNINGS PER SHARE.....................    $  1.62          $ 1.09            $  --       $  1.18
                                                 =======          ======            =====       =======
DILUTED EARNINGS PER SHARE...................    $  1.59          $ 1.05            $  --       $  1.15
                                                 =======          ======            =====       =======
Average number of common shares outstanding
  during the period--basic...................      1,314             847              416 (2)     2,577
                                                 =======          ======            =====       =======
Average number of common shares outstanding
  during the period--diluted.................      1,336             878              432 (2)     2,646
                                                 =======          ======            =====       =======

    See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                               HISTORICAL       HISTORICAL        PRO FORMA    PRO FORMA
                                                AHP (1)     WARNER-LAMBERT (1)   ADJUSTMENTS   COMBINED
                                               ----------   ------------------   -----------   ---------
(IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)
NET SALES....................................    $13,463         $10,744            $  --       $24,207
                                                 -------         -------            -----       -------
Cost of goods sold...........................      3,681           2,860               --         6,541
Selling, general and administrative
  expenses...................................      4,884           4,912               --         9,796
Research and development expenses............      1,655           1,026               --         2,681
Interest expense, net........................        207              58               --           265
Other (income) expense, net..................       (342)             71               --          (271)
Gains on sales of businesses.................       (592)            (67)              --          (659)
Restructuring charges........................        344              93               --           437
                                                 -------         -------            -----       -------
Income before income taxes...................      3,626           1,791               --         5,417
Provision for taxes..........................      1,152             518               --         1,670
                                                 -------         -------            -----       -------
NET INCOME...................................    $ 2,474         $ 1,273            $  --       $ 3,747
                                                 =======         =======            =====       =======
BASIC EARNINGS PER SHARE.....................    $  1.88         $  1.50            $  --       $  1.45
                                                 =======         =======            =====       =======
DILUTED EARNINGS PER SHARE...................    $  1.85         $  1.45            $  --       $  1.42
                                                 =======         =======            =====       =======
Average number of common shares outstanding
  during the period--basic...................      1,315             848              416 (2)     2,579
                                                 =======         =======            =====       =======
Average number of common shares outstanding
  during the period--diluted.................      1,337             879              432 (2)     2,648
                                                 =======         =======            =====       =======

    See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                               HISTORICAL       HISTORICAL        PRO FORMA    PRO FORMA
                                                AHP (1)     WARNER-LAMBERT (1)   ADJUSTMENTS   COMBINED
(IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)    ----------   ------------------   -----------   ---------
NET SALES....................................    $14,196          $8,408             $ --       $22,604
                                                 -------          ------             ----       -------
Cost of goods sold...........................      4,166           2,503               --         6,669
Selling, general and administrative
  expenses...................................      5,249           3,783               --         9,032
Research and development expenses............      1,558             731               --         2,289
Interest expense, net........................        371             120               --           491
Other (income) expense, net..................       (186)             82               --          (104)
Special charges..............................        180              --               --           180
                                                 -------          ------             ----       -------
Income before income taxes...................      2,858           1,189               --         4,047
Provision for taxes..........................        815             327               --         1,142
                                                 -------          ------             ----       -------
NET INCOME...................................    $ 2,043          $  862             $ --       $ 2,905
                                                 =======          ======             ====       =======
BASIC EARNINGS PER SHARE.....................    $  1.58          $ 1.03             $ --       $  1.14
                                                 =======          ======             ====       =======
DILUTED EARNINGS PER SHARE...................    $  1.56          $ 0.99             $ --       $  1.11
                                                 =======          ======             ====       =======
Average number of common shares outstanding
  during the period--basic...................      1,294             841              414 (2)     2,549
                                                 =======          ======             ====       =======
Average number of common shares outstanding
  during the period--diluted.................      1,313             868              427 (2)     2,608
                                                 =======          ======             ====       =======

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                   HISTORICAL       HISTORICAL        PRO FORMA    PRO FORMA
                                                    AHP (1)     WARNER-LAMBERT (1)   ADJUSTMENTS   COMBINED
(IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)        ----------   ------------------   -----------   ---------
NET SALES........................................    $14,088         $ 7,231            $   --      $21,319
                                                     -------         -------            ------      -------

Cost of goods sold...............................      4,489           2,347                --        6,836
Selling, general and administrative expenses.....      5,185           3,163                --        8,348
Research and development expenses................      1,429             599                --        2,028
Interest expense, net............................        433              85                --          518
Other (income) expense, net......................       (135)             43                --          (92)
Gains on sales of businesses.....................       (814)            (75)               --         (889)
Special charges..................................        698              --                --          698
                                                     -------         -------            ------      -------
Income before income taxes.......................      2,803           1,069                --        3,872
Provision for taxes..............................        920             322                --        1,242
                                                     -------         -------            ------      -------
NET INCOME.......................................    $ 1,883         $   747            $   --      $ 2,630
                                                     =======         =======            ======      =======
BASIC EARNINGS PER SHARE.........................    $  1.48         $  0.89            $   --      $  1.05
                                                     =======         =======            ======      =======
DILUTED EARNINGS PER SHARE.......................    $  1.46         $  0.88            $   --      $  1.03
                                                     =======         =======            ======      =======
Average number of common shares outstanding
  during the period--basic.......................      1,271             835               410 (2)    2,516
                                                     =======         =======            ======      =======
Average number of common shares outstanding
  during the period--diluted.....................      1,288             850               418 (2)    2,556
                                                     =======         =======            ======      =======

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                  (IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)

NOTE 1--RECLASSIFICATIONS

    Various reclassifications have been made to the historical financial statements to conform to the presentation expected to be used by AmericanWarner following the merger. For the September 30, 1999 Unaudited Pro Forma Combined Condensed Balance Sheet, Warner-Lambert treasury stock was reclassified to common stock ($106) and retained earnings ($1,143); accrued postretirement benefit obligations other than pensions ($160) were reclassified from other noncurrent liabilities and shown separately; accrued compensation ($259) was reclassified to other current liabilities; and accrued rebates and selling expenses ($1,217) were reclassified from accounts payable to other current liabilities. In addition, AHP state income taxes payable ($7) were reclassified from other current liabilities to federal, state and foreign income taxes; and minority interests ($262) were reclassified to other noncurrent liabilities.

    For the year ended December 31, 1998 Unaudited Pro Forma Combined Condensed Statement of Income, Warner-Lambert amortization of intangible assets ($60) was reclassified from other (income) expense, net to selling, general and administrative expenses; interest expense, net ($58) was reclassified from other (income) expense, net and shown separately; a gain on sale of business ($67) was reclassified from other (income) expense, net and shown separately; and a restructuring charge ($93) was reclassified from other (income) expense, net and shown separately. AHP state income taxes ($41) were reclassified from selling, general and administrative expenses to provision for taxes; royalty income ($66) was reclassified from cost of goods sold to other (income) expense, net; and minority interest expense ($2) was reclassified from cost of goods sold to other (income) expense, net. Comparable reclassifications, where applicable, were made to the Unaudited Pro Forma Combined Condensed Statements of Income for the years ended December 31, 1997 and 1996 and for the nine months ended September 30, 1999 and 1998. In addition, Warner-Lambert minority interest expense ($69) was reclassified to other (income) expense, net for the year ended December 31, 1996. There were no significant transactions between AHP and Warner-Lambert to eliminate.

NOTE 2--EXCHANGE RATIO

    Under the merger agreement, each outstanding share of Warner-Lambert common stock will be converted into 1.4919 shares of AmericanWarner common stock. The exchange ratio was used in computing share amounts in the accompanying unaudited pro forma combined condensed financial statements.

    For the nine months ended September 30, 1999, the average number of common shares outstanding used in calculating the diluted loss per share is the same as the average number of common shares outstanding used in the calculation of the basic loss per share for both Historical AHP and Unaudited Pro Forma Combined since the inclusion of common stock equivalents in the diluted loss per share calculation would have an antidilutive effect.

NOTE 3--PRO FORMA ADJUSTMENTS

    Pro forma adjustments were made to the Unaudited Pro Forma Combined Condensed Balance Sheet to reflect the following:

        (a) A one-time charge for direct incremental merger-related transaction costs which will be substantially recorded upon consummation of the merger. The direct incremental merger-related transaction costs consist principally of charges related to stock compensation arrangements and professional
    services, registration and other regulatory costs       . The charge for
    stock compensation relates to the acceleration of the vesting terms of certain restricted stock awards of both AHP and Warner-Lambert upon consummation of the merger.

        (b) To adjust the par value of Warner-Lambert common stock from $1.00 per share to the par value of AmericanWarner common stock of $0.33 1/3 per share ($570) offset by the issuance of incremental shares utilizing the exchange ratio of 1.4919 ($140).

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the AHP board of directors and the Warner-Lambert board of directors with respect to the merger, stockholders should be aware that some officers of AHP and Warner-Lambert, including some officers who are also directors, have some interests in the merger that may be different from, or in addition to, the interests of stockholders of AHP and Warner-Lambert. The boards of directors of AHP and Warner-Lambert were aware of these interests and considered them, among other matters, in making their recommendation.

AHP'S ARRANGEMENTS WITH EXECUTIVE OFFICERS

    CHANGE IN CONTROL SEVERANCE AGREEMENTS. AHP has change in control severance agreements with its executive officers. Each change in control severance agreement provides that if, after a "change in control," the executive's employment is terminated by AHP without "cause" or if the executive terminates his or her own employment for "good reason," each as defined in the agreement, the executive is entitled to a lump sum severance payment equal to

    - three times the sum of (1) his or her annual base salary and (2) the highest bonus awarded to the executive in the prior three years, plus

    - the stock option value (defined as the value at the time of grant by AHP of stock options to the executives at any one time in any of the three years prior to the change in control) or, if greater, the highest value, on a Black-Scholes basis, of any stock option grant and restricted stock grant made to the executive in the year prior to the change in control or thereafter.

    The executives are also entitled to receive enhanced pension benefits (the calculation of which includes an additional three years for purposes of benefit accrual), as well as three years of additional welfare benefit continuation and retiree medical and life insurance benefits. In addition, each of these executives is entitled to receive the foregoing severance benefits if he or she voluntarily terminates his or her own employment for any reason during the 90-day period beginning on the first anniversary of any change in control. Finally, the executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Internal Revenue Code on certain payments made in connection with a change in control. For purposes of the change in control severance agreements, consummation of the merger will constitute a "change in control."

    If the employment of the executive officers who are parties to change in control severance agreements and are named as the five most highly compensated executive officers of AHP in its 1999 annual meeting proxy statement is terminated following the merger under circumstances entitling them to benefits under the change in control severance agreements, the approximate total cash amount that would be paid under such agreements (not including payments that may be made with respect to any excise tax) would be as follows:

AHP NAMED OFFICER                                               AMOUNT
-----------------                                             -----------
John R. Stafford............................................  $34,920,000
Robert G. Blount............................................  $16,522,800
Robert Essner...............................................  $12,727,500
Robert I. Levy..............................................  $11,350,500
David M. Olivier............................................  $ 7,425,000
All other AHP executive officers as a group (7 persons).....  $40,150,680

    EQUITY-BASED AWARDS. Pursuant to the terms of AHP's equity-based compensation plans, almost all of the unvested stock options held by AHP executive officers and directors outstanding will become vested and exercisable at the effective time of the merger. In addition, restrictions will lapse on almost all units representing restricted AHP common stock held by AHP executive officers and directors and such units will convert to fully vested shares and no longer be subject to forfeiture. The number of unvested options and shares of restricted stock held by executive officers of AHP that will become vested in this manner is as follows:

                                                                                              NUMBER
                                                                                            OF SHARES
                                                                            WEIGHTED AVG.       OF
                                                            NUMBER OF         EXERCISE      RESTRICTED
AHP NAMED OFFICER                                        UNVESTED OPTIONS       PRICE         STOCK
-----------------                                        ----------------   -------------   ----------
John R. Stafford.......................................       999,641         $54.5011        46,900
Robert G. Blount.......................................       503,802         $53.6020        24,500
Robert Essner..........................................       355,535         $54.3315        16,700
Robert I. Levy.........................................       314,002         $54.1002        15,050
David M. Olivier.......................................       177,068         $55.2633         8,000
All other AHP executive officers as a group (7
  persons).............................................     1,033,743         $53.5516        66,700

WARNER-LAMBERT'S ARRANGEMENTS WITH EXECUTIVE OFFICERS

    Of the Warner-Lambert executive officers named in this joint proxy statement/prospectus, Mr. Goodes has retired and is thus not eligible for the benefits described below.

    EXECUTIVE SEVERANCE PLAN. Messrs. de Vink, Larini, Wild and other key executives are participants in Warner-Lambert's Executive Severance Plan, which provides certain benefits in the event of a change in control of Warner-Lambert. Stockholder approval of the merger will constitute a "change in control" under the Executive Severance Plan.

    Under the terms of the Executive Severance Plan, if after a change in control an executive's employment terminates for any reason other than death or for cause by Warner-Lambert during the three-year period following a change in control, the executive will receive severance benefits of 36 months of salary and bonus. The executive must be provided with six months notice of such termination of employment. The executive will also be eligible to receive
36 months of welfare benefit continuation, certain outplacement services, and will receive credit for 36 additional months of service under Warner-Lambert's pension plan and savings and stock plan. The Executive Severance Plan also provides special payments to participants to reimburse them, if necessary, for any federal excise tax or similar state or local tax that may be imposed on payments following a change in control.

    The approximate value of the cash payments due under the plan to each executive upon a qualifying termination of employment following a change in control, not including any payments that may be made with respect to any excise tax, would be as follows:

WARNER-LAMBERT NAMED OFFICER                                    AMOUNT
----------------------------                                  -----------
Lodewijk J. R. de Vink......................................  $ 5,859,000
Anthony H. Wild.............................................  $ 2,769,300
Ernest J. Larini............................................  $ 2,782,500
All other Warner-Lambert executive officers as a group
  (14 persons)..............................................  $25,151,547

    EQUITY-BASED AWARDS. Pursuant to the terms of Warner-Lambert's equity-based compensation plans, all unvested options to purchase Warner-Lambert stock held by Warner-Lambert's executive officers and directors will become vested and exercisable upon completion of the merger, and restrictions will lapse on that date with respect to shares of restricted stock issued under those plans.

The number of unvested options and shares of restricted stock held by executive officers and directors of Warner-Lambert that will become vested in this manner is as follows:

                                                                                             NUMBER OF
                                                                                             SHARES OF
                                                            NUMBER OF       WEIGHTED AVG.    RESTRICTED
WARNER-LAMBERT NAMED OFFICER                             UNVESTED OPTIONS   EXERCISE PRICE     STOCK
----------------------------                             ----------------   --------------   ----------
Lodewijk J. R. de Vink.................................       633,750          $43.6571         --
Anthony H. Wild........................................       318,089          $45.8667         --
Ernest J. Larini.......................................       277,814          $42.4104         --
All other Warner-Lambert executive officers
  as a group (14 persons)..............................     1,929,332          $44.1888        42,600
Warner-Lambert outside directors as a group............       --                --            108,000

    EXCESS SAVINGS PLAN. Upon a "change in control," each participant in Warner-Lambert's Excess Savings Plan will become fully vested in such participant's account and will receive full payment of such account upon termination of employment. The unvested balance in such plan for each executive officer as of October 31, 1999 is as follows:

                                                              UNVESTED
WARNER-LAMBERT NAMED OFFICER                                  BALANCE
----------------------------                                  --------
Anthony H. Wild.............................................  $21,689
All other Warner-Lambert executive officers as a group (2
  persons)..................................................  $15,712

BOARD OF DIRECTORS

    The AmericanWarner board of directors will consist of either 14 or 20 members, half selected by AHP and half selected by Warner-Lambert. Whether the AmericanWarner board of directors will consist of 14 or 20 members will be determined prior to the effective time of the merger and will depend upon whether the AHP stockholders approve the AHP by-law amendment at the AHP special meeting which would allow AHP to increase the size of the AHP board of directors beyond the current maximum size of 15 directors. If the AHP stockholders approve the by-law amendment, AmericanWarner's board of directors will consist of 20 members. If the by-law amendment is not approved, the AmericanWarner board of directors will consist of 14 members. Regardless of its size, the AmericanWarner board of directors will consist of individuals who are directors of AHP and individuals who are directors or officers of Warner-Lambert.

OWNERSHIP OF COMMON STOCK; STOCK OPTIONS

    As of October 31, 1999, directors and executive officers of AHP beneficially owned an aggregate of 6,289,807 shares of AHP common stock, including options to purchase 5,025,569 shares of AHP common stock exercisable within 60 days, and no shares of AHP preferred stock.

    As of October 31, 1999, directors and executive officers of Warner-Lambert beneficially owned an aggregate of 14,943,874 shares of Warner-Lambert common stock, including options to purchase 14,234,777 shares of Warner-Lambert common stock exercisable within 60 days.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    The merger agreement requires the combined company to indemnify, to the fullest extent permitted by law, each individual who is or was an officer, director or employee of Warner-Lambert or any of its subsidiaries for all actions taken by them in their capacities as such prior to the completion of the merger and to honor all indemnification obligations of Warner-Lambert to those persons, whether pursuant to Warner-Lambert's certificate of incorporation, by-laws or an indemnification agreement.

    For six years after the completion of the merger, AmericanWarner will also provide officers' and directors' liability insurance in respect of acts or omissions prior to the completion of the merger for each individual covered under the comparable Warner-Lambert policy as of the date of the merger agreement. AmericanWarner will not be required to pay, in total, an annual premium for the insurance described in this paragraph in excess of 200% of the current annual premium paid by Warner-Lambert for its existing coverage prior to the merger. However, if the annual premiums of that insurance coverage exceed that amount, AmericanWarner will be obligated to provide the greatest coverage available at a cost equal to 200% of the current annual premium.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A DESCRIPTION OF THE MATERIAL TERMS OF THE MERGER AGREEMENT BUT DOES NOT PURPORT TO DESCRIBE ALL THE TERMS OF THE MERGER AGREEMENT. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE MERGER AGREEMENT WHICH IS ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. ALL STOCKHOLDERS OF AHP AND WARNER-LAMBERT ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

GENERAL

    Under the merger agreement, a wholly-owned subsidiary of AHP will merge with and into Warner-Lambert, with Warner-Lambert continuing as the surviving corporation. In connection with the merger, AHP will change its name to AmericanWarner, Inc. Following the merger, AmericanWarner will operate as one company, led by an integrated management team drawn from AHP and Warner-Lambert.

CLOSING MATTERS

    CLOSING. Unless the parties agree otherwise, the closing of the merger will take place on the first business day after all closing conditions have been satisfied or waived, unless the merger agreement has been terminated or another time or date is agreed to in writing by the parties. See "--Conditions" below for a more complete description of the conditions that must be satisfied prior to closing.

    EFFECTIVE TIME. As soon as practicable after the satisfaction of the conditions to the merger, AHP and Warner-Lambert will file a certificate of merger with the Delaware Secretary of State in accordance with the relevant provisions of the Delaware General Corporation Law and make all other filings or recordings required thereunder. The merger will become effective when the certificate of merger is duly filed or at such later time as AHP and Warner-Lambert agree and specify in the certificate of merger.

CONSIDERATION TO BE RECEIVED IN THE MERGER; TREATMENT OF STOCK OPTIONS

    The merger agreement provides that, at the effective time of the merger:

    - each share of Warner-Lambert stock issued and outstanding immediately prior to the effective time of the merger, together with the associated rights issued under the Warner-Lambert stockholder rights plan, will be converted into 1.4919 shares of AmericanWarner common stock and associated rights;

    - each outstanding and unexercised option or right to purchase shares of Warner-Lambert common stock granted under the Warner-Lambert stock plans will be assumed by AmericanWarner and converted into an option or a right to purchase shares of AmericanWarner common stock under the same terms and conditions as were applicable to the options as granted under the Warner-Lambert stock plans, taking into account provisions providing for full vesting under those stock plans. The number of shares of AmericanWarner common stock that the converted options will be exercisable for, and the exercise price of the option, will be adjusted to reflect the exchange ratio;

    - each restricted share of Warner-Lambert stock granted under the Warner-Lambert stock plans that are outstanding immediately prior to the effective time of the merger will become fully vested and free of restrictions, and will be converted into shares of AmericanWarner common stock at the exchange ratio; and

    - all Warner-Lambert stock credits in accounts governed by the Warner-Lambert 1996 Stock Plan will be converted into a number of AmericanWarner stock credits at the exchange ratio, but will otherwise continue to be subject to the same terms and conditions as were applicable to the stock credits under the Warner-Lambert 1996 Stock Plan.

    In addition, any shares of Warner-Lambert common stock owned by AHP, held by Warner-Lambert as treasury stock or owned by any of their respective subsidiaries will be automatically canceled, and we will not exchange those shares for any shares of AmericanWarner common stock or other consideration.

    Each share of AHP common stock will remain outstanding following the merger and will automatically represent one share of AmericanWarner common stock.

    As soon as practicable after the effective time of the merger, AmericanWarner will deliver notices to the holders of Warner-Lambert stock options. Those notices will set forth each holder's rights under the Warner-Lambert stock plans, including that, in connection with the merger and pursuant to the terms of the Warner-Lambert stock plans, the agreements evidencing the grants of the Warner-Lambert stock options will continue in effect on the same terms and conditions, taking into account provisions providing for full vesting of those options. To the extent permitted by law, AmericanWarner will comply with the terms of the Warner-Lambert stock plans and will take reasonable steps to ensure that the stock options which qualified as incentive stock options prior to the effective time of the merger continue to qualify as incentive stock options of AmericanWarner after the merger.

    For a further discussion of the treatment of Warner-Lambert stock options and other employee benefit plans under the merger agreement, see
"--Covenants--Employee Matters" on page 77 and "Interests of Certain Persons in the Merger" on page 67.

EXCHANGE OF CERTIFICATES IN THE MERGER

    Before the closing of the merger, we will appoint an exchange agent to handle the exchange of Warner-Lambert stock certificates for stock certificates of AmericanWarner and the payment of cash for fractional shares. Soon after the closing of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Warner-Lambert stock certificates for stock certificates of AmericanWarner, to each former Warner-Lambert stockholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Warner-Lambert stock certificates. You should not return certificates with the enclosed proxy card.

    Warner-Lambert stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive stock certificates representing the shares of AmericanWarner common stock into which the shares of Warner-Lambert common stock were converted in the merger.

    After the merger, each certificate that previously represented shares of Warner-Lambert stock will only represent the right to receive the shares of AmericanWarner common stock into which those shares of Warner-Lambert common stock have been converted.

    AmericanWarner will not pay dividends to holders of any Warner-Lambert stock certificates until the Warner-Lambert stock certificates are surrendered to the exchange agent. However, once those certificates are surrendered, AmericanWarner will pay to the holder, without interest, any dividends that have been declared after the effective date of the merger on the shares into which those Warner-Lambert shares have been converted.

    After the effective time of the merger, Warner-Lambert will not register any transfers of the shares of Warner-Lambert common stock.

    Stockholders of AHP will not be required to exchange their AHP certificates. After the merger, these certificates will automatically represent shares in AmericanWarner.

FRACTIONAL SHARES

    No fractional shares of AmericanWarner common stock will be issued in the merger. Instead, the exchange agent will pay each of those stockholders who would have otherwise been entitled to a fractional share of AmericanWarner common stock an amount in cash determined by multiplying the fractional share interest by the closing price for a share of AHP stock on the NYSE Composite Transaction Tape on the date of the effective time of the merger or, if such date is not a business day, on the business day immediately following the date on which the effective time of the merger occurs.

LISTING OF AMERICANWARNER STOCK

    AHP has agreed to use its reasonable best efforts to prepare and submit to the NYSE a listing application covering the shares of AmericanWarner common stock to be issued in the merger and it will use its reasonable best efforts to cause such shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the merger. The symbol "AWI" has been reserved for AmericanWarner and will be used assuming the listing application is approved. Approval for listing on the NYSE of the shares of AmericanWarner common stock issuable to the Warner-Lambert stockholders in the merger, subject only to official notice of issuance, is a condition to the obligations of AHP, Wolverine Sub and Warner-Lambert to complete the merger.

NAME CHANGE; BOARD OF DIRECTORS; EXECUTIVE OFFICERS; AND COMPANY HEADQUARTERS

    AHP NAME CHANGE. Immediately prior to the effective time of the merger, AHP will change its name so that the name of the combined company will be AmericanWarner, Inc.

    AMERICANWARNER BOARD OF DIRECTORS. At the effective time of the merger, the board of directors of AmericanWarner will consist of an equal number of directors from AHP and Warner-Lambert prior to the merger. The board of directors will consist of either 14 or 20 members as follows:

    - If the AHP stockholders approve the amendment to the by-laws, the board of directors of AmericanWarner will consist of 20 members.

    - If the AHP stockholders do not approve the amendment to the by-laws, the board of directors of AmericanWarner will consist of 14 members.

    CHIEF EXECUTIVE OFFICER; CHAIRMAN OF THE BOARD OF DIRECTORS. The merger agreement provides that, as of the effective time of the merger, Lodewijk J.R. de Vink, Chairman, President and Chief Executive Officer of Warner-Lambert, will serve as the Chief Executive Officer of AmericanWarner and report to the board of directors. John R. Stafford, Chairman, President and Chief Executive Officer of AHP, will serve as Chairman of the Board of Directors of AmericanWarner. Mr. Stafford will serve as Chairman for 18 months following the effective time of the merger, when he will be succeeded by Mr. de Vink.

    EXECUTIVE OFFICERS. The merger agreement also provides that, as of the effective time of the merger, the other executive officers for AmericanWarner will be chosen from the current management of AHP and Warner-Lambert, selecting the best person for each position to be filled, with a balancing so that both AHP and Warner-Lambert will be fairly represented in the management of the combined company.

    AMERICANWARNER HEADQUARTERS. After the completion of the merger, the headquarters of AmericanWarner will be located in Madison, New Jersey, AHP's current headquarters. The headquarters of the over-the-counter division of AmericanWarner will be in Morris Plains, New Jersey, the current location of Warner-Lambert's headquarters. The headquarters of the pharmaceutical division of AmericanWarner will be in Radnor, Pennsylvania, the current location of AHP's pharmaceutical division operations.

COVENANTS

    We have each undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants:

    NO SOLICITATION. We have each agreed that we, or any of our subsidiaries, officers or directors, will not, and will use reasonable best efforts to ensure that our respective employees, agents or representatives do not:

        (1) initiate, solicit, encourage or knowingly facilitate, including by way of furnishing information, any inquiries or the making of any proposal or offer with respect to a third party "acquisition proposal" of the type described below;

        (2) have any discussion with or provide any confidential information or data to any person relating to an acquisition proposal;

        (3) engage in negotiations concerning an acquisition proposal;

        (4) knowingly facilitate any effort or attempt to make or implement an acquisition proposal; or

        (5) accept an acquisition proposal.

    However, each of us is permitted, as is contemplated under the federal securities laws, to take and disclose to our stockholders our position with respect to any acquisition proposal.

    In addition, each of AHP and Warner-Lambert is permitted to engage in discussions and negotiations with, and provide information to, any person in response to an unsolicited acquisition proposal, if:

        (1) its special meeting of stockholders shall not have occurred;

        (2) its board of directors concludes in good faith that there is a reasonable likelihood that the acquisition proposal could result in a "superior proposal" of the type described below;

        (3) prior to providing any information or data to any person in connection with an acquisition proposal, the proposing party first signs a confidentiality agreement with terms, including standstill provisions, at least as stringent as the terms contained in the confidentiality agreement entered into between AHP and Warner-Lambert before we signed the merger agreement; and

        (4) it keeps the other party informed of the status and terms of the acquisition proposal and any discussions or negotiations relating to the acquisition proposal.

    However, unless the merger agreement is terminated, neither company may present to its stockholders for consideration any other transaction relating to another acquisition proposal, superior or otherwise. See "--Termination of the Merger Agreement" for a discussion of each party's ability to terminate the merger agreement.

    An "ACQUISITION PROPOSAL" for AHP or Warner-Lambert, as applicable, is any proposal or offer with respect to:

        (1) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party;

        (2) any purchase or sale of the consolidated assets of the party and its subsidiaries, taken as a whole, having an aggregate value equal to 10% or more of the market capitalization of that party; or

        (3) any purchase or sale of, or tender offer or exchange offer for, 10% or more of the equity securities of such party.

    A "SUPERIOR PROPOSAL" for AHP or Warner-Lambert, as applicable, is a written proposal made by a person other than either such party for:

        (1) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving AHP or Warner-Lambert, as the case may be, as a result of which either:

           (A) such party's stockholders before the transaction, by virtue of their ownership of such party's shares, in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction, or the ultimate parent entity of the surviving entity; or

           (B) the individuals comprising the board of directors of such party before the transaction do not constitute a majority of the board of directors of the ultimate parent entity;

        (2) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of either AHP or Warner-Lambert, as the case may be, and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions; or

        (3) the acquisition, directly or indirectly, by a person of beneficial ownership of 40% or more of the common stock of either AHP or Warner-Lambert, as the case may be, whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise, other than a merger, consolidation, share exchange, business combination, tender or exchange offer or other transaction upon the consummation of which such party's stockholders would in the aggregate beneficially own greater than 60% of the voting securities of such person;

which in any case is otherwise on terms which the board of directors of such party in good faith concludes:

        (1) is reasonably capable of being completed; and

        (2) after consultation with its financial advisors and outside counsel, and taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the proposal would, if consummated, result in a transaction that is more favorable to its stockholders, from a financial point of view than the merger between AHP and Warner-Lambert.

    BOARD OF DIRECTORS' COVENANT TO RECOMMEND. Our respective boards of directors have agreed to recommend the approval of the merger to their respective stockholders. However, each board is not permitted to make or to withdraw or to modify in a manner adverse to the other company this recommendation, including by endorsing an alternative transaction to the merger between AHP and Warner-Lambert, before its special meeting if either:

        (1) it acquires knowledge of facts or circumstances that it determines in good faith, after taking into account information contained in the other party's filings with the SEC, would constitute a material adverse development with respect to the other party, and, based upon the advice of its legal counsel, there would be a substantial probability that the board would be breaching its fiduciary duties to its stockholders if it did not change its recommendation; or

        (2) it has received an acquisition proposal that its board concludes in good faith is a superior proposal.

    Even if the board of either company changes, withholds or modifies its recommendation of the merger, that company is still required to present the merger and related proposals to its stockholders for consideration at the special meeting, unless the merger agreement is otherwise terminated. See "--Termination of the Merger Agreement" for a discussion of each party's ability to terminate the merger agreement.

    OPERATIONS OF AHP AND WARNER-LAMBERT PENDING CLOSING. We have each undertaken a separate covenant that places restrictions on ourselves and our respective subsidiaries until either the effective time of the merger or the termination of the merger agreement. In general, we and our respective subsidiaries are required to conduct our business in the usual, regular and ordinary course in all material respects substantially in the same manner as previously conducted and to use our reasonable efforts to preserve intact our present lines of business and relationships with third parties. Each of us has agreed to some specific restrictions that prohibit us and our respective subsidiaries from:

    - entering into any new material lines of business or incurring or committing to any capital expenditures or obligations or liabilities in connection with such capital expenditures beyond specified amounts;

    - declaring or paying dividends in excess of specified limits or making other distributions in respect of our capital stock;

    - making changes in our share capital, including, among other things, stock splits, combinations, or reclassifications;

    - repurchasing or redeeming our capital stock;

    - issuing, delivering or selling any shares of our capital stock or other equity interests, other than in connection with our benefit plans or in connection with the exercise of options or other stock awards or stock option agreements;

    - amending our certificate of incorporation, by-laws or other governing documents;

    - making acquisitions of, or investments in, other entities beyond specified amounts (other than pursuant to the stock option agreements);

    - disposing of assets, other than inventory, beyond specified amounts;

    - incurring debt, other than in the ordinary course consistent with past practice;

    - making loans, advances, capital contributions or investments in any other person other than in the ordinary course and consistent with past practice;

    - taking actions that would prevent or impede the merger from qualifying as a pooling of interests for accounting purposes and as a reorganization for tax purposes;

    - increasing the compensation of directors and executive officers or increasing employee benefits other than in the ordinary course and consistent with past practice;

    - changing our accounting methods or fiscal year;

    - amending our respective stockholder rights plans to make them inapplicable to any transaction other than the merger, or redeeming the rights issued under those plans;

    - making any material tax election other than in the ordinary course consistent with past practice; and

    - entering into any agreement or arrangement that would limit or restrict us or AmericanWarner from competing in any line of business or geographic area if that resulting restriction would have a material adverse effect on the combined company after the merger.

    REASONABLE BEST EFFORTS COVENANT. We have agreed to cooperate with each other and to use our reasonable best efforts to take all actions and do all things advisable or necessary under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement. This cooperation may include selling, holding separate or disposing of assets in response to the requirements imposed by antitrust authorities. Neither of us will be required for any reason to sell, hold separate or otherwise dispose of assets, or to conduct our business in a specified manner, if such action is not a condition to closing or would reasonably be expected to have a material adverse effect on the combined company.

    EMPLOYEE MATTERS. In the merger agreement, we have agreed that, following the merger, AmericanWarner will:

    - honor all Warner-Lambert benefit plans and related funding arrangements in accordance with their terms. For at least one year after the completion of the merger, AmericanWarner will provide compensation and employee benefits under benefit plans to the employees of AmericanWarner that are in the aggregate no less favorable in any material respects to those provided to such persons under existing benefit plans at AHP or Warner-Lambert;

    - with certain exceptions, grant to AHP or Warner-Lambert employees who continue employment with AmericanWarner full credit for eligibility, benefit accrual and determination of their level of benefits for their AHP or Warner-Lambert service under the employee benefit plans of AmericanWarner in which they participate following the merger to the extent AHP or Warner-Lambert recognized their service for these purposes before the merger; and

    - create a task force comprised of key executives from AHP and Warner-Lambert to review the benefit plans of each company and recommend appropriate plans for the combined entity.

    PAYMENT OF DIVIDENDS PENDING THE MERGER. We have agreed to coordinate declaring dividends and the related record dates and payment dates so that AHP and Warner-Lambert stockholders do not receive two dividends, or fail to receive one dividend, for any single calendar quarter.

OTHER COVENANTS AND AGREEMENTS

    SPECIAL MEETING OF STOCKHOLDERS. The merger agreement contains a covenant that we will each convene a special meeting of our stockholders to consider and vote upon the merger and related transactions. AHP and Warner-Lambert have agreed that the special meetings will not be held until the later of May 15, 2000 and the date which is ten days after the date on which AHP commits not to exercise its "walkaway" rights under the settlement agreement relating to its diet drug litigation.

    INSURANCE AND INDEMNIFICATION. AmericanWarner is obligated, for six years after the merger, to maintain in effect Warner-Lambert's current directors' and officers' liability insurance covering acts or omissions occurring prior to the effective time of the merger. AmericanWarner will not be required to pay, in total, an annual premium for the insurance described in this paragraph in excess of 200% of the current annual premium paid by Warner-Lambert for its existing coverage prior to the merger. However, if the annual premiums of that insurance coverage exceed that amount, AmericanWarner will be required to provide the greatest coverage available for a cost equal to 200% of the current annual premium.

    AmericanWarner is obligated, to the fullest extent permitted by law, to indemnify and hold harmless, and provide advancement of expenses to, each person who is or has been an officer or director of Warner-Lambert or any of its subsidiaries with respect to acts or omissions by them in their capacities as officers, directors or employees of Warner-Lambert or any of its subsidiaries or taken at the request of Warner-Lambert or any of its subsidiaries at any time on or prior to the effective time of the merger, including for acts and omissions occurring in connection with the approval of the merger and the merger agreement. AmericanWarner will also cause the surviving corporation in the merger to maintain in its certificate of incorporation or by-laws the current provisions regarding indemnification of officers, directors and employees.

    EXPENSES. We have each agreed to pay our own costs and expenses incurred in connection with the merger and the merger agreement. We will, however, share equally the expenses incurred in connection with the filing with the SEC of this joint proxy statement/prospectus and the related registration statement and the costs associated with the printing and mailing of this joint proxy statement/prospectus.

    NEW YORK STOCK EXCHANGE LISTING. AHP is obligated to use its reasonable best efforts to cause the shares of its common stock to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance.

    ACCOUNTANTS' LETTERS. We have each agreed to use our reasonable best efforts to deliver to each other copies of comfort letters from our independent public accountants in form reasonably satisfactory to the other party and customary in scope for comfort letters delivered by independent accountants.

    AHP has also agreed to use its reasonable best efforts to deliver a copy of a letter from its independent public accountant to Warner-Lambert stating that the merger should qualify as a "pooling of interests" for accounting purposes.

    Warner-Lambert has also agreed to use its reasonable best efforts to deliver a copy of a letter from its independent public accountant to AHP and AHP's independent public accountants stating that they concur with Warner-Lambert's conclusion that, as of the date of their report, no conditions exist which would preclude Warner-Lambert's ability to be a party to a business combination to be accounted for as a "pooling of interests."

    REPORTS ON LITIGATION MATTERS. We have each agreed to advise the other party of any material developments known to us that might be relevant to the other party in assessing potential liability exposure under certain specified litigation matters.

    OTHER COVENANTS. The merger agreement contains covenants relating to the cooperation between AHP and Warner-Lambert in the preparation of this joint proxy statement/prospectus and other governmental filings. The merger agreement also contains additional agreements relating to, among other things, public announcements, mutual notice of certain matters and access to information.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains substantially reciprocal representations and warranties made by each of us to the other. The representations and warranties relate to:

    - corporate existence, qualification to conduct business and corporate standing and power;

    - ownership of subsidiaries;

    - capital structure;

    - corporate authority to enter into, and carry out the obligations under, the merger agreement and enforceability of the merger agreement;

    - absence of a breach of the certificate of incorporation, by-laws, law or material agreements as a result of the merger;

    - filings with the SEC;

    - financial statements;

    - information supplied for use in this joint proxy statement/prospectus;

    - board of directors approval;

    - votes required for approval;

    - litigation;

    - compliance with laws;

    - absence of certain changes or events;

    - environmental matters;

    - intellectual property matters;

    - payment of fees to finders or brokers in connection with the merger agreement;

    - opinions of financial advisors;

    - accounting matters;

    - tax matters; and

    - restrictive contracts.

    In addition, the parties also represent to one another that their stockholder rights plans are not applicable to the merger, the merger agreement and the stock option agreements granted by each party.

    The merger agreement also contains certain representations and warranties of AHP and Wolverine Sub with respect to Wolverine Sub, including due organization, corporate authorization, non-contravention and no prior business activities.

    The representations and warranties contained in the merger agreement do not survive the effective time of the merger.

CONDITIONS

    Our respective obligations to complete the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of various conditions which include, in addition to other customary closing conditions:

    - the adoption and approval of the merger agreement and the merger by the Warner-Lambert stockholders, and the approval of the share issuance and amendment to the AHP certificate of incorporation by the AHP stockholders;

    - the absence of any law, order or injunction prohibiting completion of the merger;

    - the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act;

    - the approval of the merger by the European Commission;

    - the approval for listing by the NYSE of the AmericanWarner stock to be issued in the merger, subject to official notice of issuance;

    - the receipt of all other governmental and regulatory consents, approvals and authorizations necessary for the merger, unless not obtaining those consents or approvals would not reasonably be expected to have a material adverse effect on AmericanWarner and its subsidiaries, taken as a whole;

    - the SEC having declared effective the AHP registration statement, of which this joint proxy statement/prospectus forms a part; and

    - the receipt of letters from the independent accountants of AHP, one dated as of the date of this joint proxy statement/prospectus and one dated as of the closing date, confirming that they concur with AHP's management that pooling of interests accounting treatment is appropriate, and letters from the independent public accountants of Warner-Lambert, one dated as of the date of this joint proxy statement/prospectus and one dated as of the closing date, confirming that they concur with Warner-Lambert's management that Warner-Lambert is eligible to participate in a transaction to be accounted for as a pooling of interests.

    In addition, individually, our respective obligations to effect the merger are subject to the satisfaction or, to the extent legally permissible, the waiver of the following additional conditions:

    - the representations and warranties of the other company contained in the merger agreement being true and correct in all material respects on the closing date of the merger as if they were made on that date, unless they were by their express provisions made as of another particular date, in which case the statement must be true and correct in all material respects as of that date;

    - the other party having performed or complied in all material respects with its obligations and covenants contained in the merger agreement;

    - the receipt of an opinion of each company's counsel to the effect that the merger will qualify as a reorganization under the Internal Revenue Code and that each of AHP, Warner-Lambert and a wholly-owned subsidiary of AHP will be a party to the reorganization; and

    - no event having occurred which would trigger a distribution under the other company's stockholder rights plan.

    Additionally, Warner-Lambert's obligation to effect the merger and the other transactions contemplated by the merger agreement is conditioned upon:

    - AHP having taken all actions necessary to amend its certificate of incorporation and by-laws not later than the effective time of the merger, in accordance with the merger agreement; and

    - AHP having entered into the settlement agreement with respect to its diet drug litigation, and having committed not to exercise its "walkaway" rights under that settlement agreement.

TERMINATION OF THE MERGER AGREEMENT

    RIGHT TO TERMINATE. The merger agreement may be terminated at any time prior to the effective time in any of the following ways:

        (1) by our mutual written consent;

        (2) by either one of us:

           (a) if the merger has not been completed by November 15, 2000, except that a party may not terminate the agreement if the cause of the merger not being completed by that date is that party's failure to fulfill its obligations under this agreement;

           (b) if a governmental authority or a court order permanently prohibits the completion of the merger;

           (c) if either the AHP stockholders fail to approve both the issuance of shares of stock in connection with the merger and the amendment to AHP's certificate of incorporation, or the Warner-Lambert stockholders fail to adopt and approve the merger agreement and the merger; or

           (d) a third party acquires 15% or more of the stock of the other party.

        (3) By AHP, if Warner-Lambert's board of directors either fails to recommend the merger to its stockholders, changes its recommendation, or fails to call the Warner-Lambert special meeting to vote on the merger;

        (4) By Warner-Lambert:

           (a) if AHP's board of directors either fails to recommend the merger to its stockholders, changes its recommendation, or fails to call the AHP special meeting to vote on the share issuance and amendments to its certificate of incorporation and by-laws;

           (b) during the ten day period following the earlier to occur of:

           - June 30, 2000, if on or before that date AHP has not satisfied its closing conditions relating to the diet drug litigation settlement; or

           - the date on which it becomes impossible for AHP to satisfy its closing conditions relating to the diet drug litigation settlement on or before June 30, 2000;

           (c) during the ten day period following AHP's signing of the definitive settlement agreement relating to the diet drug litigation settlement, if

           - the settlement is not on substantially the same terms as the memorandum of understanding delivered to Warner-Lambert before execution of the merger agreement; and

           - Warner-Lambert's board of directors determines that those differing terms are, in the aggregate, materially adverse to AHP.

    TERMINATION FEES PAYABLE BY AHP. AHP has agreed to pay Warner-Lambert a termination fee of:

    - $1.8 billion, if Warner-Lambert terminates the merger agreement because a third party has acquired 15% or more of AHP's stock;

    - $1.8 billion, if Warner-Lambert terminates the merger agreement because AHP's board of directors has changed its recommendation of the merger and either:

       - the recommendation change was by reason of a superior proposal or

       - at any time at or before the recommendation change a more favorable business combination proposal that is reasonably capable of being completed has been publicly announced or communicated to the AHP board of directors and has not been irrevocably withdrawn prior to the recommendation change;

    - $900 million, if Warner-Lambert terminates the merger agreement because AHP's board of directors has changed its recommendation of the merger in circumstances where the immediately preceding paragraph does not apply. An additional $1.0 billion is payable in this case if, within 12 months of the termination of the merger agreement, AHP enters into another agreement regarding a more favorable business combination or completes a more favorable business combination, provided the $1.0 billion fee is reduced to $900 million if the stock option agreement becomes exercisable;

    - $1.8 billion, if the merger is not completed by November 15, 2000 and all of the following conditions are satisfied:

       - on or before that date, a business combination proposal from a third party with respect to AHP has been publicly announced or communicated to the AHP board of directors;

       - following the existence of that business combination proposal and prior to the termination of the merger agreement, AHP has breached any of its covenants, and AHP's breach materially contributed to the failure of the merger being completed by that date; and

       - within 12 months of the termination of the merger agreement, AHP enters into another agreement regarding a business combination or completes another business combination;

    - $900 million, if either party terminates the merger agreement because AHP's stockholders failed to approve the share issuance and the amendment to AHP's certificate of incorporation, and at or before the time of the stockholder vote there was another business combination proposal from a third party publicly announced or communicated to the AHP board of directors. An additional $900 million fee is payable if, within 12 months of the termination of the merger agreement, AHP enters into another agreement regarding a business combination or completes another business combination; or

    - $180 million, if the merger is not completed by November 15, 2000 and at or before that date, a business combination proposal from a third party with respect to AHP has been publicly announced or communicated to the AHP board of directors, AHP has not breached any of its covenants prior to the termination of the merger agreement and, within 12 months of the termination of the merger agreement, AHP enters into another agreement regarding a business combination or completes another business combination.

    TERMINATION FEES PAYABLE BY WARNER-LAMBERT. Warner-Lambert has agreed to pay AHP a termination fee of:

    - $1.8 billion, if AHP terminates the merger agreement because a third party has acquired 15% or more of Warner-Lambert's stock;

    - $1.8 billion, if AHP terminates the merger agreement because Warner-Lambert's board of directors has changed its recommendation of the merger and either:

       - the recommendation change was by reason of a superior proposal or

       - at any time at or before the recommendation change a more favorable business combination proposal that is reasonably capable of being completed has been publicly announced or communicated to the Warner-Lambert board of directors and has not been irrevocably withdrawn prior to the recommendation change;

    - $900 million, if AHP terminates the merger agreement because Warner-Lambert's board of directors has changed its recommendation of the merger in circumstances where the immediately preceding paragraph does not apply. An additional $1.0 billion is payable in this case if, within 12 months of the termination of the merger agreement, Warner-Lambert enters into another agreement regarding a more favorable business combination or completes a more favorable business combination, provided the $1.0 billion fee is reduced to $900 million if the stock option agreement becomes exercisable;

    - $1.8 billion, if the merger is not completed by November 15, 2000 and all of the following conditions are satisfied:

       - on or before that date, a business combination proposal from a third party with respect to Warner-Lambert has been publicly announced or communicated to the Warner-Lambert board of directors;

       - following the existence of that business combination proposal and prior to the termination of the merger agreement, Warner-Lambert has breached any of its covenants, and that breach materially contributed to the failure of the merger being completed by that date; and

       - within 12 months of the termination of the merger agreement, Warner-Lambert enters into another agreement regarding a business combination or completes another business combination;

    - $900 million, if either party terminates the merger agreement because Warner-Lambert's stockholders failed to approve the merger, and at or before the time of the stockholder vote there was another business combination proposal from a third party publicly announced or communicated to the Warner-Lambert board of directors. An additional $900 million fee is payable if, within 12 months of the termination of the merger agreement, Warner-Lambert enters into another agreement regarding a business combination or completes another business combination; or

    - $180 million, if the merger is not completed by November 15, 2000 and at or before that date, a business combination proposal from a third party with respect to Warner-Lambert has been publicly announced or communicated to the Warner-Lambert board of directors. Warner-Lambert has not breached any of its covenants prior to the termination of the merger agreement and, within 12 months of the termination of the merger agreement, Warner-Lambert enters into another agreement regarding a business combination or completes another business combination.

AMENDMENTS, EXTENSIONS AND WAIVERS

    The merger agreement may be amended by the parties at any time prior to the special meetings. All amendments to the merger agreement must be in a writing signed by each party.

    At any time prior to the effective time of the merger, any party to the merger agreement may, to the extent legally allowed:

    - extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

    - waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement; and

    - waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.

All extensions and waivers must be in writing and signed by the party against whom the waiver is to be effective.

                            STOCK OPTION AGREEMENTS

    THE FOLLOWING SUMMARY OF THE STOCK OPTION AGREEMENTS IS QUALIFIED BY REFERENCE TO THE COMPLETE TEXT OF THE STOCK OPTION AGREEMENTS, WHICH ARE INCORPORATED BY REFERENCE AND ATTACHED AS APPENDICES B AND C TO THIS DOCUMENT. WE URGE YOU TO READ THE FULL TEXT OF THE STOCK OPTION AGREEMENTS.

THE STOCK OPTIONS

    At the same time we entered into the merger agreement, we also entered into reciprocal stock option agreements. Under the terms of the stock option granted by AHP to Warner-Lambert, Warner-Lambert may purchase up to 194,551,963 shares of AHP common stock (representing approximately 14.9% of the outstanding AHP common stock as of the date of the AHP stock option agreement) at an exercise price of $56.00 per share. Under the terms of the stock option granted by Warner-Lambert to AHP, AHP may purchase up to 127,940,538 shares of Warner-Lambert common stock (representing approximately 14.9% of the outstanding Warner-Lambert common stock as of the date of the Warner-Lambert stock option agreement) at an exercise price of $83.81 per share. These exercise prices represent our closing stock prices on November 3, 1999, the last trading day prior to the execution of the merger agreement and the stock option agreements. The terms of these stock option agreements are substantially identical and are summarized below.

WHEN THE STOCK OPTIONS MAY BE EXERCISED

    Each of us can exercise the option granted to it, in whole or in part, at any time after the occurrence of the events which would entitle it to receive a full termination fee of at least $1.8 billion under the merger agreement and prior to termination of the option. See "The Merger Agreement--Termination of the Merger Agreement."

    The right to exercise the option terminates if we complete the merger. The right to exercise the option also terminates upon the earliest to occur of the following four other circumstances:

    - six months after the option first becomes exercisable;

    - termination of the merger agreement under circumstances which cannot result in the grantee party becoming entitled to receive termination fees of $1.8 billion or more from the issuing party;

    - 12 months after termination of the merger agreement under circumstances which would result in the grantee party becoming entitled to receive a termination fee of less than $1.8 billion on termination and which could entitle the grantee to receive thereafter an additional fee upon the occurrence of a subsequent event which, when added to the fee originally received, would be at least $1.8 billion; and

    - 90 days after termination of the merger agreement under circumstances where:

       - at termination, the grantee party has the right to terminate the merger agreement due to the issuing party's board changing its recommendation of the merger;

       - at termination, a more favorable alternative business combination proposal has not been made to the issuing party; and

       - the issuing party does not enter into a more favorable business combination during the 90 day period.

CASH ELECTION

    If a stock option becomes exercisable, the party holding the option may, as to all or part of the option shares subject to the option, elect to receive a cash payment. This cash payment would terminate the electing party's right to purchase those option shares upon the exercise of the option of common stock. The cash to be paid per share would be equal to the difference between the exercise price of the option and the higher of:

    - the highest price per share proposed to be paid by any other person in connection with an acquisition proposal; or

    - the average closing price of the stock for the ten days preceding the election to receive cash.

    If a stock option becomes exercisable, the party issuing the option may, as to up to two-thirds of the shares subject to the option, elect to repurchase up to that portion of the option for a cash payment. This cash payment would terminate the grantee party's right to purchase those option shares upon the exercise of the option of common stock. The cash to be paid per share would be equal to the difference between the exercise price of the option and the higher of:

    - the highest price per share proposed to be paid by any other person in connection with an acquisition proposal; or

    - the average closing price of the stock for the ten days preceding the election to repurchase.

LIMITATION ON TOTAL PROFIT

    Each of the stock option agreements provides that, notwithstanding the other provisions of that agreement or the merger agreement, the total profit, as defined below, that a party is permitted to receive cannot exceed $2 billion in the aggregate.

    Total profit, as used in the option agreements, means the total amount, before taxes, of the following:

    - any termination fee received by the grantee party under the merger agreement; plus

    - the net cash amounts received by the grantee party from the sale of option shares, less the purchase price for those option shares; plus

    - any amounts received by the grantee party from the repurchase of the option by the issuing party or by the cashless exercise of the option.

    If the total profit of either of us would otherwise exceed $2 billion, the party whose total profit would exceed that amount may, at its discretion, do any one or combination of the following so that the actual realized total profit does not exceed that amount:

    - reduce the number of shares subject to the option;

    - deliver to the other party for cancellation option shares previously acquired; and

    - pay cash to the other party.

OTHER PROVISIONS

    LISTING AND REGISTRATION RIGHTS. We have each agreed that if either party's option becomes exercisable, the party which granted the exercisable option will apply to list the option shares subject to that option on the NYSE and will use reasonable best efforts to have those shares listed as soon as practicable.

    We also granted each other customary rights to require registration of option shares purchased under an option to permit the resale of those shares under the securities laws.

    ADJUSTMENTS. The type and number of option shares will be adjusted appropriately for any changes in the issuing party's stock, including changes that may occur because of reclassifications, recapitalizations, stock dividends or splits, combinations, exchanges or similar events.

    RESTRICTION ON TRANSFER. We have each agreed the option may not be transferred without the issuing party's consent.

EFFECT OF STOCK OPTION AGREEMENTS

    The option agreements may have the effect of making an acquisition or other business combination of either company by or with a third party more costly because of the need in any transaction to acquire the shares held pursuant to the option agreement. Moreover, following consultation with our respective independent public accountants, we believe that, if the option granted by AHP or Warner-Lambert becomes exercisable, it is likely to hinder other parties from attaining the pooling-of-interests accounting treatment in any merger or business combination transaction with that company for the following two years. Non-U.S. companies do not utilize pooling-of-interests accounting. In addition, pooling-of-interests accounting is unlikely to be available in the United States after the year 2000.

    The option agreements may therefore discourage certain third parties from proposing another transaction, including one that might be more favorable from a financial point of view to the stockholders of AHP or Warner-Lambert, as the case may be, than the merger.

    The boards of directors of the companies considered the impact of the option agreements on potential third party-acquirors in their approval of the merger agreement and the option agreements; see "Background of the Merger" on page 23 and "Our Reasons for the Merger" on page 38, for a more complete description of the factors considered by each board.

              BOARD OF DIRECTORS AND MANAGEMENT OF AMERICANWARNER
                              FOLLOWING THE MERGER

DIRECTORS

    The merger agreement provides that the number of members on the AmericanWarner board will be either 14 or 20, depending on the outcome of the vote of the AHP stockholders to approve the adoption of an amendment to AHP's by-laws to increase the maximum size of its board to 24 members.

    - If the AHP by-law amendment is adopted by the AHP stockholders, immediately following the completion of the merger, the board of directors of AmericanWarner will consist of 20 individuals, ten of whom will be designated by AHP and ten of whom will be designated by Warner-Lambert.

    - If the AHP by-law amendment is not adopted by AHP stockholders, the board of directors of AmericanWarner will consist of 14 individuals, seven of whom will be designated by AHP and seven of whom will be designated by Warner-Lambert.

COMMITTEES OF THE BOARD OF DIRECTORS

    Pursuant to the merger agreement, each committee of the board of directors of AmericanWarner will have a chairperson who previously served as a director of either AHP or Warner-Lambert, and a vice-chairperson from the other company.

    AHP and Warner-Lambert have agreed to use their reasonable best efforts to appoint the following individuals as Chairman or Vice-Chairman, as the case may be, to the committees indicated below:

    - Audit Committee

William R. Howell...................................  Chairman
John D. Feerick.....................................  Vice-Chairman

    - Compensation Committee

Frank A. Bennack, Jr.  .............................  Chairman
Alex J. Mandl.......................................  Vice-Chairman

    - Nominating and Governance Committee

Michael I. Sovern...................................  Chairman
Ivan G. Seidenberg..................................  Vice-Chairman

    - Public Policy Committee

Clifford L. Alexander, Jr.  ........................  Chairman
LaSalle D. Leffall, Jr., M.D.  .....................  Vice-Chairman

COMPENSATION OF DIRECTORS

    Directors who are employees of AmericanWarner will not receive any compensation for service on the AmericanWarner board of directors. The specific terms of the compensation to be paid to non-employee directors of AmericanWarner have not yet been determined.

OFFICERS

    The merger agreement provides that the senior management team for AmericanWarner following the merger will include the following individuals from Warner-Lambert and AHP:

CHIEF EXECUTIVE OFFICER AND CHAIRMAN

Lodewijk J.R. de Vink                           President and Chief Executive Officer

John R. Stafford                                Chairman of the Board of Directors

    The merger agreement provides that Mr. de Vink will serve as President and Chief Executive Officer and report to the board of directors following completion of the merger and, until December 31, 2002, may only be removed by a vote of 75% of the entire board.

    Mr. Stafford will serve as Chairman until 18 months following the completion of the merger, unless he is removed prior to such time by a vote of 75% of the entire board of AmericanWarner. Mr. de Vink will succeed Mr. Stafford as Chairman following such 18-month period and, until December 31, 2002, may only be removed by a vote of 75% of the entire board of AmericanWarner.

OTHER SENIOR MANAGEMENT

                                POSITION IN AMERICANWARNER         PRE-MERGER POSITION
                               -----------------------------  -----------------------------
Ernest J. Larini               Chief Financial Officer        Chief Financial Officer and
                                                              Executive Vice President,
                                                              Administration of Warner-
                                                              Lambert

Anthony H. Wild, Ph.D.         [Title--Human Global           Executive Vice President of
                               Pharmaceuticals]               Warner-Lambert and President,
                                                              Pharmaceutical Sector of
                                                              Warner-Lambert

Robert Essner                  [Title]                        Executive Vice President of
                                                              AHP

Bernard Poussot                [Title--Human Global           President--Wyeth-Ayerst
                               Pharmaceuticals]               Global Pharmaceuticals
                                                              Division of AHP

Robert I. Levy, M.D.           Chief Science and Technology   Senior Vice
                               Officer                        President--Science and
                                                              Technology of AHP

Louis L. Hoynes, Jr.           General Counsel                Senior Vice President and
                                                              General Counsel of AHP

Rene R. Lewin                  [Title--Human Resources]       Vice President--Human
                                                              Resources of AHP

David M. Olivier               [Title--OTC]                   Senior Vice President of AHP

J. Frank Lazo                  [Title--Confectionery          Senior Vice President of
                               business]                      Warner-Lambert and President,
                                                              Adams division of Warner-
                                                              Lambert

William J. Murray              [Title--Agricultural           Senior Vice President of AHP
                               business]

EXECUTIVE COMPENSATION

    The AmericanWarner board will rely on a compensation committee, composed of non-employee directors to recommend the form and amount of compensation to be paid to AmericanWarner executive officers.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

    The rights of AHP stockholders are currently governed by the Delaware General Corporation Law and the certificate of incorporation and by-laws of AHP. The rights of Warner-Lambert stockholders are currently governed by the Delaware General Corporation Law and the certificate of incorporation and by-laws of Warner-Lambert. Upon consummation of the merger, the rights of AmericanWarner stockholders will be governed by the Delaware General Corporation Law and the AmericanWarner certificate of incorporation and the by-laws of AmericanWarner. The following are summaries of the material differences between the current rights of AHP and Warner-Lambert stockholders and those of AmericanWarner stockholders following the merger.

    The following comparison of stockholders' rights is necessarily a summary thereof, is not intended to be complete or to identify all differences that may, under given situations, be material to stockholders and is subject in all respects, and is qualified by reference, to the Delaware General Corporation Law, the AHP certificate of incorporation, the AHP by-laws, the Warner-Lambert certificate of incorporation, the Warner-Lambert by-laws, the AmericanWarner certificate of incorporation and the AmericanWarner by-laws. Copies of the AHP certificate of incorporation, the AHP by-laws, the Warner-Lambert certificate of incorporation and the Warner-Lambert by-laws are incorporated by reference herein and will be sent to holders of shares of AHP common stock, AHP preferred stock and Warner-Lambert common stock upon request.

AUTHORIZED CAPITAL

    WARNER-LAMBERT. The total number of authorized shares of capital stock of Warner-Lambert is 1,200,000,000 shares of Warner-Lambert common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock are outstanding and the holders of Warner-Lambert common stock do not have any preemptive rights.

    AHP. The total number of authorized shares of capital stock of AHP is 2,400,000,000 shares of AHP common stock, par value $0.33 1/3, and 5,000,000 shares of AHP preferred stock, par value $2.50 per share. The holders of outstanding shares of AHP common stock and the holders of outstanding shares of AHP preferred stock do not have any preemptive rights.

    AMERICANWARNER.  If the AHP certificate amendment is approved, following the
merger, the total number of authorized shares of capital stock will be    shares
of AmericanWarner common stock and 5,000,000 shares of AmericanWarner preferred stock. The holders of outstanding shares of AmericanWarner common stock and the holders of outstanding shares of AmericanWarner preferred stock will not have preemptive rights.

BOARD OF DIRECTORS

    WARNER-LAMBERT. Pursuant to the Warner-Lambert by-laws, the number of directors of Warner-Lambert shall not be less than 10 nor more than 15, with the exact number determined by a majority of the Warner-Lambert board. Warner-Lambert's board currently consists of 10 directors. Under the Warner-Lambert by-laws, the presence of one-third of the total number of directors (but not less than two) is necessary to constitute a quorum at any meeting.

    AHP. Pursuant to the AHP certificate of incorporation, the number of directors of AHP shall be fixed and may be altered from time to time as provided in the AHP by-laws. The AHP by-laws provide that the AHP board shall consist of not less than eight nor more than 15 directors, with the precise number determined by the AHP board. AHP's board currently consists of 10 directors. A quorum at any meeting of the AHP board consists of a majority of the total number of directors or half, if the total number of directors is an even number.

    AMERICANWARNER. If the AHP by-law amendment is approved, the maximum number of directors shall be 24 directors, and the AmericanWarner board will consist of 20 directors. If the by-law amendment is not approved, the AmericanWarner board will consist of 14 directors. Each AmericanWarner director will stand for election annually. Pursuant to the AmericanWarner by-laws, until December 31, 2002, the number of directors designated by AHP and the number of directors designated by Warner-Lambert must be equal after giving effect to any increase or decrease in the total number of directors on the AmericanWarner board. Under the AmericanWarner by-laws, the presence of a majority of the entire AmericanWarner board will constitute a quorum. Until December 31, 2002, the unanimous affirmative vote of the entire AmericanWarner board will be required to amend any of the foregoing provisions of the AmericanWarner by-laws. For purposes of the AmericanWarner by-laws, the term "entire AmericanWarner board" means the total number of directors which AmericanWarner would have if there were no vacancies.

COMMITTEE OF DIRECTORS

    WARNER-LAMBERT. Pursuant to the Warner-Lambert certificate of incorporation and the Warner-Lambert by-laws, the Warner-Lambert board, may, by a resolution passed by a majority of the whole board, designate an executive committee and one or more additional committees, each committee to consist of two or more directors.

    AHP. Pursuant to the AHP by-laws, there shall be an audit committee consisting of not less than three directors appointed by the AHP board. In addition, pursuant to the AHP certificate of incorporation and AHP by-laws, the AHP board may by vote of a majority of all the directors to appoint three or more directors to constitute an executive committee and three or more directors, officers or employees of AHP to constitute a finance committee and the AHP board may, from time to time, appoint one or more other standing or special committees.

    AMERICANWARNER. Upon completion of the merger, the provisions of the AHP certificate of incorporation and AHP by-laws described above will be the provisions of the AmericanWarner certificate of incorporation and the AmericanWarner by-laws.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

    WARNER-LAMBERT. Pursuant to the Warner-Lambert by-laws, vacancies occurring in any Warner-Lambert directorship and newly created directorships shall be filled by the affirmative vote of a majority of the remaining directors.

    AHP. Pursuant to the AHP by-laws, subject to rights granted to holders of preferred stock under the AHP certificate of incorporation, vacancies occurring in any AHP directorship and newly created directorships shall be filled by the affirmative vote of a majority of the remaining directors even if less than a quorum.

    AMERICANWARNER. Upon completion of the merger, the provisions of the AHP by-laws described above will be the provisions of the AmericanWarner by-laws, except that no reduction in the number of directors comprising the entire board shall affect the term of any existing director, and until December 31, 2002 the AmericanWarner board may be increased or decreased only by the vote of 75% of the entire board. Until December 31, 2002, the unanimous affirmative vote of the entire AmericanWarner board will be required to amend any of the foregoing provisions of the AmericanWarner by-laws.

REMOVAL OF DIRECTORS

    WARNER-LAMBERT. Under the Warner-Lambert by-laws, a director can be removed by the affirmative vote of the holders of a majority of the voting power of the then outstanding Warner-Lambert common stock.

    AHP. Under the AHP certificate of incorporation, a director, other than a director elected separately by the holders of AHP preferred stock, may be removed either by a majority vote of the entire AHP board for any cause deemed by them sufficient or by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

    AMERICANWARNER. The above provisions of the AHP certificate of incorporation will be the provisions of the AmericanWarner certificate of incorporation upon completion of the merger.

CLASSIFIED BOARD

    WARNER-LAMBERT. Under the Warner-Lambert certificate of incorporation and Warner-Lambert by-laws, the Warner-Lambert board is not divided into separate classes and all directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders.

    AHP. Under the AHP certificate of incorporation and AHP by-laws, the AHP board is not divided into separate classes and all directors are elected at each annual meeting of stockholders and serve only until the next succeeding annual meeting of stockholders.

    AMERICANWARNER. Upon completion of the merger, the provisions of the AHP certificate of incorporation and AHP by-laws described above will be the provisions of the AmericanWarner certificate of incorporation and AmericanWarner by-laws.

OFFICERS

    WARNER-LAMBERT. Pursuant to the Warner-Lambert by-laws, officers may be elected by the board at any regular or special meeting of the board, provided that the removal of an officer requires the affirmative vote of a majority of the board.

    AHP. Pursuant to the AHP by-laws, principal officers are chosen annually by the board and the AHP board may appoint other officers for such terms as determined by the AHP board, provided that the removal of a principal officer requires the affirmative vote of a majority of the entire AHP board.

    AMERICANWARNER. Pursuant to the AmericanWarner by-laws, the officers of AmericanWarner will include a Chairman and a Chief Executive Officer. The Chairman will have the power to chair and conduct all meetings of the AmericanWarner board. The Chief Executive Officer will supervise, coordinate and manage all aspects of AmericanWarner's business and activities, will coordinate and manage the operating expenses and capital allocation of AmericanWarner, shall have general and active supervision of AmericanWarner's property and business, will have general authority to exercise all the powers necessary for a Chief Executive Officer and will have the power to perform such other duties and have such other powers as may be prescribed by the AmericanWarner board or the AmericanWarner by-laws, all in accordance with the basic policies established by, and subject to, the oversight of the AmericanWarner board. Mr. Stafford will be the Chairman following completion of the merger until 18 months after the consummation of the merger, unless removed prior to such time by the affirmative vote of 75% of the entire AmericanWarner board. From that date, Mr. de Vink will become Chairman, unless his appointment is opposed by the affirmative vote of 75% of the entire AmericanWarner board. After that appointment and until December 31, 2002, Mr. de Vink may only be removed as chairman by the affirmative vote of 75% of the entire AmericanWarner board.

Following completion of the merger, Mr. de Vink will be the Chief Executive Officer of AmericanWarner and report to the board of directors. Until December 31, 2002, Mr. de Vink may only be removed as Chief Executive Officer by the affirmative vote of 75% of the entire AmericanWarner board.

ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT ANNUAL MEETINGS

    WARNER-LAMBERT. The Warner-Lambert by-laws provide that for business to be brought before an annual meeting by a stockholder, written notice must be delivered or mailed to the Secretary of Warner-Lambert and received at least 120 days prior to the first anniversary of the preceding year's annual meeting or not later than ten days after notice or public disclosure of the date of the annual meeting shall be given or made to stockholders, whichever date shall be earlier. The Warner-Lambert by-laws provide that the stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting the following:

    - a description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting;

    - the name and address of the stockholder proposing such business;

    - the class and number of shares of Warner-Lambert's stock which are held of record, held beneficially and represented by proxy by that stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to make the proposal; and

    - any material interest of the stockholder in such business.

    In addition, the Warner-Lambert by-laws provide that for a stockholder to properly nominate a director at a meeting of stockholders, the stockholder must give notice in writing, delivered or mailed to the Secretary of Warner-Lambert and received:

    - in the case of an annual meeting, 120 days prior to the first anniversary of the preceding year's annual meeting; or

    - in the case of a special meeting at which directors are to be elected, the close of business on the seventh day following the date on which notice of the meeting is first made.

The stockholder's notice must set forth:

    - as to the stockholder giving the notice, the name and address of such stockholder and the class and number of shares of Warner-Lambert common stock which are held by record, held beneficially and represented by proxy by that stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to make the proposal;

    - a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming that person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

    - other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the board of directors; and

    - the consent in writing of each nominee to serve as a director if so elected.

    AHP. The AHP certificate of incorporation and the AHP by-laws do not include a provision which requires that advance notice be given to AHP of stockholder-proposed business to be conducted at annual meetings. The AHP by-laws do, however, require that any stockholder entitled to vote in the election of directors generally may nominate one or more individuals for election as directors only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of AHP not later than:

    - with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting; and

    - with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of that meeting is first given to stockholders.

Each notice shall set forth:

    - the name and address of the stockholder who intends to make the nomination and of the individual or individuals to be nominated;

    - a representation that the stockholder is a holder of record of stock of AHP entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the individual or individuals specified in the notice;

    - a description of all arrangements or understandings between the stockholder and each nominee and any other individual or individuals (naming such individual or individuals) pursuant to which the nomination or nominations are to be made by the stockholder;

    - other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

    - the consent of each nominee to serve as a director of AHP if so elected.

    AMERICANWARNER. Upon completion of the merger, the provisions of the AmericanWarner certificate of incorporation and the AmericanWarner by-laws regarding advance notice of stockholder proposals will be the same as the provisions of the AHP certificate of incorporation and the AHP by-laws described above.

AMENDMENTS TO GOVERNING DOCUMENTS

    WARNER-LAMBERT. Pursuant to the Delaware General Corporation Law, the Warner-Lambert certificate of incorporation may generally be amended by the affirmative vote of the holders of a majority of the voting power of the outstanding stock. The Warner-Lambert certificate of incorporation and the Warner-Lambert by-laws further provide that the Warner-Lambert board may, by the affirmative vote of a majority of the entire Warner-Lambert board, amend the Warner-Lambert by-laws, subject to the power of the stockholders to amend the Warner-Lambert by-laws.

    AHP. Pursuant to the Delaware General Corporation Law, the AHP certificate of incorporation may generally be amended by the affirmative vote of the holders of a majority of the voting power of the outstanding stock, provided that the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend the provisions of the AHP certificate of incorporation and the AHP by-laws relating to special meetings, the power, number, election, term and vacancies of the AHP board and the ability of stockholders to remove directors. Subject to the supermajority voting requirements listed above, the AHP by-laws may be amended by the affirmative vote of the holders of a majority of the voting power of the outstanding stock of AHP. All of the provisions of the AHP by-laws, other than those requiring supermajority stockholder approval listed above, may also be amended by the AHP board by vote of a majority of all the directors, subject to the right of the stockholders to alter or repeal such amendments of the AHP by-laws adopted by the AHP board as described above.

    AMERICANWARNER. Upon completion of the merger, the provisions of the AmericanWarner certificate of incorporation regarding amendments to the governing documents will be the same as those provisions in the AHP certificate of incorporation. Pursuant to the AmericanWarner by-laws, the unanimous affirmative vote of the entire AmericanWarner board will be required, until December 31, 2002, to amend the provisions pertaining to the composition and the powers of the Chairman and Chief Executive Officer, the removal of the Chairman and Chief Executive Officer, the necessary quorum for meetings of the AmericanWarner board, and representation of AHP and Warner-Lambert designees on the AmericanWarner board. Otherwise, except as required pursuant to the Delaware General Corporation Law or the AmericanWarner certificate of incorporation, the AmericanWarner by-laws may generally be amended by the affirmative vote of the holders of a majority of the voting power of the outstanding AmericanWarner stock or by the AmericanWarner board by a vote of a majority of all of the directors.

RIGHTS PLANS

    WARNER-LAMBERT. Warner-Lambert has adopted a stockholder rights plan that provides that, after a person or group acquires 15% or more of the outstanding Warner-Lambert common stock, the holder of a share of Warner-Lambert common stock, other than the acquiring person, is entitled to purchase, at the exercise price of $400, additional Warner-Lambert shares having a current market value of two times the exercise price. In addition, if Warner-Lambert is acquired in a merger or other business combination, each right will entitle the holder to purchase, at the exercise price, common stock of the acquiror having a current market value of two times the exercise price. Prior to there being an acquiring person, the Warner-Lambert board may redeem the rights issued under the rights agreement for $0.003 per right or amend the rights agreement in any manner without the consent of the holders of the rights. In connection with the merger agreement and as approved by the Warner-Lambert board of directors, Warner-Lambert amended its rights agreement to provide that none of AHP or any of its affiliates will become an acquiring person by reason of the approval, execution or delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement.

    AHP. AHP has adopted a stockholder rights plan that provides that, after a person or group acquires 15% or more of the outstanding AHP common stock, the holder of a share of AHP common stock, other than the acquiring person, is entitled to purchase, at the exercise price of $225, additional AHP shares having a current market value of two times the exercise price. In addition, if AHP is acquired in a merger or other business combination, each right will entitle the holder to purchase, at the exercise price, common stock of the acquiror having a current market value of two times the exercise price. Prior to there being an acquiring person, the AHP board may redeem the rights issued under the rights agreement for $0.01 per right or amend the rights agreement in any manner without the consent of the holders of the rights. In connection with the merger agreement and as approved by the AHP board of directors, AHP amended its rights agreement to provide that none of Warner-Lambert or any of its affiliates will become an acquiring person and that no shares acquisition date or distribution date will occur by reason of the approval, execution or delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement.

    AMERICANWARNER. Upon the completion of the merger, AHP's stockholder rights plan will become AmericanWarner's stockholder rights plan.

                  DESCRIPTION OF AMERICANWARNER CAPITAL STOCK

    THE FOLLOWING DESCRIPTION OF CERTAIN TERMS OF THE CAPITAL STOCK OF AMERICANWARNER DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AHP CERTIFICATE OF INCORPORATION AND THE PROPOSED AMENDMENTS TO THE AHP CERTIFICATE OF INCORPORATION. FOR MORE INFORMATION AS TO HOW YOU CAN OBTAIN THE AHP CERTIFICATE OF INCORPORATION, WHICH WILL BECOME THE AMERICANWARNER CERTIFICATE OF INCORPORATION UPON THE MERGER, SEE "WHERE YOU CAN FIND MORE INFORMATION."

AMERICANWARNER COMMON STOCK

    The AmericanWarner certificate of incorporation will authorize
AmericanWarner to issue up to       shares of AmericanWarner common stock, par
value $0.33 1/3 per share. Each share of AmericanWarner common stock will be entitled to one vote, in person or by proxy, at any and all meetings of the holders of common stock on all proposals before such meetings and on all elections of directors by holders of common stock. The AmericanWarner certificate of incorporation will not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of AmericanWarner preferred stock created by the board from time to time, the holders of AmericanWarner common stock will be entitled to dividends only if, when and as declared by the AmericanWarner board and as may be permitted by law and, upon liquidation, will be entitled to receive PRO RATA all assets of AmericanWarner available for distribution to such holders. For a description of voting requirements and change of control restrictions, see "Comparison of Stockholders' Rights."

AMERICANWARNER PREFERRED STOCK

    As a result of the name change, each share of AHP's preferred stock outstanding at the effective time of the merger will become an outstanding share of AmericanWarner preferred stock. Holders of outstanding AmericanWarner preferred stock will be entitled to receive dividends in cash at the rate of $0.50 per share per calendar quarter. The AmericanWarner preferred stock will be convertible at the option of the holder into thirty-six shares of AmericanWarner common stock. If the average price of the AmericanWarner common stock over a five consecutive business day period is at least $80 per share, the AmericanWarner preferred stock will be redeemable at a price of $60 per share plus an amount equal to all accrued but unpaid dividends thereon to the redemption date. The AmericanWarner preferred stock will have a preference of $60 per share in the event of voluntary liquidation, dissolution or winding up of AmericanWarner and $52.50 per share in the event of involuntary liquidation, dissolution or winding up of AmericanWarner, plus, in either case, an amount equal to all accrued but unpaid dividends to the date of such liquidation, dissolution or winding up of AmericanWarner. The holders of the AmericanWarner preferred stock will be entitled to thirty-six votes per share when voting with the shares of common stock at any annual or special meeting of stockholders for the election of directors and upon any other matter coming before such meeting.

    In connection with its stockholder rights plan, AmericanWarner will also be authorized to issue up to 2,500,000 shares of Series A junior participating preferred stock.

    AmericanWarner will also be authorized to issue up to          additional
shares of preferred stock, par value $2.50 per share, from time to time in one or more additional series and with such designation for each such series as determined by the AmericanWarner board. The AmericanWarner board may, without further action by the AmericanWarner stockholders, issue additional series of AmericanWarner preferred stock and state and fix the rights and preferences of those shares, including:

    - the voting powers, if any, of the shares of stock of such series;

    - the number of shares to constitute each series and the distinctive description of each series;

    - the rate per annum and the times at and conditions upon which the holders of stock of such series will be entitled to receive dividends, and whether such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

    - whether or not the shares will be redeemable and the price or prices and the time or times and the manner in which the stock of such series will be redeemable;

    - the right and preferences, if any, to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary dissolution of or distribution of assets of AmericanWarner;

    - whether or not the shares of such series shall be subject to the operations of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are established, the annual amount and terms and provisions relating to the operation of such retirement or sinking fund;

    - the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

    - any other special rights and protective provisions as the AmericanWarner board may deem advisable;

AMERICANWARNER RIGHTS PLAN

    On October 7, 1999, the AHP board authorized the issuance of, and on October 13, 1999 declared, a dividend distributing one preferred share purchase right for each outstanding share of AHP common stock, pursuant to a rights agreement between AHP and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. As of the effective time of the merger, the AHP rights plan will become the AmericanWarner rights plan. Each right entitles the registered holder to purchase one one-thousandth of a share of series A junior participating preferred stock at an exercise price of $225 per one one-thousandth of a share of series A junior participating preferred stock, subject to adjustment. The rights become exercisable on the earlier of:

    - the tenth day after a public announcement that a person or group of affiliated or associated persons has acquired or obtained the right to acquire 15% or more of the outstanding shares of common stock (thereby becoming an "acquiring person"); and

    - the tenth business day after the commencement, or announcement of an intention to commence, a tender offer or exchange offer by a person who would, upon completion of the offer, become an acquiring person.

    The rights expire on October 7, 2009 unless earlier redeemed or extended by the AmericanWarner board of directors as described below.

    If a person or group becomes an acquiring person, each holder of a right (except those held by the acquiring person and its affiliates and associates) will have the right to purchase, upon exercise, shares of AmericanWarner common stock having a market value equal to two times the exercise price of the right. In addition, in the event that, at any time after a person becomes an acquiring person, AmericanWarner is involved in a merger or other business combination or 50% or more of AmericanWarner's consolidated assets or earning power are sold, provisions will be made so that each right--other than rights that are or were owned by the acquiring person and its affiliates and associates, which will thereafter be void--will thereafter have the right to receive, upon exercise, the number of shares of common stock of the acquiring company having a market value of two times the exercise price of the right. In addition, at any time after any person or group becomes an acquiring person and before any person or group acquires 50% or more of the outstanding shares of AmericanWarner common stock, the AmericanWarner board of directors may exchange the rights (other than rights owned by the acquiring person which will have become void), in whole or in part, at an exchange ratio of one share of AmericanWarner common stock per right (subject to adjustment).

    The AmericanWarner board of directors may redeem all but not less than all rights at a redemption price of $.01 per right at any time prior to the time that a person or group has become an acquiring person. Immediately upon redemption, the right to exercise will terminate, and the only right of holders will be to receive the redemption price. As long as the rights are redeemable, the terms of the rights may be amended by the AmericanWarner board of directors in its discretion without the consent of the rights holders. After a person becomes an acquiring person, no amendment may adversely affect the interests of the rights holder (other than the acquiring person).

    The rights will not prevent a takeover of AmericanWarner. The rights, however, may have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire AmericanWarner on terms not approved by the AmericanWarner board of directors or make the acquisition of AmericanWarner substantially more costly, unless the AmericanWarner board of directors redeems the rights prior to the person becoming an acquiring person. The rights should not interfere with any merger or other business combination approved by the AmericanWarner board because of the board's ability to redeem the rights or amend the AmericanWarner rights plan. A description of the rights plan specifying the terms of the rights and the series A junior participating preferred stock has been included in reports filed by AHP with the SEC. See "Where You Can Find More Information." This summary description is qualified in its entirety by reference to the rights plan.

    Each share of AmericanWarner common stock issued in the merger will have a corresponding right attached to it.

TRANSFER AGENT AND REGISTRAR

    ChaseMellon Shareholder Services, L.L.C. will be the transfer agent and registrar for the AmericanWarner common stock.

                                 LEGAL MATTERS

    The validity of the AmericanWarner common stock to be issued in connection with the merger will be passed on by Louis L. Hoynes, Jr., Esq., Senior Vice President and General Counsel of AHP. In addition, Simpson Thacher & Bartlett, counsel for AHP, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Warner-Lambert, have delivered opinions to their respective clients concerning certain federal income tax consequences of the merger. See "The Proposed Merger--Material United States Federal Income Tax Consequences."

                                    EXPERTS

    The audited consolidated financial statements and schedule of AHP at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this joint proxy statement/prospectus from AHP's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference, and have been so incorporated in reliance upon the reports of said firm given upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Warner-Lambert incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K, as amended, of Warner-Lambert for the year ended December 31, 1998 (such financial statements have not been restated to give effect to the pooling of interests business combination consummated with Agouron Pharmaceuticals, Inc. on May 17,
1999) and the audited historical financial statements included in Warner-Lambert's Form 8-K dated December 17, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of said firm as experts in accounting and auditing.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Warner-Lambert special meeting and representatives of Arthur Andersen LLP are expected to be present at the AHP special meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                          FUTURE STOCKHOLDER PROPOSALS

    SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. The deadline for submission of stockholder proposals for inclusion in the proxy materials for the 2000 annual meeting of AHP (or, if the merger closes prior to that date, the 2000 annual meeting of AmericanWarner) as disclosed in the AHP proxy statement for the 1999 annual meeting of stockholders was November 19, 1999. In addition, the AHP by-laws provide that any stockholder wishing to make a nomination for director at the 2000 annual meeting of AHP must give notice by January 23, 2000, subject to certain exceptions, and that notice must meet certain other requirements set forth in the AHP by-laws. A copy of the AHP by-laws may be obtained from the Secretary of AHP. See "Comparison of Stockholders' Rights--Advance Notice of Stockholder-Proposed Business at Annual Meetings." Under rules adopted by the SEC, if a stockholder notifies AHP of such stockholder's intent to present a proposal for consideration at AHP's 2000 annual meeting after February 2, 2000, AHP, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

    Warner-Lambert expects to hold an annual meeting of stockholders in the second quarter of 2000 unless the merger is completed prior to that meeting. Any Warner-Lambert stockholder who intended to present a proposal at such meeting and sought to have the proposal included in the proxy materials for the 2000 meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, must have submitted the proposal to the Secretary of Warner-Lambert no later than the close of business on November 9, 1999. Warner-Lambert's by-laws provide that, subject to certain exceptions, if a stockholder wishes to make a nomination for director at the 2000 annual meeting or present any other matter that is outside of the processes of Rule 14a-8, notice must be given to Warner-Lambert by December 29, 1999. Such notice must meet certain other requirements set forth in the Warner-Lambert by-laws. After that date, the proposal will be considered untimely and Warner-Lambert's proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of Warner-Lambert.

                      WHERE YOU CAN FIND MORE INFORMATION

    AHP and Warner-Lambert file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at "http://www.sec.gov."

    AHP has filed a Form S-4 to register with the SEC the AmericanWarner common stock to be issued to Warner-Lambert stockholders in the merger. This document is a part of the Form S-4 and constitutes a prospectus of AHP in addition to being a proxy statement of AHP and Warner-Lambert for the AHP special meeting and the Warner-Lambert special meeting, respectively. As allowed by SEC rules, this document does not contain all the information you can find in the Form S-4 or the exhibits to the Form S-4.

    The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

AHP SEC FILINGS (FILE NO. 1-1225)                                 PERIOD
---------------------------------              ---------------------------------------------
Annual Report on Form 10-K                     Year ended December 31, 1998

Quarterly Reports on Form 10-Q                 Quarters ended March 31, 1999, June 30, 1999
                                               and September 30, 1999

Current Reports on Form 8-K                    Filed on June 2, 1999, October 8, 1999,
                                               October 14, 1999, November 8, 1999, November
                                               9, 1999, November 18, 1999, November 19,
                                               1999, November 22, 1999 and November 24, 1999

Registration Statements on Form 8-A            Filed on August 27, 1992 and October 14, 1999
                                               (as amended on November 18, 1999)

WARNER-LAMBERT SEC FILINGS (FILE NO. 1-3608)                      PERIOD
--------------------------------------------   ---------------------------------------------
Annual Report on Form 10-K/A                   Year ended December 31, 1998

Quarterly Reports on Form 10-Q                 Quarters ended March 31, 1999, June 30, 1999,
                                               and September 30, 1999

Current Reports on Form 8-K                    Filed on January 28, 1999, May 18, 1999,
                                               November 8, 1999, November 9, 1999, November
                                               12, 1999, November 16, 1999, November 22,
                                               1999, November 30, 1999, December 2, 1999 and
                                               December 17, 1999, which restates Warner-
                                               Lambert's historical financial statements to
                                               reflect the acquisition of Agouron
                                               Pharmaceuticals, Inc.

Registration Statement on Form 8-A             March 27, 1997 (as amended on November 12,
                                               1999)

    We are also incorporating by reference additional documents that we file with the SEC after the date of this document and prior to the termination of the offering of AmericanWarner common stock to which this document relates.

    AHP has supplied all information contained or incorporated by reference in this document about AHP and all information about Warner-Lambert has been supplied by Warner-Lambert.

    If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Stockholders of AHP and Warner-Lambert may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following addresses:

AMERICAN HOME PRODUCTS CORPORATION             WARNER-LAMBERT COMPANY
Five Giralda Farms                             201 Tabor Road
Madison, New Jersey 07940                      Morris Plains, New Jersey 07950
Attention: Eileen M. Lach,                     Attention: Rae G. Paltiel,
Corporate Secretary                            Corporate Secretary
(973) 660-6073                                 (973) 385-4593

    If you would like to request documents from us, please do so by          ,
2000 to receive them prior to the special meetings.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE PROPOSALS INCLUDED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT
FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED          , 2000.
YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS DOCUMENT TO STOCKHOLDERS OF AHP AND WARNER-LAMBERT NOR THE ISSUANCE OF AMERICANWARNER COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF NOVEMBER 3, 1999
                                     AMONG
                      AMERICAN HOME PRODUCTS CORPORATION,
                              WOLVERINE SUB CORP.
                                      AND
                             WARNER-LAMBERT COMPANY

---------------------------------------------------------
---------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                         --------
                               ARTICLE I

THE MERGER; CERTAIN RELATED MATTERS.........................     A-6

 1.1  THE MERGER.......................................................     A-6
 1.2  CLOSING..........................................................     A-7
 1.3  EFFECTIVE TIME...................................................     A-7
 1.4  EFFECTS OF THE MERGER............................................     A-7
 1.5  CERTIFICATE OF INCORPORATION.....................................     A-7
 1.6  BYLAWS...........................................................     A-7
 1.7  OFFICERS AND DIRECTORS OF SURVIVING CORPORATION AND NEWCO........     A-7
 1.8  EFFECT ON CAPITAL STOCK..........................................     A-8
 1.9  WARNER-LAMBERT STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS.......     A-8
 1.10 CERTAIN ADJUSTMENTS..............................................     A-9
 1.11 ASSOCIATED RIGHTS................................................    A-10

                              ARTICLE II

EXCHANGE OF CERTIFICATES....................................    A-10

 2.1  EXCHANGE FUND....................................................    A-10
 2.2  EXCHANGE PROCEDURES..............................................    A-10
 2.3  DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.................    A-11
 2.4  NO FURTHER OWNERSHIP RIGHTS IN WARNER-LAMBERT COMMON STOCK.......    A-11
 2.5  NO FRACTIONAL SHARES OF AHP COMMON STOCK.........................    A-11
 2.6  TERMINATION OF EXCHANGE FUND.....................................    A-11
 2.7  NO LIABILITY.....................................................    A-12
 2.8  INVESTMENT OF THE EXCHANGE FUND..................................    A-12
 2.9  LOST CERTIFICATES................................................    A-12
 2.10 WITHHOLDING RIGHTS...............................................    A-12
 2.11 FURTHER ASSURANCES...............................................    A-12
 2.12 STOCK TRANSFER BOOKS.............................................    A-12
 2.13 AFFILIATES.......................................................    A-12

                              ARTICLE III

REPRESENTATIONS AND WARRANTIES..............................    A-13

 3.1  REPRESENTATIONS AND WARRANTIES OF AHP............................    A-13
                                                                           A-13
      (a)  ORGANIZATION, STANDING AND POWER; SUBSIDIARIES..............
                                                                           A-13
      (b)  CAPITAL STRUCTURE...........................................
                                                                           A-14
      (c)  AUTHORITY; NO CONFLICTS.....................................
                                                                           A-15
      (d)  REPORTS AND FINANCIAL STATEMENTS............................
                                                                           A-16
      (e)  INFORMATION SUPPLIED........................................
                                                                           A-16
      (f)  BOARD APPROVAL..............................................
                                                                           A-17
      (g)  VOTE REQUIRED...............................................
                                                                           A-17
      (h)  LITIGATION; COMPLIANCE WITH LAWS............................
                                                                           A-17
      (i)  ABSENCE OF CERTAIN CHANGES OR EVENTS........................
                                                                           A-18
      (j)  ENVIRONMENTAL MATTERS.......................................
                                                                           A-19
      (k)  INTELLECTUAL PROPERTY.......................................
                                                                           A-19
      (l)  BROKERS OR FINDERS..........................................
                                                                           A-19
      (m)  OPINIONS OF AHP FINANCIAL ADVISORS..........................
                                                                           A-19
      (n)  ACCOUNTING MATTERS..........................................

                                                                           PAGE
                                                                         --------
                                                                           A-19
      (o)  TAXES.......................................................
                                                                           A-20
      (p)  CERTAIN CONTRACTS...........................................
                                                                           A-20
      (q)  AHP STOCKHOLDER RIGHTS PLAN.................................
 3.2  REPRESENTATIONS AND WARRANTIES OF WARNER-LAMBERT.................    A-20
                                                                           A-20
      (a)  ORGANIZATION, STANDING AND POWER; SUBSIDIARIES..............
                                                                           A-21
      (b)  CAPITAL STRUCTURE...........................................
                                                                           A-22
      (c)  AUTHORITY; NO CONFLICTS.....................................
                                                                           A-23
      (d)  REPORTS AND FINANCIAL STATEMENTS............................
                                                                           A-23
      (e)  INFORMATION SUPPLIED........................................
                                                                           A-23
      (f)  BOARD APPROVAL..............................................
                                                                           A-24
      (g)  VOTE REQUIRED...............................................
                                                                           A-24
      (h)  LITIGATION; COMPLIANCE WITH LAWS............................
                                                                           A-24
      (i)  ABSENCE OF CERTAIN CHANGES OR EVENTS........................
                                                                           A-25
      (j)  ENVIRONMENTAL MATTERS.......................................
                                                                           A-25
      (k)  INTELLECTUAL PROPERTY.......................................
                                                                           A-25
      (l)  BROKERS OR FINDERS..........................................
                                                                           A-26
      (m)  OPINION OF WARNER-LAMBERT FINANCIAL ADVISOR.................
                                                                           A-26
      (n)  ACCOUNTING MATTERS..........................................
                                                                           A-26
      (o)  TAXES.......................................................
                                                                           A-26
      (p)  CERTAIN CONTRACTS...........................................
                                                                           A-26
      (q)  WARNER-LAMBERT STOCKHOLDER RIGHTS PLAN......................
 3.3  REPRESENTATIONS AND WARRANTIES OF AHP AND MERGER SUB.............    A-26
                                                                           A-26
      (a)  ORGANIZATION................................................
                                                                           A-26
      (b)  CORPORATE AUTHORIZATION.....................................
                                                                           A-27
      (c)  NON-CONTRAVENTION...........................................
                                                                           A-27
      (d)  NO BUSINESS ACTIVITIES......................................

                              ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS...................    A-27

 4.1  COVENANTS OF AHP.................................................    A-27
                                                                           A-27
      (a)  ORDINARY COURSE.............................................
                                                                           A-27
      (b)  DIVIDENDS; CHANGES IN SHARE CAPITAL.........................
                                                                           A-28
      (c)  ISSUANCE OF SECURITIES......................................
                                                                           A-28
      (d)  GOVERNING DOCUMENTS.........................................
                                                                           A-28
      (e)  NO ACQUISITIONS.............................................
                                                                           A-28
      (f)  NO DISPOSITIONS.............................................
                                                                           A-28
      (g)  INVESTMENTS; INDEBTEDNESS...................................
                                                                           A-29
      (h)  POOLING; TAX-FREE QUALIFICATION.............................
                                                                           A-29
      (i)  COMPENSATION................................................
                                                                           A-29
      (j)  ACCOUNTING METHODS; INCOME TAX ELECTIONS....................
                                                                           A-29
      (k)  CERTAIN AGREEMENTS..........................................
                                                                           A-29
      (l)  NO CHANGE OR AMENDMENT TO RIGHTS AGREEMENT..................
                                                                           A-29
      (m)  NO RELATED ACTIONS..........................................
 4.2  COVENANTS OF WARNER-LAMBERT......................................    A-29
                                                                           A-30
      (a)  ORDINARY COURSE.............................................
                                                                           A-30
      (b)  DIVIDENDS; CHANGES IN SHARE CAPITAL.........................
                                                                           A-30
      (c)  ISSUANCE OF SECURITIES......................................
                                                                           A-31
      (d)  GOVERNING DOCUMENTS.........................................
                                                                           A-31
      (e)  NO ACQUISITIONS.............................................
                                                                           A-31
      (f)  NO DISPOSITIONS.............................................

                                                                           PAGE
                                                                         --------
                                                                           A-31
      (g)  INVESTMENTS; INDEBTEDNESS...................................
                                                                           A-32
      (h)  POOLING; TAX-FREE QUALIFICATION.............................
                                                                           A-32
      (i)  COMPENSATION................................................
                                                                           A-32
      (j)  ACCOUNTING METHODS; INCOME TAX ELECTIONS....................
                                                                           A-32
      (k)  CERTAIN AGREEMENTS..........................................
                                                                           A-32
      (l)  NO CHANGE OR AMENDMENT TO RIGHTS AGREEMENT..................
                                                                           A-32
      (m)  NO RELATED ACTIONS..........................................
 4.3  GOVERNMENTAL FILINGS.............................................    A-32
 4.4  CONTROL OF OTHER PARTY'S BUSINESS................................    A-32

                               ARTICLE V

ADDITIONAL AGREEMENTS.......................................    A-33

 5.1  PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETINGS............    A-33
 5.2  NEWCO BOARD OF DIRECTORS; EXECUTIVE OFFICERS; NAME;                  A-35
      HEADQUARTERS.....................................................
 5.3  ACCESS TO INFORMATION............................................    A-36
 5.4  REASONABLE BEST EFFORTS..........................................    A-36
 5.5  ACQUISITION PROPOSALS............................................    A-38
 5.6  EMPLOYEE BENEFITS MATTERS........................................    A-39
 5.7  FEES AND EXPENSES................................................    A-40
 5.8  DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE...........    A-40
 5.9  PUBLIC ANNOUNCEMENTS.............................................    A-40
 5.10 ACCOUNTANT'S LETTERS.............................................    A-41
 5.11 LISTING OF SHARES OF AHP COMMON STOCK............................    A-41
 5.12 DIVIDENDS........................................................    A-41
 5.13 AFFILIATES.......................................................    A-42
 5.14 SECTION 16 MATTERS...............................................    A-42
 5.15 SPECIFIED LITIGATION.............................................    A-42

                              ARTICLE VI

CONDITIONS PRECEDENT........................................    A-43

 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.......    A-43
                                                                           A-43
      (a)  STOCKHOLDER APPROVAL........................................
                                                                           A-43
      (b)  NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY....................
                                                                           A-43
      (c)  HSR ACT; EC MERGER REGULATION...............................
                                                                           A-43
      (d)  GOVERNMENTAL AND REGULATORY APPROVALS.......................
                                                                           A-43
      (e)  NYSE LISTING................................................
                                                                           A-43
      (f)  EFFECTIVENESS OF THE FORM S-4...............................
                                                                           A-43
      (g)  POOLING.....................................................
 6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF AHP AND MERGER SUB.......    A-44
                                                                           A-44
      (a)  REPRESENTATIONS AND WARRANTIES..............................
                                                                           A-44
      (b)  PERFORMANCE OF OBLIGATIONS OF WARNER-LAMBERT................
                                                                           A-44
      (c)  TAX OPINION.................................................
                                                                           A-44
      (d)  WARNER-LAMBERT RIGHTS AGREEMENT.............................
 6.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF WARNER-LAMBERT...........    A-44
                                                                           A-44
      (a)  REPRESENTATIONS AND WARRANTIES..............................
                                                                           A-44
      (b)  PERFORMANCE OF OBLIGATIONS OF AHP...........................
                                                                           A-45
      (c)  TAX OPINION.................................................
                                                                           A-45
      (d)  AHP RIGHTS AGREEMENT........................................
                                                                           A-45
      (e)  AMENDMENTS..................................................
                                                                           A-45
      (f)  SETTLEMENT AGREEMENT........................................

                                                                           PAGE
                                                                         --------
                              ARTICLE VII

TERMINATION AND AMENDMENT...................................    A-45

 7.1  TERMINATION......................................................    A-45
 7.2  EFFECT OF TERMINATION............................................    A-47
 7.3  AMENDMENT........................................................    A-51
 7.4  EXTENSION; WAIVER................................................    A-51

                             ARTICLE VIII

GENERAL PROVISIONS..........................................    A-51

 8.1  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.......    A-51
 8.2  NOTICES..........................................................    A-51
 8.3  INTERPRETATION...................................................    A-52
 8.4  COUNTERPARTS.....................................................    A-52
 8.5  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES...................    A-52
 8.6  GOVERNING LAW....................................................    A-52
 8.7  SEVERABILITY.....................................................    A-52
 8.8  ASSIGNMENT.......................................................    A-53
 8.9  SUBMISSION TO JURISDICTION; WAIVERS..............................    A-53
 8.10 ENFORCEMENT......................................................    A-53
 8.11 DEFINITIONS......................................................    A-53

    AGREEMENT AND PLAN OF MERGER, dated as of November 3, 1999 (this "AGREEMENT"), among AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation ("AHP"), Wolverine Sub Corp., a Delaware corporation and a direct wholly-owned subsidiary of AHP ("MERGER SUB"), and WARNER-LAMBERT COMPANY, a Delaware corporation ("WARNER-LAMBERT").

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of Warner-Lambert and AHP deem it advisable and in the best interests of each corporation and its respective stockholders that Warner-Lambert and AHP engage in a business combination as peer firms in a merger of equals in order to advance the long-term strategic business interests of Warner-Lambert and AHP;

    WHEREAS, the combination of Warner-Lambert and AHP shall be effected by the terms of this Agreement through a merger as outlined below (the "MERGER");

    WHEREAS, in furtherance thereof, the respective Boards of Directors of Warner-Lambert and AHP have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock, par value $1.00 per share, of Warner-Lambert ("WARNER-LAMBERT COMMON STOCK") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly or indirectly by AHP or directly or indirectly by Warner-Lambert, will be converted into the right to receive shares of common stock, par value $0.33 1/3 per share, of AHP ("AHP COMMON STOCK") as set forth in Section 1.8;

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, (i) as a condition and inducement to AHP's willingness to enter into this Agreement and the AHP Stock Option Agreement referred to below, AHP and Warner-Lambert are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit A (the "WARNER-LAMBERT STOCK OPTION AGREEMENT") pursuant to which Warner-Lambert is granting to AHP an option to purchase shares of Warner-Lambert Common Stock and (ii) as a condition and inducement to Warner-Lambert's willingness to enter into this Agreement and the Warner-Lambert Stock Option Agreement, Warner-Lambert and AHP are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit B (the "AHP STOCK OPTION AGREEMENT", and together with the Warner-Lambert Stock Option Agreement, the "STOCK OPTION AGREEMENTS"), pursuant to which AHP is granting to Warner-Lambert an option to purchase shares of AHP Common Stock;

    WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

    WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests transaction under United States generally accepted accounting principles ("GAAP").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Stock Option Agreements, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

                                   ARTICLE I
                      THE MERGER; CERTAIN RELATED MATTERS

    1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Warner-Lambert at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Warner-Lambert shall continue as the surviving corporation (the "SURVIVING CORPORATION").

    1.2  CLOSING.  Upon the terms and subject to the conditions set forth in
Article VI and the termination rights set forth in Article VII, the closing of the Merger (the "CLOSING") will take place on the first Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VI, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "CLOSING DATE"). The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

    1.3 EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI, at the Closing the parties shall (i) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as AHP and Warner-Lambert shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

    1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Warner-Lambert and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Warner-Lambert and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.5 CERTIFICATE OF INCORPORATION. (a) The certificate of incorporation of Warner-Lambert, as in effect immediately prior to the Effective Time, shall be amended and restated so as to read in its entirety in the form set forth as
Exhibit 1.5 and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

    (b) The certificate of incorporation of AHP shall be amended effective as of the Effective Time as set forth on Exhibit 1.5(b) hereto. Such amendment is referred to herein as the "CERTIFICATE AMENDMENT."

    1.6 BYLAWS. (a) The bylaws in the form attached as Exhibit 1.6(a) shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The bylaws of AHP shall be amended effective as of the Effective Time to the effect provided in Exhibit 1.6(b), with such changes therein as the parties may mutually agree. The amendment to the bylaws of AHP if the Bylaw Amendment Vote is obtained is referred to in this Agreement as the "AHP BYLAW AMENDMENT." For purposes of this agreement, the term "BYLAW AMENDMENT VOTE" means the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of AHP stock entitled to vote generally in the election of directors, voting together as a single class.

    1.7 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION AND NEWCO. The officers of Warner-Lambert as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of the Surviving Corporation as of the Effective Time shall be as provided in Exhibit 1.7, which individuals will serve as directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified. The officers and directors of AHP, as of the Effective Time, will be as provided in Section 5.2. AHP as of and after the Effective Time is sometimes referred to herein as "NEWCO."

    1.8  EFFECT ON CAPITAL STOCK.

    (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Warner-Lambert Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Warner-Lambert Common Stock owned by AHP or Merger Sub or held by Warner-Lambert, all of which shall be canceled as provided in Section 1.8(c)), together with the associated Warner-Lambert Rights, shall be converted into
1.4919 validly issued, fully paid and non-assessable shares (the "EXCHANGE RATIO") of AHP Common Stock and the associated AHP Rights (as hereinafter defined) (together with any cash in lieu of fractional shares of AHP Common Stock to be paid pursuant to Section 2.5, the "MERGER CONSIDERATION").

    (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Warner-Lambert Common Stock (together with the associated Warner-Lambert Rights) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Warner-Lambert Common Stock (a "CERTIFICATE") shall thereafter cease to have any rights with respect to such shares of Warner-Lambert Common Stock, except as provided herein or by law.

    (c) Each share of Warner-Lambert Common Stock issued and owned by AHP or Merger Sub or held by Warner-Lambert at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of AHP or other consideration shall be delivered in exchange therefor.

    (d) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

    1.9  WARNER-LAMBERT STOCK OPTIONS AND OTHER EQUITY-BASED AWARDS.

    (a) Each Warner-Lambert Stock Option (as defined in Section 3.2(b)) that was granted pursuant to the Warner-Lambert Stock Option Plans (as defined in Section 3.2(b)) prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Warner-Lambert Common Stock and shall be converted, at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Warner-Lambert Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the Warner-Lambert Stock Option Plans or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of AHP Common Stock determined by multiplying the number of shares of Warner-Lambert Common Stock subject to such Warner-Lambert Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of AHP Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Warner-Lambert Stock Option divided by the Exchange Ratio; PROVIDED, HOWEVER, that in the case of any Warner-Lambert Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of
Section 424(a) of the Code.

    (b) Pursuant to the Warner-Lambert Stock Option Plans, restricted shares of Warner-Lambert Common Stock granted pursuant thereto which are outstanding immediately prior to the Effective

Time shall become fully vested and free of restrictions as of the Effective Time in accordance with the terms thereof. Each such award shall be converted, as of the Effective Time, into a number of shares of AHP Common Stock equal to the product of (1) the number of shares subject to the award and (2) the Exchange Ratio; and the number of shares of AHP Common Stock as so determined shall be delivered to the holder of each such award as soon as practicable following the Effective Time. On or prior to the Effective Time, Warner-Lambert will take all actions necessary such that awards of restricted shares are treated in accordance with the immediately preceding sentences, including, but not limited to, precluding each holder from receiving any cash payments in respect of such awards in connection with the Merger.

    (c) All Warner-Lambert stock credits (including any fractions thereof) in each stock account which is governed by the terms of Warner-Lambert's 1996 Stock Plan ("WARNER-LAMBERT STOCK CREDITS") shall, as of the Effective Time, be converted into a number of AHP stock credits equal to the product of (1) the number of Warner-Lambert Stock Credits in such stock account immediately prior to the Effective Time and (2) the Exchange Ratio, and shall otherwise remain subject to the terms and conditions applicable to such Warner-Lambert Stock Credits. On or prior to the Effective Time, Warner-Lambert shall take all actions necessary to ensure that such Warner-Lambert Stock Credits are converted in accordance with the immediately preceding sentence, including, but not limited to, precluding each holder from receiving any cash payments in respect of such stock account in connection with the Merger.

    (d) As soon as practicable after the Effective Time, Newco shall deliver to the holders of Warner-Lambert Stock Options appropriate notices setting forth such holders' rights pursuant to the Warner-Lambert Stock Option Plans (including that, in connection with the Merger and pursuant to the terms of the Warner-Lambert Stock Option Plans, the Warner-Lambert Stock Options have become fully vested and exercisable) and the agreements evidencing the grants of such Warner-Lambert Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.9 after giving effect to the Merger and the terms of the Warner-Lambert Stock Option Plans). To the extent permitted by law, Newco shall comply with the terms of the Warner-Lambert Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such Warner-Lambert Stock Option Plans, to have the Warner-Lambert Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Newco after the Effective Time.

    (e) Newco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of AHP Common Stock for delivery upon exercise of Warner-Lambert Stock Options or in connection with restricted shares or in connection with the settlement of stock accounts in accordance with this
Section 1.9. Promptly after the Effective Time, Newco shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of AHP Common Stock subject to such options or restricted shares or stock accounts and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options, restricted shares or stock accounts remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), where applicable, Newco shall administer the Warner-Lambert Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

    1.10 CERTAIN ADJUSTMENTS. If, between the date of this Agreement and the Effective Time, the outstanding AHP Common Stock or Warner-Lambert Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide to the holders of Warner-Lambert Common Stock the same economic effect as contemplated by this Agreement prior to such event.

    1.11 ASSOCIATED RIGHTS. References in Article I and Article II of this Agreement to Warner-Lambert Common Stock shall include, unless the context requires otherwise, the associated Warner-Lambert Rights and references in
Article I and Article II of this Agreement to AHP Common Stock shall include, unless the context requires otherwise, the associated AHP Rights.

                                   ARTICLE II
                            EXCHANGE OF CERTIFICATES

    2.1 EXCHANGE FUND. Prior to the Effective Time, AHP shall appoint a commercial bank or trust company reasonably acceptable to Warner-Lambert having net capital of not less than $300,000,000, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, AHP shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Warner-Lambert Common Stock, certificates representing the AHP Common Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of Warner-Lambert Common Stock. AHP agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of AHP Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND".

    2.2 EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as AHP may reasonably specify (such letter to be reasonably acceptable to Warner-Lambert prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor
(A) one or more shares of AHP Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8 (after taking into account all shares of Warner-Lambert Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of AHP Common Stock pursuant to Section 2.5 and dividends and other distributions pursuant to
Section 2.3. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of Warner-Lambert Common Stock which is not registered in the transfer records of Warner-Lambert, one or more shares of AHP Common Stock evidencing, in the aggregate, the proper number of shares of AHP Common Stock, a check in the proper amount of cash in lieu of any fractional shares of AHP Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such Warner-Lambert Common Stock to such a transferee if the Certificate representing such shares of Warner-Lambert Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    2.3 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made with respect to shares of AHP Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of AHP Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of AHP Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of AHP Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of AHP Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AHP Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of AHP Common Stock.

    2.4 NO FURTHER OWNERSHIP RIGHTS IN WARNER-LAMBERT COMMON STOCK. All shares of AHP Common Stock issued and cash paid upon conversion of shares of Warner-Lambert Common Stock in accordance with the terms of Article I and this
Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Warner-Lambert Common Stock.

    2.5  NO FRACTIONAL SHARES OF AHP COMMON STOCK.

    (a) No certificates or scrip or shares of AHP Common Stock representing fractional shares of AHP Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of AHP or a holder of shares of AHP Common Stock.

    (b) Notwithstanding any other provision of this Agreement, each holder of shares of Warner-Lambert Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of AHP Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of AHP Common Stock multiplied by (ii) the closing price for a share of AHP Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately following the date on which the Effective Time occurs. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify AHP, and AHP shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

    2.6 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Newco or otherwise on the instruction of Newco, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Newco for the Merger Consideration with respect to the shares of Warner-Lambert Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, any cash in lieu of fractional shares of AHP Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to shares of AHP Common Stock to which such holders are entitled pursuant to Section 2.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Warner-Lambert Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(c)(iii)) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

    2.7 NO LIABILITY. None of AHP, Merger Sub, Warner-Lambert, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.8 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Newco on a daily basis; provided, that no such investment or loss thereon shall affect the amounts payable to Warner-Lambert stockholders pursuant to Article I and the other provisions of this Article II. Any interest and other income resulting from such investments shall promptly be paid to Newco.

    2.9 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Warner-Lambert Common Stock formerly represented thereby, any cash in lieu of fractional shares of AHP Common Stock, and unpaid dividends and distributions on shares of AHP Common Stock deliverable in respect thereof, pursuant to this Agreement.

    2.10 WITHHOLDING RIGHTS. Each of the Surviving Corporation and AHP shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Warner-Lambert Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or AHP, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Warner-Lambert Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or AHP, as the case may be.

    2.11 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Warner-Lambert or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Warner-Lambert or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    2.12 STOCK TRANSFER BOOKS. The stock transfer books of Warner-Lambert shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Warner-Lambert Common Stock thereafter on the records of Warner-Lambert. On or after the Effective Time, any Certificates presented to the Exchange Agent or AHP for any reason shall be converted into the Merger Consideration with respect to the shares of Warner-Lambert Common Stock formerly represented thereby (including any cash in lieu of fractional shares of AHP Common Stock to which the holders thereof are entitled pursuant to Section 2.5) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

    2.13 AFFILIATES. Notwithstanding anything to the contrary herein, to the fullest extent permitted by law, no certificates representing shares of AHP Common Stock or cash shall be delivered to a

Person who may be deemed an "affiliate" of Warner-Lambert in accordance with
Section 5.13 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") until such Person has executed and delivered an Affiliate Agreement (as defined in Section 5.13) to AHP.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    3.1 REPRESENTATIONS AND WARRANTIES OF AHP. Except as set forth in the AHP Disclosure Schedule delivered by AHP to Warner-Lambert prior to the execution of this Agreement (the "AHP DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), AHP represents and warrants to Warner-Lambert as follows:

    (a)  ORGANIZATION, STANDING AND POWER; SUBSIDIARIES.

        (i) Each of AHP and each of its Subsidiaries (as defined in Section 8.11) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP. The copies of the certificate of incorporation and bylaws of AHP which were previously furnished or made available to Warner-Lambert are true, complete and correct copies of such documents as in effect on the date of this Agreement.

        (ii) Exhibit 21 to AHP's Annual Report on Form 10-K for the year ended December 31, 1998 includes all the Subsidiaries of AHP which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are, except as set forth in Exhibit 21, owned directly or indirectly by AHP, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "LIENS") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in the AHP SEC Reports (as defined in Section 3.1(d)) filed prior to the date hereof, as of the date of this Agreement, neither AHP nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to AHP and its Subsidiaries taken as a whole.

    (b)  CAPITAL STRUCTURE.

        (i) As of October 31, 1999, the authorized capital stock of AHP consisted of (A) 2,400,000,000 shares of AHP Common Stock of which 1,305,717,877 shares were outstanding and 116,374,487 shares were held in the treasury of AHP and (B) 5,000,000 shares of Preferred Stock, par value

    $2.50 per share, of which 24,466 shares designated as $2 Convertible Preferred Stock (the "$2 Convertible Preferred Stock") were outstanding and of which 1,400,000 shares have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "AHP RIGHTS") distributed to the holders of AHP Common Stock pursuant to the Rights Agreement, dated as of October 13, 1999 between AHP and ChaseMellon Shareholder Services, L.L.C. (the "AHP RIGHTS AGREEMENT"). As of
    October 31, 1999, AHP had reserved or has available 880,776 shares of AHP Common Stock for issuance upon conversion of the $2 Convertible Preferred Stock. Since October 31, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of AHP or any other securities of AHP other than issuances of shares (and accompanying AHP Rights) upon conversion of the $2 Convertible Preferred Stock or pursuant to options or rights outstanding as of October 31, 1999 under the Benefit Plans (as defined in Section 8.11(b)) of AHP. All issued and outstanding shares of the capital stock of AHP are, and when shares of AHP Common Stock are issued in the Merger or upon exercise of stock options converted in the Merger pursuant to Section 1.9, such shares will be, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. There were outstanding as of October 31, 1999 no options, warrants or other rights to acquire capital stock from AHP other than (x) the AHP Rights and
    (y) options, restricted stock and other rights to acquire capital stock from AHP representing in the aggregate the right to purchase approximately 87,479,042 shares of AHP Common Stock (collectively, the "AHP STOCK OPTIONS") under AHP's 1980 Stock Option Plan, AHP's 1985 Stock Option Plan, AHP's Management Incentive Plan, AHP's 1990 Stock Incentive Plan, AHP's 1993 Stock Incentive Plan, AHP's 1996 Stock Incentive Plan, 1999 Stock Incentive Plan, Stock Option Plan for Non-Employee Directors and the 1994 Restricted Stock Plan for Non-Employee Directors (collectively, the "AHP STOCK OPTION PLANS"). Section 3.1(b) of the AHP Disclosure Schedule sets forth a complete and correct list, as of October 31, 1999, of the number of shares of AHP Common Stock subject to AHP Stock Options or other rights to purchase or receive AHP Common Stock granted under the AHP Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from AHP have been issued or granted since October 31, 1999 to the date of this Agreement.

        (ii) No bonds, debentures, notes or other indebtedness of AHP having the right to vote on any matters on which holders of capital stock of AHP may vote ("AHP VOTING DEBT") are issued or outstanding.

        (iii) Except as otherwise set forth in this Section 3.1(b) and as contemplated by Section 1.8 and Section 1.9, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which AHP or any of its Subsidiaries is a party or by which any of them is bound obligating AHP or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of AHP or any of its Subsidiaries or obligating AHP or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of AHP, any of its Subsidiaries or, to the knowledge of AHP, any of its Majority Owned Restricted Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of AHP, any of its Subsidiaries or any of its Majority Owned Restricted Affiliates.

    (c)  AUTHORITY; NO CONFLICTS.

        (i) AHP has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject to obtaining the requisite stockholder approval of the issuance of the shares of AHP Common Stock to be issued in the Merger (the "SHARE ISSUANCE") and the Certificate Amendment (collectively, the "AHP STOCKHOLDER APPROVAL"). The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of AHP, subject to obtaining the AHP Stockholder Approval. This Agreement and the Stock Option Agreements have been duly executed and delivered by AHP and constitute valid and binding agreements of AHP, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (ii) The execution and delivery of this Agreement and the Stock Option Agreements by AHP does not or will not, as the case may be, and the consummation by AHP of the Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on, or the loss of, any assets, including Intellectual Property (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION") pursuant to: (A) any provision of the certificate of incorporation or Bylaws of AHP, any material Subsidiary of AHP or, to the knowledge of AHP, any of its Majority Owned Restricted Affiliates, or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AHP, any Subsidiary of AHP or, to the knowledge of AHP, any of its Majority Owned Restricted Affiliates, or their respective properties or assets.

        (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY"), is required by or with respect to AHP or any Subsidiary of AHP in connection with the execution and delivery of this Agreement and the Stock Option Agreements by AHP or the consummation of the Merger and the other transactions contemplated hereby and thereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) state securities or "blue sky" laws (the "BLUE SKY LAWS"), (C) the Securities Act,
    (D) the Exchange Act, (E) the DGCL with respect to the filing of the Certificate of Merger, (F) rules and regulations of the NYSE, (G) antitrust or other competition laws of other jurisdictions, and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failures of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through
    (G) are hereinafter referred to as "NECESSARY CONSENTS".

    (d)  REPORTS AND FINANCIAL STATEMENTS.

        (i) AHP has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "AHP SEC REPORTS"). No Subsidiary of AHP is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the AHP SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the AHP SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of AHP and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such AHP SEC Reports, as of their respective dates (and as of the date of any amendment to the respective AHP SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

        (ii) Except as disclosed in the AHP SEC Reports filed prior to the date hereof, since December 31, 1998, AHP and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of AHP and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP.

    (e)  INFORMATION SUPPLIED.

        (i) None of the information supplied or to be supplied by AHP for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 5.1) will, on the date it is first mailed to Warner-Lambert stockholders or AHP stockholders or at the time of the Warner-Lambert Stockholders Meeting or the AHP Stockholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/ Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

        (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by AHP with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy
    Statement/Prospectus based on information supplied by Warner-Lambert for inclusion or incorporation by reference therein.

    (f) BOARD APPROVAL. The Board of Directors of AHP, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "AHP BOARD APPROVAL"), has duly
(i) determined that this Agreement and the Merger and the AHP Stock Option Agreement are fair to and in the best interests of AHP and its stockholders,
(ii) approved this Agreement, the AHP Stock Option Agreement, the Merger, the Certificate Amendment, the amendments to the bylaws of AHP provided for in
Section 1.6(b) hereto and the Share Issuance and (iii) recommended that the stockholders of AHP approve the Share Issuance, the AHP Bylaw Amendment and adopt the Certificate Amendment and directed that the Certificate Amendment, the AHP Bylaw Amendment and the Share Issuance be submitted for consideration by AHP's stockholders at the AHP Stockholders Meeting. The AHP Board Approval constitutes approval of this Agreement, the AHP Stock Option Agreement and the Merger for purposes of
Section 203 of the DGCL. To the knowledge of AHP, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the AHP Stock Option Agreement or the Merger or the other transactions contemplated hereby or thereby.

    (g) VOTE REQUIRED. The adoption of the Certificate Amendment by (i) the holders of a majority of the outstanding shares of AHP Common Stock and $2 Convertible Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the outstanding shares of AHP Common Stock voting as a separate class, and the approval of the Stock Issuance by a majority of the votes cast thereon by the holders of shares of AHP Common Stock and shares of $2 Convertible Preferred Stock, voting together as a single class, are the only votes of the holders of any class or series of AHP capital stock necessary to approve the transactions contemplated by the Merger Agreement, including, the Certificate Amendment and the Share Issuance.

    (h)  LITIGATION; COMPLIANCE WITH LAWS.

        (i) Except as disclosed in the AHP SEC Reports filed prior to the date of this Agreement, there are no suits, actions or proceedings (collectively "ACTIONS") pending or, to the knowledge of AHP, threatened, against or affecting AHP or any Subsidiary of AHP which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AHP, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against AHP or any Subsidiary of AHP which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AHP.

        (ii) Except as disclosed in the AHP SEC Reports filed prior to the date of this Agreement and except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP, AHP and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of AHP and its Subsidiaries, taken as a whole (the "AHP PERMITS"). AHP and its Subsidiaries are in compliance with the terms of the AHP Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP. Except as disclosed in the AHP SEC Reports filed prior to the date of this Agreement, neither AHP nor its Subsidiaries is in violation of, and AHP and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP.

        (iii) As of the date of this Agreement, AHP has provided to Warner-Lambert prior to the execution of this Agreement all information known to AHP which is relevant and material to an assessment of the liability exposure of AHP and its Subsidiaries with respect to the matters referred to in clauses (I) and (II) of the proviso in the definition of Material Adverse Effect as to which Warner-Lambert has requested such information prior to the date hereof. As of the date hereof, there is no information relating to the litigation matters and Actions disclosed in the AHP SEC Reports or included on the AHP Disclosure Schedule as to which Warner-Lambert has requested such information, including the matters referred to in the preceding sentence (the "AHP SPECIFIED LITIGATION MATTERS") in the possession of AHP, its Subsidiaries or their counsel not heretofore provided to Warner-Lambert which, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

    (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the AHP SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.1, since December 31, 1998,
(i) AHP and its Subsidiaries have conducted their business only in the ordinary course and (ii) there has not been any action taken by AHP or any of its Subsidiaries during the period from December 31,

1998 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1. Except as disclosed in the AHP SEC Reports filed prior to the date of this Agreement, since December 31, 1998 (or in the event the second proviso in the definition of Material Adverse Effect is applicable (and accordingly so that the exclusion in the first proviso of the definition of Material Adverse Effect is inoperative with respect to Section 3.1(i)) in the case of matters referred to in clauses (I) and (II) of the proviso in the definition of Material Adverse Effect, since the date of the Agreement), there have not been any changes, circumstances or events (including changes, circumstances or events involving, impacting or related to development stage products of AHP) which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on AHP.

    (j) ENVIRONMENTAL MATTERS. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP and except as disclosed in the AHP SEC Reports filed prior to the date of this Agreement
(i) the operations of AHP and its Subsidiaries have been and are in compliance with all Environmental Laws (as defined below), and with all licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of AHP, threatened, Actions under or pursuant to Environmental Laws against AHP or its Subsidiaries or involving any real property currently or, to the knowledge of AHP, formerly owned, operated or leased by AHP or its Subsidiaries, (iii) AHP and its Subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the knowledge of AHP, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of AHP, formerly owned, operated or leased by AHP or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and to the knowledge of AHP all real property operated or leased by AHP or its Subsidiaries is free of contamination from Hazardous Material (as defined below) that would have an adverse effect on human health or the environment and
(v) there is not now, nor, to the knowledge of AHP, has there been in the past, on, in or under any real property owned, leased or operated by AHP or any of its predecessors (a) any underground storage tanks regulated pursuant to 40 C.F.R.
Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials, (b) any friable asbestos-containing materials or (c) any polychlorinated biphenyls.

    As used in this Agreement, "ENVIRONMENTAL LAWS" means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 ET SEQ., the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act, 33 U.S.C. Section 2601 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., Section 136 ET SEQ., Occupational Safety and Health Act 29 U.S.C. Section 651 ET SEQ. and the Oil Pollution Act of 1990, 33 U.S.C.
Section 2701 ET SEQ., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "ENVIRONMENTAL LIABILITIES" with respect to any person means any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which
(i) arise under or relate to matters covered by Environmental Laws and
(ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "HAZARDOUS MATERIALS" means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws which includes petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls.

    (k) INTELLECTUAL PROPERTY. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AHP and except as disclosed in the AHP SEC Reports filed prior to the date of the Agreement:
(a) AHP and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by AHP and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which AHP or any Subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of AHP, no Person is challenging, infringing on or otherwise violating any right of AHP or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to AHP or its Subsidiaries; and (d) neither AHP nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by AHP and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by AHP or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "INTELLECTUAL PROPERTY" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

    (l) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AHP, except Chase Securities Inc. and Morgan Stanley & Co. Incorporated, each of whose fees and expenses will be paid by AHP in accordance with AHP's agreements with such firms, copies of which have been provided to Warner-Lambert.

    (m) OPINIONS OF AHP FINANCIAL ADVISORS. AHP has received the opinions of Chase Securities Inc. and Morgan Stanley & Co. Incorporated, each dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to AHP and its stockholders, a copy of which opinions have been made available to Warner-Lambert.

    (n) ACCOUNTING MATTERS. To the knowledge of AHP, neither AHP nor any of its affiliates has taken or agreed to take any action, and no fact or circumstance is known to AHP, that would prevent AHP from accounting for the Merger as a "pooling of interests". At or prior to the date hereof, AHP has received a letter from its independent public accountants addressed to AHP, with a copy to Warner-Lambert, to the effect that, based upon representations provided by AHP and Warner-Lambert and a poolability letter from the independent public accountants of Warner-Lambert, accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is consummated and closed as contemplated by this Agreement.

    (o) TAXES. Each of AHP and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on AHP. For purposes of this
Agreement: (i) "Tax"

(and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation, and
(ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

    (p) CERTAIN CONTRACTS. As of the date hereof, except as set forth in the AHP SEC Reports filed prior to the date of this Agreement, neither AHP nor any of its Subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or
(ii) any non-competition agreements or any other agreements or arrangements that limit or otherwise restrict AHP or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, to the knowledge of AHP, limit or restrict Newco or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

    (q) AHP STOCKHOLDER RIGHTS PLAN. The Board of Directors of AHP has amended the AHP Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement and the AHP Stock Option Agreement. AHP has delivered to Warner-Lambert a true and correct copy of the AHP Rights Agreement, as amended, in effect as of execution and delivery of this Agreement.

    3.2 REPRESENTATIONS AND WARRANTIES OF WARNER-LAMBERT. Except as set forth in the Warner-Lambert Disclosure Schedule delivered by Warner-Lambert to AHP prior to the execution of this Agreement (the "WARNER-LAMBERT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Warner-Lambert represents and warrants to AHP as follows:

    (a)  ORGANIZATION, STANDING AND POWER; SUBSIDIARIES.

        (i) Each of Warner-Lambert and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing in the aggregate would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert. The copies of the certificate of incorporation and Bylaws of Warner-Lambert which were previously furnished or made available to AHP are true, complete and correct copies of such documents as in effect on the date of this Agreement.

        (ii) Exhibit 21 to Warner-Lambert's Annual Report on Form 10-K for the year ended December 31, 1998 includes all the Subsidiaries of Warner-Lambert which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant

    Subsidiary have been validly issued and are fully paid and nonassessable and are, except as set forth in Exhibit 21, owned directly or indirectly by Warner-Lambert, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in the Warner-Lambert SEC Reports (as defined in Section 3.2(d)) filed prior to the date hereof, neither Warner-Lambert nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to Warner-Lambert and its Subsidiaries taken as a whole.

    (b)  CAPITAL STRUCTURE.

        (i) As of October 31, 1999, the authorized capital stock of Warner-Lambert consisted of (A) 1,200,000,000 shares of Warner-Lambert Common Stock, of which 858,661,329 shares were outstanding and 103,320,279 shares were held in the treasury of Warner-Lambert and (B) 5,000,000 shares of Preferred Stock, par value $1.00 per share, none of which were outstanding and 400,000 shares of which have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "WARNER-LAMBERT RIGHTS") distributed to the holders of Warner-Lambert Common Stock pursuant to the Rights Agreement dated as of March 25, 1997, between Warner-Lambert and First Chicago Trust Company of New York (the "WARNER-LAMBERT RIGHTS AGREEMENT"). Since October 31, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Warner-Lambert or any other securities of Warner-Lambert other than issuances of shares (and accompanying Warner-Lambert Rights) pursuant to options or rights outstanding as of October 31, 1999 under the Benefit Plans of Warner-Lambert. All issued and outstanding shares of the capital stock of Warner-Lambert are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of October 31, 1999 no options, warrants or other rights to acquire capital stock from Warner-Lambert other than (x) the Warner-Lambert Rights and (y) options and other rights to acquire capital stock of Warner-Lambert representing in the aggregate the right to purchase 75,056,685 shares of Warner-Lambert Common Stock (collectively, the "WARNER-LAMBERT STOCK OPTIONS") under the 1989 Stock Plan, the 1992 Stock Plan, the 1996 Stock Plan, the Restricted Stock Plan for Directors and the Deferred Compensation Plan for Directors (collectively, the "WARNER-LAMBERT STOCK OPTION PLANS"). Except in connection with pre-employment grants of Warner-Lambert Stock Options made in a manner consistent with past practice to purchase, in the aggregate, not more than 5,000 shares of Warner-Lambert Common Stock, Section 3.2(b) of the Warner-Lambert Disclosure Schedule sets forth a complete and correct list, as of October 31, 1999, of the number of shares of Warner-Lambert Common Stock subject to Warner-Lambert Stock Options or other rights to purchase or receive Warner-Lambert Common Stock granted under the Warner-Lambert Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. Except in connection with pre-employment grants of Warner-Lambert Stock Options made in a manner consistent with past practice to purchase, in the aggregate, not more than 5,000 shares of Warner-Lambert Common Stock, no options or warrants or other rights to acquire capital stock from Warner-Lambert have been issued or granted since October 31, 1999 to the date of this Agreement.

        (ii) No bonds, debentures, notes or other indebtedness of Warner-Lambert having the right to vote on any matters on which stockholders may vote ("WARNER-LAMBERT VOTING DEBT") are issued or outstanding.

        (iii) Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Warner-Lambert or any of its Subsidiaries is a party or by which any of them is bound obligating Warner-Lambert or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Warner-Lambert or any of its Subsidiaries or obligating Warner-Lambert or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Warner-Lambert, any of its Subsidiaries or to the knowledge of Warner-Lambert, any of its Majority Owned Restricted Affiliates to repurchase, redeem or otherwise acquire any shares of capital stock of Warner-Lambert, any of its Subsidiaries or, to the knowledge of Warner-Lambert, any of its Majority Owned Restricted Affiliates.

    (c)  AUTHORITY; NO CONFLICTS.

        (i) Warner-Lambert has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Warner-Lambert Vote (as defined in Section 3.2(g)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Warner-Lambert, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Warner-Lambert Vote. This Agreement and the Stock Option Agreements have been duly executed and delivered by Warner-Lambert and constitute valid and binding agreements of Warner-Lambert, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (ii) The execution and delivery of this Agreement and the Stock Option Agreements by Warner-Lambert does not or will not, as the case may be, and the consummation by Warner-Lambert of the Merger and the other transactions contemplated hereby and thereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or Bylaws of Warner-Lambert, any material Subsidiary of Warner-Lambert or, to the knowledge of Warner-Lambert, any of its Majority Owned Restricted Affiliates or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert or, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Warner-Lambert, any Subsidiary of Warner-Lambert or, to the knowledge of Warner-Lambert, any of its Majority Owned Restricted Affiliates or their respective properties or assets.

        (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Warner-Lambert or any Subsidiary of Warner-Lambert in connection with the execution and delivery of this Agreement and the Stock Option Agreements by Warner-Lambert or the consummation of the Merger and the other transactions contemplated hereby and thereby, except the Necessary Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

    (d)  REPORTS AND FINANCIAL STATEMENTS.

        (i) Warner-Lambert has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "WARNER-LAMBERT SEC REPORTS"). No Subsidiary of Warner-Lambert is required to file any form, report, registration statement or prospectus or other document with the SEC. None of the Warner-Lambert SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Warner-Lambert SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Warner-Lambert and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Warner-Lambert SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Warner-Lambert SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

        (ii) Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date hereof, since December 31, 1998, Warner-Lambert and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Warner-Lambert and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or
    (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

    (e)  INFORMATION SUPPLIED.

        (i) None of the information supplied or to be supplied by Warner-Lambert for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Warner-Lambert stockholders or AHP stockholders or at the time of the Warner-Lambert Stockholders Meeting or the AHP Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

        (ii) Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Warner-Lambert with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by AHP or Merger Sub for inclusion or incorporation by reference therein.

    (f) BOARD APPROVAL. The Board of Directors of Warner-Lambert, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "WARNER-LAMBERT BOARD APPROVAL"), has duly (i) determined that this

Agreement and the Merger and the Warner-Lambert Stock Option Agreement are fair to and in the best interests of Warner-Lambert and its stockholders,
(ii) approved this Agreement, the Warner-Lambert Stock Option Agreement and the Merger and (iii) recommended that the stockholders of Warner-Lambert adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by Warner-Lambert's stockholders at the Warner-Lambert Stockholders Meeting. The Warner-Lambert Board Approval constitutes approval of this Agreement, the Warner-Lambert Stock Option Agreement and the Merger for purposes of
Section 203 of the DGCL. To the knowledge of Warner-Lambert, except for
Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Warner-Lambert Stock Option Agreement or the Merger or the other transactions contemplated hereby or thereby.

    (g) VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Warner-Lambert Common Stock to adopt this Agreement and approve the Merger (the "REQUIRED WARNER-LAMBERT VOTE") is the only vote of the holders of any class or series of Warner-Lambert capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

    (h)  LITIGATION; COMPLIANCE WITH LAWS.

        (i) Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, there are no Actions pending or, to the knowledge of Warner-Lambert, threatened, against or affecting Warner-Lambert or any Subsidiary of Warner-Lambert which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Warner-Lambert, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Warner-Lambert or any Subsidiary of Warner-Lambert which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

        (ii) Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of the Agreement and except as would, in the aggregate, not reasonably be expected to have a Material Adverse Effect on Warner-Lambert, Warner-Lambert and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of Warner-Lambert and its Subsidiaries, taken as a whole (the "WARNER-LAMBERT PERMITS"). Warner-Lambert and its Subsidiaries are in compliance with the terms of the Warner-Lambert Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert. Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, neither Warner-Lambert nor its Subsidiaries is in violation of, and Warner-Lambert and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

        (iii) As of the date hereof, there is no information relating to litigation matters disclosed in the Warner-Lambert SEC Reports or included on the Warner-Lambert Disclosure Schedule as to which AHP has requested such information (the "WARNER-LAMBERT SPECIFIED LITIGATION MATTERS") in the possession of Warner-Lambert, its Subsidiaries or their counsel not heretofore provided to AHP which, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

    (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.2, since December 31, 1998,
(i) Warner-Lambert and its Subsidiaries have conducted their business only in the ordinary course and (ii) there has not been any action taken by Warner-Lambert or any of its Subsidiaries during the period from December 31, 1998 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.2. Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, since December 31, 1998, there have not been any changes, circumstances or events (including changes, circumstances or events involving, impacting or related to development stage products of Warner-Lambert) which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Warner-Lambert.

    (j) ENVIRONMENTAL MATTERS. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert and except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, (i) the operations of Warner-Lambert and its Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws (ii) there are no pending or, to the knowledge of Warner-Lambert, threatened, Actions under or pursuant to Environmental Laws against Warner-Lambert or its Subsidiaries or involving any real property currently or, to the knowledge of Warner-Lambert, formerly owned, operated or leased by Warner-Lambert or its Subsidiaries, (iii) Warner-Lambert and its Subsidiaries are not subject to any Environmental Liabilities and, to the knowledge of Warner-Lambert, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of Warner-Lambert, formerly owned, operated or leased by Warner-Lambert or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and to the knowledge of Warner-Lambert all real property operated or leased by Warner-Lambert or its Subsidiaries is free of contamination from Hazardous Material that would have an adverse effect on human health or the environment and (v) there is not now, nor, to the knowledge of Warner-Lambert, has there been in the past, on, in or under any real property owned, leased or operated by Warner-Lambert or any of its predecessors (a) any underground storage tanks, regulated pursuant to 40 C.F.R. Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials,
(b) any friable asbestos-containing materials or (c) any polychlorinated biphenyls.

    (k) INTELLECTUAL PROPERTY. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert and except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, (a) Warner-Lambert and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Warner-Lambert and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Warner-Lambert or any Subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of Warner-Lambert, no Person is challenging, infringing on or otherwise violating any right of Warner-Lambert or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Warner-Lambert or its Subsidiaries; and (d) neither Warner-Lambert nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Warner-Lambert and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Warner-Lambert or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

    (l) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Warner-Lambert except Bear, Stearns & Co. Inc., whose fees and expenses will be paid by Warner-Lambert in accordance with Warner-Lambert's agreements with such firm, copies of which have been provided to AHP.

    (m) OPINION OF WARNER-LAMBERT FINANCIAL ADVISOR. Warner-Lambert has received the opinion of Bear, Stearns & Co. Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Warner-Lambert Common Stock, a copy of which opinion has been made available to AHP.

    (n) ACCOUNTING MATTERS. To the knowledge of Warner-Lambert, neither Warner-Lambert nor any of its affiliates has taken or agreed to take any action, and no fact or circumstance is known to Warner-Lambert, that would prevent AHP from accounting for the Merger as a "pooling of interests". At or prior to the date hereof, Warner-Lambert has received a letter from its independent public accountants addressed to Warner-Lambert, with a copy to AHP and AHP's independent public accountants, to the effect, that, based upon representations provided by Warner-Lambert, they concur with Warner-Lambert's conclusion that, as of the date of their report, no conditions exist that would preclude Warner-Lambert's ability to be a party in a business combination to be accounted for as a pooling of interests.

    (o) TAXES. Each of Warner-Lambert and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

    (p) CERTAIN CONTRACTS. As of the date hereof, except as set forth in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, neither Warner-Lambert nor any of its Subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any non-competition agreements or any other agreements or arrangements that limit or otherwise restrict Warner-Lambert or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that would, after the Effective Time, to the knowledge of Warner-Lambert, limit or restrict Newco or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

    (q) WARNER-LAMBERT STOCKHOLDER RIGHTS PLAN. The Board of Directors of Warner-Lambert has amended the Warner-Lambert Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement and the Warner-Lambert Stock Option Agreement. Warner-Lambert has delivered to AHP a true and correct copy of the Warner-Lambert Rights Agreement, as amended, in effect as of execution and delivery of this Agreement.

    3.3 REPRESENTATIONS AND WARRANTIES OF AHP AND MERGER SUB. AHP and Merger Sub represent and warrant to Warner-Lambert as follows:

    (a) ORGANIZATION. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of AHP.

    (b) CORPORATE AUTHORIZATION. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (c) NON-CONTRAVENTION. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or bylaws of Merger Sub.

    (d) NO BUSINESS ACTIVITIES. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    4.1 COVENANTS OF AHP. During the period from the date of this Agreement and continuing until the Effective Time, AHP agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the Stock Option Agreements or the AHP Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Warner-Lambert shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

    (a)  ORDINARY COURSE.

        (i) AHP and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; PROVIDED, HOWEVER, that no action by AHP or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this
    Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

        (ii) Other than in connection with acquisitions permitted by
    Section 4.1(e), AHP shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed since January 1, 1999, are not in excess of the amounts set forth in Section 4.1(a) of the AHP Disclosure Schedule.

    (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. AHP shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $.23 per share of AHP Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice,
(B) the declaration and payment of regular quarterly cash dividends not in excess of $.50 per share on the $2 Convertible Preferred Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (C) for dividends by wholly owned Subsidiaries of AHP, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of AHP which remains a wholly owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by AHP of AHP Common Stock (and the associated AHP Rights) in the ordinary course of business consistent with past practice in connection with the AHP Benefit Plans. Prior to the Effective Time, AHP shall not redeem the AHP Rights.

    (c) ISSUANCE OF SECURITIES. AHP shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any AHP Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or AHP Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of AHP Common Stock (and the associated AHP Rights) upon the exercise of AHP Stock Options or in connection with other stock-based benefit plans outstanding on the date hereof, in each case in accordance with their present terms or pursuant to AHP Stock Options or other stock based awards granted pursuant to clause (ii) below,
(ii) the granting of AHP Stock Options or other stock based awards to acquire shares of AHP Common Stock granted under stock based benefit plans outstanding on the date hereof in the ordinary course of business consistent with past practice not in excess of the amounts set forth in Section 4.1(c) of the AHP Disclosure Schedule, (iii) issuances by a wholly owned Subsidiary of AHP of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of AHP, (iv) pursuant to acquisitions set forth on the AHP Disclosure Schedule or the financings therefor, (v) issuances in accordance with the AHP Rights Agreement or (vi) issuances pursuant to the AHP Stock Option Agreement.

    (d) GOVERNING DOCUMENTS. Except to the extent required to comply with their respective obligations hereunder or with applicable law, AHP and Merger Sub shall not amend or propose to so amend their respective certificates of incorporation, bylaws or other governing documents.

    (e) NO ACQUISITIONS. Other than (i) pursuant to the Warner-Lambert Stock Option Agreement, (ii) acquisitions disclosed on the AHP Disclosure Schedule and
(iii) acquisitions for cash in existing or related lines of business of AHP the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for all such acquisitions in Section 4.1(e) of the AHP Disclosure Schedule and none of which acquisitions referred to in this clause (iii) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws, AHP shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of AHP and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); PROVIDED, HOWEVER, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of AHP or (y) the creation of new Subsidiaries of AHP organized to conduct or continue activities otherwise permitted by this Agreement.

    (f) NO DISPOSITIONS. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of AHP, (ii) dispositions referred to in AHP SEC Reports filed prior to the date of this Agreement or
(iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or the transactions disclosed in the AHP Disclosure Schedule, AHP shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of AHP but excluding inventory in the ordinary course of business), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds the amount specified in the aggregate for all such dispositions in Section 4.1(f) of the AHP Disclosure Schedule.

    (g) INVESTMENTS; INDEBTEDNESS. AHP shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by
Section 4.1(e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by AHP or a Subsidiary of AHP to or in AHP or any Subsidiary of AHP, (y) pursuant to any contract or other legal obligation of

AHP or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of the aggregate amount specified in Section 4.1(g) of the AHP Disclosure Schedule (provided that none of such transactions referred to in this clause (z) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement or in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement.

    (h) POOLING; TAX-FREE QUALIFICATION. AHP shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.1) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under
Section 368 of the Code; PROVIDED, HOWEVER, that nothing hereunder shall limit the ability of AHP to exercise its rights and/or fulfill its obligations under the Stock Option Agreements.

    (i)  COMPENSATION.  Other than as contemplated by Section 5.6 or by
Section 4.1(c) or 4.1(i) of the AHP Disclosure Schedule, AHP shall not increase the amount of compensation of any director or executive officer except in the ordinary course of business consistent with past practice or as required by an existing agreement, make any increase in or commitment to increase any employee benefits, issue any additional AHP Stock Options, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any AHP Benefit Plan.

    (j) ACCOUNTING METHODS; INCOME TAX ELECTIONS. Except as disclosed in AHP SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, AHP shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by AHP's independent public accountants. AHP shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

    (k) CERTAIN AGREEMENTS. AHP shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that limit or otherwise restrict AHP or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Effective Time, limit or restrict Newco or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

    (l) NO CHANGE OR AMENDMENT TO RIGHTS AGREEMENT. AHP shall not amend, modify or waive any provision of the AHP Rights Agreement, and shall not take any action to redeem the rights or render the rights inapplicable to any transaction, other than the Merger and the transactions contemplated by the AHP Stock Option Agreement.

    (m) NO RELATED ACTIONS. AHP will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

    4.2 COVENANTS OF WARNER-LAMBERT. During the period from the date of this Agreement and continuing until the Effective Time, Warner-Lambert agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the Stock Option Agreements or the

Warner-Lambert Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that AHP shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

    (a)  ORDINARY COURSE.

        (i) Warner-Lambert and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; PROVIDED, HOWEVER, that no action by Warner-Lambert or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.2 shall be deemed a breach of this Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

        (ii)  Other than in connection with acquisitions permitted by
    Section 4.2(e), Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or
    (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed since January 1, 1999, are not in excess of the amounts set forth in Section 4.2(a) of the Warner-Lambert Disclosure Schedule.

    (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, and shall not propose to,
(i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $.20 per share of Warner-Lambert Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) for dividends by wholly owned Subsidiaries of Warner-Lambert, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Warner-Lambert which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by Warner-Lambert of Warner-Lambert Common Stock (and the associated Warner-Lambert Rights) in the ordinary course of business consistent with past practice in connection with the Warner-Lambert Benefit Plans. Prior to the Effective Time, Warner-Lambert shall not redeem the Warner-Lambert Rights.

    (c) ISSUANCE OF SECURITIES. Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Warner-Lambert Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Warner-Lambert Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than
(i) the issuance of Warner-Lambert Common Stock (and the associated Warner-Lambert Rights) upon the exercise of Warner-Lambert Stock Options or in connection with other stock-based benefits plans outstanding on the date hereof, in each case in accordance with their present terms or pursuant to Warner-Lambert Stock Options or other stock based awards granted pursuant to clause (iii) below, (ii) issuances by a wholly owned Subsidiary of Warner-Lambert of capital stock to such Subsidiary's parent or another wholly owned subsidiary of Warner-Lambert, (iii) the granting of Warner-Lambert Stock Options or other stock based awards to acquire shares of Warner-Lambert Common Stock granted under stock based benefit plans outstanding on the date hereof in the ordinary course of business consistent with past practice not in excess of the amounts set forth in
Section 4.2(c) of the Warner-Lambert Disclosure Schedule, (iv) pursuant to acquisitions set forth on the Warner-Lambert Disclosure Schedule or the financings therefor, (v) issuances in accordance with the Warner-Lambert Rights Agreement or (vi) issuances pursuant to the Warner-Lambert Stock Option Agreement.

    (d) GOVERNING DOCUMENTS. Except to the extent required to comply with its obligations hereunder or with applicable law, Warner-Lambert shall not amend or propose to so amend its respective certificates of incorporation, bylaws or other governing documents.

    (e) NO ACQUISITIONS. Other than (i) pursuant to the AHP Stock Option Agreement, (ii) acquisitions disclosed on the Warner-Lambert Disclosure Schedule and (iii) acquisitions for cash in existing or related lines of business of Warner-Lambert the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for all such acquisitions in Section 4.2(e) of the Warner-Lambert Disclosure Schedule and none of which acquisitions referred to in this clause (iii) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws, Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Warner-Lambert and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially of the assets of the transferor); PROVIDED, HOWEVER, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Warner-Lambert or (y) the creation of new Subsidiaries of Warner-Lambert organized to conduct or continue activities otherwise permitted by this Agreement.

    (f) NO DISPOSITIONS. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Warner-Lambert,
(ii) dispositions referred to in Warner-Lambert SEC Reports filed prior to the date of this Agreement or (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or the transactions disclosed in the Warner-Lambert Disclosure Schedule, Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Warner-Lambert but excluding inventory in the ordinary course of business), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds the amount specified in the aggregate for all such dispositions in
Section 4.2(f) of the Warner-Lambert Disclosure Schedule.

    (g) INVESTMENTS; INDEBTEDNESS. Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by Section 4.2(e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by Warner-Lambert or a Subsidiary of Warner-Lambert to or in Warner-Lambert or any Subsidiary of Warner-Lambert, (y) pursuant to any contract or other legal obligation of Warner-Lambert or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of the aggregate amount specified in Section 4.2(g) of the Warner-Lambert Disclosure Schedule (provided that none of such transactions referred to in this clause (z) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement or in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement.

    (h) POOLING; TAX-FREE QUALIFICATION. Warner-Lambert shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.2) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368 of the Code; PROVIDED, HOWEVER, that nothing hereunder shall limit the ability of Warner-Lambert to exercise its rights and/or fulfill its obligations under the Stock Option Agreements.

    (i) COMPENSATION. Other than as contemplated by Section 5.6 or by Sections 4.2(c) or 4.2(i) of the Warner-Lambert Disclosure Schedule, Warner-Lambert shall not increase the amount of compensation of any director or executive officer except in the ordinary course of business consistent with past practice or as required by an existing agreement, make any increase in or commitment to increase any employee benefits, issue any additional Warner-Lambert Stock Options, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Warner-Lambert Benefit Plan.

    (j) ACCOUNTING METHODS; INCOME TAX ELECTIONS. Except as disclosed in Warner-Lambert SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Warner-Lambert shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by Warner-Lambert's independent public accountants. Warner-Lambert shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

    (k) CERTAIN AGREEMENTS. Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that limit or otherwise restrict Warner-Lambert or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict Newco or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

    (l) NO CHANGE OR AMENDMENT TO RIGHTS AGREEMENT. Warner-Lambert shall not amend, modify or waive any provision of the Warner-Lambert Rights Agreement, and shall not take any action to redeem the rights or render the rights inapplicable to any transaction, other than the Merger and the transactions contemplated by the Warner-Lambert Stock Option Agreement.

    (m) NO RELATED ACTIONS. Warner-Lambert will not, and will not permit any of its Subsidiaries to, agree or commit to any of the foregoing.

    4.3 GOVERNMENTAL FILINGS. Each party shall (a) confer on a regular and frequent basis with the other and (b) report to the other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Warner-Lambert and AHP shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed.

    4.4 CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give Warner-Lambert, directly or indirectly, the right to control or direct AHP's operations prior to the Effective Time. Nothing contained in this Agreement shall give AHP, directly or indirectly, the right to control or direct Warner-Lambert's operations prior to the Effective Time. Prior to the Effective Time, each of Warner-Lambert and AHP shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1  PREPARATION OF PROXY STATEMENT; STOCKHOLDERS MEETINGS.

    (a) As promptly as reasonably practicable following the date hereof, AHP and Warner-Lambert shall prepare and file with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "JOINT PROXY STATEMENT/PROSPECTUS") and AHP shall prepare and file a registration statement on Form S-4 with respect to the issuance of AHP Common Stock in the Merger (the "FORM S-4"). The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as AHP's prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of AHP and Warner-Lambert shall use reasonable best efforts to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. AHP and Warner-Lambert shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. AHP will provide Warner-Lambert with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide Warner-Lambert with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; PROVIDED, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and PROVIDED, FURTHER, that AHP, in connection with a Change in the AHP Recommendation, and Warner-Lambert, in connection with a Change in the Warner-Lambert Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below)to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. A "QUALIFYING AMENDMENT" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (i) a Change in the AHP Recommendation or a Change in the Warner-Lambert Recommendation (as the case may be), (ii) a statement of the reasons of the Board of Directors of AHP or Warner-Lambert (as the case may be) for making such Change in the AHP Recommendation or Change in the Warner-Lambert Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing. AHP will use reasonable best efforts to cause the Joint Proxy Statements/Prospectus to be mailed to AHP stockholders, and Warner-Lambert will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Warner-Lambert's stockholders, in each case after the Form S-4 is declared effective under the Securities Act. AHP shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Share Issuance and Warner-Lambert shall furnish all information concerning

Warner-Lambert and the holders of Warner-Lambert Common Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the AHP Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to AHP or Warner-Lambert, or any of their respective affiliates, officers or directors, should be discovered by AHP or Warner-Lambert which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of AHP and Warner-Lambert.

    (b) Warner-Lambert shall, duly take (subject to compliance with the provisions of Section 3.1(e) and Section 3.2(e) (provided that Warner-Lambert shall have used reasonable best efforts to ensure that such representation is true and correct)), all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of Warner-Lambert and AHP (the "WARNER-LAMBERT STOCKHOLDERS MEETING") for the purpose of obtaining the Required Warner-Lambert Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the adoption of this Agreement by the Required Warner-Lambert Vote; and the Board of Directors of Warner-Lambert shall recommend adoption of this Agreement by the stockholders of Warner-Lambert to the effect as set forth in
Section 3.2(f) (the "WARNER-LAMBERT RECOMMENDATION"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to AHP such recommendation or take any action or make any statement in connection with the Warner-Lambert Stockholders Meeting inconsistent with such recommendation (collectively, a "CHANGE IN THE WARNER-LAMBERT RECOMMENDATION"); PROVIDED the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Warner-Lambert Recommendation) of factual information regarding the business, financial condition or results of operations of AHP or Warner-Lambert or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of Warner-Lambert does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to AHP its recommendation) in the Form S-4 or the Joint Proxy Statement/Prospectus, to the extent such information, facts, identity or terms is required to be disclosed therein under applicable law; and, PROVIDED FURTHER, that the Board of Directors of Warner-Lambert may make a Change in the Warner-Lambert Recommendation
(x) pursuant to Section 5.5 hereof or (y) prior to the Warner-Lambert Stockholders Meeting if (i) after the date of this Agreement, Warner-Lambert acquires knowledge of facts or circumstances that the Board of Directors of Warner-Lambert determines in good faith, after taking into account those facts and circumstances concerning AHP that are disclosed in the AHP SEC Reports filed prior to the date of this Agreement (or that Warner-Lambert otherwise has knowledge of as of the date of this Agreement), constitute a material adverse development with respect to AHP and (ii) the Board of Directors of Warner-Lambert determines in good faith that, by reason of its determination in clause (i) and based upon the advice of outside counsel to Warner-Lambert, the failure to effect such Change in the Warner-Lambert Recommendation would create a substantial probability of violating the fiduciary duties of the Warner-Lambert Board of Directors under applicable law. Notwithstanding any Change in the Warner-Lambert Recommendation, this Agreement shall be submitted to the stockholders of Warner-Lambert at the Warner-Lambert Stockholders Meeting for the purpose of adopting the Agreement and approving the Merger and nothing contained herein shall be deemed to relieve Warner-Lambert of such obligation.

    (c) AHP shall duly take (subject to compliance with the provisions of Section 3.2(e) and Section 3.1(e) (provided that AHP shall have used reasonable best efforts to ensure that such representation is true and correct) all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date determined in accordance with the mutual agreement of AHP and Warner-Lambert (the "AHP STOCKHOLDERS MEETING") for the purpose of obtaining the AHP Stockholder Approval and the Bylaw Amendment Vote and shall take all lawful action to solicit the approval of the AHP Bylaw Amendment, the Share Issuance and the adoption of the Certificate Amendment; and the Board of Directors of AHP shall recommend approval of the Share Issuance, the AHP Bylaw Amendment and the adoption of the Certificate Amendment by the stockholders of AHP to the effect as set forth in Section 3.1(f) (the "AHP RECOMMENDATION"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Warner-Lambert such recommendation or take any action or make any statement in connection with the AHP Stockholders Meeting inconsistent with such recommendation (collectively, a "CHANGE IN THE AHP RECOMMENDATION"); PROVIDED the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the AHP Recommendation) of factual information regarding the business, financial condition or operations of AHP or Warner-Lambert or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of AHP does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Warner-Lambert its recommendation) in the Form S-4 or the Joint Proxy Statement/Prospectus, to the extent such information, facts, identity or terms is required to be disclosed therein under applicable law; and, PROVIDED FURTHER, that the Board of Directors of AHP may make a Change in the AHP Recommendation
(x) pursuant to Section 5.5 hereof or (y) prior to the AHP Stockholders Meeting if (i) after the date of this Agreement, AHP acquires knowledge of facts or circumstances that the Board of Directors of AHP determines in good faith, after taking into account those facts and circumstances concerning Warner-Lambert that are disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement (or that AHP otherwise has knowledge of as of the date of this Agreement), constitute a material adverse development with respect to Warner-Lambert and (ii) the Board of Directors of AHP determines in good faith that, by reason of its determination in clause (i) and based upon the advice of outside counsel to AHP, the failure to effect such Change in the AHP Recommendation would create a substantial probability of violating the fiduciary duties of the AHP Board of Directors under applicable law. Notwithstanding any Change in the AHP Recommendation, a proposal to approve the Share Issuance, a proposal to approve the AHP Bylaw Amendment and a proposal to adopt the Certificate Amendment shall be submitted to the stockholders of AHP at the AHP Stockholders Meeting for the purpose of obtaining the AHP Stockholder Approval and nothing contained herein shall be deemed to relieve AHP of such obligation.

    (d) For purposes of this Agreement, a Change in the Warner-Lambert Recommendation shall be deemed to include, without limitation, a recommendation by the Warner-Lambert Board of Directors of a third party Acquisition Proposal with respect to Warner-Lambert and a Change in the AHP Recommendation shall be deemed to include, without limitation, a recommendation by the AHP Board of Directors of a third party Acquisition Proposal with respect to AHP.

    5.2  NEWCO BOARD OF DIRECTORS; EXECUTIVE OFFICERS; NAME; HEADQUARTERS.

    (a) At or prior to the Effective Time, AHP will take all action necessary to
(i) reconstitute the Board of Directors of Newco as of the Effective Time in accordance with Exhibit 5.2(a) hereto and the amendment to the AHP By-Laws provided for in Section 1.6 of this Agreement, (ii) cause John R. Stafford to be appointed as Chairman of the Board and Lodewijk J.R. de Vink to be appointed as Chief Executive Officer of Newco; each to be effective as of the Effective Time in accordance with Exhibit 5.2(a) hereto, (iii) cause the other individuals listed in Exhibit 5.2(a) hereto to be appointed as officers of Newco as of the Effective Time in accordance with Exhibit 5.2(a) hereto and (iv) adopt a retirement policy which contains the terms set forth on
Exhibit 5.2(a) hereto.

    (b) AHP shall change its name as of the Effective Time to "AmericanWarner, Inc." as set forth on Exhibit 1.5(b).

    (c) Following the Effective Time, (i) Newco shall continue to maintain its principal corporate offices in Madison, New Jersey, (ii) Newco shall maintain the headquarters of its over-the-counter division in Morris Plains, New Jersey and (iii) Newco shall maintain the headquarters of its pharmaceutical division in Radnor, Pennsylvania.

    5.3 ACCESS TO INFORMATION. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request (including consultation on a regular basis with respect to litigation matters); PROVIDED, HOWEVER, that either party may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. The parties will hold any such information obtained pursuant to this Section 5.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the Mutual Confidentiality Agreement letter dated July 27, 1999, between Warner-Lambert and AHP (the "CONFIDENTIALITY AGREEMENT"), as if such Confidentiality Agreement were in full force and effect; provided, that nothing in Section 13 thereof shall prohibit or otherwise restrict a party from making an acquisition proposal to the other party or from engaging in or becoming a participant in a proxy contest or a solicitation of proxies with respect to the Merger or the other transactions contemplated hereby (including the Share Issuance, the Certificate Amendment and the AHP Bylaw Amendment). Any investigation by AHP or Warner-Lambert shall not affect the representations and warranties of Warner-Lambert or AHP, as the case may be.

    5.4  REASONABLE BEST EFFORTS.

    (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and
(ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other Regulatory Law (as defined below) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Nothing in this Agreement shall require any of AHP and its Subsidiaries or Warner-Lambert and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of AHP, Warner-Lambert or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner is not conditioned on the Closing or, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

    (b) Each of AHP and Warner-Lambert shall, in connection with the efforts referenced in Section 5.4(a) to obtain all requisite material approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its reasonable best efforts to
(i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "REGULATORY LAW" means the Sherman Act, as amended, Council Regulation No. 4064/89 of the European Community, as amended (the "EC MERGER REGULATION") the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

    (c) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of AHP and Warner-Lambert shall cooperate in all respects with each other and use its respective reasonable best efforts, including without limitation, selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of AHP, Warner-Lambert or their respective Subsidiaries or the conducting of their business in a specified manner, in order to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this
Section 5.4 shall limit a party's right to terminate this Agreement pursuant to
Article VII; provided that the foregoing is subject in all respects to the last sentence of Section 5.4(a).

    (d) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of AHP and Warner-Lambert shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

    5.5  ACQUISITION PROPOSALS.

    Without limitation on any of such party's other obligations under this Agreement (including under Article IV hereof), each of AHP and Warner-Lambert agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries and Majority Owned Restricted Affiliates) of such party and its Subsidiaries, taken as a whole, having an aggregate value equal to 10% or more of the market capitalization of such party, or any purchase or sale of, or tender or exchange offer for, 10% or more of the equity securities of such party (any such proposal or offer (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "ACQUISITION PROPOSAL"). Each of AHP and Warner-Lambert further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, each of AHP and Warner-Lambert or its respective Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) effect a Change in the AHP or Warner-Lambert Recommendation, as the case may be, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case as is referred to in clause (B) or (C), (i) its Stockholders Meeting shall not have occurred, (ii) (x) in the case of clause (B) above such change is permitted by clause (y) of the second proviso of the first sentence of
Section 5.1(b) or Section 5.1(c), as the case may be, or it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors conclude in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined in Section 8.11) and (y) in the case of clause (C) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could result in a Superior Proposal, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement containing terms at least as stringent as those contained in the Confidentiality Agreement (including Section 13 thereof) and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, such party notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of AHP and Warner-Lambert agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Each of AHP and Warner-Lambert agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Each of AHP and Warner-Lambert agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this
Section 5.5. Nothing in this Section 5.5 shall (x) permit AHP or Warner-Lambert to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of AHP or Warner-Lambert under this Agreement. Neither AHP nor Warner-Lambert shall submit to the vote of its stockholders any Acquisition Proposal other than the Merger.

    5.6  EMPLOYEE BENEFITS MATTERS.

    (a) CONTINUATION AND COMPARABILITY OF BENEFITS. Following the Effective Time, Newco shall honor, cause the Surviving Corporation to honor, all Warner-Lambert Benefit Plans and related funding arrangements in accordance with their respective terms. From the Effective Time until such later date to be agreed by the Task Force (which date shall not be earlier than the first anniversary of the Effective Time), Newco shall provide compensation and employee benefits under Benefit Plans (as defined in Section 8.11) to the employees and former employees of AHP and Warner-Lambert and their respective Subsidiaries (the "Newco Employees") that are, in the aggregate, no less favorable in any material respects than those provided to such persons pursuant to the Benefit Plans in effect on the date hereof, except to the extent their equity and equity based compensation shall be dealt with in accordance with
Section 5.6(c). Nothing herein shall require Newco to continue any particular Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence); provided, however, that Newco shall not take any action (by way of amendment, termination or otherwise) which is in violation of the terms of any Benefit Plan or applicable law.

    (b) PRE-EXISTING LIMITATIONS; DEDUCTIBLES; SERVICE CREDIT. With respect to any Benefit Plans in which any Newco Employees first become eligible to participate, on or after the Effective Time, and in which are plans that the Newco Employees did not participate prior to the Effective Time (the "NEW NEWCO PLANS"), Newco shall: (A) waive all pre-existing conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Newco Employees under any New Newco Plans in which such employees may be eligible to participate after the Effective Time; (B) provide each Newco Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Newco Plans in which such employees may be eligible to participate after the Effective Time, and
(C) recognize all service of the Newco Employees with AHP and Warner-Lambert, respectively, for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement to benefits, and benefit accrual) in any New Newco Plan in which such employees may be eligible to participate after the Effective Time, to the extent such service is taken into account under the applicable New Newco Plan; provided, that the foregoing shall not apply to the extent it would result in duplication of benefits, under multiple plans or would result in benefit accruals under multiple defined benefit pension plans with respect to the same period of service without offset for benefits accrued under a predecessor defined benefit pension plan.

    (c) TREATMENT OF EQUITY AND EQUITY--BASED BENEFIT PLANS. AHP and Warner-Lambert shall, as soon as reasonably practicable after the date hereof, create a task force comprised of key executive officers and other employees of each of AHP and Warner-Lambert (half of whom shall be employed by AHP and half of whom shall be employed by Warner-Lambert) (the "TASK FORCE") which shall review all Benefit Plans of AHP and Warner-Lambert including those which related to, or were based upon the equity of AHP or Warner-Lambert and recommend appropriate Benefit Plans for Newco on and after the Effective Time, including how to deal with the use of equity and equity based compensation for employees of Newco. In so doing, the Task Force shall fully and fairly take into account the past practices of both AHP and Warner-Lambert, shall comply with the provisions of paragraph (a) of this Section 5.6 and shall in good faith consider appropriate methods by which Newco Employees may be fairly compensated through the use of Benefit Plans.

    5.7 FEES AND EXPENSES. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except
(a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on Warner-Lambert or its Subsidiaries and (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus, which shall be shared equally by AHP and Warner-Lambert. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

    5.8 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE. The Surviving Corporation shall, and Newco shall cause the Surviving Corporation to,
(i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Warner-Lambert and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Warner-Lambert pursuant to Warner-Lambert's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Warner-Lambert and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and bylaws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the certificate of incorporation and bylaws of Warner-Lambert and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Warner-Lambert (PROVIDED that the Surviving Corporation (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Warner-Lambert for such insurance; and, PROVIDED, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The obligations of the Surviving Corporation under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 5.8 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8).

    5.9 PUBLIC ANNOUNCEMENTS. AHP and Warner-Lambert shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and
(ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 5.1, neither AHP nor Warner-Lambert shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

    5.10 ACCOUNTANT'S LETTERS. (a) AHP shall use reasonable best efforts to cause to be delivered to Warner-Lambert two letters from AHP's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to AHP and Warner-Lambert, in form reasonably satisfactory to Warner-Lambert and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. AHP shall use reasonable best efforts to cause to be delivered to Warner-Lambert a copy of a letter from AHP's independent accountants dated approximately the date the Form S-4 is declared effective and as of the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

    (b) Warner-Lambert shall use reasonable best efforts to cause to be delivered to AHP two letters from Warner-Lambert's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Warner-Lambert and AHP, in form reasonably satisfactory to AHP and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Warner-Lambert shall use reasonable best efforts to cause to be delivered to AHP a copy of a letter from Warner-Lambert's independent public accountants, addressed to Warner-Lambert, dated approximately the date the Form S-4 is declared effective and as of the Closing Date, stating that they concur with Warner-Lambert's conclusion that, as of the date of their report, no conditions exist that would preclude Warner-Lambert's ability to be a party in a business combination to be accounted for as a pooling of interests.

    (c) Each of AHP and Warner-Lambert shall use reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC.

    5.11 LISTING OF SHARES OF AHP COMMON STOCK. AHP shall use its reasonable best efforts to cause the shares of AHP Common Stock to be issued in the Merger and the shares of AHP Common Stock to be reserved for issuance upon exercise of the Warner-Lambert Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

    5.12 DIVIDENDS. After the date of this Agreement, each of AHP and Warner-Lambert shall coordinate with the other the payment of dividends with respect to the AHP Common Stock and Warner-Lambert Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of AHP Common Stock and Warner-Lambert Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of AHP Common Stock and/or Warner-Lambert Common Stock or any shares of AHP Common Stock that any such holder receives in exchange for such shares of Warner-Lambert Common Stock in the Merger.

    5.13 AFFILIATES. (a) Not less than 45 days prior to the Effective Time, Warner-Lambert shall deliver to AHP a letter identifying all persons who, in the judgment of Warner-Lambert, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Warner-Lambert, "affiliates" of Warner-Lambert for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Warner-Lambert shall use reasonable best efforts to cause each person identified on such list to deliver to AHP not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as
Exhibit 5.13 hereto (an "AFFILIATE AGREEMENT"). Not less than 45 days prior to the Effective Time, AHP shall deliver to Warner-Lambert a letter identifying all persons who, in the judgment of AHP, may be deemed "affiliates" of AHP for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date hereof. AHP shall use reasonable best efforts to cause each person identified on such list to deliver to Warner-Lambert not less than 30 days prior to the Effective Time, a written agreement including the substance of paragraphs
(C), (D) and (E) of Exhibit 5.13 hereto.

    (b) Newco shall use its reasonable best efforts to publish no later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

    5.14 SECTION 16 MATTERS. Prior to the Effective Time, AHP and Warner-Lambert shall take all such steps as may be required to cause any dispositions of Warner-Lambert Common Stock (including derivative securities with respect to Warner-Lambert Common Stock) or acquisitions of AHP Common Stock (including derivative securities with respect to AHP Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to Warner-Lambert, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

    5.15 SPECIFIED LITIGATION. (a) From the date hereof to the Closing Date, AHP shall promptly advise Warner-Lambert of all developments, and provide Warner-Lambert all additional information not otherwise provided pursuant to
Section 3.1(h) (iii), known to AHP which could reasonably be expected to be relevant and material to an assessment of the liability exposure of AHP and its Subsidiaries with respect to AHP Specified Litigation Matters.

    (b) From the date hereof to the Closing Date, Warner-Lambert shall promptly advise AHP of all developments, and provide AHP all additional information not otherwise provided pursuant to Section 3.2(h) (iii), known to Warner-Lambert which could reasonably be expected to be relevant and material to an assessment of the liability exposure of Warner-Lambert and its Subsidiaries with respect to Warner-Lambert Specified Litigation Matters.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Warner-Lambert, AHP and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVAL. (i) Warner-Lambert shall have obtained the Required Warner-Lambert Vote in connection with the adoption of this Agreement by the stockholders of Warner-Lambert and (ii) AHP shall have obtained the AHP Stockholder Approval in connection with the approval of the Share Issuance and the Certificate Amendment by the stockholders of AHP.

    (b) NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or
(ii) which otherwise, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger.

    (c) HSR ACT; EC MERGER REGULATION. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and approval of the Merger of the European Commission shall have been obtained pursuant to the EC Merger Regulation.

    (d) GOVERNMENTAL AND REGULATORY APPROVALS. Other than the filing provided for under Section 1.3 and filings pursuant to the HSR Act and EC Merger Regulation (which are addressed in Section 6.1(c)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of AHP, Warner-Lambert or any of their Subsidiaries to consummate the Merger, the Share Issuance and the other transactions contemplated hereby, the failure of which to be obtained or taken, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Newco and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger, shall have been obtained; PROVIDED HOWEVER, that the provisions of this Section 6.1(d) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, the failure to obtain such consent or approval.

    (e) NYSE LISTING. The shares of AHP Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

    (f) EFFECTIVENESS OF THE FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

    (g) POOLING. Warner-Lambert shall have received and delivered to AHP and AHP's independent public accountants, a letter from its independent public accountants, dated approximately the date the Form S-4 is declared effective and as of the Closing Date, stating that they concur with Warner-Lambert's conclusions that, as of the date of their letter, no conditions exist that would preclude Warner-Lambert's ability to be a party in a business combination to be accounted for as a pooling of interests. AHP shall have received and delivered to Warner-Lambert, a letter from its independent public accountants, dated approximately the date the Form S-4 is declared effective and as of the Closing Date, stating that accounting for the Merger as a pooling of interests under Opinion 16 of the

Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF AHP AND MERGER SUB. The obligations of AHP and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by AHP, on or prior to the Closing Date of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Warner-Lambert set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of Warner-Lambert set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date); and AHP shall have received a certificate of the chief executive officer and the chief financial officer of Warner-Lambert to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF WARNER-LAMBERT. Warner-Lambert shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and AHP shall have received a certificate of the chief executive officer and the chief financial officer of Warner-Lambert to such effect.

    (c) TAX OPINION. AHP shall have received from Simpson Thacher & Bartlett, counsel to AHP, on or before the date the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Code and that each of AHP, Warner-Lambert and Merger Sub will be a party to the reorganization within the meaning of section 368(b) of the Code. In rendering such opinion, counsel to AHP shall be entitled to rely upon information, representations and assumptions provided by AHP and Warner-Lambert substantially in the form of Exhibits 6.2(c)(1) and 6.2(c)(2) (allowing for such amendments to the representations as counsel to AHP deems reasonably necessary).

    (d) WARNER-LAMBERT RIGHTS AGREEMENT. No Stock Acquisition Date or Distribution Date (as such terms are defined in the Warner-Lambert Rights Agreement) shall have occurred pursuant to the Warner-Lambert Rights Agreement.

    6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF WARNER-LAMBERT. The obligations of Warner-Lambert to effect the Merger are subject to the satisfaction of, or waiver by Warner-Lambert, on or prior to the Closing Date of the following additional conditions:

    (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of AHP set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of AHP set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date); and Warner-Lambert shall have received a certificate of the chief executive officer and the chief financial officer of AHP to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF AHP. AHP shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this

Agreement at or prior to the Closing Date that are not so qualified, and Warner-Lambert shall have received a certificate of the chief executive officer and the chief financial officer of AHP to such effect.

    (c) TAX OPINION. Warner-Lambert shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Warner-Lambert, on or before the date the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates to the effect that for federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a) of the Code and that each of AHP, Warner-Lambert and Merger Sub will be a party to the reorganization within the meaning of section 368(b) of the Code. In rendering such opinion, counsel to Warner-Lambert shall be entitled to rely upon information, representations and assumptions provided by AHP and Warner-Lambert substantially in the form of Exhibits 6.2(c)(1) and 6.2(c)(2) (allowing for such amendments to the representations as counsel to Warner-Lambert deems reasonably necessary).

    (d) AHP RIGHTS AGREEMENT. No Shares Acquisition Date or Distribution Date (as such terms are defined in the AHP Rights Agreement) shall have occurred pursuant to the AHP Rights Agreement.

    (e) AMENDMENTS. AHP shall have taken all such actions as shall be necessary so that (i) the amendment to the bylaws of AHP required by
Section 1.6(b) and (ii) the Certificate Amendment shall become effective not later than the Effective Time.

    (f) SETTLEMENT AGREEMENT. AHP shall have entered into the Settlement Agreement (as defined below) and such Settlement Agreement shall be in full force and effect, the Preliminary Approval (as defined below) shall have been obtained and shall be in full force and effect, the Initial Opt Out Period (as defined below) shall have expired and AHP (i) shall not have exercised (or publicly announced or notified Warner-Lambert of its intention to exercise) and
(ii) shall have irrevocably notified the other parties thereto that it will not exercise, its "walkaway" rights set forth in Section III.5 of the Memorandum of Understanding (as defined below) (or corresponding provision of the Settlement Agreement).

                                  ARTICLE VII
                           TERMINATION AND AMENDMENT

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Warner-Lambert or AHP:

    (a) By mutual written consent of AHP and Warner-Lambert;

    (b) By either Warner-Lambert or AHP, if the Effective Time shall not have occurred on or before November 15, 2000 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 5.4) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

    (c) By either Warner-Lambert or AHP, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.4), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in subsections 6.1(c) and (d), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.4 has been the cause of such action or inaction;

    (d) By either Warner-Lambert or AHP, if the approvals of the stockholders of either AHP or Warner-Lambert contemplated by this Agreement (other than the AHP Bylaw Amendment) shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken;

    (e) By AHP, if Warner-Lambert shall have failed to make the Warner-Lambert Recommendation or effected a Change in the Warner-Lambert Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have materially breached its obligations under this Agreement by reason of a failure to call the Warner-Lambert Stockholders Meeting in accordance with
Section 5.1(b);

    (f) By Warner-Lambert, if AHP shall have failed to make the AHP Recommendation or effected a Change in the AHP Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have materially breached its obligations under this Agreement by reason of a failure to call the AHP Stockholders Meeting in accordance with Section 5.1(c);

    (g) By Warner-Lambert, if a Shares Acquisition Date (as such term is defined in the AHP Rights Agreement) shall have occurred pursuant to the AHP Rights Agreement; or

    (h) By AHP, if a Stock Acquisition Date (as such term is defined in the Warner-Lambert Rights Agreement) shall have occurred pursuant to the Warner-Lambert Rights Agreement.

    (i) By Warner-Lambert at any time during the 10 Business Day period following the earlier of (i) June 30, 2000, if on or before such date the condition set forth in Section 6.3(f) is not satisfied, and (ii) the date on which the satisfaction on or before June 30, 2000 of the condition set forth in
Section 6.3(f) is not possible.

    (j) By Warner-Lambert at any time during the 10 Business Day period following the delivery by AHP to Warner-Lambert of a fully executed Settlement Agreement, if (i) such Settlement Agreement is not on substantially the same terms as set forth in the Memorandum of Understanding and (ii) the terms set forth in the Settlement Agreement which are not substantially the same as the terms set forth in the Memorandum of Understanding are in the aggregate, in the reasonable judgment of Warner-Lambert, materially adverse to AHP.

    For purposes of this Article VII and Section 6.3(f), the following terms shall have the following meanings:

        "MEMORANDUM OF UNDERSTANDING" shall mean the Memorandum of Understanding Concerning Settlement of Diet Drug Litigation, dated October 7, 1999, between AHP and the other parties thereto.

        "INITIAL OPT OUT PERIOD" shall have the meaning set forth in the Memorandum of Understanding.

        "PRELIMINARY APPROVAL" shall mean the granting, by order of the United States District Court for the Eastern District of Pennsylvania, of the preliminary approval of the Settlement Agreement as contemplated by
    Section IV.3 of the Memorandum of Understanding and the approval of the notice to the Settlement Class (as defined in the Memorandum of Understanding) and authorization of the issuance of such notice.

        "SETTLEMENT AGREEMENT" shall have the meaning set forth in the Memorandum of Understanding.

    7.2  EFFECT OF TERMINATION.

    (a) In the event of termination of this Agreement by either Warner-Lambert or AHP as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of AHP or Warner-Lambert or their respective officers or directors except with respect to
Section 3.1(l), Section 3.2(l), the second sentence of Section 5.3,
Section 5.7, this Section 7.2 and Article VIII, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither AHP nor Warner-Lambert shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

    (b) If (A) (I) either party shall terminate this Agreement pursuant to
Section 7.1(d) (provided that the basis for such termination is the failure of AHP's stockholders to approve the Share Issuance or adopt the Certificate Amendment) and (II) at any time after the date of this Agreement and at or before the date of the AHP Stockholders Meeting a Business Combination (as defined in Section 7.2(d)) proposal with respect to AHP shall have been publicly announced or otherwise communicated to the AHP Board of Directors,
(B) Warner-Lambert shall terminate this Agreement pursuant to Section 7.1(g),
(C) (I) either party shall terminate this Agreement pursuant to Section 7.1(b),
(II) at any time after the date of this Agreement and at or before the Termination Date a Business Combination proposal with respect to AHP shall have been publicly announced or communicated to the AHP Board of Directors,
(III) following the existence of such Business Combination proposal and prior to any such termination, AHP shall have breached (and not cured after notice thereof) any of its covenants or agreements set forth in this Agreement in any material respect, which breach shall have materially contributed to the failure of the Effective Time to occur on or before the Termination Date and
(IV) within twelve months of any such termination of this Agreement, AHP shall enter into a definitive agreement with any third party with respect to a Business Combination or a Business Combination with respect to AHP is consummated, (D) (I) either party shall terminate this Agreement pursuant to
Section 7.1(b), (II) at any time after the date of this Agreement and at or before the Termination Date a Business Combination proposal with respect to AHP shall have been publicly announced or communicated to the AHP Board of Directors, (III) within twelve months of any such termination of this Agreement, AHP shall enter into a definitive agreement with any third party with respect to a Business Combination or a Business Combination with respect to AHP is consummated and (IV) Section 7.2(b)(C)(III) is not applicable,
(E)(I) Warner-Lambert shall terminate this Agreement pursuant to Section 7.1(f) and (II) either AHP's Board of Directors shall have, prior to termination, failed to make the AHP Recommendation or effected a change in the AHP Recommendation, in either case by reason of a Superior Proposal, or at any time after the date of this Agreement and at or before the event giving rise to the right of termination a Business Combination proposal which satisfies the provisions of subclauses (i) and (ii) of clause (II) (but not the language preceding subclause (i) in clause (II)) in the definition of Superior Proposal with respect to AHP shall have been publicly announced or communicated to the AHP Board of Directors and shall have not been irrevocably withdrawn prior to the event giving rise to the right of termination, or (F) Warner-Lambert shall terminate this Agreement pursuant to Section 7.1(f) in circumstances where the immediately preceding clause (E) (II) is not applicable;

then:

        (i) in the case of clauses (B), (C) or (E), AHP shall pay to Warner-Lambert (in the case of clauses (B) and (E) not later than two Business Days after the date of termination of this Agreement and in the case of clause (C) not later than two Business Days after the earlier of the date such agreement is entered into or such Business Combination is consummated) an amount equal to $1.8 billion,

        (ii) in the case of clause (A), (i) AHP shall pay Warner-Lambert, not later than two Business Days after the date of termination of this Agreement, an amount equal to $900 million, and (ii) if within twelve months of termination of this Agreement, AHP enters into a definitive agreement with any third party with respect to a Business Combination or any Business Combination with respect to AHP is consummated, then AHP shall pay to Warner-Lambert, not later than two Business Days after the earlier of the date such agreement is entered into or such Business Combination is consummated, an additional amount equal to $900 million,

        (iii) in the case of clause (D), AHP shall pay to Warner-Lambert, not later than two Business Days after the earlier of the date such agreement is entered into or such Business Combination is consummated, an amount equal to $180 million,

        (iv) in the case of clause (F), (i) AHP shall pay to Warner-Lambert, not later than two Business Days after the date of termination of this Agreement, an amount equal to $900 million, and (ii) if within twelve months of termination of this Agreement, AHP enters into a definitive agreement with any third party with respect to a Business Combination or any Business Combination with respect to AHP is consummated, provided in each case such Business Combination is more favorable to AHP stockholders (in their capacities as such) from a financial point of view than the Merger, then AHP shall pay to Warner-Lambert, not later than two Business Days after the earlier of the date such agreement is entered into or such Business Combination is consummated, an additional amount equal to $1 billion, unless the option granted pursuant to the AHP Stock Option Agreement has become exercisable in which case, such amount shall be $900 million. For purposes of the foregoing, a Business Combination shall be deemed to be more favorable to AHP stockholders from a financial point of view if the AHP Applicable Price exceeds the AHP Reference Price. The "AHP APPLICABLE PRICE" means the average of the closing prices of the AHP Common Stock (as reported on the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source)) during the five trading day period commencing on the first full trading day following the initial public announcement (or other public disclosure) of the earlier to occur of (i) the date on which AHP enters into a definitive agreement with respect to such Business Combination and
    (ii) the date such Business Combination is consummated. The "AHP REFERENCE PRICE" means the average of the closing prices of the AHP Common Stock (as reported on the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source)) during the five trading day period ending on the last trading day prior to the initial public announcement (or other public disclosure) of the earliest to occur of the following: (i) termination of this Agreement, (ii) AHP's decision to consider effecting the change in the AHP Recommendation giving use to such right of termination and (iii) the development with respect to Warner-Lambert upon which such change in the AHP Recommendation is based.

    Notwithstanding the foregoing, in the event of termination pursuant to
Section 7.1(d) in circumstances where Warner-Lambert has the right to terminate this Agreement pursuant to Section 7.1(f): (i) under circumstances where
Section 7.2(b)(E)(II) applies, then AHP shall pay to Warner-Lambert, not later than two Business Days after the date of termination of this Agreement, an amount equal to $1.8 billion and no further fee shall be payable under this
Section 7.2(b), and (ii) under circumstances where Section 7.2(b)(E)(II) does not apply, then AHP shall pay Warner-Lambert upon termination of this Agreement, as the obligation to pay fees under this Section 7.2, the fees payable under
Section 7.2(b)(iv) as, when and to the extent payable under such Section.

    (c) If (A) (I) either party shall terminate this Agreement pursuant to
Section 7.1(d) (provided that the basis for such termination is the failure of Warner-Lambert's stockholders to adopt this Agreement or approve the Merger) and
(II) at any time after the date of this Agreement and at or before the date of the Warner-Lambert Stockholders Meeting a Business Combination proposal with respect to Warner-Lambert shall have been publicly announced or otherwise communicated to the Warner-Lambert Board of Directors, (B) AHP shall terminate this Agreement pursuant to
Section 7.1(h), (C) (I) either party shall terminate this Agreement pursuant to
Section 7.1(b), (II) at any time after the date of this Agreement and at or before the Termination Date a Business Combination proposal with respect to Warner-Lambert shall have been publicly announced or communicated to the Warner-Lambert Board of Directors, (III) following the existence of such a Business Combination proposal and prior to any such termination, Warner-Lambert shall have breached (and not cured after notice thereof) any of its covenants or agreements set forth in this Agreement in any material respect, which breach shall have materially contributed to the failure of the Effective Time to occur on or before the Termination Date and (IV) within twelve months of any such termination of this Agreement, Warner-Lambert shall enter into a definitive agreement with any third party with respect to a Business Combination or a Business Combination with respect to Warner-Lambert is consummated, (D) (I) either party shall terminate this Agreement pursuant to Section 7.1(b), (II) at any time after the date of this Agreement and at or before the Termination Date a Business Combination proposal with respect to Warner-Lambert shall have been publicly announced or communicated to the Warner-Lambert Board of Directors,
(III) within twelve months of any such termination of this Agreement, Warner-Lambert shall enter into a definitive agreement with any third party with respect to a Business Combination or a Business Combination with respect to Warner-Lambert is consummated and (IV) Section 7.2(c)(C)(III) is not applicable,
(E)(I) AHP shall terminate this Agreement pursuant to Section 7.1(e) and
(II) either Warner-Lambert's Board of Directors shall have, prior to termination, failed to make the Warner-Lambert Recommendation or effected a change in the Warner-Lambert Recommendation, in either case by reason of a Superior Proposal, or at any time after the date of this Agreement and at or before the event giving rise to the right of termination a Business Combination proposal which satisfies the provisions of subclauses (i) and (ii) of clause (II) (but not the language preceding subclause (i) in clause (II)) in the definition of Superior Proposal with respect to Warner-Lambert shall have been publicly announced or communicated to the Warner-Lambert Board of Directors and shall have not been irrevocably withdrawn prior to the event giving rise to the right of termination, or (F) AHP shall terminate this Agreement pursuant to
Section 7.1(e) in circumstances where the immediately preceding clause (E)(II) is not applicable;

then:

        (i) in the case of clauses (B), (C) or (E), Warner-Lambert shall pay to AHP (in the case of clauses (B) and (E) not later then two Business Days after the date of termination of this Agreement and in the case of clause (C) not later than two Business Days after the earlier of the date such agreement is entered into or such Business Combination is consummated) an amount equal to $1.8 billion,

        (ii) in the case of clause (A), (i) Warner-Lambert shall pay AHP, not later than two Business Days after the date of termination of this Agreement, an amount equal to $900 million, and (ii) if within twelve months of termination of this Agreement, Warner-Lambert enters into a definitive agreement with any third party with respect to a Business Combination or any Business Combination with respect to Warner-Lambert is consummated, then Warner-Lambert shall pay to AHP, not later than two Business Days after the earlier of the date such agreement is entered into or such Business Combination is consummated, an additional amount equal to $900 million,

        (iii) in the case of clause (D), Warner-Lambert shall pay to AHP, not later than two Business Days after the earlier of the date such agreement is entered into or such Business Combination is consummated, an amount equal to $180 million,

        (iv) in the case of clause (F), (i) Warner-Lambert shall pay to AHP, not later then two Business Days after the date of termination of this Agreement, an amount equal to $900 million, and (ii) if within twelve months of termination of this Agreement, Warner-Lambert enters into a definitive agreement with any third party with respect to a Business Combination or any Business

    Combination with respect to Warner-Lambert is consummated, provided in each case such Business Combination is more favorable to Warner-Lambert stockholders (in their capacities as such) from a financial point of view than the Merger, then Warner-Lambert shall pay to AHP, not later than two Business Days after the earlier of the date such agreement is entered into or such Business Combination is consummated, an additional amount equal to $1 billion, unless the option granted pursuant to the Warner-Lambert Stock Option Agreement has become exercisable, in which case, such amount shall be $900 million. For purposes of the foregoing, a Business Combination shall be deemed to be more favorable to Warner-Lambert stockholders from a financial point of view if the Warner-Lambert Applicable Price exceeds the Warner-Lambert Reference Price. The "WARNER-LAMBERT APPLICABLE PRICE" means the average of the closing prices of the Warner-Lambert Common Stock (as reported on the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source)) during the five trading day period commencing on the first full trading day following the initial public announcement (or other public disclosure) of the earlier to occur of (i) the date on which Warner-Lambert enters into a definitive agreement with respect to such Business Combination and (ii) the date such Business Combination is consummated. The "WARNER-LAMBERT REFERENCE PRICE" means the average of the closing prices of the Warner-Lambert Common Stock (as reported on the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source)) during the five trading day period ending on the last trading day prior to the initial public announcement (or other public disclosure) of the earliest to occur of the following: (i) termination of this Agreement, (ii) Warner-Lambert's decision to consider effecting the Change in the Warner-Lambert Recommendation giving rise to such right of termination and (iii) the development with respect to AHP upon which such Change in the Warner-Lambert Recommendation is based.

    Notwithstanding the foregoing, in the event of termination pursuant to
Section 7.1(d) in circumstances where AHP has the right to terminate this Agreement pursuant to Section 7.1(e): (i) under circumstances where
Section 7.2(c)(E)(II) applies, then Warner-Lambert shall pay to AHP, not later than two Business Days after the date of termination of this Agreement, an amount equal to $1.8 billion and no further fee shall be payable under this
Section 7.2(c); and (ii) under circumstances where Section 7.2(c)(E)(II) does not apply, then Warner-Lambert shall pay AHP upon termination of this Agreement, as the obligation to pay fees under this Section 7.2, the fees payable under
Section 7.2(c)(iv) as, when and to the extent payable under such section.

    (d) For the purposes of this Section 7.2, "BUSINESS COMBINATION" means with respect to AHP or Warner-Lambert, as the case may be, (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which either (A) such party's stockholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, if any Person shall beneficially own, directly or indirectly, at least 40% of the voting securities of such ultimate parent entity, or (B) the individuals comprising the board of directors of such party prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of such party and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 40% or more of the common stock of such party whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which such party's stockholders would in the aggregate beneficially own greater than 60% of the voting securities of such Person).

    (e) In no event shall AHP or Warner-Lambert be required to pay more than $1.8 billion (or, as provided in Section 7.2(b)(iv) and 7.2(c)(iv), $1.9 billion) pursuant to Section 7.2(b) or 7.2(c), as applicable. All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

    7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Warner-Lambert and AHP, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including
Section 5.8) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt,
(b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    (a) if to AHP or Merger Sub, to:

       American Home Products Corporation
       5 Giralda Farms
       Madison, New Jersey 07940
       Fax: (973) 660-7156
       Attention: Louis L. Hoynes, Jr.

       with a copy to:

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017
       Fax: (212) 455-2502
       Attention: Charles I. Cogut, Esq.
                Robert E. Spatt, Esq.
                William E. Curbow, Esq.

    (b) if to Warner-Lambert to:

       Warner-Lambert Company
       201 Tabor Road
       Morris Plains, New Jersey 07950
       Fax: (973) 631-7704
       Attention: Gregory L. Johnson, Esq.

       with a copy to:

       Skadden, Arps, Slate, Meagher & Flom LLP
       919 Third Avenue
       New York, New York 10022
       Fax: (212) 735-2000
       Attention: Lou R. Kling, Esq.
                Eileen Nugent Simon, Esq.

    8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

    8.5  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

    (a) This Agreement, the Stock Option Agreements, the Confidentiality Agreement and the other agreements of the parties referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

    8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

    8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of AHP without the consent of Warner-Lambert, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of AHP and Warner-Lambert irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of AHP and Warner-Lambert hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of AHP and Warner-Lambert hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that
(i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

    8.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.11  DEFINITIONS.  As used in this Agreement:

    (a) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

    (b) "BENEFIT PLANS" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on the Warner-Lambert Disclosure Schedule or the AHP Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

    (c) "BOARD OF DIRECTORS" means the Board of Directors of any specified Person and any committees thereof.

    (d) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

    (e) "KNOWN OR "KNOWLEDGE" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

    (f) "MAJORITY OWNED RESTRICTED AFFILIATE" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, and with respect to which such party is restricted from having the ability to, by virtue of contractual limitations or limitations imposed in organizational documents, from electing a majority of the Board of Directors or others performing similar functions.

    (g) "MATERIAL ADVERSE EFFECT" means, with respect to any entity any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any event, change, circumstance or effect relating (x) to the economy or financial markets in general or (y) in general to the industries in which such entity operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) such entity or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that for purposes of Section 3.1 (other than 3.1(i) if, and only if, the succeeding proviso is applicable and Section 3.1(h)(iii)) only, "Material Adverse Effect" shall also exclude any event, change, circumstance or effect relating in any way to (I) any pending, proposed, threatened or potential litigation against AHP involving dexfenfluramine or fenfluramine or any settlement or proposed settlement of such litigation or (II) any other liabilities, whether known or unknown and whether contingent or not, relating in any way to AHP's production, sale or marketing of dexfenfluramine or fenfluramine; PROVIDED FURTHER HOWEVER, that the exception to the exclusion set forth in the preceding proviso with respect to Section 3.1(i) shall apply if, and only if, following the date of the Warner-Lambert Stockholders Meeting, any events, changes, circumstances or effects occur, or Warner-Lambert becomes aware of any events, changes, circumstances or effects, relating to the matters referred to in the preceding clauses (I) and (II) which in Warner-Lambert's good faith judgment has had or has a reasonable likelihood of having material adverse significance with respect to such matters. All references to Material Adverse Effect on AHP or its Subsidiaries contained in this Agreement shall be deemed to refer solely to AHP and its Subsidiaries without including its ownership of Warner-Lambert and its Subsidiaries after the Merger.

    (h) "THE OTHER PARTY" means, with respect to Warner-Lambert, AHP and means, with respect to AHP, Warner-Lambert.

    (i) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

    (j) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, except for any Majority Owned Restricted Affiliates.

    (k) "SUPERIOR PROPOSAL" means with respect to AHP or Warner-Lambert, as the case may be, a written proposal made by a Person other than either such party which is for (I) (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which either (A) such party's stockholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) the individuals comprising the board of directors of such party prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of such party and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 40% or more of the common stock of such party whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, consolidation, share exchange, business combination, tender or exchange offer or other transaction upon the consummation of which such party's stockholders would in the aggregate beneficially own greater than 60% of the voting securities of such Person), and which is (II) otherwise on terms which the Board of Directors of such party in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

    IN WITNESS WHEREOF, AHP, Merger Sub and Warner-Lambert have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                       AMERICAN HOME PRODUCTS CORPORATION

                                                       By:  /s/ JOHN R. STAFFORD
                                                            -----------------------------------------
                                                            Name: John R. Stafford
                                                            Title: Chairman, President and
                                                                 Chief Executive Officer

                                                       WOLVERINE SUB CORP.

                                                       By:  /s/ JEFFREY S. SHERMAN
                                                            -----------------------------------------
                                                            Name: Jeffrey S. Sherman
                                                            Title: Vice President and Assistant
                                                            Secretary

                                                       WARNER-LAMBERT COMPANY

                                                       By:  /s/ LODEWIJK J.R. DE VINK
                                                            -----------------------------------------
                                                            Name: Lodewijk J.R. de Vink
                                                            Title: Chairman, President and
                                                                 Chief Executive Officer

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of November 3, 1999 (the "Agreement"), by and between Warner-Lambert Company, a Delaware corporation ("Issuer"), and American Home Products Corporation, a Delaware corporation ("Grantee").

    WHEREAS, Issuer, Grantee and Wolverine Sub Corp., a Delaware corporation ("Sub"), which is a direct wholly owned subsidiary of Grantee, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, a merger (the "Merger") of Sub with and into Issuer;

    WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the AHP Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

    WHEREAS, as a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock under the AHP Stock Option Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

    1. GRANT OF OPTIONS. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 127,940,538 shares (the "Option Shares") of common stock, par value $1.00 per share, of Issuer (the "Shares") (being 14.9% of the number of Shares outstanding on October 31, 1999 before such issuance), together with the associated purchase rights (the "Rights") under the Amended and Restated Rights Agreement, dated as of March 25, 1997, between Issuer and First Chicago Trust Company of New York, as Rights Agent (references to the Option Shares shall be deemed to include the associated Rights), at a purchase price of $83.81 per Option Share (such price, as adjusted if applicable, the "Purchase Price"). The number of Option Shares that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as set forth herein.

    2. EXERCISE OF OPTION. (a) Grantee may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 6 months after the first occurrence of a Purchase Event (or if, at the expiration of such 6-months after the first occurrence of a Purchase Event, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed, but in no event under this clause (ii) later than the first anniversary of the Purchase Event),
(iii) termination of the Merger Agreement under circumstances which do not and cannot result in Grantee's becoming entitled to receive termination fees from Issuer pursuant to Section 7.2(c) of the Merger Agreement of $1.8 billion or more; and (iv) 12 months after the termination of the Merger Agreement under circumstances which could result in Grantee's becoming entitled to receive termination fees from Issuer pursuant to Section 7.2(c)(ii)(ii) or 7.2(c)(C), unless during such 12-month period, a Purchase Event shall occur. Notwithstanding the foregoing, the Option shall terminate and not be exercisable if (x) at the time the Merger Agreement is terminated, Grantee has the right to terminate the Merger Agreement pursuant to Section 7.1(e) thereof and the circumstances referred to in Section 7.2(c)(E)(II) of the Merger Agreement are not applicable, and (y) prior to the 90(th) day following termination of the Merger Agreement, Issuer does not (i) enter into a definitive agreement with any third party with respect to a Business Combination or (ii) consummate any Business Combination with respect to Grantee, which in each case is more favorable to Issuer's stockholders (in their capacities as such) from a financial point of view than the Merger, such determination of whether such Business Combination is more favorable than the Merger shall be made in accordance with the terms of Section 7.2(c)(iv) of the Merger Agreement. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

    (b) As used herein, a "Purchase Event" means an event the result of which is that the total fee or fees required to be paid by Issuer to Grantee pursuant to
Section 7.2(c) of the Merger Agreement equals or exceeds $1.8 billion.

    (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the "Exercise Notice"; the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 10 business days from such Notice Date for the closing of such purchase (a "Closing"; and the date of such Closing, a "Closing Date"); provided that such closing shall be held only if (A) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act), (B) no law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction shall be in effect, which prohibits delivery of such Option Shares (and the parties hereto shall use their reasonable best efforts to have any such order, injunction, decree or ruling vacated or reversed) and (C) any prior notification to or approval of any other regulatory authority in the United States or elsewhere required in connection with such purchase shall have been made or obtained, other than those which if not made or obtained would not reasonably be expected to result in a significant detriment to the Grantee and its Subsidiaries taken as a whole or the Issuer and its Subsidiaries taken as a whole. If the Closing cannot be consummated by reason of a restriction set forth in clause (A), (B) or
(C) above, notwithstanding the provisions of Section 2(a), the Closing shall be held within 5 business days following the elimination of such restriction.

    3. PAYMENT AND DELIVERY OF CERTIFICATES. On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

    (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such closing, which Option Shares shall be free and clear of all liens, charges or encumbrances ("Liens"), and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

    (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

    THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 3, 1999. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

    4. AUTHORIZED STOCK. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, at all times from the date hereof until the obligation to deliver Shares upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, Shares necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional Shares or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The Shares to be issued upon due exercise of the Option, including all additional Shares or other securities which may be issuable upon exercise of the Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any stockholder of Issuer.

    5. PURCHASE NOT FOR DISTRIBUTION. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

    6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Shares by reason of reclassification, recapitalization, stock split, split-up, combination, exchange of shares, stock dividend, dividend, dividend payable in any other securities, or any similar event, the type and number of Shares or securities subject to the Option, and the Purchase Price therefor (including for purposes of repurchase thereof pursuant to Section 7), shall be adjusted appropriately, and proper provisions shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional Shares are issued after the date of this Agreement (other than pursuant to an event described in the immediately preceding sentence), the number of Shares subject to the Option shall be adjusted so that immediately prior to such issuance, it equals 14.9% of the number of Shares then issued and outstanding. In no event shall the number of Shares subject to the Option exceed 14.9% of the number of Shares issued and outstanding at the time of exercise (without giving effect to any shares subject or issued pursuant to the Option).

    (b) Without limiting the foregoing, whenever the number of Option Shares purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Purchase Price per Option Share shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which is equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which is equal to the number of Option Shares purchasable after the adjustment.

    (c) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any Person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other Person or cash or any other property, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Option Shares had the Option been exercised immediately prior to such consolidation, merger, sale or transfer or the record date therefor, as applicable. Issuer shall take such steps in connection with such consolidation, merger, liquidation or other such transaction as may be reasonably necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option.

    7. REPURCHASE OF OPTION. (a) Notwithstanding the provisions of Section 2(a), at any time commencing upon the first occurrence of a Purchase Event and ending upon termination of this Option in accordance with Section 2, Issuer (or any successor entity thereof) shall at the request of Grantee (any such request, a "Cash Exercise Notice"), repurchase from Grantee the Option or a portion thereof (if and to the extent not previously exercised or terminated) at a price which, subject to Section 10 below, is equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date (as defined below) for a Share over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by all or such portion of the Option Shares subject to the Option as the Grantee shall specify in the Cash Exercise Notice (the "Option Repurchase Price").

    (b) Notwithstanding the provisions of Section 2(a), at any time following the occurrence of a Purchase Event, Issuer (or any successor entity thereof) may, at its election, repurchase the Option (if and to the extent not previously exercised or terminated) at the Option Repurchase Price; provided that the aggregate number of Option Shares as to which the Option may be repurchased shall not exceed 85,294,118. For purposes of this Agreement, an exercise of the Option shall be deemed to occur on the Closing Date and not on the Notice Date relating thereto.

    (c) In connection with any exercise of rights under this Section 7, Issuer shall, within 5 business days after the Section 7 Request Date, pay the Option Repurchase Price in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option. Upon receipt by the Grantee of the Option Repurchase price, the obligations of the Issuer to deliver Option Shares pursuant to Section 3 of this Agreement shall be terminated with respect to the number of Option Shares specified in the Cash Exercise Notice or the number of Option Shares as to which the Option is repurchased under Section 7(b).

    (d) For purposes of this Agreement, the following terms have the following meanings:

        (i) "Applicable Price", as of any date, means the highest of (A) the highest price per Share paid or proposed to be paid by any third party for Shares or the consideration per Share received or to be received by holders of Shares, in each case pursuant to any Acquisition Proposal for or with Issuer made on or prior to such date or (B) the average closing price per Share as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Tape or if the Shares are not listed on the NYSE, the highest bid price per Share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the Shares are not quoted thereon, on the principal trading market on which such Shares are traded as reported by a recognized source during the 10 trading days preceding such date. If the consideration to be offered, paid or received pursuant to the foregoing clause (A) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer.

        (ii) "Section 7 Request Date" means the date on which Issuer or Grantee, as the case may be, exercises its rights under this Section.

    8. REGISTRATION RIGHTS. Issuer shall, if requested by Grantee or any Subsidiary of the Grantee which is the owner of Option Shares (collectively with Grantee, the "Owners") at any time and from time to time within two years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period at least 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for a period of time not exceeding 90 days in the aggregate if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer (but in no event shall Issuer exercise such postponement right more than once in any 12-month period). Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the reasonable fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Shares for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the offering price, Issuer and the Owners shall each reduce on a PRO RATA basis the Shares to be included therein on their respective behalf. In connection with any registration pursuant to this Section 8, Issuer and the Owners shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

    9. ADDITIONAL COVENANTS OF ISSUER. (a) If Shares or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or any other securities exchange or market, Issuer, upon the request of any Owner, will promptly file an application to list the Shares or other securities to be acquired upon exercise of the Options on the NYSE or such other securities exchange or market and will use its reasonable best efforts to obtain approval of such listing as soon as practicable.

    (b) Issuer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to permit the exercise of the Option in accordance with the terms and conditions hereof, as soon as practicable after the date hereof, including making any appropriate filing pursuant to the HSR Act and any other applicable law, supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable law, and taking all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

    (c) Issuer agrees not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by it.

    (d) Issuer shall take all such steps as may be required to cause any acquisitions or dispositions by Grantee (or any affiliate who may become subject to the reporting requirements of Section 16(a) of the Exchange Act) of any Shares acquired in connection with this Agreement (through conversion or exercise of the Option or otherwise) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

    10. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision in this Agreement, in no event shall Grantee's Total Profit (as defined below) exceed $2 billion (the "Maximum Profit") and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of Shares subject to the Option, (ii) deliver to Issuer for cancellation Shares (or other securities into which such Option Shares are converted or exchanged) previously purchased by Grantee, (iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

    (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of any Notice Date, result in a Notional Total Profit (as defined below) of more than the Maximum Amount and, if exercise of the Option otherwise would result in the Notional Total Profit exceeding such amount, Grantee, at its discretion, may (in addition to any of the actions specified in Section 10(a) above) (i) reduce the number of Shares subject to the Option or (ii) increase the Purchase Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Maximum Profit; PROVIDED that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1 hereof.

    (c) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount (before taxes) of (A) any excess of (x) the net cash amounts or fair market value of any property received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Grantee on the repurchase of the Option by Issuer pursuant to Section 7, plus (C) any termination fee paid by Issuer and received by Grantee pursuant to Section 7.2(c) of the Merger Agreement, minus (ii) the amounts of any cash previously paid by Grantee to Issuer pursuant to this Section 10 plus the value of the Option Shares (or other securities) previously delivered by Grantee to Issuer for cancellation pursuant to this Section 10.

    (d) For purposes of this Agreement, "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall mean the Total Profit determined as of the Notice Date assuming that the Stock Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares previously acquired upon exercise of the Option and held by Grantee as of such date, were sold for cash at the closing price per Share on the NYSE as of the close of business on the preceding trading day (less customary brokerage commissions).

    (e) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, any termination fee provided for in Section 7.2(c) of the Merger Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to promptly comply with the terms of Section 10(a).

    (f) For purposes of Section 10(a) and clause (ii) of Section 10(c), the value of any Option Shares delivered by Grantee to Issuer shall be the Applicable Price of such Option Shares.

    11. LOSS, THEFT, ETC. OF AGREEMENT. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    12.  MISCELLANEOUS.

    (a) EXPENSES. Except as otherwise provided in Section 9 hereof or in the Merger Agreement, each of the parties hereto shall bear and pay all expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. Except as otherwise set forth in the Merger Agreement, this Agreement, together with the Merger Agreement and the Warner-Lambert Stock Option Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of Shares as provided in Sections 2 and 7, as adjusted pursuant to Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of Shares as may be permissible without any amendment or modification hereof.

    (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES).

    (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given as set forth in Section 8.2 of the Merger Agreement.

    (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

    (h) ASSIGNMENT. Grantee may not, without the prior written consent of Issuer (which shall not be unreasonably withheld), assign this Agreement or the Option to any other person. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Sections 3.1(a)(i) and 3.2(a)(i) of the Merger Agreement, and, to the extent they relate to this Stock Option Agreement, in Sections 3.2(b), (c),
(f), (g) and (q) and Section 3.1(c) of the Merger Agreement, are incorporated herein by reference.

    (j) FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (k) ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

    (l) CAPTIONS. The Article, Section and paragraph captions herein are for convenience only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    (m) CONFIDENTIALITY AGREEMENT. Issuer hereby waives the restrictions on Grantee's acquisition of Shares contained in the Confidentiality Agreement to the extent necessary to permit Grantee to exercise the Option and purchase the Option Shares as herein provided.

    IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of November 3, 1999.

                                                       AMERICAN HOME PRODUCTS CORPORATION

                                                       By:  /s/ JOHN R. STAFFORD
                                                            -----------------------------------------
                                                            Name: John R. Stafford
                                                            Title: Chairman, President and
                                                                 Chief Executive Officer

                                                       WARNER-LAMBERT COMPANY

                                                       By:  /s/ LODEWIJK J.R. DE VINK
                                                            -----------------------------------------
                                                            Name: Lodewijk J.R. de Vink
                                                            Title: Chairman, President and
                                                                 Chief Executive Officer

                                                                      APPENDIX C

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated as of November 3, 1999 (the "Agreement"), by and between American Home Products Corporation, a Delaware corporation ("Issuer"), and Warner-Lambert Company, a Delaware corporation ("Grantee").

    WHEREAS, Issuer, Grantee and Wolverine Sub Corp., a Delaware corporation ("Sub"), which is a direct wholly owned subsidiary of Issuer, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, a merger (the "Merger") of Sub with and into Grantee;

    WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement and the Warner-Lambert Stock Option Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below); and

    WHEREAS, as a condition and inducement to Issuer's willingness to enter into the Merger Agreement and this Agreement, Issuer has requested that Grantee agree, and Grantee has agreed, to grant Issuer an option to purchase shares of Grantee's common stock under the Warner-Lambert Stock Option Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

    1. GRANT OF OPTIONS. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 194,551,963 shares (the "Option Shares") of common stock, par value $0.33 1/3 per share, of Issuer (the "Shares") (being 14.9% of the number of Shares outstanding on October 31, 1999 before such issuance), together with the associated purchase rights (the "Rights") under the Rights Agreement, dated as of October 13, 1999, between Issuer and ChaseMellon Shareholder Services L.L.C., as Rights Agent (references to the Option Shares shall be deemed to include the associated Rights), at a purchase price of $56.00 per Option Share (such price, as adjusted if applicable, the "Purchase Price"). The number of Option Shares that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as set forth herein.

    2. EXERCISE OF OPTION. (a) Grantee may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as otherwise provided herein, the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) 6 months after the first occurrence of a Purchase Event (or if, at the expiration of such 6-months after the first occurrence of a Purchase Event, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed, but in no event under this clause (ii) later than the first anniversary of the Purchase Event),
(iii) termination of the Merger Agreement under circumstances which do not and cannot result in Grantee's becoming entitled to receive termination fees from Issuer pursuant to Section 7.2(b) of the Merger Agreement of $1.8 billion or more; and (iv) 12 months after the termination of the Merger Agreement under circumstances which could result in Grantee's becoming entitled to receive termination fees from Issuer pursuant to Section 7.2(b)(ii)(ii) or 7.2(b)(C), unless during such 12-month period, a Purchase Event shall occur. Notwithstanding the foregoing, the Option shall terminate and not be exercisable if (x) at the time the Merger Agreement is terminated, Grantee has the right to terminate the Merger Agreement pursuant to Section 7.1(f) thereof and the circumstances referred to in Section 7.2(b)(E)(II) of the Merger Agreement are not applicable, and (y) prior to the 90(th) day following termination of the Merger Agreement, Issuer does not (i) enter into a definitive agreement with any third party with respect to a Business Combination or (ii) consummate any Business Combination with respect to Issuer, which in each case is more favorable to Issuer's stockholders (in their capacities as such) from a financial point of view than the Merger, such determination of whether such Business Combination is more favorable than the Merger shall be made in accordance with the terms of Section 7.2(b)(iv) of the Merger Agreement. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

    (b) As used herein, a "Purchase Event" means an event the result of which is that the total fee or fees required to be paid by Issuer to Grantee pursuant to
Section 7.2(b) of the Merger Agreement equals or exceeds $1.8 billion.

    (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the "Exercise Notice"; the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 10 business days from such Notice Date for the closing of such purchase (a "Closing"; and the date of such Closing, a "Closing Date"); provided that such closing shall be held only if (A) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act), (B) no law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction shall be in effect, which prohibits delivery of such Option Shares (and the parties hereto shall use their reasonable best efforts to have any such order, injunction, decree or ruling vacated or reversed) and (C) any prior notification to or approval of any other regulatory authority in the United States or elsewhere required in connection with such purchase shall have been made or obtained, other than those which if not made or obtained would not reasonably be expected to result in a significant detriment to the Grantee and its Subsidiaries taken as a whole or the Issuer and its Subsidiaries taken as a whole. If the Closing cannot be consummated by reason of a restriction set forth in clause (A), (B) or
(C) above, notwithstanding the provisions of Section 2(a), the Closing shall be held within 5 business days following the elimination of such restriction.

    3. PAYMENT AND DELIVERY OF CERTIFICATES. On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

    (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such closing, which Option Shares shall be free and clear of all liens, charges or encumbrances ("Liens"), and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

    (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

    THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 3, 1999. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

    4. AUTHORIZED STOCK. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, at all times from the date hereof until the obligation to deliver Shares upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, Shares necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional Shares or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The Shares to be issued upon due exercise of the Option, including all additional Shares or other securities which may be issuable upon exercise of the Option pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any stockholder of Issuer.

    5. PURCHASE NOT FOR DISTRIBUTION. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

    6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. (a) In the event of any change in Shares by reason of reclassification, recapitalization, stock split, split-up, combination, exchange of shares, stock dividend, dividend, dividend payable in any other securities, or any similar event, the type and number of Shares or securities subject to the Option, and the Purchase Price therefor (including for purposes of repurchase thereof pursuant to Section 7), shall be adjusted appropriately, and proper provisions shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional Shares are issued after the date of this Agreement (other than pursuant to an event described in the immediately preceding sentence), the number of Shares subject to the Option shall be adjusted so that immediately prior to such issuance, it equals 14.9% of the number of Shares then issued and outstanding. In no event shall the number of Shares subject to the Option exceed 14.9% of the number of Shares issued and outstanding at the time of exercise (without giving effect to any shares subject or issued pursuant to the Option).

    (b) Without limiting the foregoing, whenever the number of Option Shares purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Purchase Price per Option Share shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which is equal to the number of Option Shares purchasable prior to the adjustment and the denominator of which is equal to the number of Option Shares purchasable after the adjustment.

    (c) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any Person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other Person or cash or any other property, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Option Shares had the Option been exercised immediately prior to such consolidation, merger, sale or transfer or the record date therefor, as applicable. Issuer shall take such steps in connection with such consolidation, merger, liquidation or other such transaction as may be reasonably necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable upon exercise of the Option.

    7. REPURCHASE OF OPTION. (a) Notwithstanding the provisions of Section 2(a), at any time commencing upon the first occurrence of a Purchase Event and ending upon termination of this Option in accordance with Section 2, Issuer (or any successor entity thereof) shall at the request of Grantee (any such request, a "Cash Exercise Notice"), repurchase from Grantee the Option or a portion thereof (if and to the extent not previously exercised or terminated) at a price which, subject to Section 10 below, is equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date (as defined below) for a Share over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by all or such portion of the Option Shares subject to the Option as the Grantee shall specify in the Cash Exercise Notice (the "Option Repurchase Price").

    (b) Notwithstanding the provisions of Section 2(a), at any time following the occurrence of a Purchase Event, Issuer (or any successor entity thereof) may, at its election, repurchase the Option (if and to the extent not previously exercised or terminated) at the Option Repurchase Price; provided that the aggregate number of Option Shares as to which the Option may be repurchased shall not exceed 129,701,373. For purposes of this Agreement, an exercise of the Option shall be deemed to occur on the Closing Date and not on the Notice Date relating thereto.

    (c) In connection with any exercise of rights under this Section 7, Issuer shall, within 5 business days after the Section 7 Request Date, pay the Option Repurchase Price in immediately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option. Upon receipt by the Grantee of the Option Repurchase price, the obligations of the Issuer to deliver Option Shares pursuant to Section 3 of this Agreement shall be terminated with respect to the number of Option Shares specified in the Cash Exercise Notice or the number of Option Shares as to which the Option is repurchased under Section 7(b).

    (d) For purposes of this Agreement, the following terms have the following meanings:

        (i) "Applicable Price", as of any date, means the highest of (A) the highest price per Share paid or proposed to be paid by any third party for Shares or the consideration per Share received or to be received by holders of Shares, in each case pursuant to any Acquisition Proposal for or with Issuer made on or prior to such date or (B) the average closing price per Share as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Tape or if the Shares are not listed on the NYSE, the highest bid price per Share as quoted on the National Association of Securities Dealers Automated Quotation System or, if the Shares are not quoted thereon, on the principal trading market on which such Shares are traded as reported by a recognized source during the 10 trading days preceding such date. If the consideration to be offered, paid or received pursuant to the foregoing clause (A) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer.

        (ii) "Section 7 Request Date" means the date on which Issuer or Grantee, as the case may be, exercises its rights under this Section.

    8. REGISTRATION RIGHTS. Issuer shall, if requested by Grantee or any Subsidiary of the Grantee which is the owner of Option Shares (collectively with Grantee, the "Owners") at any time and from time to time within two years of the first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period at least 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for a period of time not exceeding 90 days in the aggregate if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer (but in no event shall Issuer exercise such postponement right more than once in any 12-month period). Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the reasonable fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Shares for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the offering price, Issuer and the Owners shall each reduce on a PRO RATA basis the Shares to be included therein on their respective behalf. In connection with any registration pursuant to this Section 8, Issuer and the Owners shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

    9. ADDITIONAL COVENANTS OF ISSUER. (a) If Shares or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or any other securities exchange or market, Issuer, upon the request of any Owner, will promptly file an application to list the Shares or other securities to be acquired upon exercise of the Options on the NYSE or such other securities exchange or market and will use its reasonable best efforts to obtain approval of such listing as soon as practicable.

    (b) Issuer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to permit the exercise of the Option in accordance with the terms and conditions hereof, as soon as practicable after the date hereof, including making any appropriate filing pursuant to the HSR Act and any other applicable law, supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable law, and taking all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

    (c) Issuer agrees not to avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by it.

    (d) Issuer shall take all such steps as may be required to cause any acquisitions or dispositions by Grantee (or any affiliate who may become subject to the reporting requirements of Section 16(a) of the Exchange Act) of any Shares acquired in connection with this Agreement (through conversion or exercise of the Option or otherwise) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

    10. LIMITATION OF GRANTEE PROFIT. (a) Notwithstanding any other provision in this Agreement, in no event shall Grantee's Total Profit (as defined below) exceed $2 billion (the "Maximum Profit") and, if it otherwise would exceed such amount, Grantee, at its sole discretion, shall either (i) reduce the number of Shares subject to the Option, (ii) deliver to Issuer for cancellation Shares (or other securities into which such Option Shares are converted or exchanged) previously purchased by Grantee, (iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

    (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of any Notice Date, result in a Notional Total Profit (as defined below) of more than the Maximum Amount and, if exercise of the Option otherwise would result in the Notional Total Profit exceeding such amount, Grantee, at its discretion, may (in addition to any of the actions specified in Section 10(a) above) (i) reduce the number of Shares subject to the Option or (ii) increase the Purchase Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Maximum Profit; PROVIDED that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1 hereof.

    (c) For purposes of this Agreement, "Total Profit" shall mean: (i) the aggregate amount (before taxes) of (A) any excess of (x) the net cash amounts or fair market value of any property received by Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Grantee on the repurchase of the Option by Issuer pursuant to Section 7, plus (C) any termination fee paid by Issuer and received by Grantee pursuant to Section 7.2(b) of the Merger Agreement, minus (ii) the amounts of any cash previously paid by Grantee to Issuer pursuant to this Section 10 plus the value of the Option Shares (or other securities) previously delivered by Grantee to Issuer for cancellation pursuant to this Section 10.

    (d) For purposes of this Agreement, "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall mean the Total Profit determined as of the Notice Date assuming that the Stock Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares previously acquired upon exercise of the Option and held by Grantee as of such date, were sold for cash at the closing price per Share on the NYSE as of the close of business on the preceding trading day (less customary brokerage commissions).

    (e) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, any termination fee provided for in Section 7.2(b) of the Merger Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to promptly comply with the terms of Section 10(a).

    (f) For purposes of Section 10(a) and clause (ii) of Section 10(c), the value of any Option Shares delivered by Grantee to Issuer shall be the Applicable Price of such Option Shares.

    11. LOSS, THEFT, ETC. OF AGREEMENT. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    12.  MISCELLANEOUS.

    (a) EXPENSES. Except as otherwise provided in Section 9 hereof or in the Merger Agreement, each of the parties hereto shall bear and pay all expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. Except as otherwise set forth in the Merger Agreement, this Agreement, together with the Merger Agreement and the Warner-Lambert Stock Option Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of Shares as provided in Sections 2 and 7, as adjusted pursuant to Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of Shares as may be permissible without any amendment or modification hereof.

    (d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CHOICE OF LAW PRINCIPLES).

    (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given as set forth in Section 8.2 of the Merger Agreement.

    (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

    (h) ASSIGNMENT. Grantee may not, without the prior written consent of Issuer (which shall not be unreasonably withheld), assign this Agreement or the Option to any other person. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Sections 3.1(a)(i) and 3.2(a)(i) of the Merger Agreement, and, to the extent they relate to this Stock Option Agreement, in Sections 3.1(b), (c),
(f), (g) and (q) and Section 3.2(c) of the Merger Agreement, are incorporated herein by reference.

    (j) FURTHER ASSURANCES. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (k) ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

    (l) CAPTIONS. The Article, Section and paragraph captions herein are for convenience only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    (m) CONFIDENTIALITY AGREEMENT. Issuer hereby waives the restrictions on Grantee's acquisition of Shares contained in the Confidentiality Agreement to the extent necessary to permit Grantee to exercise the Option and purchase the Option Shares as herein provided.

    IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of November 3, 1999.

                                                       WARNER-LAMBERT COMPANY

                                                       By:  /s/ LODEWIJK J.R. DE VINK
                                                            -----------------------------------------
                                                            Name: Lodewijk J.R. de Vink
                                                            Title: Chairman, President and
                                                                 Chief Executive Officer

                                                       AMERICAN HOME PRODUCTS CORPORATION

                                                       By:  /s/ JOHN R. STAFFORD
                                                            -----------------------------------------
                                                            Name: John R. Stafford
                                                            Title: Chairman, President and
                                                                 Chief Executive Officer

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Delaware law, the directors and officers of AHP are entitled, under certain circumstances, to be indemnified by AHP against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them as such directors or officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of AHP, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to AHP, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by AHP only as authorized in each specified case upon a determination by the stockholders or disinterested directors or a committee of such directors designated by a majority of such directors that indemnification is proper in the circumstances because the indemnitee has met the applicable statutory standard of conduct. Expenses incurred by a director or an officer of AHP in a suit or proceeding may be paid by AHP in advance of the final disposition of such suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by AHP.

    Article Ninth of the AHP certificate of incorporation provides that a director shall not be liable to AHP or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except for liability (i) for breach of the director's duty of loyalty to AHP or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provisions making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

    The by-laws of AHP provide that the officers and directors of AHP and certain others shall be indemnified substantially to the same extent permitted by Delaware law.

    AHP maintains a standard policy of officers' and directors' liability insurance.

ITEM 21(A). EXHIBITS

    See Exhibit Index

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters in addition to the information called for by the other items of the applicable form.

    (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securites Act of 1933, as amended and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such an amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securites Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securites Act of 1933, as amended, and will be governed by the final adjudication of such issue.

    (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally or more prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madison, state of New Jersey, on December 17, 1999.

                                                       AMERICAN HOME PRODUCTS CORPORATION

                                                       By:  /s/ JOHN R. STAFFORD
                                                            -----------------------------------------
                                                            Name: John R. Stafford
                                                            Title:  Chairman, President and
                                                                    Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Blount, Louis L. Hoynes, Jr. and Eileen
M. Lach and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 17, 1999.

                     SIGNATURES                                            TITLE
                     ----------                                            -----
Principal Executive Officer:

                /s/ JOHN R. STAFFORD                   Chairman, President and Chief Executive
     -------------------------------------------         Officer
                  John R. Stafford

Principal Financial Officer:

                /s/ ROBERT G. BLOUNT                   Senior Executive Vice President and Director
     -------------------------------------------
                  Robert G. Blount

Principal Accounting Officer:

                  /s/ PAUL J. JONES                    Vice President and Comptroller
     -------------------------------------------
                    Paul J. Jones

Directors:

           /s/ CLIFFORD L. ALEXANDER, JR.              Director
     -------------------------------------------
             Clifford L. Alexander, Jr.

                     SIGNATURES                                            TITLE
                     ----------                                            -----
              /s/ FRANK A. BENNACK, JR.                                   Director
     -------------------------------------------
                Frank A. Bennack, Jr.

                  /s/ ROBERT ESSNER                                       Director
     -------------------------------------------
                    Robert Essner

                 /s/ JOHN D. FEERICK                                      Director
     -------------------------------------------
                   John D. Feerick

                /s/ JOHN P. MASCOTTE                                      Director
     -------------------------------------------
                  John P. Mascotte

          /s/ MARY LAKE POLAN, M.D., PH.D.                                Director
     -------------------------------------------
            Mary Lake Polan, M.D., Ph.D.

               /s/ IVAN G. SEIDENBERG                                     Director
     -------------------------------------------
                 Ivan G. Seidenberg

               /s/ JOHN R. TORELL III                                     Director
     -------------------------------------------
                 John R. Torell III

                                 EXHIBIT INDEX


        2.1             Agreement and Plan of Merger, dated as of November 3, 1999 among American Home Products Corporation ("AHP"), Wolverine
                        Sub Corp. and Warner-Lambert Company ("Warner-Lambert"),
                        attached as Appendix A to the Joint Proxy
                        Statement/Prospectus contained in this Registration
                        Statement.

        3.1             AHP Restated Certificate of Incorporation, as amended
                        through April 23, 1998, is incorporated herein by reference to Exhibit 3.1 of AHP's Form 10-A, dated May 4, 1998.

        3.2             AHP's By-Laws, as amended through April 23, 1998, are
                        incorporated by reference to Exhibit 3.2 of AHP's Form 10-A, dated May 4, 1998.

        4.1             Indenture, dated as of April 10, 1992, between AHP and The
                        Chase Manhattan Bank (successor to Chemical Bank), as
                        Trustee, is incorporated by reference to Exhibit 2 of AHP's
                        Form 8-A, dated August 25, 1992 (File Number 1-1225).

        4.2             Supplemental Indenture, dated October 13, 1992, between AHP and The Chase Manhattan Bank (successor to Chemical Bank), as Trustee, is incorporated by reference to AHP's Form 10-Q for the quarter ended September 30, 1992 (File Number
                        1-1225).

        4.3             Rights Agreement, dated as of October 13, 1999, by and
                        between AHP and ChaseMellon Shareholder Services, L.L.C., as
                        Rights Agent, is incorporated herein by reference to Exhibit
                        4.1 of AHP's Form 8-A, dated October 14, 1999.

        4.4             Amendment to Rights Agreement, dated as of November 3, 1999, between AHP and ChaseMellon Shareholder Services L.L.C., as
                        Rights Agent, is incorporated by reference to Exhibit 4.3 of
                        AHP's Form 8-A/A dated November 18, 1999.

        4.5             Certificate of Designation of Series A Junior Participating
                        Preferred Stock of AHP is incorporated herein by reference to Exhibit 4.2 of AHP's Form 8-A, dated October 14, 1999.

        5.1*            Validity Opinion of Louis L. Hoynes, Jr., Esq.

        8.1*            Tax Opinion of Simpson Thacher & Bartlett.

        8.2*            Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

       10.1             B Credit Agreement, dated as of September 9, 1994, among
                        AHP, American Home Food Products, Inc., Sherwood Medical
                        Company, A.H. Robins Company, Incorporated, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank (successor to
                        Chemical Bank), as agent for the lenders thereunder, filed as Exhibit 11(b)(3) to Amendment No. 7 to the Schedule
                        14D-1, dated September 22, 1994 (File Number 1-1225) is hereby incorporated herein by reference.

       10.2             First Amendment to B Credit Agreement, dated as of August 4,
                        1995, among AHP, American Home Food Products, Inc., Sherwood
                        Medical Company, A.H. Robins Company, Incorporated, the
                        several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank (successor to Chemical Bank), as agent for the lenders thereunder is
                        incorporated by reference to Exhibit 10.4 of AHP's Annual
                        Report on Form 10-K for the year ended December 31, 1995.

       10.3             Second Amendment to B Credit Agreement, dated as of August
                        2, 1996, among AHP, American Home Food Products, Inc.,
                        Sherwood Medical Company, A.H. Robins Company, Incorporated,
                        the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank, as
                        agent for the lenders thereunder, is incorporated by
                        reference to Exhibit 10.6 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1996.

       10.4             Third Amendment to B Credit Agreement, dated as of July 31,
                        1997, among AHP, Sherwood Medical Company, A.H. Robins
                        Company, Incorporated, AC Acquisition Holding Company, the
                        several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank, as agent for the lenders thereunder, is incorporated by reference to
                        Exhibit 10.8 of AHP's Annual Report on Form 10-K for the
                        year ended December 31, 1997.

       10.5             Letter, dated March 26, 1998, terminating the $2,500,000,000
                        A Credit Agreement and amending the $2,500,000,000 B Credit
                        Agreement, each among American Home Products Corporation, AC
                        Acquisition Holding Company, A.H. Robins Company,
                        Incorporated, the lender parties thereto and The Chase
                        Manhattan Bank, as agent, each dated as of September 9, 1994 and as amended is incorporated by reference to Exhibit 10.1 of AHP's Quarterly Report on Form 10-Q for the quarter ended
                        March 31, 1998.

       10.6 1980 Stock Option Plan, as amended is incorporated by reference to Exhibit 10.3 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1991 (File Number
                        1-1225).

       10.7 Amendment to the 1980 Stock Option Plan is incorporated by reference to Exhibit 10.7 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1995.

       10.8 1985 Stock Option Plan, as amended is incorporated by reference to Exhibit 10.4 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1991 (File Number
                        1-1225).

       10.9 Amendment to the 1985 Stock Option Plan is incorporated by reference to Exhibit 10.9 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1995.

       10.10 Amendment to the 1985 Stock Option Plan is incorporated by reference to Exhibit 10.12 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1996.

       10.11            1990 Stock Incentive Plan is incorporated by reference to
                        Exhibit 28 of AHP's Form S-8 Registration Statement File No.
                        33-41434 under the Securities and Exchange Act of 1933,
                        filed June 28, 1991 (File Number 1-1225).

       10.12            Amendment to the 1990 Stock Incentive Plan is incorporated by reference to Exhibit 10.13 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1995.

       10.13            Amendment to the 1990 Stock Incentive Plan is incorporated by reference to Exhibit 10.21 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1996.

       10.14 1993 Stock Incentive Plan, as amended to date, is incorporated by reference to Appendix III of AHP's definitive Proxy Statement filed March 18, 1999.

       10.15            1996 Stock Incentive Plan, as amended to date, is
                        incorporated by reference to Appendix II of AHP's definitive
                        Proxy Statement filed March 18, 1999.

       10.16 1999 Stock Incentive Plan is incorporated by reference to Appendix I of AHP's definitive Proxy Statement filed March
                        18, 1999.

       10.17 Form of Stock Option Agreement (phased vesting) is incorporated by reference to AHP's Annual Report on Form
                        10-K for the year ended December 31, 1998.

       10.18 Form of Special Stock Option Agreement (phased vesting) is incorporated by reference to Exhibit 10.27 of AHP's Annual
                        Report on Form 10-K for the year ended December 31, 1995.

       10.19            Form of Special Stock Option Agreement (three-year vesting)
                        is incorporated by reference to Exhibit 10.28 of AHP's
                        Annual Report on Form 10-K for the year ended December 31,
                        1995.

       10.20            Amendment to Special Stock Option Agreement is incorporated by reference to Exhibit 10.30 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1996.

       10.21 Form of Stock Option Agreement (transferable options) is incorporated by reference to AHP's Annual Report on Form
                        10-K for the year ended December 31, 1998.

       10.22            Form of Restricted Stock Performance Award Agreement under the 1990 Stock Incentive Plan, 1993 Stock Incentive Plan and
                        1996 Stock Incentive Plan for a three year period is
                        incorporated by reference to AHP's Annual Report on Form
                        10-K for the year ended December 31, 1998.

       10.23            Form of Restricted Stock Performance Award Agreement under the 1990 Stock Incentive Plan, 1993 Stock Incentive Plan and
                        1996 Stock Incentive Plan for a two year period is
                        incorporated by reference to AHP's Annual Report on Form
                        10-K for the year ended December 31, 1998.

       10.24 Special Restricted Stock Performance Award Agreement under the 1996 Stock Incentive Plan for William J. Murray is incorporated by reference to AHP's Annual Report on Form
                        10-K for the year ended December 31, 1998.

       10.25            Restricted Stock Trust Agreement under the 1993 Stock
                        Incentive Plan is incorporated by reference to Exhibit 10.23 of AHP's Annual Report on Form 10-K for the year ended
                        December 31, 1995.

       10.26 Management Incentive Plan, as amended to date, is incorporated by reference to AHP's Annual Report on Form
                        10-K for the year ended December 31, 1998.

       10.27 1994 Restricted Stock Plan for Non-Employee Directors, as amended to date, is incorporated by reference to AHP's
                        Annual Report on Form 10-K for the year ended December 31,
                        1998.

       10.28            Stock Option Plan for Non-Employee Directors is incorporated by reference to AHP's Annual Report on Form 10-K for the
                        year ended December 31, 1998.

       10.29            Savings Plan, as amended, is incorporated by reference to
                        Exhibit 99 of AHP's Form S-8 Registration Statement File No.
                        33-50149 under the Securities and Exchange Act of 1933,
                        filed September 1, 1993 (File Number 1-1225).

       10.30            Retirement Plan for Outside Directors, as amended on January
                        27, 1994, is incorporated by reference to Exhibit 10.12 of
                        AHP's Annual Report on Form 10-K for the year ended December
                        31, 1993.

       10.31            Directors' Deferral Plan is incorporated by reference to
                        Exhibit 10.37 of AHP's Annual Report on Form 10-K for the year ended December 31, 1996.

       10.32 Deferred Compensation Plan, as amended to date, is incorporated by reference to AHP's Annual Report on Form
                        10-K for the year ended December 31, 1998.

       10.33            Executive Retirement Plan is incorporated by reference to
                        Exhibit 10.2 of AHP's Quarterly Report on Form 10-Q for the
                        quarter ended September 30, 1997.

       10.34 Supplemental Employee Savings Plan is incorporated by reference to Exhibit 10.42 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1997.

       10.35 Supplemental Executive Retirement Plan is incorporated by reference to Exhibit 10.6 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1990 (File Number
                        1-1225).

       10.36            American Cyanamid Company's Supplemental Executive
                        Retirement Plan is incorporated by reference to Exhibit 10K of American Cyanamid Company's Annual Report on Form 10-K
                        for the year ended December 31, 1998 (File Number 1-3426).

       10.37            American Cyanamid Company's Supplemental Employees
                        Retirement Plan Trust Agreement, dated September 19, 1989, between American Cyanamid Company and Morgan Guaranty Trust
                        Company of New York is incorporated by reference to Exhibit
                        10K of American Cyanamid Company's Annual Report on Form
                        10-K for the year ended December 31, 1989 (File Number
                        1-3426).

       10.38            American Cyanamid Company's ERISA Excess Retirement Plan is
                        incorporated by reference to Exhibit 10N of American
                        Cyanamid Company's Annual Report on Form 10-K for the year ended December 31, 1988 (File Number 1-3426).

       10.39            American Cyanamid Company's Excess Retirement Plan Trust
                        Agreement, dated September 19, 1989, between American
                        Cyanamid Company and Morgan Guaranty Trust Company of New
                        York is incorporated by reference to Exhibit 10M of American
                        Cyanamid Company's Annual Report on Form 10-K for the year ended December 31, 1989 (File Number 1-3426).

       10.40            Form of Severance Agreement entered into between AHP and the executive officers specified therein is incorporated by
                        reference to Exhibit 10.43 of AHP's Annual Report on Form
                        10-K for the year ended December 31, 1997.

       10.41            Form of Severance Agreement entered into between AHP and the executive officers specified therein is incorporated by
                        reference to Exhibit 10.1 of AHP's Quarterly Report on Form
                        10-Q for the quarter ended June 30, 1998.

       12 Computation of Ratio of Earnings to Fixed Charges is incorporated by reference to Exhibit 12 of AHP's Annual
                        Report on Form 10-K for the year ended December 31, 1998.

       13               1998 AHP Annual Report to Shareholders is incorporated by
                        reference to Exhibit 13 to the AHP Annual Report on
                        Form 10-K for the year ended December 31, 1998. Such report, except for those portions thereof which are expressly
                        incorporated by reference herein, is furnished solely for
                        the information of the Commission and is not to be deemed
                        "filed" as part of this filing.

       21               Subsidiaries of AHP is incorporated by reference to
                        Exhibit 21 of AHP's Annual Report on Form 10-K for the year ended December 31, 1998.

       23.1             Consent of Independent Public Accountants relating to their report dated January 26, 1999, consenting to the
                        incorporation thereof in the Registration Statements on Form
                        S-3 (File Nos. 33-45324, and 33-57339) and on Form S-8 (File
                        Nos. 2-96127, 33-24068, 33-41434, 33-53733, 33-55449,
                        33-45970, 33-14458, 33-50149, 33-55456 and 333-15509) by
                        reference to the Annual Report on Form 10-K of AHP filed for the year ended December 31, 1998.

       23.2             Consent of Independent Public Accountants relating to their report, dated April 22, 1999, consenting to the
                        incorporation thereof in the Registration Statement on Form
                        S-8 (File No. 333-76939) by reference.

       23.3             Consent of Arthur Andersen LLP.

       23.4             Consent of PricewaterhouseCoopers LLP.

       23.5*            Consent of Simpson Thacher & Bartlett (included in Exhibit
                        8.1).

       23.6*            Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 8.2).

       23.7*            Consent of Louis L. Hoynes, Jr., Esq. (included in Exhibit
                        5.1).

       23.8*            Consent of Bear, Stearns & Co. Inc.

       23.9*            Consent of Morgan Stanley & Co. Incorporated.

       23.10*           Consent of Chase Securities Inc.

       24.1             Power of Attorney (included in Signature Page).

       99.1             Form of AHP Proxy Card.

       99.2             Form of Warner-Lambert Proxy Card.

       99.3*            Consent of       to being named as a director of the
                        Registrant upon consummation of the Merger Agreement.

       99.4 Stock Option Agreement, dated as of November 3, 1999, between Warner-Lambert, as Issuer, and AHP, as Grantee, attached as Appendix B to the Joint Proxy
                        Statement/Prospectus contained in this Registration
                        Statement.

       99.5 Stock Option Agreement, dated as of November 3, 1999, between AHP, as Issuer, and Warner-Lambert, as Grantee, attached as Appendix C to the Joint Proxy
                        Statement/Prospectus contained in this Registration
                        Statement.

*   To be filed by amendment